AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 3, 2012	REGISTRATION NOS. 333-179292 and 333-179292-01

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEQUOIA MORTGAGE FUNDING CORPORATION	SEQUOIA RESIDENTIAL FUNDING, INC.
(EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS	(EXACT NAME OF CO-REGISTRANT AS SPECIFIED IN ITS
CHARTER)	CHARTER)

DELAWARE	91-1771827	DELAWARE	35-2170972
(STATE OF INCORPORATION)	(I.R.S. EMPLOYER	(STATE OF INCORPORATION)	(I.R.S. EMPLOYER
	IDENTIFICATION NUMBER)		IDENTIFICATION NUMBER)

ONE BELVEDERE PLACE

MILL VALLEY, CALIFORNIA 94941

(415) 389-7373

(ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF

CO-REGISTRANT’S PRINCIPAL EXECUTIVE OFFICES)

JOHN H. ISBRANDTSEN

ONE BELVEDERE PLACE, SUITE 300

MILL VALLEY, CALIFORNIA 94941

(415) 389-7373

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE OF

AGENT FOR SERVICE)

COPIES TO:

PHILLIP R. POLLOCK, ESQ.

WEINTRAUB GENSHLEA CHEDIAK TOBIN & TOBIN LAW CORPORATION

475 SANSOME STREET, SUITE 1800

SAN FRANCISCO, CALIFORNIA 94111

(415) 433-1400

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:

From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon the filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer	☐	Accelerated filer

☒	Non-accelerated filer (Do not check if a smaller reporting company)	☐	Smaller reporting company

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM AGGREGATE PRICE PER UNIT	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE(1)(2)
Asset Backed Securities	$3,000,000,000	100%	$3,000,000,000	$343,800	(3)

(1)	Calculated pursuant to Rule 457(o) under the Securities act of 1933.
(2)	In accordance with Rule 415 and Rule 429 under the Securities Act of 1933, the Prospectus included herein is a combined prospectus, which also relates to Co-registrants’ Registration Statement on Form S-3, File Nos. 333-159791 and 333-159791-01. The amount of securities remaining eligible to be sold under the prior Registration Statement ($780,835,603) shall be carried forward to this Registration Statement. The filing fee related to the amount being carried forward was paid with the prior Registration Statement.
(3)	$573 of this filing fee was previously paid.

________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

EXPLANATORY NOTE

This Registration Statement includes (i) an illustrative form of prospectus supplement for use in an offering of Collateralized Mortgage-Backed or Asset-Backed Bonds which are treated as debt instruments for tax purposes collateralized primarily by a pool of mortgage loans, with various forms of credit enhancement provided (“Version 1”), (ii) an illustrative form of prospectus supplement for use in an offering of Mortgage Pass-Through or Asset-Backed Certificates representing interests in a REMIC consisting primarily of a pool of mortgage loans, with various forms of credit enhancement provided (“Version 2”) and (iii) a base prospectus.

Version 1

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, [____________], 201[_]

Prospectus Supplement

(To Prospectus dated [______________], 201[_])

$[_______] (Approximate)

[LOGO] Sequoia Mortgage Trust

[Collateralized-] [Mortgage-] [Asset-] Backed Bonds

[LOGO] RWT Holdings, Inc. [Sponsor and Seller]

[LOGO] Redwood Residential Acquisition Corporation [Seller]

[LOGO] [Depositor]

[LOGO] [Issuing Entity]

Consider carefully the risk factors beginning on page S-[__] of this prospectus supplement and on page [__] of the prospectus.

For a list of capitalized terms used in this prospectus supplement, see the index of defined terms on page [__] of the prospectus.

The bonds are redeemable only under circumstances described in this prospectus supplement.

The bonds represent obligations of the issuing entity only and do not represent an interest in or obligation of the trustee, the depositor or any of their affiliates.

This prospectus supplement may be used to offer and sell bonds only if accompanied by the prospectus.

The Issuing Entity will issue:

•     [___] class(es) of Senior Class [___] Bonds; and

•     [___] class(es) of Subordinated Class [___] Bonds.

The Bonds:

•      Will be collateralized by primarily year [fixed adjustable] rate, mortgage loans secured by first liens on one- to four-family residential properties;

•      The classes of bonds offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, under “Summary of Terms—The Offered Bonds” on page S-[__] of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of bonds listed in the table on page S-[__] and not to the ownership certificate that will be issued by the issuing entity as described in this prospectus supplement;

•      Pay all holders of bonds the amounts of principal and interest due thereon on the [_____] day of each month, or if such day is not a business day, the next succeeding business day, commencing on [_________], 201[_]; and

•      Will have various forms of credit enhancement of the types described in this prospectus supplement, including [excess interest,] [overcollateralization,] [subordination,] [a bond insurance policy,] [and] [interest rate swap agreements]. [Forms of credit enhancement to be described as applicable.]

[The senior bonds will be unconditionally and irrevocably guaranteed as to payment of insured payments, as defined in this prospectus supplement, pursuant to the terms of the financial guaranty insurance policy to be issued:

[INSURER] [LOGO]]

On or about [______________], delivery of the bonds offered by this prospectus supplement will be made through the book-entry facilities of the Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System.

The bonds offered by this prospectus supplement will be purchased by the underwriter(s) from the issuing entity, and are being offered by the underwriter(s) from time to time for sale to the public in negotiated transactions or otherwise at varying prices determined at the time of sale. The underwriter(s) have the right to reject any order. Proceeds to the issuing entity from the sale of these bonds will be approximately [__]% of their initial total class principal amount before deducting expenses.

[UNDERWRITER(S)] [LOGO]

Bonds of each series will be characterized for federal income tax purposes as debt instruments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Important Notice About Information Presented in this Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the bonds offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your bonds and (2) this prospectus supplement, which describes the specific terms of your bonds.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the bonds and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the bonds will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors” and “Yield and Prepayment Considerations” in the prospectus. Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control.  These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

For European Investors Only

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with respect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of bonds to the public in that Relevant Member State prior to the publication of a prospectus in relation to the bonds which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of bonds to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

S-i

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees, during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of bonds to the public” in relation to any bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe the bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

S-ii

Page No.

THE OFFERED BONDS	1
SUMMARY OF TERMS	2
Sponsor	2
Seller	2
Depositor	2
Issuing Entity	2
Bond Trustee	2
Owner Trustee	2
Issuing Entity Administrator	3
Master Servicer	3
Servicer	3
Originator	3
Custodian	3
Cut-Off Date	3
Closing Date	3
The Bonds	3
Payments of Interest	4
Payments of Principal	4
Priority of Payments	4
Limited Recourse	5
Credit Enhancement	5
Maturity Date	6
Fees and Expenses	6
The Mortgage Loans	6
[Pre-funding Feature	7
Mortgage Loan Representations and Warranties	8
Mortgage Loan Servicing	8
Optional Redemption of the Bonds	8
Acceleration of Maturity at Events of Default	8
Tax Status	8
ERISA Considerations	9
Legal Investment	9
Bond Rating	9
RISK FACTORS	10
The Current Turbulence in the Financial Markets and Economy May Adversely Affect the Performance and Market Value of Your Securities and These Conditions May Not Improve in the Near Future	10
Downgrade of Long-term Ratings of Eurozone Nations May Adversely Affect the Market Value of the Securities	10
Recent Trends in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities	11
Financial Regulatory Legislative Reform and Related Regulations Could Have a Significant Impact	12
Potential Changes in Ratings Present Risks	13
Pre-offering Review of the Mortgage Loans Underlying the Securities May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses	13
[Risks Related to Mortgage Loans with Interest-Only Payments	14
[Special Default Risk of Second Lien Mortgage Loans	14
[Risks Related to Simultaneous Second Liens and Other Borrower Debt	14
Geographic Concentration of Mortgage Loans	14
Mortgage Loan Interest Rates May Limit Interest Rates on the Bonds	15
Potential Inadequacy of Credit Enhancement	15
Unpredictability and Effect of Prepayments	17
Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than Mortgage Balance	18
Risks Associated With New Laws Relating to Mortgage Loan Servicing	18

S-iii

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans	18
Mortgage Loan Modification Programs and Future Legislative Action May Adversely Affect the Performance and Market Value of Your Securities	19
Special Assessments and Energy Efficiency Liens May Take Priority Over the Mortgage Lien	19
Helping Families Save Their Homes Act	20
Risks Associated With Potential New Laws Relating to Mortgage Loan Origination or Ownership	20
Predatory Lending Laws/High Cost Loans	20
Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Bonds	21
[Issuing Entity Could Become a Taxable Entity	21
DESCRIPTION OF THE MORTGAGE POOL	21
General	22
[Insert Description of any Loan Exceptions]
[The Fixed Rate Mortgage Loans	22
[Adjustable Mortgage Rates	23
[The Indices	23
[Primary Mortgage Insurance	23
Certain Characteristics of the Mortgage Loans	24
[Delinquency and Loss Information for the Pool Assets	24
[Conveyance of Subsequent Mortgage Loans	24
STATIC POOL INFORMATION	26
ADDITIONAL INFORMATION	26
THE ISSUING ENTITY	27
General	27
The Owner Trustee	27
The Ownership Certificate	27
DESCRIPTION OF THE BONDS	28
General	28
Book-Entry Bonds	28
Payments on Mortgage Loans; Accounts	29
Payments	29
Interest	30
Principal	31
Priority of Payments and Allocation of Shortfalls	32
Stated Maturity	33
Structuring Assumptions	33
Optional Purchase of Defaulted Loans	34
Weighted Average Lives of the Bonds	34
Decrement Tables	35
PERCENT OF INITIAL CLASS PRINCIPAL AMOUNTS OUTSTANDING	35
Redemption at the Option of the Residual Holder	35
Acceleration of Maturity at Events of Default under the Indenture	35
Controlling Class Under the Indenture	37
Credit Enhancement	37
Subordination	37
The Bond Insurance Policy	37
The Insurer	37
The Issuing Entity Administrator	37
The Bond Trustee	38
The Issuing Entity	38
The Custodian	38
FEES AND EXPENSES OF THE ISSUING ENTITY	40
MATERIAL LEGAL PROCEEDINGS	41
THE SPONSOR AND THE SELLER	43
THE DEPOSITOR	44
AFFILIATIONS AND RELATED TRANSACTIONS	44

S-iv

THE ORIGINATOR(S)	44
THE MASTER SERVICER AND THE SERVICER	45
Master Servicer	45
Servicer	45
Delinquency and Foreclosure Experience.	45
ADMINISTRATION OF THE ISSUING ENTITY	47
Servicing and Administrative Responsibilities	47
Issuing Entity Accounts	50
Example of Payments	51
THE AGREEMENTS	52
General	52
Assignment of the Mortgage Loans	52
Mortgage Loan Servicing	53
Administration	56
Reports to Bondholders	57
Voting Rights	57
Termination of the Issuing Entity	57
YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE	57
General	57
Overcollateralization	60
Subordination of the Subordinate Bonds	60
Weighted Average Life	60
USE OF PROCEEDS	63
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	63
Tax Classification of the Issuing Entity and of the Bonds	63
Tax Consequences to Holders of the Bonds	63
ERISA MATTERS	64
General	64
Purchases of the Offered Bonds	64
METHOD OF DISTRIBUTION	65
LEGAL MATTERS	65
RATINGS	65
INDEX OF DEFINED TERMS	I-1
ANNEX A – CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS	A-1
ANNEX B–GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	B-1

S-v

THE OFFERED BONDS

The bonds consist of the classes of bonds listed in the table below, together with the Class [___], Class [__], and Class [__]. Only the classes of bonds listed in the tables below are offered by this prospectus supplement.

Class	Initial Class Principal Amount(1)	Initial Interest Rate(2)	Interest Rate Formula	Principal Type	Interest Type

(1)	These balances are approximate and are subject to an increase or decrease of up to 5%, as described in this prospectus supplement.
(2)	Reflects the interest rate as of the closing date.
(3)	An annual rate equal to the weighted average of the net mortgage rates of the mortgage loans during the applicable period, as described in this Prospectus Supplement.
(4)	The designation “N/R” means that the specified rating agency will not rate the bonds of that class.

The offered bonds will also have the following characteristics:

Class	Record Date(1)	Delay/Accrual Period(2)	Interest Accrual Convention	Final Scheduled Payment Date(3)	Expected Final Payment Date(4)	Minimum Denomination or Percentage Interest(5)	Incremental Denomination	CUSIP Number

S-1

SUMMARY OF TERMS

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the bonds, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•	While the summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•	Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund, that percentage has been calculated on the basis of the total stated principal balance of those mortgage loans as of [_______, ____] unless we specify otherwise. We explain in this prospectus supplement how the stated principal balance of a mortgage loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section to the total stated principal balance of any mortgage loans, we mean the total of their stated principal balances determined by that method, unless we specify otherwise.

Sponsor

[RWT Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Redwood Trust, Inc. (“Redwood Trust”) (the “Sponsor”)]

Seller

[RWT Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Redwood Trust, Inc.] or [Redwood Residential Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of RWT Holdings, Inc.], has previously acquired the mortgage loans, directly or indirectly from the originators. On the closing date, [_______________________], as seller (the “Seller”), will sell all of its interest in the mortgage loans to the depositor.

Depositor

[Sequoia Mortgage Funding Corporation] [or] [Sequoia Residential Funding, Inc.], a Delaware special purpose corporation and indirect wholly-owned subsidiary of Redwood Trust, Inc. (the “Depositor”). On the closing date, [Sequoia Mortgage Funding Corporation] [or] Sequoia Residential Funding, Inc.] will assign all of its interest in the mortgage loans to the issuing entity. The depositor’s address is One Belvedere Place, Suite [320] [or] [330], Mill Valley, California 94941, and its telephone number is (415) 389-7373.

Issuing Entity

[Sequoia Mortgage Loan Trust [______________]], [a statutory trust established under the laws of the State of Delaware] [or] [a common law trust formed under the laws of the State of New York] (the “Issuing Entity”).

Bond Trustee

[_______________________], a banking corporation organized under the laws of [_____________] (the “Bond Trustee”).

Owner Trustee

[_______________________], a banking corporation organized under the laws of the state of Delaware (the “Owner Trustee”).

S-2

Issuing Entity Administrator

[_______________________] (the “Issuing Entity Administrator”), will perform certain administrative duties with respect to the bonds, on behalf of the bond trustee including acting as authentication agent, calculation agent, paying agent, bond registrar and the party responsible for preparing distribution statements and tax information for bondholders and preparing tax filings for the issuing entity.

Master Servicer

[_______________________] (the “Master Servicer”) will act as master servicer for the mortgage loans.

Servicer

[_______________________] (the “Servicer”) will be servicer of the mortgage loans. [All Servicers that service 10% or more of the pool assets will be identified.]

Originator

[_______________________] (the “Originator”) originated the mortgage loans, directly or through its correspondents. [All Originators of 10% or more of the pool assets will be identified.]

Custodian

[_______________________] (the “Custodian”) will maintain custody of the mortgage files relating to the mortgage loans, on behalf of the issuing entity.

Cut-Off Date

[____________, 200__] (the “Cut-Off Date”).

Closing Date

On or about [___________, 200__] (the “Closing Date”).

The Bonds

The classes of Sequoia Mortgage Trust [_______] Bonds, Series [_____], issued with the initial approximate characteristics set forth under “The Offered Bonds” in the table on page S-1.

The Offered Bonds [other than _______] will be issued in book-entry form, and will be issued in minimum denominations in principal amount of $[________] and integral multiples of $[_______] in excess thereof.

The bonds will represent obligations of the issuing entity and will be secured by collateral consisting of [describe assets of the issuing entity].

The issuing entity will also issue an ownership certificate which will not be entitled to monthly payments of principal and interest, but rather solely to any excess cashflow remaining after all payments on the bonds and certain other fees and expenses of the issuing entity have been made on the related payment date.

The ownership certificate and the Class [_______] Bonds are not offered by this prospectus supplement. The Offered Bonds will have an approximate total initial principal amount of $[_______]. Any difference between the total principal amount of the Offered Bonds on the date they are issued and the approximate total principal amount of the Offered Bonds as reflected in this prospectus supplement will not exceed [________]%.

Principal and interest on the bonds will be paid on the [25]th day of each month, beginning in [_______]. However, if the [25]th day is not a business day, payments will be made on the next business day after the [25]th day of the month.

S-3

The rights of holders of the Class [____] Bonds to receive payments of principal and interest will be subordinate to the rights of the holders of bonds having a higher priority of payment, as described in “—Enhancement of Likelihood of Payment on the Bonds—Subordination of Payments” below. We refer to the Class [____] Bonds as “subordinate” bonds, and we refer to the Class [____] Bonds as “senior” bonds.

Payments of Interest

On each payment date, to the extent of available funds, each class of bonds will, subject to the limitations described herein, be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount of such class immediately prior to such payment date, the applicable bond interest rate and the related accrual period.

Interest will accrue on each class of bonds at the applicable annual rates described as follows: [the least of (1) the applicable annual rate as described in the table on page S-[__], (2) [___]% annually and (3) the available funds rate].

[If the option to purchase the mortgage loans is not exercised by the holder of the ownership certificate on the first payment date following the month in which the total principal balance of the mortgage loans declines to less than [_____]% of their initial total principal balance as described under “—Optional Purchase of the Mortgage Loans” below, then with respect to the next payment date and each payment date thereafter, the interest rate calculation described in the paragraph above will be increased for each class of bonds, by substituting in clause (1) the applicable annual rate as described in the table on page S-[_____], subject in each case to the limitations described above.] [To be provided as applicable.]

[We refer you to “—Optional Purchase of the Mortgage Loans” below.]

The available funds rate is a limitation generally based on the amount of interest collections received from the mortgage loans during the applicable collection period, net of certain fees and expenses of the issuing entity.

For a complete description of the available funds rate and the priority of payment of interest, see “Description of the Bonds—Payments of Interest” in this prospectus supplement.

Payments of Principal

The amount of principal payable on each class of bonds will be determined by (1) funds received on the mortgage loans that are available to make payments of principal on the bonds, (2) formulas that allocate portions of principal payments received on the mortgage loans among different classes of bonds and (3) the application of excess interest to pay principal on the bonds, as described in this prospectus supplement.

Funds received on the mortgage loans may consist of monthly scheduled payments as well as unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans, or purchases of mortgage loans under the circumstances described in this prospectus supplement.

The manner of allocating payments of principal on the mortgage loans will differ, as described in this prospectus supplement, [depending upon whether a payment date occurs before the stepdown date described in this prospectus supplement or on or after that date, and] depending upon whether the delinquency and loss performance of the mortgage loans is worse than certain levels set by the rating agencies.

We refer you to “Description of the Bonds—Payments of Principal” in this prospectus supplement.

Priority of Payments

On each payment date, available funds in respect of the mortgage loans will be distributed in the following order of priority: [Description of flow of funds, payment priorities and allocations to be provided for each series of bonds.] [To the extent helpful to the understanding of the securities, a graphic illustration of the flow of funds, payment priorities and allocations will be included.]

Any realized losses on the mortgage loans not covered by any credit enhancement feature will be allocated first to the Investor Certificate, second to the subordinated bonds and third, in the event the insurer defaults on its obligations under the bond insurance policy, to the senior bonds.

S-4

We refer you to “Description of the Bonds — Priority of Payments and Allocation of Shortfalls” in this prospectus supplement for more information.

Limited Recourse

The only source of cash available to make interest and principal payments on the bonds will be the assets of the issuing entity pledged to secure the bonds. The issuing entity will have no source of cash other than collections and recoveries on the mortgage loans through insurance or otherwise [and any payments received under the interest rate [cap] [swap] agreement[s] described below]. No other entity will be required or expected to make any payments on the bonds.

Credit Enhancement

The payment structure of this securitization includes excess interest, overcollateralization, subordination [as well as a bond insurance policy] [and interest rate swap agreements] to enhance the likelihood that holders of more senior classes of bonds will receive regular payments of interest and principal.

The Class [______] Bonds are more likely to experience losses than the Class [______] Bonds and the senior bonds; the Class [______] Bonds are more likely to experience losses than the senior bonds.

Excess Interest. The mortgage loans owned by the issuing entity will bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the bonds and certain fees and expenses of the issuing entity. This “excess interest” received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to achieve and maintain overcollateralization at the required levels.

Overcollateralization. On the closing date, the total principal balance of the mortgage loans is expected to approximately equal the total principal amount of the bonds. Thereafter, to the extent described in this prospectus supplement, commencing with the first payment date, any interest received on the mortgage loans in excess of the amount needed to pay interest on the bonds and certain fees and expenses of the issuing entity (referred to in this prospectus supplement as “excess interest”) will be used to reduce the total principal amount of the bonds until the total principal balance of the mortgage loans exceeds the total principal amount of the bonds by an amount set by the rating agencies. We call this condition “overcollateralization.” We cannot, however, assure you that sufficient excess interest will be generated by the mortgage loans in the mortgage pool to achieve and maintain the required level of overcollateralization set by the rating agencies.

Subordination. The subordinated bonds and the investor certificate will provide credit enhancement for the senior bonds. The investor certificate will provide credit enhancement for the subordinated bonds.

The rights of holders of the subordinated bonds and the investor certificate to receive payments with respect to the mortgage loans will be subordinated to such rights of the holders of the senior bonds, and the rights of the holder of the investor certificate will be further subordinated to such rights as the holders of the subordinated bonds.

Bond Insurance Policy. [___________] will issue a financial guaranty insurance policy pursuant to which it will irrevocably and unconditionally guarantee payment of the insured payment if the bond trustee determines that available funds for a payment date are less than the senior bond interest payment amount and the senior bond principal payment amount. The insurer’s claims paying ability is rated [________] by [_______________].

Interest Rate Swap Agreements. On or before the closing date, the issuing entity will enter into [____] interest rate [cap] [swap] agreements[s] with [___], as [cap] [swap] counterparty. [On each payment date, the issuing entity will be obligated to make fixed payments under each interest rate swap agreement at a rate of [____]% (for [___]-year hybrid mortgage loans), [___] (for [___]-year hybrid mortgage loans) and [____]% (for [___]-year hybrid mortgage loans), and the swap counterparty will be obligated to make floating payments at LIBOR (as determined pursuant to the related interest rate swap agreement), in each case calculated on a notional amount equal to the lesser of (i) the outstanding aggregate principal balance of the [____]-year hybrid mortgage loans, [____]-year hybrid mortgage loans or [____]-year hybrid mortgage loans, as applicable, or (ii) the applicable scheduled notional amount for the related payment date, and adjusted to a monthly basis. To the extent that a fixed payment exceeds a floating payment on any payment date, amounts otherwise available to bondholders will be applied to make a net payment to the swap counterparty, and to the extent that a floating payment exceeds a fixed payment on any payment date, the swap counterparty will owe a net payment to the issuing entity. Any net amounts received by the issuing entity under the interest rate swap agreement will be applied to pay interest shortfalls and basis risk shortfalls and achieve and maintain overcollateralization as described in this prospectus supplement.] [Under the cap agreement[s], the cap counterparty will be required to make monthly payments to the issuing entity for certain specified periods if one-month LIBOR moves above certain specified rates.] The interest rate [cap] [swap] agreement[s] will provide only temporary, limited protection against upward movements in one-month LIBOR, and, to the extent described in this prospectus supplement, may diminish the amount of basis risk shortfalls experienced by the bonds during the periods the interest rate [cap] [swap] agreement[s] are in effect as specified in the [related] interest rate [cap] [swap] agreement.]

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[Third party providers of credit support for 10% or more of the pool assets to be provided as applicable.]

[Other forms of credit enhancement to be identified and described as applicable for each transaction.]

Maturity Date

The maturity date for the bonds will occur on the payment date in [_______]. As to each class, the actual final payment date may be earlier, and could be substantially earlier, than that class’s final maturity date.

Fees and Expenses

Before payments are made on the bonds, and by funds from interest collections, the servicer will be paid a monthly fee, depending on the characteristics of the mortgage loans as described in this prospectus supplement, calculated as [___]% annually, or [____]% annually until the first adjustment date and [___]% annually thereafter, on the principal balances of the related mortgage loans, as described in this prospectus supplement. Such servicer fee will be deducted by the servicer prior to remittance of funds to the trustee for distribution to securityholders.

In addition, the applicable percentage rate described above will increase by an annual percentage ranging from [____]% annually to [___]% annually with respect to each mortgage loan covered by a lender-paid loan-level primary mortgage insurance policy. The servicer will pay the fees related to the lender-paid loan-level primary mortgage insurance policies on behalf of the issuing entity.

The bond trustee, the owner trustee and the custodian will each be paid a fixed annual fee from investment earnings on funds held in the collection account. The master servicer will receive as compensation the investment income on funds held in the collection account after payment of the fees of the bond trustee, the owner trustee and the custodian. The issuing entity administrator will not receive any additional compensation with respect to the performance of its duties on behalf of the issuing entity.

The servicer, the master servicer, the bond trustee, the owner trustee, the issuing entity administrator and the custodian will also be entitled to reimbursement of certain expenses from the issuing entity before payments are made on the bonds.

The Mortgage Loans

Statistical Information. The statistical information on the mortgage loans presented herein is based on the principal balance of such mortgage loans as of the cut-off date. Such information does not take into account defaults, delinquencies and prepayments that may have occurred with respect to the mortgage loans since such date. As a result, the statistical distribution of the characteristics in the final mortgage pool as of the closing date will vary from the statistical distribution of such characteristics as presented in this prospectus supplement, although such variance will not be material.

General. On the closing date, the assets of the issuing entity will consist primarily of [___ pool[s] of] [described mortgage loans] with a total principal balance as of [_____], of approximately $[_____]. The mortgage loans will be secured by mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages. [Describe any second lien mortgage loans.]

The mortgage loans have interest rates that adjust at the intervals and based on the indices described in this prospectus supplement. Approximately [_____]% of the mortgage loans have original terms to maturity of [___] years, approximately [___]% of the mortgage loans have original terms to maturity of [____] years, and approximately [___]% of the mortgage loans have original terms to maturity of [____] years.

The mortgage loans will not be insured or guaranteed by any government agency.

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The Depositor expects that the mortgage loans will have the following approximate characteristics as of the cut-off date:

Mortgage Pool Summary

	Range or Total	Weighted Average	Total Percentage
Number of Mortgage Loans
Total Principal Balance
Principal Balances
Mortgage Rates
Original Terms to Maturity (in months)
Remaining Terms to Maturity (in months)
Original Loan-to Value Ratios
Number of One-Year LIBOR Mortgage Loans
Number of One-Year CMT Mortgage Loans
Number of Interest Only Mortgage Loans
Geographic Concentration in Excess of 10.00% of the Total Scheduled Principal Balance:
• California
Maximum Single Zip Code Concentration
Credit Scores
Number of Mortgage Loans with Prepayment Penalties at Origination
Gross Margins
Maximum Mortgage Rates
Minimum Mortgage Rates
Months to Next Mortgage Rate Adjustment
Initial Caps
Periodic Caps

 *     The weighted average is based only on the mortgage loans having credit scores.

[Pre-funding Feature

On the closing date, the securities administrator will deposit up to approximately $[________] of the net proceeds from the issuance of the bonds, which represents approximately [_____]% of the mortgage loans as of the cut-off date, into a separate pre-funding account established for the mortgage pool, to acquire additional mortgage loans for the mortgage pool. During the pre-funding period (i.e., from the closing date to[_________]) amounts on deposit in the pre-funding account may be withdrawn by the securities administrator from time to time to purchase from the depositor additional mortgage loans meeting the same criteria applicable to the mortgage pool described in this prospectus supplement, provided certain other conditions are satisfied at the time of purchase. The seller has identified additional mortgage loans that are expected to have the characteristics described under “Conveyance of Subsequent Mortgage Loans.” Funds on deposit in the pre-funding account may only be applied to acquire additional mortgage loans for the mortgage pool.

If funds in the pre-funding account are not completely used for that purpose during the pre-funding period, the remaining funds in the pre-funding account will be paid as a principal prepayment to related bondholders in accordance with the principal payment priority provisions described in this prospectus supplement. This payment will be made on the [__________] payment date. The depositor anticipates that substantially all of the funds in the pre-funding account will be used to purchase additional mortgage loans prior to the close of the pre-funding period.

At the closing date, the depositor will also deposit approximately $[_______] in a capitalized interest account for use by the securities administrator as needed during the pre-funding period to ensure that all required interest payments are made on the bonds.

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See “DESCRIPTION OF THE MORTGAGE POOL; Conveyance of Subsequent Mortgage Loans” in this prospectus supplement and “THE ISSUING ENTITIES AND THE ISSUING ENTITY ASSETS—The Loans” and “THE ISSUING ENTITIES AND THE ISSUING ENTITY ASSETS—Pre-Funding” in the prospectus for a general description of the characteristics of the initial and subsequent mortgage loans.]

Mortgage Loan Representations and Warranties

The seller has made or assigned certain representations and warranties concerning the mortgage loans to the depositor under the mortgage loan purchase agreement (the “Mortgage Loan Purchase Agreement”). The depositor’s rights to these representations and warranties will be assigned to the issuing entity under the sale and servicing agreement and pledged by the issuing entity to the bond trustee under the indenture for the benefit of bondholders.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of a mortgage loan, or receipt of notice of that breach, the seller [or originator] will be required to (1) cure that breach, (2) repurchase the affected mortgage loan from the issuing entity or (3) in certain circumstances, substitute another mortgage loan.

In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust because of a breach of a representation or warranty, (a) substitution must generally take place within [two] years from the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution.

Mortgage Loan Servicing

The mortgage loans will be master serviced by [______]. The master servicer will oversee the servicing of the mortgage loans by the servicer under the servicing agreements, but will not be ultimately responsible for the servicing of the mortgage loans, except as provided in the sale and servicing agreement and described in this prospectus supplement.

The mortgage loans will be serviced by [_________________] under the applicable servicing agreement.

If the servicer is removed due to default or otherwise, a successor servicer acceptable to the master servicer and the rating agencies will assume responsibility for the servicing of the mortgage loans, as described in this prospectus supplement.

Optional Redemption of the Bonds

The bonds may be redeemed at a redemption price equal to 100% of the unpaid principal amount of such bonds, plus accrued and unpaid interest thereon at the applicable bond interest rate. The bonds are not otherwise subject to redemption or call at the option of the issuing entity nor are they subject to special redemption.

Acceleration of Maturity at Events of Default

If an Event of Default occurs and is continuing with respect to the Bonds, then and in every such case the Trustee or the Holders of Bonds representing more than 50% of the aggregate Class Principal Amount of the Bonds of the Controlling Class may declare all the Bonds to be immediately due and payable, by a notice in writing to the Issuer (and to the Trustee if given by Bondholders), and upon any such declaration such Bonds shall become immediately due and payable in an amount as defined in the Indenture.

At any time after such a declaration of acceleration of maturity of the Bonds has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of Bonds representing more than 50% of the aggregate Class Principal Amount of the Controlling Class, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences under certain circumstances as set forth in the Indenture. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Tax Status

For federal income tax purposes the Bonds will be characterized as debt. Each holder of a Bond, by its acceptance of a Bond, will agree to treat the Bonds as debt. The issuing entity [will not][may] be classified as a taxable mortgage pool [but even if so classified, will not be subject to federal income tax as a corporation as long as all of the securities classified as equity interests in the issuing entity for federal income tax purposes are held by an entity that qualifies as a “real estate investment trust,” or are held directly or indirectly through one or more wholly owned “qualified REIT subsidiaries”].

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We refer you to “Risk Factors — Issuing Entity Could Become a Taxable Entity” in this prospectus supplement and “Material Federal Income Tax Consequences” in this prospectus supplement and the accompanying prospectus for additional information concerning the application of federal income tax laws to the bonds.

ERISA Considerations

A fiduciary of any employee benefit plan (the “Plan”) subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or section 4975 of the Internal Revenue Code of 1986, as amended (the “Code“), should carefully review with its legal advisors whether the purchase or holding of Class A Bonds could give rise to a transaction prohibited or not otherwise permissible under applicable law.

Legal Investment

The Class [________] Bonds will [not] constitute “mortgage related securities“ under the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).

There may be other restrictions on the ability of certain types of investors to purchase the bonds that prospective investors should also consider:

Bond Rating

Each class of offered bonds is expected to receive a credit rating from one or more nationally recognized statistical rating organizations (“NRSROs”).

These ratings are not recommendations to buy, sell or hold these bonds. A rating may be changed or withdrawn at any time by the assigning rating agency.

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your bonds may be lower than anticipated.

The ratings do not address the payment of any basis risk shortfalls with respect to the offered bonds.

We refer you to “RATINGS” in this prospectus supplement for a more complete discussion of the bond ratings.

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RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered bonds. You should also consider the risk factors described in the accompanying prospectus. All statistical information referred to in this section is based on the mortgage pool as constituted on the cut-off date.

The Current Turbulence in the Financial Markets and Economy May Adversely Affect the Performance and Market Value of Your Securities and These Conditions May Not Improve in the Near Future

Market and economic conditions during the past several years have caused significant disruption in the credit markets. Continued concerns about the availability and cost of credit, the U.S. mortgage market, declining real estate markets in the U.S., economic conditions in the U.S. and Europe and the systemic impact of inflation or deflation, energy costs and geopolitical issues have contributed to increased market volatility and diminished expectations for the U.S. economy. Increased market uncertainty and instability in both U.S. and international capital and credit markets, combined with declines in business and consumer confidence and increased unemployment, have contributed to volatility in domestic and international markets.

As a result of these market conditions, the cost and availability of credit has been and may continue to be adversely affected by illiquid credit markets and wider credit spreads. Concern about the stability of the markets and the strength of counterparties has led many lenders and institutional investors to reduce, and in some cases cease, lending to borrowers. Continued turbulence in the U.S. and international markets and economies may negatively affect the U.S. housing market and in the credit performance and market value of residential mortgage loans.

There is particular uncertainty about the prospects for growth in the U.S. economy. A number of factors influence the potential uncertainty, including, but not limited to, high current unemployment, rising government debt levels, prospective Federal Reserve policy shifts, the withdrawal of government interventions into the financial markets, changing U.S. consumer spending patterns, and changing expectations for inflation and deflation. Income growth and unemployment levels affect borrowers’ ability to repay mortgage loans, and there is risk that economic activity could be weaker than anticipated as the country begins to exit the recent serious recession.

In addition, the difficult economic environment and rate of unemployment and other factors (which may or may not affect real property values) may affect the mortgagors’ timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage loans. Excessive home building or historically high foreclosure rates resulting in an oversupply of housing in a particular area may increase the amount of losses incurred on defaulted mortgage loans.

These factors and general market conditions could adversely affect the performance and market value of your securities. There can be no assurance that governmental or other actions will improve these conditions in the near future.

Downgrade of Long-term Ratings of Eurozone Nations May Adversely Affect the Market Value of the Securities

In response to the economic situation facing the European Economic and Monetary Union, or Eurozone, based on factors including tightening credit conditions, higher risk premiums on Eurozone sovereigns and disagreement among European policy makers as to how best to address the declining market confidence with respect to the Eurozone, on January 13, 2012, Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), downgraded the long-term credit ratings on nine members of the Eurozone, including Austria, Cyprus, France, Italy, Malta, Portugal, Slovakia, Slovenia and Spain. The outlooks on the ratings on Austria, Belgium, Cyprus, Estonia, France, Ireland, Italy, Luxembourg, Malta, the Netherlands, Portugal, Slovenia and Spain are negative. In addition, S&P lowered the long-term issuer credit rating on the European Financial Stability Facility from ‘AAA’ to ‘AA+’. It is not yet clear how these downgrades and outlooks will impact the market price or the marketability of the offered securities, and no assurance can be given that these ratings actions will not have an adverse effect on the value of the securities.

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Recent Trends in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities

Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans have increased, and they may continue to increase in the future. These increases have not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit, but have also affected “Alt A” mortgage loans, which are made to borrowers often with limited documentation, and “prime” mortgage loans, which are made to borrowers with better credit who frequently provide full documentation. In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity. Nationwide home price appreciation rates generally have been negative since late 2007, and this trend may continue for an indefinite period of time. Higher loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had property values remained the same or continued to appreciate.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable rate mortgage loans are exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate to the rate computed in accordance with the applicable index and margin. Mortgage loans that provide for the payment of interest, but not principal, for a certain period may also result in higher delinquency rates when, following the interest-only period, the monthly payment with respect to each of these mortgage loans is increased in order to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may also contribute to higher delinquency and default rates. In response to increased delinquencies and losses with respect to mortgage loans, many mortgage loan originators recently have implemented more restrictive underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to enable them to refinance. Borrowers who intend to sell their homes on or before the maturity of their mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their mortgage loans.  While some mortgage loan originators and servicers have created or otherwise are participating in modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers will qualify for or will take advantage of these opportunities.

In response to these circumstances, federal, state and local authorities have enacted and continue to propose new legislation, rules and regulations relating to the origination, servicing and treatment of mortgage loans in default or in bankruptcy. These initiatives could result in delayed or reduced collections from mortgagors, limitations on the foreclosure process and generally increased servicing costs. Certain of these initiatives could also permit the servicer to take actions, such as with respect to the modification of mortgage loans, that might adversely affect the securities, without any remedy or compensation to the holders of the securities.

The conservatorships of Fannie Mae and Freddie Mac in September 2008 have impacted both the real estate market and the value of real estate assets generally. While Fannie Mae and Freddie Mac currently act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for their own portfolios and by guaranteeing mortgage-backed securities, their long-term role is uncertain as the Obama administration has proposed reducing and eventually eliminating their role in the residential mortgage markets. A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators. In addition, any decline in the value of securities issued by Fannie Mae and Freddie Mac may affect the value of residential mortgage-backed securities in general.

These adverse changes in market and credit conditions have had, and may continue to have, the effect of depressing the market values of residential mortgage-backed securities generally, and substantially reducing the liquidity of residential mortgage-backed securities generally. These developments may adversely affect the performance, marketability and overall market value of your securities.

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Financial Regulatory Legislative Reform and Related Regulations Could Have a Significant Impact

In response to the financial crisis, Congress passed the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which President Obama signed into law on July 21, 2010. The Dodd-Frank Act requires the creation of new federal regulatory agencies, and grants additional authorities and responsibilities to existing regulatory agencies to identify and address emerging systemic risks posed by the activities of financial services firms. The Dodd-Frank Act also provides for enhanced regulation of derivatives and mortgage-backed securities offerings, restrictions on executive compensation and enhanced oversight of credit rating agencies. Additionally, the Dodd-Frank Act establishes the Bureau of Consumer Financial Protection (the “BCFP”) within the Federal Reserve System, a new consumer protection regulator tasked with regulating consumer financial services and products. The Dodd-Frank Act also limits the ability of federal laws to preempt state and local consumer laws.

The impact of the Dodd-Frank Act will depend significantly upon the content and implementation of the rules and regulations issued on its mandate. It is not yet clear how the Dodd-Frank Act and its associated rules and regulations will impact the mortgage-backed securities market and residential mortgage lending generally, and the issuing entity, investors in the securities offered thereby, the sponsor, the depositor, the servicers and their respective businesses and assets specifically. No assurance can be given that the new regulations will not have an adverse impact on these entities or the value of the securities offered thereby.

The BCFP is charged with issuing regulations to implement amendments to the TILA made by the Dodd-Frank Act. These regulations will expand the existing “ability to pay” requirements under TILA, establish new minimum underwriting standards and impose new limits on prepayment penalties.

In March 2011, the SEC issued a release soliciting public comment on proposed rules that, if adopted, would require, among other things, that the sponsor or an affiliate of the sponsor retain at least 5% of the credit risk of a non-exempt securitization, and in general prohibit the transfer or hedging, and restrict the pledge, of the retained credit risk. In April 2010, the SEC proposed rules, some of which were re-proposed in July 2011, that, if adopted, would further revise substantially Regulation AB and other rules regarding the offering process, disclosure and reporting for publicly-issued asset-backed securities. Among other things, the proposed changes would require (i) enhanced disclosure of loan level information at the time of securitization and on an ongoing basis, (ii) that the transaction agreements provide for review of the underlying assets by an independent credit risk manager if certain trigger events occur and (iii) periodic assessments of an asset-backed security issuer’s continued ability to conduct shelf offerings. We cannot predict what effect the proposed rules will have, if adopted, on the marketability of asset-backed securities such as the securities. In addition, if the proposed rules are adopted, your securities, which may not be subject to all of the requirements included in the proposed rules, may be less marketable than those that are offered in compliance with the proposed rules.

In addition, other regulatory agencies, including the FDIC, recently have proposed or adopted financial reform regulations. It is not clear whether or when any proposed regulations will be adopted, what the final form of any such regulations will be, how they will be implemented, or if the depositor, the servicers or any successor servicer will be affected. No assurance can be given that any proposed regulations will not have an adverse impact on the issuing entity, sponsor, depositor, the servicers or any successor servicer or on the value of the securities.

Prospective investors should independently assess and determine whether they are directly or indirectly subject to Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC (as amended)) (“Article 122a”) as implemented by the Member States of the European Union. Any prospective investor that is subject to Article 122a should independently assess and determine their ability to comply with the initial and ongoing obligations imposed by Article 122a and the regulatory capital treatment that is required with respect to the purchase of an offered security and what impact any such regulatory capital treatment may have on the liquidity or market value of the offered securities, in particular in the event that the minimum risk retention requirement or other obligations imposed by Article 122a are found to be not in compliance. Although the sponsor or one or more affiliates will purchase the Class [___] Securities at the closing, the sponsor is under no obligation to satisfy the minimum 5% net economic interest with respect to the offered securities in one of the forms prescribed by Article 122a, there is no obligation on the part of the sponsor to maintain any level of risk retention in a manner that would comply with Article 122a, and none of the sponsor or affiliates of the sponsor make any representation or assurance to retain any such level of risk retention after the closing date. Investors who are subject to Article 122a should consider carefully investing in the offered securities as a failure to comply with one or more of the requirements set out in Article 122a will result in the imposition of a penal capital charge in respect of the offered securities acquired by the relevant investor.

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Potential Changes in Ratings Present Risks

Since mid-2007, the mortgage market has encountered difficulties which continue and which may adversely affect the performance or market value of your securities. Residential mortgage-backed securities backed by mortgage loans originated in relatively recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies, defaults and foreclosures. Many residential mortgage-backed securities, in particular those that were issued between 2005 and 2007, have been subject to rating agency downgrades. These downgrades have included downgrades of “AAA”-rated securities. There may be further downgrades of residential mortgage-backed securities in the future. In addition, the rating agency rating the securities may change its ratings criteria after issuance and any changes in ratings criteria may adversely affect the ratings assigned to the securities. There can be no assurance that the assigning rating agency will not downgrade the securities or that any other rating agency will not assign ratings to the securities that are lower than those assigned by the rating agency requested to assign ratings to the securities.

None of the sponsor, the depositor, the trustee, the master servicer, the securities administrator, the underwriters or any other person will have any obligation to cause any rating of any of the offered securities to be maintained. Changes affecting the mortgage loans, the parties to the pooling and servicing agreement or other persons may have an adverse effect on the ratings of the offered securities, and thus their market value. Any such adverse changes do not by themselves constitute a default under the servicing agreements or the pooling and servicing agreement.

Pre-offering Review of the Mortgage Loans Underlying the Securities May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses

The sponsor has undertaken certain limited loan review procedures with respect to various aspects of certain mortgage loans underlying the securities, including a review of the underwriting of certain of the mortgage loans conducted by each originator and verification of certain aspects of the mortgage loans. In conducting these review procedures, the sponsor relied on information and resources available to it (which were limited and which, in most cases, were not independently verified) and on one or more third party agents. These review procedures were intended to discover certain material discrepancies and possible material defects in the mortgage loans reviewed. However, these procedures did not constitute a re-underwriting of the loans, and were not designed or intended to discover every possible discrepancy or defect. In addition, the sponsor engaged a third party to conduct procedures designed to verify the sponsor’s data regarding characteristics of the mortgage loans, which data were used to generate the numerical information about the mortgage pools included in this prospectus supplement. In addition, the review included the recalculation by a third party of numerical disclosures regarding the mortgage loans selected by the sponsor and appearing in this prospectus supplement. There can be no assurance that any review process conducted uncovered relevant facts that could be determinative of how the reviewed mortgage loans will perform. Investors should note that the sponsor undertook this limited loan file review with respect to a portion of the mortgage loans and did not undertake any loan file review for the remaining mortgage loans.

Furthermore, to the extent that the limited review conducted by the sponsor did reveal factors that could affect how the mortgage loans will perform, the sponsor may have incorrectly assessed the potential severity of those factors. For example, in cases where a third party reviewed an original appraisal and determined that it did not support the original appraised value, the third party reviewed a Limited Desktop Appraisal Analysis or similar appraisal product, such as a field review, to determine whether the original appraisal was correct. The review of the analyses by the sponsor and the seller may, erroneously, not have indicated a defect in the original appraisal, which could result in an increased risk that payments on these mortgage loans may not be received or recovered. Investors are encouraged to make their own determination as the extent to which they place reliance on the limited loan review procedures of the sponsor.

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[Risks Related to Mortgage Loans with Interest-Only Payments

Approximately [___] of the mortgage loans to be included in the trust provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [___] years following the origination of the mortgage loan. Following the interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

The interest-only mortgage loans may present special default and prepayment risks, particularly for bonds purchased at a discount.

We refer you to “Yield, Prepayment and Weighted Average Life— General” in this prospectus supplement and “Risk Factors — Risks Related to Mortgage Loans with Interest-Only Payments” and “— Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the accompanying prospectus.]

[Special Default Risk of Second Lien Mortgage Loans

Approximately [___]% of the mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first mortgages and may present special risks upon default of any second lien mortgage loans.

We refer you to “Risk Factors — Special Default Risk of Second Lien Mortgage Loans” and “— Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the accompanying prospectus.]

[Risks Related to Simultaneous Second Liens and Other Borrower Debt

Approximately [____]% of the mortgage loans in the trust are first lien mortgage loans with respect to which, at the time of origination, the originator or other lender also originated second lien mortgage loans that may not be included in the trust. The weighted average indicative combined loan-to-value ratio, which is the ratio of the total outstanding principal balance of a first lien mortgage loan and the related simultaneous second lien mortgage loan to the value of the related mortgaged property, of these mortgage loans is [___]%. In addition, other borrowers whose first lien loans are included in the trust may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

We refer you to “Risk Factors — Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the accompanying prospectus.]

Geographic Concentration of Mortgage Loans

Approximately [____]% of the mortgage loans to be included in the trust are secured by properties located in [____] and approximately [____]% of the mortgage loans to be included in the trust are secured by properties located in [_______]. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because adverse economic conditions and natural disasters will have a disproportionate impact on the mortgage loans in general.

We refer you to “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors — Geographic Concentration of the Mortgage Loans” in the accompanying prospectus.  For additional information regarding the geographic concentration of the mortgage loans to be included in the mortgage pool, see the applicable table(s) in Annex A of this prospectus supplement.

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Mortgage Loan Interest Rates May Limit Interest Rates on the Bonds

The bonds will accrue interest at [describe interest rate], but those interest rates are subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust or as otherwise described below, net of certain allocable fees and expenses of the issuing entity and any payments owed on derivative instruments. The mortgage loans to be included in the trust will have interest rates that either are fixed or adjust based on a variable index, as described in this prospectus supplement.

Any adjustable rate mortgage loans in the trust may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate bonds may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

The interest rates for your bonds adjust [monthly] based on the [___ index], while the interest rates on the mortgage loans to be included in the trust adjust [monthly][semi-annually] [based on a different index or not adjust at all]. Consequently, the limits on the interest rates on these bonds may prevent increases in the interest rates for extended periods in a rising interest rate environment.

The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the [____ index] applicable to your variable rate bonds. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the bonds are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the bonds may both decline or increase during the same period, but that the interest rates on your bonds may decline or may increase more slowly or rapidly.

To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the bonds may be reduced as a result of the net funds cap limitations described in this prospectus supplement.

We refer you to “Description of the Bonds — Payments of Interest” and “— Credit Enhancement — Overcollateralization” in this prospectus supplement. For a general description of the interest rates of the related mortgage loans, we refer you to “Description of the Mortgage Pool” in this prospectus supplement..

Potential Inadequacy of Credit Enhancement

[The bonds are not insured by any surety bond.] The credit enhancement features of subordination and loss allocation, excess interest, overcollateralization and limited cross-collateralization, [together with any primary mortgage insurance and financial guaranty insurance policies], are intended to enhance the likelihood that holders of more senior classes of bonds will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

Subordination and Allocation of Losses. If the applicable subordination is insufficient to absorb losses, then holders of subordinate bonds[, particularly the Class [_____ Bonds,] will likely incur losses and may never receive all of their principal payments. You should consider that:

•	if you buy a Class [____] Bond and losses on the related mortgage loans exceed the total principal amount of the class of bonds subordinate to your bonds (if any), plus, if applicable to the trust and as specified in this prospectus supplement, any excess interest and any overcollateralization that has been created, the principal amount of your bonds will be reduced proportionately with the principal amounts of the other bonds of your class by the amount of that excess; and

•	after the total principal amount of the subordinate bonds has been reduced to zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior bonds.

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Losses on the related mortgage loans will reduce the loss protection provided by the subordinate bonds to the senior bonds and will increase the likelihood that the senior bonds will not receive all of their expected principal payments.

If overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your bonds, the fees and expenses of the issuing entity and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other bondholders the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses. These payments will generally be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in this prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your bonds was reduced because of the application of losses.

Overcollateralization. In order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the bonds, as well as any fees and expenses of the issuing entity and any payments owed to a derivative counterparty. If the bonds have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the bonds plus the weighted average aggregate expense rate. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization. In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the bonds. This excess is referred to as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies. In addition, there may be no amounts available from any interest rate derivative agreement described in this prospectus supplement to cover shortfalls.  The following factors will affect the amount of excess interest that the related mortgage loans will generate:

Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect of this reduction on your bonds will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest available for overcollateralization or to absorb losses will be reduced. Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

[Limited Cross-Support. The trust contains [two or more] separate mortgage pools, as specified in this prospectus supplement. Principal payments on the senior bonds will depend, for the most part, on collections on the mortgage loans in the related pool.  However, as specified in this prospectus supplement, the senior bonds have the benefit of credit enhancement in the form of subordination from one or more of the other pools. That means that even if the rate of losses on mortgage loans in the pool related to your class of senior bonds is low, losses in an unrelated pool may reduce the loss protection for your bonds.]

[Interest Rate Derivative Agreements. Any amounts received under any interest rate cap or swap agreement will generally be applied as described in this prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses. However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.]

[Primary Mortgage Insurance. Approximately [___]% of the mortgage loans are first lien mortgage loans which have original loan-to-value ratios greater than 80%. Approximately [___]% and [___]% of those mortgage loans are covered by existing borrower- or lender- paid primary mortgage insurance policies. The existing borrower- or lender- paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to the [___]% to [___]%.]

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[In addition, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the issuing entity from primary mortgage insurance providers, providing the initial insurance coverage specified in this prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%. ]

These loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to the percentage specified in this prospectus supplement.

However, these policies will only cover first lien mortgage loans and will be subject to various other limitations and exclusions. In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower. As a result, coverage may be rescinded or denied on some mortgage loans. Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider. In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.]

Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the trust may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in this prospectus supplement. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period. [or Borrowers may prepay their mortgage loans in whole or in part at any time without penalty.]

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the seller and its affiliates, the servicer or servicers, as applicable, and any master servicer. In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, the sponsor, as the seller of the mortgage loans to the depositor, or such other seller as specified in this prospectus supplement, may be required to purchase mortgage loans from the trust in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on bondholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the bonds:

•	If you purchase bonds at a discount, especially any principal-only bonds, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase bonds at a premium, especially any interest-only bonds, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans to be included in the trust may differ significantly from that of other first and second lien residential mortgage loans.

We refer you to “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Yield, and Prepayment Considerations” in the accompanying prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

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Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than Mortgage Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to bondholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Risks Associated With New Laws Relating to Mortgage Loan Servicing

Numerous laws, regulations and rules related to the servicing of mortgage loans, including efforts to delay or suspend foreclosure actions for a specified period, have been proposed recently by federal, state and local governmental authorities. A number of these laws have been enacted, including in California. These laws, regulations and rules will result in delays in the foreclosure process, and may lead to reduced payments by borrowers or increased reimbursable servicing expenses. You bear the risk that these regulatory developments will adversely impact your securities, whether due to delayed or reduced distributions or reduced market value.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of lenders.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

Mortgage loans are also subject to various federal laws, including:

•	the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

•	the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust to damages and administrative enforcement.

The seller of the mortgage loans made or assigned the representation in the mortgage loan sale agreement described in this prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations.  In the event of a breach of this representation, the seller [or originator] will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement and under “The Agreements— _______]” in this prospectus supplement.

S-18

Mortgage Loan Modification Programs and Future Legislative Action May Adversely Affect the Performance and Market Value of Your Securities

To limit losses on delinquent mortgage loans, in accordance with the servicing agreements, the servicers may use loss mitigation techniques, including forbearance agreements and other modification agreements and pre-foreclosure sales. Modifications of mortgage loans in an attempt to maximize the ultimate proceeds of such mortgage loans may have the effect of, among other things, reducing or otherwise changing the mortgage interest rate, forgiving payments of principal, interest or prepayment charges, extending the final maturity date, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loans, deferring principal payments, with or without interest, or any combination of these or other modifications. Since all of the classes of offered securities receive interest based on the weighted average net mortgage interest rate of the mortgage loans in the related mortgage pool or are subject to a limitation on interest equal to that rate, modifications to mortgage interest rates of the related mortgage loans will reduce interest payable on the related offered securities. In addition, while the U.S. Congress has failed to pass legislation to enhance the power of bankruptcy courts to reduce the principal amount of, or the interest rate on, a mortgage loan of an individual who is a debtor in bankruptcy secured by a primary residence, it is possible that such legislation could be enacted in the future.

A modification may result in reduced interest collections available for distribution to the related securities, reduced distributions of principal or the allocation of a realized loss to the most subordinate class of securities outstanding. Modifications that are designed to maximize collections to the issuing entity in the aggregate may adversely affect a particular class of securities. The servicers are required to consider the interests of all classes of securities as a whole when making servicing decisions. If a servicer reduces the interest rate, extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, or charges off or sells the mortgage loan, amounts available to make payments on the related securities will be reduced. The actual final distribution date for any class might be later, and could be significantly later, than the final scheduled distribution date if the related servicer extends the maturity date of a mortgage loan beyond the final scheduled distribution date for the securities.

During the third quarter of 2008 and the first quarter of 2009, the federal government, through the Federal Housing Administration and the Federal Deposit Insurance Corporation, commenced implementation of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures. In addition, certain mortgage lenders and servicers have voluntarily, or as part of settlements with law enforcement authorities, established loan modification programs relating to the mortgages they hold or service. In January 2009, the President announced his “Homeowner Affordability and Stability Plan,” which is focused on reducing foreclosures. These programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or to extend the payment terms of the loans. In addition, members of the U.S. Congress have indicated support for additional legislative relief for homeowners, including a proposed amendment of the bankruptcy laws to permit the modification of mortgage loans in bankruptcy proceedings. These loan modification programs, as well as future law enforcement and legislative or regulatory actions, including amendments to the bankruptcy laws that result in the modification of outstanding mortgage loans, may adversely affect the performance and market value of your securities.

It is not yet certain whether the servicers or any successor servicer will modify the terms of any mortgage loans, what form any modified terms may take, how or when modifications may be implemented, or how the securities may be impacted by such modifications. No assurances can be given that the implementation of loan modifications or the failure to implement loan modifications will not adversely impact the securities.

Special Assessments and Energy Efficiency Liens May Take Priority Over the Mortgage Lien

Mortgaged properties securing the mortgage loans may be subject to the lien of special property taxes and/or special assessments. These liens are superior to the liens securing the mortgage loans, irrespective of the date of the mortgage. In some instances, individual borrowers may be able to elect to enter into contracts with governmental agencies for Property Assessed Clean Energy (PACE) or similar assessments that are intended to secure the payment of energy and water efficiency and distributed energy generation improvements that are permanently affixed to their properties, possibly without notice to or the consent of the mortgagee. These assessments also have lien priority over the mortgages securing mortgage loans. No assurance can be given that any mortgaged property so assessed will increase in value to the extent of the assessment lien. Additional indebtedness secured by the assessment lien would reduce the amount of the value of the mortgaged property available to satisfy the affected mortgage loan.

S-19

Helping Families Save Their Homes Act

The Helping Families Save Their Homes Act of 2009, Public Law 111-22, 123 Stat. 1632, effective as of May 20, 2009, amends the Truth in Lending Act to require purchasers or assignees of mortgage loans secured by a borrower’s principal dwelling to mail or deliver notice to borrowers of the sale or transfer of their mortgage loan no later than 30 days after a sale or transfer. The sale of the mortgage loans from the depositor to the issuing entity will require that these notices be mailed or delivered reflecting the ownership of the mortgage loans by the issuing entity. Failure to comply with these notice requirements may result in civil claims for compensatory and punitive damages against the issuing entity. Any judgment against, or settlement by, the issuing entity relating to these violations would reduce the funds otherwise available for distribution to investors, and may result in shortfalls or losses on your securities. The servicing agreements will require the servicers to deliver the required notices to borrowers.

Risks Associated With Potential New Laws Relating to Mortgage Loan Origination or Ownership

The U.S. Congress and various state and local legislatures are considering or have adopted legislation, which, among other things, would permit limited assignee liability for certain violations in the mortgage loan origination process. We cannot predict whether or in what form the U.S. Congress or various state and local legislatures may enact such legislation or how such legislation might impact your securities. We are also unable to predict how changes by federal, state or local authorities to regulations currently in effect relating to assignee liability may affect your securities.

Predatory Lending Laws/High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

In addition, under the anti-predatory lending laws of some states, the origination of certain mortgage loans (including loans that are not classified as “high cost” loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans.  Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts. The cost of defending such cases, including legal fees incurred by the securitization trust, are typically paid out of collections on trust assets and hence reduce the amounts otherwise distributable to trust securityholders.

The seller will represent that the trust does not include any mortgage loans that are subject to HOEPA or that would be classified as “high cost” loans under any similar state or local predatory or abusive lending law. There may be mortgage loans in the trust that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the seller will represent that these mortgage loans are in compliance with applicable requirements. If it is determined that the trust includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the seller will be required to repurchase the affected loans and to pay any liabilities incurred by the trust due to any violations of these laws. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, bondholders could incur losses.

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Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Bonds

Each transfer of a mortgage loan to the sponsor [or other seller as described herein], from the seller to the depositor and, in connection with the issuance of any asset-backed securities, from the depositor to the trust, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the bonds. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity.  In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the bonds in full.

One or more of the transferors may be banks that are subject to regulation by the FDIC. The FDIC recently has indicated that it may treat as property of a bank in receivership or conservatorship (i) any property that is shown as an asset on the financial statements of a bank, or (ii) any property that the bank previously transferred if the bank retains a continuing economic interest in the transferred assets. The FDIC has indicated that it may assert these positions notwithstanding that the assets have been sold as a matter of law. The depositor will take certain steps to try to prevent any of the mortgage loans from being shown as assets on the financial statements of any transferor that is a bank and to try in certain cases to prevent a transferor that is a bank from purchasing securities. The depositor, however, can provide no assurances that its efforts will be successful, nor can it provide any assurance that a court will not accept the FDIC’s position. As a result, should a transferor that is a bank become the subject of a receivership or conservatorship, should the mortgage loans be shown as assets on its financial statements or should it own any securities, and should the FDIC’s position prevail, then the issuing entity may not own all the mortgage loans and there may be delays in payment or losses on the securities. There may also be delays in payments while these issues are being resolved by the FDIC or a court.

[Issuing Entity Could Become a Taxable Entity

For federal income tax purposes, the issuing entity may be a taxable mortgage pool. However, as long as all of the securities classified as equity interests in the issuing entity for federal income tax purposes are held by an entity that qualifies as a “real estate investment trust,” or are held directly or indirectly through one or more wholly owned “qualified REIT subsidiaries,” the taxable mortgage pool will not be subject to federal income tax as a corporation. If any holder of a class of securities characterized as equity in the issuing entity for federal income tax purposes were to fail to qualify as a real estate investment trust or a qualified REIT subsidiary, the issuing entity could become subject to federal income tax as though it were a corporation. Any tax imposed on the issuing entity would reduce cashflow that would be available to make payments on the bonds and could cause losses which would adversely affect the bonds, and in particular, the subordinated bonds (We refer you to “Material Federal Income Tax Consequences” in this prospectus supplement)].

DESCRIPTION OF THE MORTGAGE POOL

Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, that percentage (unless otherwise specified) is determined on the basis of the total scheduled principal balance of such Mortgage Loans as of the cut-off date. [As indicated at “Description of the Bonds — General,” subsequent to the Closing Date, but no later than [_________], the Trust may from time to time acquire subsequent mortgage loans from the Depositor. The procedures and selection criteria for acquiring subsequent mortgage loans are set forth at “— Conveyance of Subsequent Mortgage Loans” below. The discussion that follows in this Prospectus Supplement will apply to subsequent mortgage loans only where specific reference is made to “Subsequent Mortgage Loans” or “Mortgage Loans.”]

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General

On the Closing Date, the Trust is expected to include approximately [________] [describe Mortgage Loans] Mortgage Loans, [______] of which have original terms to maturity from the first due date of the monthly payment of not more than [_______] years, and which have a total scheduled principal balance (after giving effect to monthly payments due on the cut-off date) of approximately $[_______]. Approximately [_______]% of the Mortgage Loans are first lien mortgage loans and approximately [_______]% of the Mortgage Loans are second lien mortgage loans. Approximately [______]% of the Mortgage Loans have original terms to maturity from the due date of the first monthly payment of 20 years, approximately [_______]% of the Mortgage Loans have original terms to maturity from the due date of the first monthly payment of 25 years, and approximately [_____]% of the Mortgage Loans have original terms to maturity from the due date of the first monthly payment of 30 years.

The underwriting guidelines generally applied by the Originator in originating the Mortgage Loans are described under “Underwriting Standards” below. The Mortgage Loans will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey the Mortgage Loans to the Trust. We refer you to “The Mortgage Loan Purchase Agreement and the Sale and Servicing Agreement—Sale of the of Mortgage Loans.”

The Mortgage Loans are [_______] rate Mortgage Loans. Interest on the Mortgage Loans accrues on the basis of [______].

Pursuant to its terms, each Mortgage Loan[, other than a loan secured by a condominium unit,] is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the related Mortgaged Loan.  Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

[[______] of the Mortgage Loans provide for monthly payments of interest, but not principal, for a period of up to ten years following origination, after which the monthly payments will be increased to amounts sufficient to pay interest and to amortize the principal balances over the remaining terms. Approximately [______]% of the Mortgage Loans provide for monthly payments of interest, but not principal, for periods shorter than ten years. If the monthly payment at the end of the interest only period is substantially higher than the interest only payment, that loan may be subject to an increased risk of default.]  [To be provided as applicable.]

[Approximately [______]% of the Mortgage Loans are partially insured by the FHA (the “FHA Mortgage Loans”) or are partially guaranteed by the VA (the “VA Mortgage Loans”). The benefits of the FHA insurance and VA guaranty as to each of these Mortgage Loans are limited as described herein. [Some] [None] of the FHA Mortgage Loans and the VA Mortgage Loans will be serviced on a full recourse basis.]

[As of the cut-off date, approximately [_____]% of the first lien mortgage loans have original Loan-to-Value Ratios in excess of 80%. Approximately [_____]% of these Mortgage Loans are not covered by existing borrower- or lender-paid loan-level primary mortgage insurance policies. In addition, approximately [____]% of the second lien mortgage loans have original combined loan-to-value ratios in excess of 80% and approximately [______]% of the first lien mortgage loans have original Indicative combined loan-to-value ratios in excess of 80%.] [To be provided as applicable.]

[Approximately [_____]%,[_____]%,[_____]%% and v% of the mortgage loans are secured by mortgaged properties located in the states of [_____]%, respectively.]

[Disclose if any state or geographic region has a 10% or greater concentration.]

The Seller will represent and warrant that no Mortgage Loan is a “high cost” or “covered” loan under federal, state or local predatory lending laws.

[The Fixed Rate Mortgage Loans

The “Fixed Rate Mortgage Loans” consist of approximately [_____] fixed rate Mortgage Loans, with an aggregate principal balance as of the cut-off date of approximately $[_____]. The Fixed Rate Mortgage Loans had individual principal balances at origination of at least $[_____] but not more than $[_____], with an average principal balance at origination of approximately $[_____]. Approximately[_____]% of the Fixed Rate Mortgage Loans have terms to maturity from the date of origination of not more than thirty years. The Fixed Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [_____] months as of the cut-off date. Approximately [_____]% of the Fixed Rate Mortgage Loans are balloon Mortgage Loans. Approximately [____]% of the Fixed Rate Mortgage Loans have been modified.]

[To be provided as applicable.]

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[Adjustable Mortgage Rates

As of the cut-off date, [________ ]% of the Mortgage Loans will provide for semi-annual adjustment of the related Mortgage Rate based on the six-month LIBOR index and [______]% of the Mortgage Loans will provide for monthly adjustment of the related Mortgage Rate based on the one-month LIBOR index, each as described under “—The Indices” below. With respect to each Mortgage Loan, there will be corresponding adjustments to the monthly payment amount, in each case on each Adjustment Date applicable thereto; provided that the first such adjustment for all of the Mortgage Loans will occur, in the case of approximately [_______]% of the Mortgage Loans, after an initial period of approximately six months following origination, in the case of approximately [_______]% of the Mortgage Loans, after an initial period of approximately three years following origination, in the case of approximately [_____]% of the Mortgage Loans, after an initial period of approximately five years following origination and, in the case of approximately _______ [_____]% of the Mortgage Loans, after an initial period of approximately seven years following origination. On each Adjustment Date for a Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the related Index and the related Gross Margin (the “Gross Margin”), provided that the Mortgage Rate on each such Mortgage Loan will not increase or decrease by more than the related Periodic Cap (ranging from [____]% to [____]%) as specified in the related mortgage note on any related Adjustment Date and will not exceed the related Maximum Rate (the “Maximum Rate”) over the life of such Mortgage Loan or be less than the Minimum Rate. Effective with the first monthly payment due on each Mortgage Loan after each related Adjustment Date after the interest-only period, if any, has concluded, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted. Due to the application of the Periodic Caps and Maximum Rates, the Mortgage Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related Index and the related Gross Margin, rounded as described herein. We refer you to “—The Indices” below.

The Mortgage Loans do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.]

[To be provided as applicable.]  [May vary in accordance with structure of transaction.]

[The Indices

As indicated above, the index applicable to the determination of the Mortgage Rates for the Mortgage Loans will be either the one-month LIBOR index or the six-month LIBOR index as most recently available as of the first business day of the month preceding the month of such Adjustment Date. In the event that the one-month LIBOR index or the six-month LIBOR index becomes unavailable or otherwise unpublished, the Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable. For One-Month LIBOR Loans, the one-month LIBOR index is determined as of the date that occurs twenty-five (25) days before each Adjustment Date. For the Six-Month LIBOR Loans (including all hybrid loans), the six-month LIBOR index is determined as of the first Business Day of the month immediately preceding the month in which the Adjustment Date occurs.] [Discussion of any other index described in the prospectus and applicable to the Mortgage Loans to be provided, if applicable. We refer you to “The Trusts and the Trust Assets — The Mortgage Loans — General” in the prospectus.]

[To be provided as applicable.]

[Primary Mortgage Insurance

Approximately [____]% of the Mortgage Loans are 80+ loan-to-value loans. We refer you to “Description of the Mortgage Pool[s] — General.” Approximately[___]% and [_____]% of the 80+ loan-to-value loans are covered by existing borrower-paid loan-level primary mortgage insurance policies and lender-paid loan-level primary mortgage insurance policies, respectively. Approximately [____]% of the 80+ loan-to-value loans are not covered by existing borrower- or lender-paid loan-level primary mortgage insurance policies.

These primary mortgage insurance policies provide limited protection against losses on defaulted 80+ loan-to-value loans and such protection is subject to various limitations and exclusions including, for example, losses resulting from fraud. As a result, coverage may be denied or limited on some 80+ lTV Loans. In addition, because the amount of coverage depends on the Loan-to-Value Ratio at the inception of the policy, a decline in the value of a Mortgaged Property will not result in increased coverage, and the Trust may still suffer a loss on a Mortgage Loan covered by a primary mortgage insurance policy. The providers of the primary mortgage insurance policies may also affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted Mortgage Loans covered by the related primary mortgage insurance policy. The Servicer is responsible for paying the premiums under the LPMI Policies. We refer you to “Insurance — Primary Mortgage Insurance Policies” in the prospectus.]

[To be provided as applicable.]

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Certain Characteristics of the Mortgage Loans

The Mortgage Loans are expected to have the approximate aggregate characteristics as of the cut-off date, including data regarding how many Mortgage Loans have been modified by each category of modification pursuant to loan modification programs, as set forth in Annex A attached to this prospectus supplement and incorporated by reference herein.  Prior to the issuance of the Bonds, Mortgage Loans may be removed from the Mortgage Pool[s] as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

[Delinquency and Loss Information for the Pool Assets

Delinquency and loss information for the mortgage pool, including statistical information regarding delinquencies and losses, will be included.]

[Table of delinquency and loss information of securitized mortgage pool through charge-off.]

[Conveyance of Subsequent Mortgage Loans

On the Closing Date, approximately $[_____] will be deposited by the Issuing Entity Administrator into an eligible account. During the period from the Closing Date to [_______], the Depositor is expected to purchase from time to time subsequent mortgage loans from the Seller and, in turn, sell all such subsequent mortgage loans to the Trust for inclusion in the Mortgage Pool. The purchase price for each subsequent mortgage loan will equal its scheduled principal balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any) and will be paid by the Issuing Entity Administrator from the related pre-funding amount.

As of the cut-off date, the mortgage loans expected to be conveyed as the subsequent mortgage loans by the Seller are expected to have the following characteristics:

Number of Subsequent Mortgage Loans

Total Scheduled Principal Balance

Mortgage Rates:
Weighted Average
Range

Weighted Average Remaining Term to Maturity (in months)

Original Loan-to-Value Ratios:
Weighted Average
Range

Scheduled Principal Balances:
Average
Range

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Pursuant to the Sale and Servicing Agreement, the conveyance of subsequent mortgage loans to the Trust may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Sale and Servicing Agreement being satisfied, including, among others, that:

•	[The subsequent mortgage loans conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the initial mortgage loans set forth in the Mortgage Loan Purchase Agreement, which representations and warranties have been confirmed by the rating agencies rating the Bonds;

•	The subsequent mortgage loans conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Bondholders;

•	[The Bond Trustee receives an Officer’s Certificate confirming the satisfaction of each condition precedent specified in the Sale and Servicing Agreement and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of subsequent mortgage loans in the forms substantially similar to those delivered on the Closing Date;]

•	The conveyance of the subsequent mortgage loans on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Offered Bonds;

•	[No subsequent mortgage loan conveyed on the subsequent transfer date may be more than one monthly payment delinquent in payment;]

•	Each subsequent mortgage loan will have been underwritten substantially in accordance with the applicable originator’s underwriting guidelines;

•	No subsequent mortgage loan may have a remaining term to maturity exceeding [___] months;

•	[No subsequent mortgage loan may have a Loan-to-Value Ratio greater than [125]%;]

•	The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average Mortgage Rate of the initial mortgage loans;

•	Following the conveyance of the subsequent mortgage loans on the subsequent transfer date, the weighted average characteristics of the Mortgage Loans the Mortgage Pool will remain substantially similar to the characteristics of the initial mortgage loans in the Mortgage Pool as of the cut-off date; and

•	[An independent accountant must provide the Depositor, the applicable rating agencies rating the Bonds, the Bond Trustee and the Underwriters with a letter stating that the characteristics of the subsequent mortgage loans conform to the characteristics described above and in the Sale and Servicing Agreement.]]

If the Trust does not apply the full pre-funding amount towards the purchase of subsequent mortgage loans prior to the end of the Pre-Funding Period, then such remaining proceeds in the pre-funding account will be paid as a principal prepayment to the related Bondholders on the [___] Payment Date.

On the Closing Date, the Issuing Entity Administrator will also establish a capitalized interest account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[____], which represents approximately [_____]% of the total principal balance of the Mortgage Loans as of the cut-off date. Amounts in the capitalized interest account will be applied by the Issuing Entity Administrator during the Pre-Funding Period to pay interest on that portion of the Bonds supported by the pre-funding amount. At the end of the Pre-Funding Period, any remaining funds in the capitalized interest account will be paid to the Depositor and the account will be terminated.]

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STATIC POOL INFORMATION

Static pool information with respect to the sponsor’s prior securitized pools during the period from [specify date] to [specify date], presented by pool, is available online at http://www.sequoia-reports.com. Access to this web address is unrestricted and free of charge. Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus. [A reference to any third-party static pool information is to be provided, as applicable.]

Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. The various mortgage loan pools for which performance information is shown at the above internet addresses had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage pools. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown at the above internet addresses is in any way indicative of the performance of the mortgage loans in the trust fund.

The mortgage loans will continue to be serviced in accordance with accepted servicing practices through charge-off, which we define as the ultimate liquidation of the loan or any REO acquired in respect of the loan. For purposes of Form 10-D reporting and other such reporting under the Securities Exchange Act, delinquency information on the mortgage loans will be provided through charge-off in thirty (30) day segments, measured as of the end of the month prior to the reporting month.

ADDITIONAL INFORMATION

The depositor has filed the registration statement with the Securities and Exchange Commission (the “SEC”) (Registration No. _________). The depositor is also subject to some of the information requirements of the Exchange Act, and, accordingly, will file reports thereunder with the SEC. The registration statement and the exhibits thereto, and reports and other information filed by the depositors under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, or by calling the SEC at 1-800-SEC-0330, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission’s web site (http://www.sec.gov).

The description in this prospectus supplement of the trust fund and the mortgaged properties is based upon the mortgage pool as expected to be constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the offered bonds, mortgage loans may be removed from the trust fund as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. A limited number of other mortgage loans may be added to the trust fund prior to the issuance of the offered bonds. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered bonds are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the trust fund may vary.

A current report on Form 8-K will be available to purchasers of the offered bonds and will be filed, together with the indenture, with the SEC after the initial issuance of the offered bonds. In the event a material number of mortgage loans are removed from or added to the trust fund as described in the preceding paragraph, that removal or addition will be noted in the current report.

Pursuant to the indenture, the issuing entity administrator will prepare a monthly statement to bondholders containing the information described under “The Agreements — Certain Matters Under the Indenture — Reports to bondholders.” The issuing entity administrator may make available each month, to any interested party, the monthly statement to bondholders via the issuing entity administrator’s website. The issuing entity administrator’s website will be located at [www._______], and assistance in using the website can be obtained by calling the issuing entity administrator’s customer service desk at [_________]. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the issuing entity administrator at the following address: [___________]. The issuing entity administrator will have the right to change the way such reports are distributed in order to make such payments more convenient and/or more accessible, and the issuing entity administrator will provide timely and adequate notification to such parties regarding any such changes.

S-26

In addition, within a reasonable period of time after the end of each calendar year, the issuing entity administrator will, upon request, prepare and deliver to each bondholder of record during the previous calendar year a statement containing information necessary to enable bondholders to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

THE ISSUING ENTITY

General

The “issuing entity” is a statutory trust established under the laws of the State of Delaware by an amended and restated deposit trust agreement, dated as of [_________], 201[_] . The issuing entity was formed for the sole purpose of issuing the bonds and the investor certificate. The depositor is the settlor and sole beneficiary of the issuing entity and [_____________] is the owner trustee of the issuing entity. The depositor is a limited purpose finance corporation the capital stock of which is wholly owned by [_________________] Redwood Trust, Inc., a Maryland corporation. Redwood Trust will be the manager of the issuing entity pursuant to a management agreement (the “Management Agreement”) entered into with the issuing entity. None of the depositor, Redwood Trust, [_______________] or any of their respective affiliates has guaranteed or is otherwise obligated with respect to payment of the bonds and no person or entity other than the issuing entity is obligated to pay the bonds, except as specifically set forth in this prospectus supplement with regard to the bond insurance policy.

The Issuing Entity’s assets will consist almost entirely of the mortgages which will be pledged to secure the bonds. If the mortgage loans and other collateral securing the bonds are insufficient for payment of the bonds, it is unlikely that significant other assets of the issuing entity will be available for payment of the bonds. The amount of funds available to pay the bonds may be affected by, among other things, realized losses incurred on defaulted mortgage loans.

The Indenture prohibits the Issuing Entity from incurring any indebtedness other than the bonds, or assuming or guaranteeing the indebtedness of any other person.

The Owner Trustee

[__________] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement. [________] is a [___________] and its principal offices are located at [_____________]. The on going fees of the Owner Trustee will be paid by the Master Servicer.  The Owner Trustee will be entitled to reimbursement for expenses and certain other amounts (including its fees to the extent not paid by the Master Servicer and certain indemnification amounts) prior to payment of any amounts to Bondholders.

The Issuing Entity Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture, the Trust Agreement and the Sale and Servicing Agreement pursuant to the terms of the Administration Agreement.

[Disclosure regarding the Owner Trustee’s experience serving as a trustee in the securitization of similar asset types to be provided for each transaction.]

The Ownership Certificate

The equity ownership in the Trust will be evidenced by the Ownership Certificate. The holder of the Ownership Certificate will be entitled to receive on each Payment Date any remaining cashflow from Mortgage Loan collections after all principal and interest on the Bonds and other expenses of the Trust for such Payment Date have been made.

S-27

DESCRIPTION OF THE BONDS

General

The Bonds will be issued pursuant to the Indenture. Set forth below are summaries of the specific terms and provisions pursuant to which the Bonds will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The Sequoia Mortgage Trust [____], Collateralized Mortgage Bonds (the “Bonds”), will consist of the Class [___] Bonds (the “Senior Bonds”) and the Class [___] Bonds (the “Subordinated Bonds”). The Issuing Entity will also issue the Investor Certificate (the “Investor Certificate”) as described herein. The Senior Bonds and the Subordinated Bonds are collectively referred to herein as the “Offered Bonds.” Only the Bonds are offered hereby. The Classes of Bonds will have the respective Bond Interest Rates described on the cover hereof. The Investor Certificate will bear interest at the “Certificate Interest Rate” described herein.

The “Class Principal Amount” of (a) the Senior Bonds (the “Senior Class Principal Amount”) as of any Payment Date is the Original Senior Class Principal Amount reduced by all amounts previously distributed to holders of the Senior Bonds as payments of principal, (b) the Subordinated Bonds (the “Subordinated Class Principal Amount”) as of any Payment Date is the lesser of (i) the aggregate of the Stated Principal Balances of the Mortgage Loans, less the Senior Class Principal Amount immediately prior to such date, and (ii) the Original Subordinated Class Principal Amount reduced by all amounts previously distributed to holders of the Subordinated Bonds as payments of principal. The Senior Bonds will have an original Senior Class Principal Amount of $[________] (the “Original Senior Class Principal Amount”) and the Subordinated Bonds will have an original Subordinated Class Principal Amount of $[________] (the “Original Subordinated Class Principal Amount”). The “Invested Amount” of the [______________] as of any Payment Date is the lesser of (i) the aggregate of the Stated Principal Balances of the Mortgage Loans, less the sum of (x) the Senior Class Principal Amount and (y) the Subordinated Class Principal Amount, in each case immediately prior to such date, and (ii) the Original Invested Amount reduced by all amounts previously distributed to the holder of the Investor Certificate in reduction of the Invested Amount. The Investor Certificate will have an original Invested Amount of approximately $[________] (the “Original Invested Amount”).

Book-Entry Bonds

The Bonds will be book-entry Bonds (each, a Class of “Book-Entry Bonds”). Persons acquiring beneficial ownership interests in the Bonds (“Bond Owners”) may elect to hold their Bonds through the Depository Trust Company (“DTC”) in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Bonds will be issued in one or more certificates which equal the aggregate principal amount of the Bonds and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in CEDEL’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Investors may hold such beneficial interests in the Book-Entry Bonds in minimum denominations representing Class Principal Amounts of $[________] and in multiples of $1,000 in excess thereof. Except as described below, no person acquiring a Book-Entry Bond (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such Bond (a “Definitive Bond”). Unless and until Definitive Bonds are issued, it is anticipated that the only “Bondholders” of the Bonds will be Cede & Co., as nominee of DTC. Bond Owners will not be Bondholders as that term is used in the Indenture. Bond Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

The beneficial owner’s ownership of a Book-Entry Bond will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Bond will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

S-28

Bond Owners will receive all payments of principal of, and interest on, the Bonds from the Bond Trustee through DTC and DTC participants. While the Bonds are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Bonds and is required to receive and transmit payments of principal of, and interest on, the Bonds. Participants and indirect participants which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Bond Owners have accounts with respect to Bonds are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Bond Owners. Accordingly, although Bond Owners will not possess certificates, the Rules provide a mechanism by which Bond Owners will receive payments and will be able to transfer their interest.

Bond Owners will not receive or be entitled to receive certificates representing their respective interests in the Bonds, except under the limited circumstances described below. Unless and until Definitive Bonds are issued, Bond Owners who are not Participants may transfer ownership of Bonds only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Bonds, by book-entry transfer, through DTC for the account of the purchasers of such Bonds, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Bonds will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Bond Owners.

Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information relating to tax documentation procedures relating to the Bonds, see “MATERIAL FEDERAL INCOME TAX CONSEQUENCES — Withholding with Respect to Certain Foreign Investors” and “— Backup Withholding” in the prospectus and “GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES — Certain U.S. Federal Income Tax Documentation Requirements” in Annex B hereto, which Annex B is attached to this prospectus supplement and is incorporated by reference herein.

Payments on Mortgage Loans; Accounts

On or prior to the Closing Date, the Master Servicer will establish and maintain or cause to be established and maintained a separate account or accounts for the collection of payments on the Mortgage Loans (the “Collection Account”). On or prior to the Closing Date, the Bond Trustee will establish an account (the “Payment Account”), which will be maintained with the Bond Trustee in trust for the benefit of the Bondholders. On or prior to the business day immediately preceding each Payment Date, the Master Servicer will withdraw from the Collection Account the Bond Payment Amount for such Payment Date, to the extent of Available Funds on deposit therein, and will deposit such amount in the Payment Account. The “Bond Payment Amount” for any Payment Date will equal the sum of (i) the Senior Interest Payment Amount, (ii) the Senior Principal Payment Amount, (iii) the Subordinated Interest Payment Amount and (iv) the Subordinated Principal Payment Amount (as each such term is defined herein). Funds credited to the Bond Account or the Payment Account may be invested at the direction of the Depositor for the benefit and at the risk of the Depositor in Permitted Investments, as defined in the Master Servicing Agreement, that are scheduled to mature on or prior to the business day preceding the next Payment Date.

Payments

Payments on the Bonds will be made by the Bond Trustee on [the th day of each month], or if such day is not a business day, on the first business day thereafter, commencing in [____________, 200__] (each, a “Payment Date”), to the persons in whose names such Bonds are registered at the close of business on the last business day of the month preceding the month of such Payment Date (the “Record Date”).

S-29

Payments on each Payment Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable bond register or, in the case of a Bondholder who holds 100% of a Class of Bonds or who holds Bonds with an aggregate initial Class Principal Amount of $1,000,000 or more and who has so notified the Bond Trustee in writing in accordance with the Indenture, by wire transfer in immediately available funds to the account of such Bondholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Bonds will be made only upon presentment and surrender of such Bonds at the Corporate Trust Office of the Bond Trustee.

As more fully described herein, payments will be made on each Payment Date from Available Funds in the following order of priority: (i) to interest on the Senior Bonds; (ii) to principal of the Senior Bonds; (iii) to interest on the Subordinated Bonds; (iv) to principal of the Subordinated Bonds; (v) to interest on the Investor Certificate; (vi) to principal of the Investor Certificate; and (vii) to the holder of the Investor Certificate, all remaining Available Funds, subject to certain limitations set forth herein under “— Principal.”

“Available Funds” with respect to any Payment Date will be equal to the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due [on the Due Date in the month] in which such Payment Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof; (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicer’s or the Master Servicer’s normal servicing procedures (collectively, “Insurance Proceeds”) and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise (“Liquidation Proceeds”), during the [month] preceding the month of such Payment Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments received during the [month] preceding the month of such Payment Date; and (iv) amounts received with respect to such Payment Date as the Substitution Adjustment Amount or purchase price in respect of a Deleted Mortgage Loan or a Mortgage Loan purchased by Redwood Trust [or by the Master Servicer or the Depositor] as of such Payment Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the applicable Servicer or the Master Servicer is entitled to be reimbursed pursuant to the Master Servicing Agreement.

On each Payment Date after the Subordinated Class Principal Amount and the Invested Amount have been reduced to zero, the amount, if any, by which the Senior Interest Payment Amount and the Senior Principal Payment Amount exceed the Available Funds, shall be paid by the Insurer to the Senior Bondholders pursuant to the Bond Insurance Policy.

Interest

The Bond Interest Rate for each Class of Bonds for each Payment Date (each, a “Bond Interest Rate”) is described on the cover hereof. On each Payment Date, to the extent of funds available therefor, each Class of Bonds and the Investor Certificate will be entitled to receive an amount allocable to interest as described below (as to each such Class or the Investor Certificate, as applicable, the “Interest Payment Amount”) with respect to the related Interest Accrual Period. With respect to each Payment Date, the “Interest Accrual Period” for each Class of Bonds and the Investor Certificate will be the [calendar month] preceding the month of such Payment Date.

The Interest Payment Amount for the Senior Bonds (the “Senior Interest Payment Amount”) will be equal to the sum of (i) interest at the Senior Bond Interest Rate on the Senior Class Principal Amount, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Payment Date exceeded the amount actually distributed as interest on such prior Payment Dates and not subsequently distributed. The Interest Payment Amount for the Subordinated Bonds (the “Subordinated Interest Payment Amount”) will be equal to the sum of (i) interest at the Subordinated Bond Interest Rate on the Subordinated Class Principal Amount, (ii) interest at the Subordinated Bond Interest Rate on any Subordinated Principal Carryover Shortfall, (iii) the sum of the amounts, if any, by which the sum of the amounts described in clauses (i) and (ii) above on each prior Payment Date exceeded the amount actually distributed as interest on such prior Payment Dates and not subsequently distributed (the “Subordinated Interest Carryover Shortfall”) and (iv) interest at the Subordinated Bond Interest Rate on any Subordinated Interest Carryover Shortfall (to the extent permitted by applicable law). The Interest Payment Amount for the Investor Certificate (the “Certificate Interest Payment Amount”) will be equal to interest at the Certificate Interest Rate on the Invested Amount. The Senior Bonds will not be entitled to interest on any Senior Interest Payment Amount not paid when due prior to such time as the Bonds are declared immediately due and payable upon the occurrence of an Event of Default as described herein under “— Priority of Payments and Allocation of Shortfalls.” The Investor Certificate will not be entitled to interest on any Certificate Interest Payment Amount not paid when due.

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The interest payable on any Payment Date as described above, but not the entitlement thereto, for the Subordinated Bonds, and in the event of a default of the Insurer under the Bond Insurance Policy, the Senior Bonds, will be reduced by their respective proportionate amounts of “Net Interest Shortfalls” for such Payment Date, if any, based on the amount of interest each Class of Bonds would otherwise be entitled to receive on such Payment Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. With respect to any Payment Date, the “Net Interest Shortfall” is equal to the amount by which the sum of (i) the amount of interest which would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction and (ii) any Prepayment Interest Shortfalls, in each case during the calendar month preceding the month of such Payment Date, exceeds the sum of (i) the master servicing fee for such period and (ii) the amounts otherwise payable on such Payment Date to the holder of the Investor Certificate as described in clauses “fifth,” “sixth” and “seventh” under “— Priority of Payments and Allocation of Shortfalls” below. A “Relief Act Reduction” is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act. A “Prepayment Interest Shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month’s interest at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan.

Accrued interest to be paid on any Payment Date will be calculated, in the case of each Class of Bonds and the Investor Certificate, on the basis of the related Class Principal Amount or Invested Amount, as applicable, immediately prior to such Payment Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

Principal

General. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated among the Senior Bonds, the Subordinated Bonds and the Investor Certificate.

Senior Principal Payment Amount. On each Payment Date, the Available Funds remaining after payment of interest with respect to the Senior Bonds, up to the amount of the Senior Principal Payment Amount for such Payment Date, will be distributed as principal of the Senior Bonds. The “Senior Principal Payment Amount” for any Payment Date will equal the Senior Percentage of the sum of (a) the principal portion of the scheduled payment due on each Mortgage Loan [on the related Due Date], (b) the principal portion of the purchase price of each Mortgage Loan that was purchased by Redwood Trust or another person pursuant to the Mortgage Loan Purchase Agreement (as defined herein) [or any optional purchase by the Master Servicer or the Depositor of a default Mortgage Loan] as of such Payment Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Payment Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the [calendar month] preceding the month of such Payment Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the [calendar month] preceding the month of such Payment Date, the Stated Principal Balance of such Mortgage Loan, and (f) all partial and full principal prepayments by borrowers received during the [calendar month] preceding the month of such Payment Date.

“Stated Principal Balance” means, as to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. The “Pool Principal Balance” with respect to any Payment Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date in the month preceding the month of such Payment Date.

The “Senior Percentage” for any Payment Date is the percentage equivalent of a fraction the numerator of which is the Senior Class Principal Amount immediately prior to such date and the denominator of which is the sum of (i) the Senior Class Principal Amount, (ii) the Subordinated Class Principal Amount and (iii) the Invested Amount, in each case immediately prior to such date. The “Subordinated Percentage” for any Payment Date is the percentage equivalent of a fraction the numerator of which is the Subordinated Class Principal Amount immediately prior to such date and the denominator of which is the sum of (i) the Senior Class Principal Amount, (ii) the Subordinated Class Principal Amount and (iii) the Invested Amount, in each case immediately prior to such date. The “Investor Percentage” for any Payment Date will be calculated as the difference between 100% and the sum of the Senior Percentage and the Subordinated Percentage for such date.

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Subordinated Principal Payment Amount. On each Payment Date, to the extent of Available Funds therefor, the Subordinated Principal Payment Amount for such Payment Date will be distributed as principal of the Subordinated Bonds. The “Subordinated Principal Payment Amount” for any Payment Date will equal the sum of (i) the Subordinated Percentage of the sum of (a) the principal portion of the scheduled payment due on each Mortgage Loan [on the related Due Date], (b) the principal portion of the purchase price of each Mortgage Loan that was purchased by Redwood Trust or another person pursuant to the Mortgage Loan Purchase Agreement [or by the Master Servicer or the Depositor in connection with any optional purchase by the Master Servicer of a defaulted Mortgage Loan] as of such Payment Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Payment Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the [calendar month] preceding the month of such Payment Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the [calendar month] preceding the month of such Payment Date, the Stated Principal Balance of such Mortgage Loan and (f) all partial and full principal prepayments by borrowers received during the [calendar month] preceding the month of such Payment Date and (ii) any Subordinated Principal Carryover Shortfall. The “Subordinated Principal Carryover Shortfall” for any Payment Date will equal the excess of (a) the Original Subordinated Class Principal Amount reduced by all amounts previously distributed to holders of the Subordinated Bonds as payments of principal or Subordinated Principal Carryover Shortfall, over (b) the Subordinated Class Principal Amount immediately prior to such date.

Invested Amount Payment. On each Payment Date, to the extent of Available Funds therefor, the Invested Amount Payment for such Payment Date will be distributed in reduction of the Invested Amount of the Investor Certificate. The “Invested Amount Payment” for any Payment Date will equal the sum of (i) the Investor Percentage of the sum of (a) the principal portion of the scheduled payment due on each Mortgage Loan [on the related Due Date], (b) the principal portion of the purchase price of each Mortgage Loan that was purchased by Redwood Trust or another person pursuant to the Mortgage Loan Purchase Agreement (as defined herein) [or any optional purchase by the Master Servicer or the Depositor of a defaulted Mortgage Loan] as of such Payment Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Payment Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the [calendar month] preceding the month of such Payment Date, and (e) all partial and full principal prepayments by borrowers received during the [calendar month] preceding the month of such Payment Date and (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the [calendar month] preceding the month of such Payment Date, the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, after application of such amounts pursuant to clause (e) of the definition of Senior Principal Payment Amount and clause (e) of the definition of Subordinated Principal Payment Amount.

Priority of Payments and Allocation of Shortfalls

Prior to the declaration that the Bonds are due and payable, on any Payment Date Available Funds will be applied in the following order of priority:

•	first, to the Senior Interest Payment Amount;

•	second, to the Senior Principal Payment Amount;

•	third, to the Subordinated Interest Payment Amount;

•	fourth, to the Subordinated Principal Payment Amount;

•	fifth, to the Investor Certificate Interest Payment Amount;

•	sixth, to the Investor Certificate Principal Payment Amount; and

•	seventh, to the holder of the Investor Certificate, the balance of any Available Funds remaining in the Bond Account.

[To the extent helpful to the understanding of the securities, a graphic illustration of the flow of funds, payment priorities and allocations will be inserted here.]

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If a Realized Loss results in the Stated Principal Balances of the Mortgage Loans declining in an amount greater than the sum of (i) the payments of principal on the Senior Bonds, (ii) the payments of principal on the Subordinated Bonds and (iii) the payment in reduction of the Invested Amount, the Senior Percentage, the Subordinated Percentage and the Investor Percentage may shift (as a result of their methods of computation as described above under “— Principal”) such that funds available in the Payment Account for payments of principal on each future Payment Date may be allocated in a higher ratio to the Senior Bonds as a result of such shortfall. This shift of the Senior Percentage, the Subordinated Percentage and the Investor Percentage may cause the Senior Bonds to amortize more rapidly, and the Subordinated Bonds and the Investor Certificate to amortize more slowly, than would otherwise have been the case in the absence of such shortfalls. An investor should consider the risk that, in the case of any Bond purchased at a discount, a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Bond purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, an investor in the Bonds should consider the risk that there can be no assurance that investors in the Bonds will be able to reinvest the payments thereon at yields equaling or exceeding the yields on such Bonds. It is possible that yields on any such reinvestments will be lower, and may be significantly lower, than the yields on the Bonds. In general, a “Realized Loss” means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the related Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

Under the Indenture, an Event of Default will not occur solely due to the occurrence of Shortfalls that affect only the Subordinated Bonds until all the Senior Bonds have been paid in full and then only if Shortfalls on the Subordinated Bonds have not been paid. In addition, an Event of Default by reason of any Shortfalls that affect the Senior Bonds will occur on any Payment Date only when the Pool Principal Balance is less than the principal amount of the Senior Bonds outstanding after application of all available amounts on deposit in the Payment Account on such Payment Date. Nevertheless, at any time following an Event of Default arising from a Shortfall affecting the Senior Bonds, the holders of outstanding Bonds, whether Senior Bonds or Subordinated Bonds, representing more than 50% in principal amount of all Bonds then outstanding, may declare the Bonds due and payable or take any other action pursuant to the terms of the Indenture. Until the Bonds have been declared due and payable following an Event of Default, the holders of the Subordinated Bonds may not request the Bond Trustee to take any action, other than the application of available funds in the Payment Account to pay principal and interest as provided herein, and may not otherwise cause any action to be taken to enforce the obligation of the Issuing Entity to pay principal and interest on the Subordinated Bonds. Additionally, prior to the Bonds being declared due and payable following an Event of Default, the Senior Bonds will not accrue interest in any form on the interest component of any Shortfall attributable to the Senior Bonds. Should an Event of Default occur, payments will be allocated on each Payment Date in accordance with the priorities described herein under “— Principal”, which would otherwise be applicable on such Payment Date had an Event of Default not occurred.

If Available Funds are insufficient to make payments on the Senior Bonds, Senior Bondholders will be dependent upon the ability of the Insurer to meet its obligations under the Bond Insurance Policy. For any Payment Date, the amount of Available Funds will be dependent in part upon whether any Realized Losses have been incurred on the Mortgage Loans during the most recent Prepayment Period. Realized Losses on the Mortgage Loans will be allocated first to the Investor Certificate, second to the Subordinated Bonds and third, in the event the Insurer defaults on its obligations under the Bond Insurance Policy, to the Senior Bonds.

Stated Maturity

The Stated Maturity for each Class of Bonds is the date determined by the Depositor which is years after the Payment Date immediately following the latest maturity date of any Mortgage Loan. The Stated Maturity of each Class of Bonds is [___________, 200__].

Structuring Assumptions

Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the “Structuring Assumptions”): (i) the Mortgage Loan Pool (the “Mortgage Loan Pool”) consists of one Mortgage Loan with the following characteristics:

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Principal Balance	Mortgage Rate		Net Mortgage Rate		Original Term in Maturity (in Months)	Remaining Term to Maturity (in months)
$		%		%

(ii) the Mortgage Loans prepay at the specified constant Prepayment Assumptions, (iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed mortgage loan characteristics described in item (i) above such that each such mortgage loan will amortize in amounts sufficient to repay the principal balance of such assumed mortgage loan by its remaining term to maturity, (viii) the initial Class Principal Amount or Invested Amount, as applicable, of each Class of Bonds and the Investor Certificate, respectively, is as set forth on the cover page hereof and under “SUMMARY — Securities Other than the Bonds” herein, (ix) interest accrues on each Class of Bonds and the Investor Certificate at the applicable interest rate described on the cover hereof or described herein, (x) payments in respect of the Bonds and the Investor Certificate are received in cash on the th day of each month commencing in the calendar month following the Closing Date, (xi) the closing date of the sale of the Bonds is [__________, 200__], (xii) Redwood Trust is not required to purchase or substitute for any Mortgage Loan and (xiii) [the Master Servicer or the Depositor does not exercise any option to purchase any Mortgage Loans described herein under “— Optional Purchase of Defaulted Loans”] and the Issuing Entity does not exercise any option to redeem the Bonds as described herein under “— Redemption at the Option of the Issuing Entity.” While it is assumed that each of the Mortgage Loans prepays at the specified constant Prepayment Assumptions, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual Mortgage Loans which will be delivered to the Bond Trustee and characteristics of the Mortgage Loans assumed in preparing the tables herein.

Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the “Prepayment Assumption”) represents an assumed rate of prepayment each month relevant to the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. A 100% Prepayment Assumption assumes a Constant Prepayment Rate (“CPR”) of [____]% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional [____]% per annum in each month thereafter until the month. Beginning in the month and in each month thereafter during the life of such mortgage loans, a 100% Prepayment Assumption assumes a CPR of [____]% per annum each month. As used in the tables below, a [____]% Prepayment Assumption assumes a prepayment rate equal to [____]% of the Prepayment Assumption. Correspondingly, a [____]% Prepayment Assumption assumes a prepayment rate equal to [____]% of the Prepayment Assumption, and so forth.

Optional Purchase of Defaulted Loans

The Master Servicer or the Depositor may, at its option, purchase from the Issuing Entity any Mortgage Loan which is delinquent in payment by [____] days or more. Any such purchase will be at a price equal to 100% of the Stated Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the related Mortgagor or advanced to the first day of the month in which such amount is to be distributed.

Weighted Average Lives of the Bonds

The weighted average life of a Bond is determined by (a) multiplying the amount of the reduction, if any, of the Class Principal Amount of such Bond on each Payment Date by the number of years from the date of issuance to such Payment Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Principal Amount of such Bond referred to in clause (a).

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For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see “RISK FACTORS — Yield, Prepayment and Maturity Risks” herein and “RISK FACTORS — Prepayment and Yield Considerations” in the Prospectus.

In general, the weighted average lives of the Bonds will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the Bonds will depend upon a variety of other factors, including the timing of changes in such rate of principal payments and the priority sequence of payments of principal of the Classes of Bonds.

The interaction of the foregoing factors may have different effects on the Senior Bonds and the Subordinated Bonds and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Bonds. Further, to the extent the prices of the Bonds represent discounts or premiums to their respective original Class Principal Amounts, variability in the weighted average lives of such Classes of Bonds will result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes of Bonds may be affected at various constant Prepayment Assumptions, see the Decrement Tables below.

Decrement Tables

The following tables indicate the percentages of the initial Class Principal Amounts of the Classes of Bonds that would be outstanding after each of the dates shown at various constant Prepayment Assumptions and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the Mortgage Loans will have the characteristics assumed, (ii) all of the Mortgage Loans will prepay at the constant Prepayment Assumptions specified in the tables or at any constant Prepayment Assumption or (iii) all of the Mortgage Loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the specified constant Prepayment Assumptions, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions.

PERCENT OF INITIAL CLASS PRINCIPAL AMOUNTS OUTSTANDING

[DECREMENT TABLES]

Redemption at the Option of the Residual Holder

The Bonds may be redeemed in whole, but not in part, at the Residual Holder’s option, on any Payment Date on or after the earlier of (a) years after the initial issuance of the Bonds and (b) the Payment Date on which the sum of (i) the Senior Class Principal Amount (ii) the Subordinated Class Principal Amount and (iii) the Invested Amount, after giving effect to payments to be made on such Payment Date, [____]% or less of the aggregate of the Stated Principal Balances of the Mortgage Loans as of the cut-off date, at a redemption price equal to 100% of the unpaid principal amount of such Bonds (including, in the case of the Subordinated Bonds, any unpaid Subordinated Principal Carryover Shortfall), plus accrued and unpaid interest at the applicable Bond Interest Rate through the month preceding the month in which such optional redemption date occurs. The Bonds are not otherwise subject to call or redemption at the option of the Residential Holder nor are they subject to special redemption.

Notice of any redemption to be made at the option of the Residual Holder must be given by the Residual Holder to the Bond Trustee not less than 30 days prior to the redemption date and must be mailed by the Residential Holder or the Bond Trustee to affected Bondholders at least ten days prior to the redemption date.

Acceleration of Maturity at Events of Default under the Indenture

If an Event of Default occurs and is continuing with respect to the Bonds, then and in every such case the Trustee or the Holders of Bonds representing more than 50% of the aggregate Class Principal Amount of the Bonds of the Controlling Class may declare all the Bonds to be immediately due and payable, by a notice in writing to the Issuer (and to the Trustee if given by Bondholders), and upon any such declaration such Bonds shall become immediately due and payable in an amount as defined in the Indenture.

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At any time after such a declaration of acceleration of maturity of the Bonds has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of Bonds representing more than 50% of the aggregate Class Principal Amount of the Controlling Class, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences under certain circumstances as set forth in the Indenture. No such rescission shall affect any subsequent Default or impair any right consequent thereon.

“Event of Default,” wherever used herein, means, with respect to Bonds issued under the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

[(1)         if the Issuer shall:

(A)         default in the payment when and as due of any installment of principal of or interest on any Bond, or

(B)         default in the payment of the Redemption Price of any Bond which has been called for optional redemption pursuant to the Indenture;

(2)         if the Issuer shall breach, or default in the due observance, of any one or more of the covenants set forth in the Indenture;

(3)         if the Issuer shall breach, or default in the due observance or performance of, any other of its covenants in the Indenture, and such Default shall continue for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of Bonds representing more than 50% of the aggregate Class Principal Amount of the Controlling Class, a written notice specifying such Default and requiring it to be remedied and stating that such notice is a “Notice of Default”;

(4)         if any representation or warranty of the Issuer made in the Indenture or any certificate or other writing delivered pursuant or in connection with the Indenture shall prove to be incorrect in any material respect as of the time when the same shall have been made and, within 30 days after there shall have been given, by registered or certified mail, written notice thereof to the Issuer by the Trustee, or to the Issuer and the Trustee by the Holders of Bonds representing more than 50% of the aggregate Class Principal Amount of the Controlling Class, the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured;

(5)         the entry of a decree or order for relief by a court having jurisdiction in respect of the Issuer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(6)         the commencement by the Issuer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or of any substantial part of its property or the making by the Issuer of an assignment for the benefit of creditors or the failure by the Issuer generally to pay its debts as such debts become due or the taking of corporate action by the Issuer in furtherance of any of the foregoing.]

Notwithstanding the foregoing, (a) prior to the payment in full of the Senior Bonds, the failure of the Issuer to pay when and as due any installment of principal of or interest (regardless of the lapse of any grace period) on any Subordinate Bond shall not constitute an Event of Default hereunder. In addition, notwithstanding any applicable provision of this Indenture, upon payment in full of the Senior Bonds, the prior occurrence of any such shortfalls attributable to the Subordinate Bonds, which shortfalls have previously been paid in full, shall not constitute an Event of Default hereunder in respect of the Subordinate Bonds; and (b) the failure of the Issuer to pay when and as due any installment of principal of (regardless of the lapse of any grace period) any Senior Bond shall not constitute an Event of Default hereunder unless the aggregate Class Principal Amount of the Senior Bonds exceeds the aggregate Stated Principal Balances of the Mortgage Loans after application of all available amounts on deposit in the Distribution Account and application of losses on a Payment Date.

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Controlling Class Under the Indenture

For the purposes described in the prospectus under the headings “The Indenture — Modification of Indenture,” “— Events of Default” and “Rights Upon Event of Default,” the “Controlling Class“ shall be the Class [___] Bondholders or, if the Class [___] Bonds are no longer outstanding, the Class [___] Bondholders.

Credit Enhancement

Credit enhancement for the Senior Bonds will be provided by the Subordinated Bonds, by the Investor Certificate and by the Bond Insurance Policy (as defined herein). Credit enhancement for the Subordinated Bonds will be provided by the Investor Certificate.

Subordination

The rights of holders of the Subordinated Bonds and the Investor Certificate to receive payments with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Senior Bonds and the rights of the holders of the Investor Certificate will be subordinated to such rights of the holders of the Subordinated Bonds, in each case only to the extent described herein.

The subordination of the Subordinated Bonds and the Investor Certificate to the Senior Bonds and the further subordination of the Investor Certificate to the Subordinated Bonds are each intended to increase the likelihood of timely receipt by the holders of Bonds with higher relative payment priority of the maximum amount to which they are entitled on any Payment Date and to provide such holders protection against losses resulting from defaults on Mortgage Loans to the extent described herein. However, the amount of protection afforded the Subordinated Bondholders by subordination of the Investor Certificate may be exhausted and Shortfalls in payments on the Subordinated Bonds could result. Any losses realized on the Mortgage Loans in excess of the protection afforded by the Investor Certificate will result in losses on the Subordinated Bonds.

The Bond Insurance Policy

[description of bond insurance policy]

The Insurer

[description of insurer]

[Third party providers of credit support for 10% or more of the pool assets to be provided as applicable.]

[Other forms of credit enhancement to be identified and described as applicable for each transaction.]

[Information regarding significant credit enhancement providers, including financial information of each such credit enhancement provider as required by Item 1114(b), to be provided as applicable.]

[Information regarding any entity or group of affiliated entities providing derivative instruments, including financial information of each derivative instrument provider as required by Item 1115(a) and (b), to be provided as applicable.]

The Issuing Entity Administrator

[___________________] will act as Issuing Entity Administrator for so long as it is also the Master Servicer. The Issuing Entity Administrator will act as paying agent and Bond registrar and will be responsible for preparing certain investor reports, including the monthly payment date statement to Bondholders and the monthly Payment Date statement to the Residual Holder, providing all customary tax reports to Bondholders related to their investment, providing monthly calculations to the Bond trustee regarding payments to Bondholders and to the Owner Trustee regarding payments to the Residual Holder. The Issuing Entity Administrator will be compensated by the Master Servicer for its services. The Issuing Entity Administrator will be entitled to reimbursement from the Trust for certain expenses prior to payment of any amounts to Securityholders. The office of the Issuing Entity Administrator for purposes of presentation of the Bonds for transfer and exchange and final payment is located at [______________________], or any other address that the Issuing Entity Administrator may designate from time to time by notice to the Bondholders, the Depositor, the Bond trustee, the Servicer and the Owner Trustee.

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[Disclosure regarding the Issuing Entity Administrator’s experience serving as such in the securitization of similar asset types to be provided.]

The Issuing Entity Administrator may resign at any time, in which event the Issuing Entity will be obligated to appoint a successor Issuing Entity Administrator. The Issuing Entity may also remove the Issuing Entity Administrator if the Issuing Entity Administrator ceases to be eligible to continue as such under the Sale and Servicing Agreement or if the Issuing Entity Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the Issuing Entity Administrator or its property. Upon such resignation or removal of the Issuing Entity Administrator, the Issuing Entity will be entitled to appoint a successor Issuing Entity Administrator. Any resignation or removal of the Issuing Entity Administrator and appointment of a successor Issuing Entity Administrator will not become effective until acceptance of the appointment by the successor Issuing Entity Administrator. If at any time [___________] resigns, or transfers or assigns its rights and obligations, or is removed as Master Servicer, then at such time, [__________] will resign as Issuing Entity Administrator.

[Disclosure regarding the Issuing Entity Administrator’s experience serving as an issuing entity administrator in the securitization of similar asset types to be provided for each transaction.]

The Bond Trustee

[___________________] will be the Bond Trustee under the Indenture. The Bond Trustee’s on going fees for its services will be paid by the Master Servicer. The Bond Trustee will be entitled to reimbursement from the Trust for expenses and certain other amounts prior to payment of any amounts to Bondholders. The Bond Trustee’s Corporate Trust Office is located at [___________________], or any other address that the Bond Trustee may designate from time to time by notice to the Bondholders, the Owner Trustee, the Depositor, the Issuing Entity Administrator, the Master Servicer and the Servicer.

[Disclosure regarding the Bond Trustee’s experience serving as a trustee or bond trustee in the securitization of similar asset types to be provided for each transaction.]

The Bond Trustee’s functions, duties and responsibilities are described under [“The Agreements — The Bond Trustee]” in the prospectus. As compensation for its services, the Bond Trustee will be paid [________________], as set forth under “Fees and Expenses of the Issuing Entity” below.

The Issuing Entity

On the closing date, and until the termination of the issuing entity pursuant to the indenture, [Sequoia Mortgage Loan Trust [______________]] (the “issuing entity”) will be a [statutory trust formed under the laws of the State of Delaware] [or] [common law trust formed under the laws of the State of New York]. The issuing entity will be created under the indenture by the depositor for the sole purpose of issuing the bonds and the investor certificate and its assets will consist of the trust fund.

On the closing date, the assets included in the trust fund will be the only assets of the issuing entity. The issuing entity will not have any liabilities as of the closing date, other than as provided in the indenture. The fiscal year end of the issuing entity will be December 31 of each year.

The issuing entity will not have any employees, officers or directors. The owner trustee, the bond trustee, the depositor, the master servicer, the issuing entity administrator, the servicer and each custodian will act on behalf of the issuing entity, and may only perform those actions on behalf of the issuing entity that are specified in the indenture, the servicing agreement or the custodial agreements, as set forth in this prospectus supplement.

The Custodian

[____________] will be the Custodian under the Custodial Agreement. The Custodian’s on going fees for its services will be paid by the Master Servicer. The Custodian will be entitled to reimbursement from the Trust for expenses and certain other amounts prior to payment of any amounts to Bondholders.

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[Disclosure regarding the Custodian’s experience serving as a custodian in the securitization of similar asset types to be provided for each transaction.]

FEES AND EXPENSES OF THE ISSUING ENTITY

In consideration of their duties on behalf of the issuing entity, the servicer, the master servicer, the issuing entity administrator, the bond trustee, the owner trustee and the custodian(s) will receive from the assets of the issuing entity certain fees as set forth in the following table:

	Frequency		How and When
Fee Payable to:	of Payment:	Amount of Fee:	Fee Is Payable:

Servicer	[Monthly]	A monthly fee paid to the servicer, from amounts that would otherwise be distributed to bondholders in respect of interest, calculated on the outstanding principal balance of each mortgage loan, at the applicable servicing fee rate, plus, all income earned on amounts on deposit in the custodial account.	[Withdrawn from the custodial account in respect of each mortgage loan before distribution of any amounts to bondholders.]

Master Servicer	[Monthly]	All investment earnings on amounts on deposit in the collection account.	[Retained by the master servicer from the collection account before distribution of any amounts to bondholders.]

Issuing Entity Administrator	[Monthly]	A monthly fee paid to the issuing entity administrator, from the master servicing fee.	[Paid by the master servicer from the master servicing fee.]

Bond Trustee	[Monthly]	A fixed annual fee of $[__________].	[Paid by the master servicer from the master servicing fee pursuant to a separate agreement between the trustee and the master servicer.]

Owner Trustee	[Monthly]	A fixed annual fee of $[________].	[Payable from investment earnings on amounts on deposit in the Collection Account.]

Custodian(s)	[Monthly]	A monthly fee paid to each custodian, from the master servicing fee.	[Paid by the master servicer from the master servicing fee.]

The custodial fees set forth in the table above may not be increased without amendment of the related custodial agreement. The servicing fees set forth in the table above may not be increased without amendment of the servicing agreement as described under “ — Servicing — Amendment of the Servicing Agreements” above. None of the other fees set forth in the table above may be changed without amendment of the indenture as described under “The Agreements — Certain Matters Under the Indenture — Amendment of the Indenture” above.

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[Expenses of the servicer, the master servicer, the issuing entity administrator, the bond trustee, the owner trustee and the custodian(s) will be reimbursed before payments are made on the bonds.]

[May vary in accordance with the structure of the transaction.]

MATERIAL LEGAL PROCEEDINGS

At the date of this prospectus supplement, other than litigation in the ordinary course of business, such as litigation involving foreclosures or other exercise of its rights as a creditor, and other than as described below, there were no material pending legal proceedings to which any of the sponsor, the seller, the depositor or the issuing entity was a party or of which any of their property was subject, and, other than as described below, the depositor is not aware of any material pending legal proceedings known to be contemplated by governmental authorities against the sponsor, the seller, the depositor or the issuing entity.

On December 23, 2009, the Federal Home Loan Bank of Seattle (the “FHLB-Seattle”) filed a claim in Superior Court for the State of Washington (case number 09-2-46348-4 SEA) against the depositor, Redwood Trust, Inc., Morgan Stanley & Co., and Morgan Stanley Capital I, Inc. (collectively, the “FHLB-Seattle Defendants”). The FHLB-Seattle alleges claims under the Securities Act of Washington (Section 21.20.005, et seq.) and seeks to rescind the purchase of a mortgage pass-through certificate (or, residential mortgage backed securities, “RMBS”) issued as part of the Sequoia Mortgage Trust 2005-4 (“SEMT 2005-4”) securitization transaction and purchased by the FHLB-Seattle. The FHLB-Seattle seeks to collect interest on the original purchase price at the statutory interest rate of 8% per annum from the date of original purchase (net of interest received), as well as attorneys’ fees and costs. On June 10, 2010, the FHLB-Seattle filed an amended complaint. Subsequently, on October 18, 2010, the FHLB-Seattle Defendants filed motions to dismiss the FHLB-Seattle’s complaint. Redwood Trust, Inc. and the depositor additionally moved to dismiss the complaint for lack of personal jurisdiction. The FHLB-Seattle alleges that the FHLB-Seattle Defendants’ offering materials for the SEMT 2005-4 RMBS contained materially untrue statements and omitted material facts about the SEMT 2005-4 RMBS and the credit quality of the mortgage loans that backed the SEMT 2005-4 RMBS. Among other things, the FHLB-Seattle alleges that the FHLB-Seattle Defendants made untrue statements or omissions regarding (1) the loan-to-value ratios of the mortgage loans that backed the SEMT 2005-4 RMBS and the appraisals of the properties that secured them, (2) the occupancy status of those properties, (3) the underwriting standards of the originators of the mortgage loans that backed the SEMT 2005-4 RMBS, and (4) the ratings assigned to the SEMT 2005-4 RMBS. In a series of rulings issued between June 23, 2011 and August 15, 2011, the Washington State Superior Court dismissed the allegations relating to occupancy status and denied other grounds for dismissal. On July 19, 2011, the Court granted Redwood Trust, Inc. and the depositor’s motion to dismiss for lack of personal jurisdiction. Redwood Trust, Inc. and the depositor do not know whether the FHLB-Seattle will appeal or otherwise contest the dismissal, or file a claim in another jurisdiction. The SEMT 2005-4 RMBS that is the subject of the FHLB-Seattle’s claim was issued with an original principal amount of approximately $133 million and, as of December 31, 2011, had a remaining outstanding principal balance of approximately $28.3 million. The depositor and Redwood Trust, Inc. believe that the claims against them in this matter are without merit and intend to defend the action vigorously. On July 19, 2011, the Court granted Redwood Trust, Inc. and the depositor’s motion to dismiss for lack of personal jurisdiction. The FHLB-Seattle’s claims against the underwriters of this RMBS were not dismissed for lack of personal jurisdiction. Redwood Trust, Inc. and the depositor do not know whether FHLB-Seattle will appeal or otherwise contest the dismissal, or file a claim in another jurisdiction.

On August 18, 2010, the depositor received service of process with respect to a case filed on July 15, 2010 in Superior Court for the State of California in San Francisco (case number CGC-10-501610) by The Charles Schwab Corporation (“Schwab”). In the claim, Schwab is suing the depositor and 26 other named defendants (collectively, the “Schwab Defendants”) in relation to RMBS sold or issued by the Schwab Defendants. With respect to the depositor, Schwab alleges a cause of action of negligent misrepresentation under California state law and seeks unspecified damages and attorneys’ fees and costs with respect to a RMBS issued as part of the SEMT 2005-4 securitization transaction (which is the same securitization transaction at issue in the litigation initiated by the FHLB-Seattle described in the preceding paragraph). Among other things, Schwab alleges that the offering materials for the SEMT 2005-4 RMBS contained materially untrue statements or omissions about the SEMT 2005-4 RMBS and the loans securitized in this securitization transaction, including untrue statements or omissions regarding (1) the loan-to-value ratios of the mortgage loans that backed the SEMT 2005-4 RMBS and the appraisals of the properties that secured them, (2) the occupancy status of those properties, (3) the underwriting standards of the originators of the mortgage loans that backed the SEMT 2005-4 RMBS, and (4) the ratings assigned to the SEMT 2005-4 RMBS. On September 22, 2011, the Schwab Defendants moved to dismiss the complaint, which motions are now pending. The RMBS that is the subject of Schwab’s cause of action was issued with an original principal amount of approximately $14.8 million and, as of December 31, 2011, had a remaining outstanding principal balance of approximately $3.1 million. The depositor believes that the claims against it in this matter is without merit and intends to defend the action vigorously.

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On October 15, 2010, the Federal Home Loan Bank of Chicago (the “FHLB-Chicago”) filed a claim in the Circuit Court of Cook County, Illinois (case number 10-CH-45033) against the depositor and more than 45 other named defendants (collectively, the “FHLB-Chicago Defendants”) in relation to RMBS sold or issued by the FHLB-Chicago Defendants or by entities controlled by the FHLB-Chicago Defendants. In an amended complaint filed on March 16, 2011, FHLB-Chicago added as defendants Redwood Trust, Inc. and another one of its subsidiaries, RWT Holdings, Inc. With respect to Redwood Trust, Inc. and the depositor, the FHLB-Chicago alleges that the offering materials for two RMBS issued as part of the Sequoia Mortgage Trust 2006-1 (“SEMT 2006-1”) securitization transaction contained untrue and misleading statements and material representations in violation of Illinois Securities Law (815 ILCS Sections 5/12(F)-(H)) and North Carolina Securities Law N.C.G.S.A. §78A-8(2) & §78A-56(a)) and alleges claims of negligent misrepresentations under Illinois common law. On some of the causes of action, the FHLB-Chicago seeks to rescind the purchase of these RMBS and to collect interest on the original purchase price at the statutory interest rate of 10% per annum from the date of original purchase (net of interest received). On one cause of action, the FHLB-Chicago seeks unspecified damages. The FHLB-Chicago also seeks attorneys’ fees and costs. Among other things, the FHLB-Chicago alleges that the offering materials for the SEMT 2006-1 RMBS contained materially untrue statements or omissions regarding the SEMT 2006-1 RMBS and the loans securitized in this securitization transaction, including untrue statements or omissions regarding (1) the loan-to-value ratios the mortgage loans that backed the SEMT 2006-1 RMBS and the appraisals of the properties that secured them, (2) the occupancy status of those properties, (3) the underwriting standards of the originators of the mortgage loans that backed the SEMT 2006-1 RMBS, (4) the ratings assigned to the SEMT 2006-1 RMBS, and (5) the due diligence performed on the mortgage loans that backed the SEMT 2006-1 RMBS. The first of these two SEMT 2006-1 RMBS was issued with an original principal amount of approximately $105 million and, as of December 31, 2011, had a remaining outstanding principal balance of approximately $42.1 million. The second of these two SEMT 2006-1 RMBS was issued with an original principal amount of approximately $379 million and, as of December 31, 2011, had a remaining outstanding principal balance of approximately $151.7 million. On March 27, 2011, the FHLB-Chicago Defendants moved to dismiss the amended complaint, which motions are now pending. Redwood Trust, Inc, RWT Holdings, Inc. and the depositor believe that the claims against them in this matter are without merit and intend to defend the action vigorously.

The business of the sponsor, the depositor, the seller and their affiliates has included, and continues to include, activities relating to the acquisition and securitization of residential mortgage loans. In addition, the business of the sponsor has, in the past, included activities relating to the acquisition and securitization of debt obligations and other assets through the issuance of collateralized debt obligations (commonly referred to as CDO transactions). Because of their involvement in the securitization and CDO businesses, the sponsor, the depositor, the seller and their affiliates could become the subject of litigation relating to these businesses, including additional litigation of the type described above, and could also become the subject of governmental investigations, enforcement actions, or lawsuits and governmental authorities could allege that these entities violated applicable law or regulation in the conduct of their business.

In fact, the sponsor and its affiliates have received, and responded to, information requests and subpoenas from two governmental authorities (one by the SEC relating to the sponsor’s CDO business and one by the National Credit Union Administration relating to a residential mortgage securitization conducted by the sponsor and the depositor). It is possible that the sponsor, the depositor, the seller or their affiliates might not be successful in defending or responding to any litigation, governmental investigation or related action and any losses incurred as a result of the resolution of any such action or investigation could have a material adverse effect on the sponsor, the depositor, the seller or their affiliates. In any case, regardless of the merits of any allegation or legal action that may be brought against the sponsor, the depositor, the seller or their affiliates, or of their success in defending against such allegations or legal actions, the costs of defending against any such allegation or legal action may be significant or material and could have a material adverse effect on the sponsor, the depositor, the seller or their affiliates.

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THE SPONSOR AND THE SELLER

Sponsor General. RWT Holdings, Inc. (“RWT Holdings” or the “Sponsor”), is a Delaware corporation and wholly-owned subsidiary of Redwood Trust, Inc. and is headquartered in Mill Valley, California. RWT Holdings has acquired residential mortgage loans, directly or indirectly, from the originators since it was organized in February 1998. RWT Holdings been active as a sponsor in the securitization market since 2002. As a sponsor, RWT Holdings acquires, directly or indirectly through its subsidiaries, residential mortgage loans in the secondary mortgage market and initiates the securitization of the loans it acquires by transferring the mortgage loans to the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization.

As of [_____________, 200_], RWT Holdings has sponsored the securitization of approximately $[____] billion of residential mortgage loans ($[_______] in 201[_], $[_______] in 201[_], $[______] in 201[_], $[_______] in 201[_] and $[_________] in 201[_]). RWT Holdings buys residential mortgage loans under several loan purchase agreements from mortgage loan originators or sellers nationwide that meet its seller/servicer eligibility requirements. We refer you to “Loan Program—Qualifications of Sellers” in the prospectus for a general description of the characteristics used to determine eligibility of collateral sellers. Prior to acquiring the mortgage loans, RWT Holdings conducts a review of the related mortgage loan seller and of the mortgage loans. RWT Holdings has developed a quality control program to monitor the quality of loan underwriting at the time of acquisition and on an ongoing basis. All loans purchased will be subject to this quality control program. RWT Holdings in certain cases submits a sample of mortgage loans to a third party nationally recognized underwriting review for a compliance check of underwriting and review of income, asset and appraisal information. None of the Sponsor’s prior securitizations have defaulted and RWT Holdings has not experienced an early amortization triggering event in any of its prior securitizations.

RWT Holdings acquires, directly or indirectly through its subsidiaries, mortgage loans secured by first and second liens on one- to four- family residential properties. As a sponsor, RWT Holdings initiates their securitization by transferring the mortgage loans to the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. RWT Holdings works in coordination with the underwriters and rating agencies in structuring each securitization transaction. RWT Holdings does not currently service mortgage loans but rather contracts with third party servicers for servicing the mortgage loans that it acquires. Third party servicers are assessed based upon the servicing rating and the credit quality of the servicing institution, as well as for their systems and reporting capabilities, review of collection procedures and confirmation of servicers’ ability to provide detailed reporting on the performance of the securitization pool.

Sponsor’s Pre-Offering Review of the Mortgage Loans.  The Sponsor conducted a review of the mortgage loans included in the mortgage pool for the purpose of providing reasonable assurance that the disclosure regarding the mortgage pool in this prospectus supplement is accurate in all material respects. [In conducting the review, the Sponsor engaged third parties to assist it with certain elements of the review.] The review conducted by the Sponsor[, including the portions of the review conducted with the assistance of the third parties,] is referred to herein as the “Sponsor’s Pre-Offering Review.” The Sponsor determines the nature, extent and timing of the Sponsor’s Pre-Offering Review and the level of assistance provided by any third party. The Sponsor does not attribute any of the findings and conclusions of the Sponsor’s Pre-Offering Review to any of the third parties. The results of the review prepared by the third parties engaged by the Sponsor will generally be shared with the underwriters.

[……………..]

Rule 15Ga-1 Repurchases. Information concerning all assets securitized by the Sponsor that were the subject of a demand to repurchase or replace for breach of the representation and warranties is set forth in Annex A attached to this prospectus supplement in a table under the heading “15Ga-1 Repurchases.” The most recent Form ABS-15G filed by the Sponsor, as the securitizer (CIK: 0001530239), was filed on ________, 201__, covers the period January 1, 2011 to ________ __, 201_) and is available online at http://www.sec.gov.

Seller. Redwood Residential Acquisition Corporation (“RRAC” or the “Seller”), is a Delaware corporation and wholly owned subsidiary of RWT Holdings and Redwood Trust, Inc., headquartered in Mill Valley, California. Descriptions of, and references to, RWT Holdings’ acquisition of residential mortgage loans include the acquisition of such loans by RRAC. RRAC was organized in 2009 and commenced its business of acquiring residential mortgage loans for securitization in July 2010. RRAC is licensed to acquire residential mortgage loans and related mortgage servicing rights in states where such a license is required. RRAC does not originate or service loans, is not a seller/servicer approved by Fannie Mae or Freddie Mac, is not a mortgagee approved by the FHA, and is not an insured depository institution. On the closing date for each series of securities where RRAC is acting as seller, RRAC will sell all of its interest in the related mortgage loans to the depositor.  RWT Holdings and RRAC work in coordination with the underwriters and rating agencies in structuring each securitization transaction.  RWT Holdings and RRAC do not currently service mortgage loans but rather contract with third-party servicers for servicing the mortgage loans that they acquire.  Third-party servicers are assessed based upon the servicing rating and credit quality of the servicing institution, as well as for their systems and reporting capabilities, review of collection procedures and confirmation of servicers’ ability to provide detailed reporting on the performance of the securitization pool.

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THE DEPOSITOR

[Sequoia Mortgage Funding Corporation] [or] [Sequoia Residential Funding, Inc.], a Delaware corporation and indirect wholly-owned subsidiary of Redwood Trust, Inc. (the “Depositor”), was organized in September 1999 and is headquartered in Mill Valley, California. The depositor has been engaged since the end of 2001 in the securitization of mortgage loans of the types described in the accompanying prospectus. Since 2002, Sequoia Residential Funding, Inc. has been the depositor on 30 securitization deals that have issued approximately $[____] billion of residential mortgage loans ($[__________] in 201[_], $[_________] in 201[_], $[___________] in 201[_], $[________] in 201[_]and $[__________] worth of residential mortgage-backed securities.

The certificate of incorporation of the depositor limits its activities to those necessary or convenient to carry out its securitization activities. The depositor will have limited obligations with respect to a series of securities. The depositor will obtain the mortgage loans from the sponsor/seller and on the closing date will assign all of its interest in the mortgage loans to the trustee for the benefit of bondholders. In addition, after the issuance of a series of securities, the depositor will have certain obligations with respect to such series, such as the repurchase of mortgage loans as to which there is defective or incomplete documentation or a breach of a representation or warranty, and may have certain approval or consent rights as described in this prospectus supplement.

AFFILIATIONS AND RELATED TRANSACTIONS

[Whether, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, whether, and how, any of the following parties are affiliates of any of the other following parties, will be described, if applicable: any Servicer or any other entity involved in the servicing function, including the Master Servicer and the Issuing Entity Administrator; the Bond Trustee; the Owner Trustee; any Originator; any significant obligor contemplated by Item 1112 of Regulation AB; any enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB; and any other material party related to the Offered Bonds and contemplated by Item 1100(d)(1) of Regulation AB.]

[The general character of any business relationship or arrangement that is entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust and the issuance of the Bonds, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Bonds, will be described, if applicable.]

[To the extent material, any specific relationships involving or relating to the Offered Bonds or the Mortgage Pool, including the material terms and approximate dollar amount involved, between or among any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years, will be described, if applicable.]

THE ORIGINATOR(S)

[_______________________] originated the mortgage loans, directly or through its correspondents. [All Originator(s) of 10% or more of the pool assets to be identified.]

[________________ originated 20% or more of the pool assets.] [Description of the Originator(s)’ [that originated 20% or more of the pool assets] origination program and prior experience to be provided as applicable.]

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[Identify in Annex A by named Originator (and in the aggregate for all Originators of less than 10% of pool assets): Number and aggregate principal amount of “exception loans” (to be defined in this section). Also, insert narrative summary disclosure of the characteristics of the exception loans and general disclosure of Originator’s underwriting guidelines and exceptions allowed.]

THE MASTER SERVICER AND THE SERVICER

Master Servicer

[____________________] is a [_______________] with executive offices located at [________________] [and master servicing offices located at [_________________]].  The Master Servicer is engaged in the business of [master servicing single-family residential mortgage loans secured by properties located in all 50 states and the District of Columbia].

The Servicer or the Subservicer will directly service the Mortgage Loans under the supervision of the Master Servicer. The Master Servicer, however, will not be ultimately responsible for the servicing of the Mortgage Loans except to the extent described under “Mortgage Loan Servicing” below.

Servicer

[As applicable, provide updated information with respect to (i) whether any prior securitizations of the same asset type involving the Servicer or Subservicer have defaulted or experienced an early amortization or other performance triggering event because of servicing or (ii) whether there has been previous disclosure of material noncompliance with servicing criteria with respect to other securitizations involving the Servicer or Subservicer.] [To the extent that there is a material risk that the Servicer’s or Subservicer’s financial condition could have a material impact on pool performance or performance of the securities, information regarding the Servicer’s or Subservicer’s, as applicable, financial condition will be included here.]

[Insert description of all affiliated and unaffiliated Servicer[s] or Subservicer[s] that service 10% or more of the pool assets, or of any other material servicer identified]

[Insert the following information with respect to any servicer or subservicer: (i) how long the servicer/subservicer has been servicing assets in general and specifically the assets of the type included in the current transaction, (ii) material changes to the servicer’s/subservicer’s policies and procedures in servicing assets of the same type over the past three years, (iii) to the extent material, information regarding the size, composition and growth of the servicer’s/subservicer’s portfolio of serviced assets of the type to be securitized and information on factors related to the servicer/subservicer that may be material to an analysis of the servicing of the assets or the securities, as applicable, (iv) whether any prior securitizations of the same asset type involving the servicer/subservicer have defaulted or experienced an early amortization or other performance triggering event because of servicing, (v) the extent of outsourcing the servicer/subservicer utilizes or (vi) whether there has been previous disclosure of material noncompliance with servicing criteria with respect to other securitizations involving the servicer/subservicer.] [To the extent that there is a material risk that the Servicer’s or Subservicer’s financial condition could have a material impact on pool performance or performance of the securities, information regarding the Servicer’s or Subservicer’s, as applicable, financial condition will be included here.]

Delinquency and Foreclosure Experience.

[To be inserted for each Servicer as applicable.]

[The following tables set forth the delinquency and foreclosure experience of first and second lien adjustable rate residential mortgage loans originated by and serviced by [Servicer] on behalf of securitization trusts and third parties for whom [Servicer] is servicing similar mortgage loan products, as of the certain dates indicated, each date having a separate table of data. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the tables below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans. In addition, because the delinquency and foreclosure experience of the mortgage loans in the tables below only reflects such experience as of the end of the previous [_____] calendar quarters, such data may not be reflective of the delinquency and foreclosure experience of the mortgage loans to be expected over an extended period of time.  Accordingly, the information should not be considered to reflect the credit quality of the Mortgage Loans, or as a basis for assessing the likelihood, amount or severity of losses on the Mortgage Loans.

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The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans, interest rates, economic conditions and the ability of borrowers to make required payments.]

Delinquencies and Foreclosures(1)

As of [____________________________]
			Percent by		Percent by
	Number of	Principal	Principal		Number of
	Loans	Balance	Balance		Loans

Current Loans	[__]	$ [__]	[___]	%	[___]	%
Period of Delinquency(2)
30 to 59 days	[__]	[__]	[___]	%	[___]	%
60 to 89 days	[__]	[__]	[___]	%	[___]	%
90 days or more	[__]	[__]	[___]	%	[___]	%
Foreclosures/ Bankruptcies(3)	[__]	[__]	[___]	%	[___]	%
Real Estate Owned	[__]	[__]	[___]	%	[___]	%
Total Portfolio	[__]	[__]	[___]	%	[___]	%

As of [____________________________]
			Percent by		Percent by
	Number of	Principal	Principal		Number of
	Loans	Balance	Balance		Loans

Current Loans	[__]	$ [__]	[___]	%	[___]	%
Period of Delinquency(2)
30 to 59 days	[__]	[__]	[___]	%	[___]	%
60 to 89 days	[__]	[__]	[___]	%	[___]	%
90 days or more	[__]	[__]	[___]	%	[___]	%
Foreclosures/ Bankruptcies(3)	[__]	[__]	[___]	%	[___]	%
Real Estate Owned	[__]	[__]	[___]	%	[___]	%
Total Portfolio	[__]	[__]	[___]	%	[___]	%

As of [____________________________]
			Percent by		Percent by
	Number of	Principal	Principal		Number of
	Loans	Balance	Balance		Loans

Current Loans	[__]	$ [__]	[___]	%	[___]	%
Period of Delinquency(2)
30 to 59 days	[__]	[__]	[___]	%	[___]	%
60 to 89 days	[__]	[__]	[___]	%	[___]	%
90 days or more	[__]	[__]	[___]	%	[___]	%
Foreclosures/ Bankruptcies(3)	[__]	[__]	[___]	%	[___]	%
Real Estate Owned	[__]	[__]	[___]	%	[___]	%
Total Portfolio	[__]	[__]	[___]	%	[___]	%

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As of [____________________________]
			Percent by		Percent by
	Number of	Principal	Principal		Number of
	Loans	Balance	Balance		Loans

Current Loans	[__]	$ [__]	[___]	%	[___]	%
Period of Delinquency(2)
30 to 59 days	[__]	[__]	[___]	%	[___]	%
60 to 89 days	[__]	[__]	[___]	%	[___]	%
90 days or more	[__]	[__]	[___]	%	[___]	%
Foreclosures/ Bankruptcies(3)	[__]	[__]	[___]	%	[___]	%
Real Estate Owned	[__]	[__]	[___]	%	[___]	%
Total Portfolio	[__]	[__]	[___]	%	[___]	%

As of [____________________________]
			Percent by		Percent by
	Number of	Principal	Principal		Number of
	Loans	Balance	Balance		Loans

Current Loans	[__]	$ [__]	[___]	%	[___]	%
Period of Delinquency(2)
30 to 59 days	[__]	[__]	[___]	%	[___]	%
60 to 89 days	[__]	[__]	[___]	%	[___]	%
90 days or more	[__]	[__]	[___]	%	[___]	%
Foreclosures/ Bankruptcies(3)	[__]	[__]	[___]	%	[___]	%
Real Estate Owned	[__]	[__]	[___]	%	[___]	%
Total Portfolio	[__]	[__]	[___]	%	[___]	%

(1)	These tables show mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.
(2)	No mortgage loan is included in this table as delinquent until it is 30 days past due.

(3)	Exclusive of the number of loans and principal balance shown in the period of delinquency.

ADMINISTRATION OF THE ISSUING ENTITY

Servicing and Administrative Responsibilities

The Subservicer, the Servicer, the Master Servicer, the Issuing Entity Administrator, the Owner Trustee, the Bond Trustee and the Custodian will have the following responsibilities with respect to the Trust:

[Subservicer] [Servicer]. Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Subservicing Agreement, including, but not limited to:

•	[collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts (net of the related servicing fees) in the Servicing Account, and delivering all amounts on deposit in the Servicing Account to the Master Servicer for deposit in the Collection Account on the Servicer Remittance Date;

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•	collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

•	making Monthly Advances with respect to delinquent payments of principal and interest on the Mortgage Loans;

•	making Servicing Advances in respect of reasonable and customary “out of pocket” costs and expenses;

•	providing monthly loan-level reports to the [Servicer] and the Master Servicer;

•	maintaining certain insurance policies relating to the Mortgage Loans; and

•	initiating foreclosure proceedings.]

We refer you to “Mortgage Loan Servicing” below.

[Servicer]. [Contractually responsible for the servicing of the Mortgage Loans pursuant to the terms of the Sale and Servicing Agreement. [Monitors the performance of the Subservicer under the Subservicing Agreement, including but not limited to:

•	verifying that the Subservicer’s reporting and remitting are mathematically accurate and are being performed in accordance with the terms of the Sale and Servicing Agreement;

•	verifying that the Servicing Account reconciliations are being performed according to Uniform Single Attestation Program for Mortgage Bankers guidelines;

•	monitoring the Delinquency Rate and identifying any substantial increases or decreases on a monthly basis; and

•	performing the servicing functions with respect to Mortgage Loans described under “Subservicer” above in the event that the Subservicer fails to perform such functions.

We refer you to “Mortgage Loan Servicing” below.]

Master Servicer. Performing the master servicing functions in accordance with the provisions of the Sale and Servicing Agreement, including but not limited to:

•	[[monitoring the Servicer’s performance and enforcing the Servicer’s obligations under the Sale and Servicing Agreement;]

•	collecting monthly remittances from or on behalf of the Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Paying Agent for deposit in the Bond Payment Account on the Master Servicer Remittance Date;

•	gathering the monthly loan-level reports delivered by or on behalf of the Servicer and providing a comprehensive loan-level report to the Issuing Entity Administrator with respect to the Mortgage Loans;

•	upon the occurrence of a Servicer event of default under the Sale and Servicing Agreement, at its discretion, terminating the Servicer;

•	upon the termination of the Servicer under the Sale and Servicing Agreement, appointing a successor servicer or succeeding as Servicer; and

•	upon the Master Servicer’s becoming the successor Servicer and in the event the terminated Servicer failed to make Advances with respect to a Mortgage Loan, making those Advances to the extent provided in the Sale and Servicing Agreement.]

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We refer you to “Mortgage Loan Servicing” below.

Issuing Entity Administrator. Performing the issuing entity administrator functions in accordance with the provisions of the Administration Agreement, the Sale and Servicing Agreement, the Trust Agreement and the Indenture, including but not limited to:

•	[acting as Bond Registrar and Paying Agent;

•	receiving monthly remittances from the Master Servicer for deposit in the Bond Payment Account;

•	distributing all amounts on deposit in the Bond Payment Account in accordance with the priorities described under “Description of the Bonds—Payments of Interest,” “—Payments of Principal” and “—Credit Enhancement—Application of Monthly Excess Cashflow” on each Payment Date;

•	performing the calculation of accrual of original issue discount and the amortization of premium on the Securities;

•	preparing and making available on its website a payment statement to Securityholders based on information received from the Servicer and the Master Servicer; and

•	preparing and filing periodic reports with the Securities and Exchange Commission on behalf of the Issuing Entity with respect to the Bonds.]

We refer you to “The Mortgage Loan Purchase Agreement and the Sale and Servicing Agreement — Administration,” “— Reports to Securityholders” and “The Trust Agreement and the Indenture — Administration” below.

Owner Trustee. Performing the owner trustee functions in accordance with the provisions of the Trust Agreement, or causing the Issuing Entity Administrator or the Depositor to perform such functions, pursuant to the Administration Agreement, including but not limited to:

•	[discharging (or causing to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and the other document or agreement to which the Issuing Entity or the Owner Trustee is a party and administering the Trust (or causing it to be administered) in the interest of the Residual Holder, subject to each such respective document or agreement and in accordance with the provisions of the Trust Agreement; and

•	taking direction from the Residual Holder regarding the management of the Trust.]

We refer you to “The Trust Agreement and the Indenture — Certain Matters Under the Agreements — Duties of the Owner Trustee” below.

Bond Trustee. Performing the bond trustee functions in accordance with the provisions of the Indenture, or causing the Issuing Entity Administrator to perform such functions, pursuant to the Administration Agreement, including but not limited to:

•	[examining certificates, statements and opinions required to be furnished to it to ensure they are in the form required under the Indenture;

•	enforcing the obligations of each of the Master Servicer and the Issuing Entity Administrator under the Sale and Servicing Agreement, the Indenture and the Administration Agreement, as applicable;

•	upon the occurrence of a Master Servicer event of default under the Sale and Servicing Agreement, at its discretion (or if so directed by the Residual Holder or Bondholders having more than 50% of the voting rights applicable to each Class of Bonds affected thereby), terminating the Master Servicer; and

•	upon such termination of the Master Servicer under the Sale and Servicing Agreement, appointing a successor Master Servicer or succeeding as Master Servicer.]

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We refer you to “The Trust Agreement and the Indenture—Certain Matters Under the Agreements—Duties of the Bond Trustee” below.

Custodian. Performing the custodial functions in accordance with the provisions of the Sale and Servicing Agreement, including but not limited to:

•	[holding and maintaining the Mortgage Loan documents related to the Mortgage Loans on behalf of the Bond Trustee.]

We refer you to “The Agreements—The Custodial Agreement” in the prospectus.

Issuing Entity Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans [and payments received from the Swap Counterparty under the Swap Agreements] will, at all times before payment thereof to the Bondholders, be invested in the [Servicing Account, the Collection Account, [the Swap Payment Account], [the Cap Account] and the Bond Payment Account, which accounts will be established in the name of the Bond Trustee, and the Collection Account, which account shall be established in the name of the Issuing Entity Administrator]. Funds on deposit in the Issuing Entity Accounts may be invested by the party responsible for such

Issuing Entity Account in Eligible Investments. The Issuing Entity Accounts will be established by the applicable parties listed below, and any investment income earned on each Issuing Entity Account will be retained or distributed as follows:

Issuing Entity
Account	Responsible Party:	Application of any Investment Earnings:

Servicing Account	Servicer (or Subservicer on its behalf)	[Any investment earnings (net of any losses realized) will be paid as compensation to the Servicer (or, if the account is maintained by the Subservicer, the Subservicer) and will not be available for payments to Bondholders.]

Collection Account	Master Servicer	[Any investment earnings (net of the Bond Trustee Fee, the Owner Trustee Fee, the Custodian Fee and any losses realized) will be paid as compensation to the Master Servicer and will not be available for payments to Bondholders.]

Bond Payment Account	Issuing Entity Administrator

[Any investment earnings (net of the Bond Trustee Fee, the Owner Trustee Fee, the Custodian Fee and any losses realized) will be paid as compensation to the Master Servicer, and will not be available for payments to Bondholders.]

Collection Account	Issuing Entity Administrator	[Amounts on deposit in the Collection Account will not be invested.]

[Swap Payment Account]	[Issuing Entity Administrator]	[Amounts on deposit in the Swap Payment Account will not be invested.]

[Cap Account]	[Issuing Entity Administrator]	[Amounts on deposit in the Swap Payment Account will not be invested.]

[Capitalized Interest Account]	[Issuing Entity Administrator]	[Any investment earnings (net of any losses realized) will be paid to the Depositor and will not be available for payments to Bondholders.]

[Pre-Funding Account]	[Issuing Entity Administrator]	[Any investment earnings (net of any losses realized) will be paid to the Depositor and will not be available for payments to Bondholders.]

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If funds deposited in the [Servicing Account, the Collection Account, the Bond Payment Account, the Collection Account, [the capitalized interest account], [the pre-funding account]] are invested by the responsible party identified in the table above, the amount of any net losses incurred in respect of any such investments will be deposited in the related Issuing Entity Account by such responsible party, or in the case of the Bond Payment Account, the Master Servicer, out of its own funds, without any right of reimbursement therefor.

Example of Payments

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Issuing Entity Accounts and payments on the Bonds for the Payment Date in [_____]:

[_____]	Collection Period:

[Payments due during the related Collection Period ([___]  through [____]) from borrowers will be deposited in the Servicing Account as received and will include scheduled principal and interest payments due during the related Collection Period.]

[_____]	Prepayment Period for partial and full prepayments received from Mortgage Loans:

[Partial principal prepayments and principal prepayments in full received by the Servicer during the related Prepayment Period ([____] through [____]) will be deposited into the Servicing Account for remittance to the Master Servicer on the Servicer Remittance Date ([____] [18]).]

[____] [18]	Servicer Remittance Date:

[The Servicer will remit collections and recoveries in respect of the Mortgage Loans to the Master Servicer for deposit into the Collection Account on or prior to the [18]th day of each month (or if the [18]th day is not a Business Day, the immediately preceding Business Day).]

[___] [24]	Master Servicer Remittance Date:

[The Master Servicer will remit to the Paying Agent amounts on deposit in the Collection Account for deposit into the Bond Payment Account, including any Advances made by the Servicer, the Subservicer or the Master Servicer for that Payment Date, on or before the Master Servicer Remittance Date.]

[____] [24]	Record Date:	[Payments will be made to Bondholders of record for all classes of Bonds as of the Business Day immediately preceding the related Payment Date.]

[____] [25]	Payment Date:

[On the [25]th day of each month (or if the [25]th day is not a Business Day, the next Business Day), the Paying Agent will make payments from amounts on deposit in the Bond Payment Account to Bondholders and, to the extent of funds available after all other required payments are made, will deposit into the Collection Account any amounts remaining.]

Succeeding months follow the same pattern.

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THE AGREEMENTS

General

The following summary describes certain terms of the indenture, the mortgage loan purchase and sale agreement, the deposit trust agreement, the servicing agreements and the custodial agreements (collectively, the “agreements”). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the agreements. The following summary supplements, and to the extent inconsistent with, replaces, the description of the general terms and provisions of the agreements under the heading “The Agreements” in the accompanying prospectus.

The Bonds will be issued pursuant to the Indenture. Bonds in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Issuing Entity Administrator, which will serve as bond registrar and paying agent. The Issuing Entity Administrator will provide to a prospective or actual Bondholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture, the Trust Agreement and the Sale and Servicing Agreement. Requests should be addressed to [___].

Assignment of the Mortgage Loans

Under the mortgage loan purchase and sale agreement, [RWT Holdings, Inc.], as seller or sponsor, will sell the mortgage loans to the depositor. The seller will make or assign certain representations, warranties and covenants relating to, among other things, certain characteristics of the mortgage loans. Such representations and warranties will include the representations and warranties set forth under “The Agreements-Representations and Warranties” in the prospectus. Subject to the limitations described below, the seller [or originator] will be obligated as described herein to purchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the mortgage loan that materially and adversely affects the value of such mortgage loan or the interests of the bondholders in such mortgage loan (a “defective mortgage loan”).

Pursuant to the Indenture, the Issuing Entity on the Closing Date will pledge, transfer, assign, set over and otherwise convey without recourse to the Bond Trustee in trust for the benefit of the Bondholders all right, title and interest of the Issuing Entity in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Collateral, including all principal and interest received on or with respect to the Mortgage Loans, exclusive of principal and interest due on or prior to the cut-off date.

In connection with such transfer and assignment, the Issuing Entity will deliver or cause to be delivered to the Bond Trustee, or a custodian for the Bond Trustee, among other things, the original promissory note (the “Mortgage Note”) (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the “Mortgage”) with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such document not returned from the public recording office, which will be delivered to the Bond Trustee as soon as the same is available to the Issuing Entity) (collectively, the “Mortgage File”). [Assignments of the Mortgage Loans to the Bond Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where, in the opinion of counsel, such recording is not required to protect the Bond Trustee’s interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Issuing Entity.]

The Bond Trustee will review each Mortgage File within [_______] days of the Closing Date (or promptly after the Bond Trustee’s receipt of any document permitted to be delivered after the Closing Date) and if any document in a Mortgage File is found to be missing or defective in a material respect and the Issuing Entity does not cure such defect within [_______] days of notice thereof from the Bond Trustee (or within such longer period not to exceed [______] days after the Closing Date as provided in the Mortgage Loan Purchase Agreement in the case of missing documents not returned from the public recording office), the seller will be obligated to purchase the related Mortgage Loan. Rather than purchase the Mortgage Loan as provided above, the seller may remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Collateral and substitute in its place another mortgage loan (a “Replacement Mortgage Loan”). Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Mortgage Loan Purchase Agreement, (i) have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than [_____] % less than, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Bond Account by the seller and held for distribution to the Bondholders on the related Payment Date (a “Substitution Adjustment Amount”)), (ii) have a Mortgage Rate not lower than, and not more than [_____]% per annum higher than, that of the Deleted Mortgage Loan, (iii) have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than [___] less than) that of the Deleted Mortgage Loan, and (v) comply with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement as of the date of substitution. This cure, purchase or substitution obligation constitutes the sole remedy available to Bondholders or the Bond Trustee for omission of, or a material defect in, a Mortgage Loan document.

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Each transfer of the mortgage loans from the seller to the depositor and from the depositor to the bond trustee will be intended to be a sale of the mortgage loans and will be reflected as such in the mortgage loan purchase and sale agreement and the indenture, respectively. However, in the event of insolvency of either the seller or the depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the mortgage loans by the insolvent party as a financing secured by a pledge of the mortgage loans. In the event that a court were to recharacterize the sale of the mortgage loans by either the seller or the depositor as a financing, each of the depositor, as transferee of the mortgage loans from the seller, and the bond trustee will have a security interest in the mortgage loans transferred to it. The bond trustee’s security interest will be perfected by delivery of the mortgage notes to each custodian.

[On a designated subsequent transfer date, subsequent mortgage loans will be assigned by the depositor to the Bond Trustee, together with all principal and interest received with respect to such subsequent mortgage loans on and after the applicable subsequent cut-off date (other than monthly payments due on that date) in accordance with the procedures set forth at “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans.” At the time of the transfer of the subsequent mortgage loans, the Mortgage Loan schedule appearing as an exhibit to the Sale and Servicing Agreement will be amended to reflect the addition of the subsequent mortgage loans to the Trust.]

Mortgage Loan Servicing

The servicer will service the mortgage loans pursuant to existing servicing agreements, one between the servicer and the seller and another between the servicer and the transferor to the seller (referred to as the “servicing agreement”). The rights of the seller under the servicing agreement will be assigned to the depositor, and the depositor, in turn, will assign such rights to the trustee for the benefit of bondholders. Any further transfer of servicing to one or more successor servicers will be subject to the conditions set forth in the pooling and servicing agreement and the servicing agreement, as applicable.

The servicer will have primary responsibility for servicing the mortgage loans, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the mortgage loans and the mortgaged properties, in accordance with the provisions of the servicing agreement.

Under the servicing agreement, the master servicer has the authority to terminate the servicer for certain events of default which indicate that either the servicer is not performing, or is unable to perform, its duties and obligations under the servicing agreement. If the master servicer terminates the servicer, the master servicer will be required to appoint a successor servicer as provided in the pooling and servicing agreement.

We refer you to “The Agreements — Certain Matters Regarding the Servicer and the Depositor” and — Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

The master servicer is responsible for receiving the monthly servicer reports and remittances and for the oversight of the performance of the servicer under the terms of their underlying servicing agreement. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicer. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any underlying servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the issuing entity against such defaulting servicer.

The master servicer will not be ultimately responsible for the performance of the servicing activities by the servicer, except as described under “— Advances” below. In addition, the master servicer will not be responsible for the supervision of the activities of the servicer related to the resolution of defaulted mortgage loans, including collections, modifications, foreclosure and disposition or management of REO property. If the servicer fails to fulfill its obligations under the servicing agreement, the master servicer will be obligated to terminate the servicer and, within 90 days of such termination, appoint a successor servicer that satisfies the eligibility requirements set forth in the servicing agreement.

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The servicer generally may not transfer the servicing to a successor servicer without the consent of the bond trustee and the master servicer. The pooling and servicing agreement requires that, in the case of transfers to a successor servicer, each rating agency confirm in writing that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the bonds.

Waiver or Modification of Mortgage Loan Terms. [                  ]

Custodial Account. Servicing functions to be performed by the servicer under the servicing agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. The servicer may contract with subservicers to perform some or all of the servicer’s servicing duties, but the servicer will not thereby be released from its obligations under the servicing agreement. When used herein with respect to servicing obligations, the term servicer includes a subservicer.

Pursuant to the servicing agreement, the servicer will deposit collections on the mortgage loans into the custodial account established by it. The custodial account is required to be kept segregated from operating accounts of the servicer and to meet the eligibility criteria set forth in the servicing agreement. The servicing agreement does not provide for the investment of amounts on deposit in the custodial account. Any interest earned on deposited amounts will be for the benefit of the servicer.

On or before the closing date, the issuing entity administrator, on behalf of the trustee, will establish the collection account into which the servicer will remit all amounts required to be deposited therein (net of the servicer’s servicing compensation) on the remittance date specified in the servicing agreement. Generally, the servicer will determine the amount of monthly advances for the related Due Period on or before the related Determination Date, and will furnish to the master servicer information with respect to loan level remittance data for such month’s remittance on the reporting date specified in the servicing agreement.

Prepayment Interest Shortfalls. When a borrower prepays a mortgage loan in full between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by the servicer during the related Prepayment Period for a Payment Date will be distributed to bondholders on the related Payment Date. Thus, less than one month’s interest may have been collected on mortgage loans that have been prepaid in full with respect to any Payment Date. Pursuant to the servicing agreement, either (i) the related servicing fee for any month will be reduced (but not below zero) by the amount of any Prepayment Interest Shortfall or (ii) the servicer will be required to make payments in respect of Prepayment Interest Shortfalls from its own funds with respect to the mortgage loans. The master servicer is obligated to reduce a portion of its master servicing fee for the related Payment Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the servicer. The amount of interest available to be paid to bondholders will be reduced by any uncompensated Prepayment Interest Shortfalls.

Advances. Subject to the limitations described in the following paragraph, the servicer will be required to advance prior to each Payment Date, from its own funds, or funds in the custodial account that are not otherwise required to be remitted to the collection account for such Payment Date, an amount equal to the scheduled payment of interest at the related mortgage rate (less the applicable servicing fee rate) and scheduled principal payment on each mortgage loan which were due on the related Due Date and which were not received prior to the related Determination Date (any such advance, a “monthly advance”). The master servicer will be obligated to make any required monthly advance if the servicer fails in its obligation to do so, to the extent provided in the pooling and the servicing agreement and the servicing agreement.

Monthly advances are intended to maintain a regular flow of scheduled interest and principal payments on the bonds rather than to guarantee or insure against losses. The servicer is obligated to make monthly advances with respect to delinquent payments of interest and principal on each mortgage loan serviced by it, to the extent that such monthly advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loans. Any failure by the servicer to make a monthly advance as required under the servicing agreement will constitute a default thereunder, in which case the master servicer will be required, as successor servicer, to make a monthly advance in accordance with the terms of the pooling and servicing agreement; provided, however, that in no event will the master servicer be required to make a monthly advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loans. If the servicer determines on any Determination Date to make a monthly advance, such monthly advance will be included with the payment to bondholders on the related Payment Date. Any failure by the master servicer to make a monthly advance as required under the pooling and servicing agreement will constitute a master servicer default thereunder, in which case the trustee or the successor master servicer will be obligated to make such monthly advance.

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Servicing Compensation and Payment of Expenses. The servicer will be entitled to receive, from interest actually collected on each mortgage loan serviced by it, a servicing fee (the “servicing fee”) equal to the product of (1) the principal balance of such mortgage loans as of the first day of the related Due Period and (2) a per annum rate (the “servicing fee rate”) equal to (a) in the case of a mortgage loan that has not reached its first adjustment date, 0.25% annually or (2) in the case of a mortgage loan that has reached its first adjustment date, 0.375% annually. The servicer will also be entitled to receive, to the extent provided in the applicable servicing agreement, additional compensation in the form of prepayment premiums and any interest or other income earned on funds it has deposited in the custodial account pending remittance to the master servicer, as well as late charges and certain fees paid by borrowers and, in certain cases, REO management fees.

As compensation for its services, the master servicer will be entitled to retain interest or other income earned on funds it has deposited in the collection account pending remittance of such funds by the issuing entity administrator to the bondholders. The amount of the master servicing fee and the servicer’s servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described above under “— Prepayment Interest Shortfalls.”

Evidence as to Compliance. The servicing agreement will require the servicer to deliver to the trustee, on or before the date in each year specified in the servicing agreement, and, if required, file with the SEC as part of a Report on Form 10-K filed on behalf of each trust, the following documents:

•	a report on its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the offered securities, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant SEC regulations;

•	with respect to each assessment report described in the immediately preceding bullet point, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

•	a statement of compliance from the servicer, and similar statements from certain other parties involved in servicing the mortgage loans as required by relevant SEC regulations, signed by an authorized officer, to the effect that: (a) a review of the servicer’s activities during the reporting period and of its performance under the applicable servicing agreement has been made under such officer’s supervision; and (b) to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the servicing agreement in all materials respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Each custodial agreement provides that the related custodian will certify to the depositor, the trustee, the servicer and the master servicer that all information prepared by it and provided to the master servicer, the servicer or the issuing entity administrator relating to the mortgage loans is accurate and complete in all material respects as of the last day of the period covered by that report and that generally the custodian is in compliance with its obligations to report to the master servicer, the servicer and the issuing entity administrator and is in compliance with its obligations under the related custodial agreement. The pooling and servicing agreement will provide that each year the master servicer will certify to the trustee that for the prior calendar year, the master servicer has performed and fulfilled its duties, responsibilities and obligations under the pooling and servicing agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the master servicer and the nature and status thereof, and the master servicer has received from the servicer an annual certificate of compliance and a copy of the servicer’s annual audit report, in each case to the extent required under the servicing agreement, or, if any such certificate or report has not been received by the master servicer, the master servicer is using its best reasonable efforts to obtain such certificate or report.

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The pooling and servicing agreement will also provide that each year during which the master servicer directly services any of the mortgage loans, as servicer, a firm of independent accountants will furnish a statement to the trustee to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the mortgage loans by the master servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the pooling and servicing agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.

Events of Default. Events of default under the servicing agreement include (i) any failure of the servicer to remit to the collection any required payment which continues unremedied for a specified period after the giving of written notice of such failure to the servicer; (ii) any failure by the servicer to make a monthly advance as required under the servicing agreement, unless cured as specified therein; (iii) any failure by the servicer duly to observe or perform in any material respect any of its other covenants or agreements in the servicing agreement which continues unremedied for a specified period after the giving of written notice of such failure to the servicer; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the servicer indicating its insolvency, reorganization or inability to pay its obligations.

If the servicer is in default in its obligations under the servicing agreement, the master servicer may, at its option, terminate the defaulting servicer and either appoint a successor servicer in accordance with the servicing agreement and the pooling and servicing agreement or succeed to the responsibilities of the terminated servicer.

In the event of a default by the servicer under its servicing agreement, the master servicer will have the right to remove the servicer and will exercise that right if it considers such removal to be in the best interest of the bondholders. In the event that the master servicer removes the servicer, the master servicer will, in accordance with the pooling and servicing agreement, act as successor servicer under the servicing agreement or will appoint a successor servicer reasonably acceptable to the depositor and the trustee. In connection with the removal of the servicer, the master servicer will be entitled to be reimbursed from the assets of the issuing entity for all of its reasonable costs associated with the termination of the servicer and the transfer of servicing to a successor servicer.

Limitation on Liability of the Servicer and Others. The servicing agreement provides that neither the servicer nor any of the officers, employees or agents of the servicer will be under any liability to the trust for any action taken, or for refraining from taking any action, in good faith pursuant to the servicing agreement, or for errors in judgment. The servicing agreement further provides, however, that such provision will not protect the servicer or any such person against any breach of warranties or representations made by the servicer in the servicing agreement, or the failure of the servicer to perform its obligations in compliance with any standard of care set forth in the servicing agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of the servicing agreement.

Resignation of Servicer. The servicer may not resign from its obligations and duties under the servicing agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law, (ii) in certain cases, upon the sale of substantially all of its assets or (iii) upon a sale of its servicing rights with respect to the mortgage loans with the prior written consent of the depositor, which consent may not be unreasonably withheld. No such resignation will become effective until the master servicer or a successor servicer approved by it has assumed the servicer’s obligations and duties under the servicing agreement.

Any person into which the servicer may be merged or consolidated, any person resulting from any merger or consolidation which the servicer is a party, any person succeeding to the business of the servicer or any person to whom the servicer assigns or transfers its duties and obligations, will be the successor of the servicer under the related servicing agreement.

Amendment of the Servicing Agreement. The servicing agreement may generally be amended by written agreement between the servicer and the trustee, as acknowledged by the master servicer, without notice to or consent of the bondholders.

Administration

The Issuing Entity Administrator or the Depositor will agree, to the extent provided in the Management Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuing Entity, the Bond trustee and the Owner Trustee under the Management Agreement, the Indenture and the Trust Agreement.

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[Neither the Issuing Entity Administrator nor the Depositor will receive additional compensation for their services under the Management Agreement.]

Reports to Bondholders

On each Payment Date, the Issuing Entity Administrator will make available on the Issuing Entity Administrator’s website at [____________] a payment statement containing the items set forth under “The Agreements—Reports to Securityholders” in the prospectus, based solely on information received from the Servicer or the Master Servicer.

Voting Rights

Voting rights under the deposit trust agreement will be allocated as follows:

•	[98]% to the classes of Bonds in proportion to their respective outstanding Bond Principal Amounts; and

•	[2]% to the Residual Holder.

Termination of the Issuing Entity

The Issuing Entity will terminate upon the payment to the holders of all classes of Bonds of all amounts required to be paid to the holders and upon the last to occur of:

•	the final payment or other liquidation, or any related advance, of the last Mortgage Loan;

•	the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust; and

•	exercise by the Residual Holder of its right to purchase the Mortgage Loans and other property of the Trust as described under “Description of the Bond—Optional Purchase of the Mortgage Loans.”

YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

General

The yields to maturity (or to early termination) of the Offered Bonds will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to reduce the Class Principal Amounts of the Bonds. Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price paid by investors for the Offered Bonds, and other factors.

Yields on the Offered Bonds will be affected by the rate of principal payments on the Mortgage Loans.  Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to a higher rate of prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders. [The Mortgage Loans generally have due-on-sale clauses.]

In addition, the rate of principal prepayments may also be influenced by programs offered by the Subservicer and its affiliates or by other lenders. Many mortgage lenders solicit borrowers to refinance their loans. [Lender] does not directly solicit borrowers to refinance, but the availability of [Lender]’s “streamline refi” program, which enables qualifying mortgagors to refinance at greatly reduced cost, may influence some borrowers to do so. These refinancings may increase the rate of prepayment of the Mortgage Loans.

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[The Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of six months, three years, five years or seven years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on either a monthly or semi-annual basis. When a Mortgage Loan begins its adjustable rate period, increases and decreases in the Mortgage Rate will be limited by the Periodic Cap, the Maximum Rate and the Minimum Rate, if any, and will be based on the applicable Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin. The applicable Index may not rise and fall consistently with mortgage interest rates. As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated.] [To be provided as applicable.] Some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high. These borrowers may be induced to refinance adjustable rate loans when the interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers’ adjustable rate mortgage loans. The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing mortgage interest rates, the borrower’s equity in the related Mortgaged Property, tax laws and prevailing general economic conditions.

[Substantially all of the Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of ten years following the origination of the related Mortgage Loan. Following the applicable interest-only period, the monthly payment with respect to these Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.]  [To be provided as applicable.]

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation, and optional purchases of Mortgage Loans as described herein. The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under “Yield and Prepayment Considerations”), no assurance can be given as to such rate or the timing of principal payments on the Offered Bonds. In general, the earlier a prepayment of principal of the Mortgage Loans, the greater will be the effect on an investor’s yield. The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Bonds may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters.  Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Bondholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives and will reduce the yields on the Offered Bonds to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of Mortgage Loans will result in payments to holders of Bonds of principal amounts that would otherwise be paid over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to adjustable rate mortgage loans, as increases in monthly payments may result in a default rate higher than on level payment mortgage loans. Furthermore, the rate of default on Mortgage Loans with high loan-to-value ratios may be higher than for other Mortgage Loans.

S-57

Certain characteristics of the Mortgage Loans that may influence the rate of defaults or losses are described under “Risk Factors” and “Description of the Mortgage Pool[s].”

[The inclusion of interest only Mortgage Loans in the Trust will generally, absent other considerations, result in longer weighted average lives of the Offered Bonds than would be the case if these Mortgage Loans provided for monthly payments of principal throughout their terms. If an investor purchases Offered Bonds at a discount, the yield may be reduced. In addition, a borrower may view the interest only period as a disincentive to prepayment.] [To be provided as applicable.]

The yields on the Offered Bonds may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans. The yields on the Offered Bonds will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under “Risk Factors — Mortgage Loan Interest Rates May Limit Interest Rates on the Bonds.”

[In the event that at the end of the Pre-Funding Period not all of the pre-funding amount in the pre-funding account has been used to acquire subsequent mortgage loans for inclusion in the Trust, the related Bondholders will receive a partial prepayment on the Payment Date in [________] [___], equal to the amount remaining the applicable pre-funding account. Although no assurance can be given, the Depositor expects that the principal balance of the subsequent mortgage loans to be sold to the Trust will require the application of substantially all of the pre-funding amount and that there should be no material principal prepaid to the Bondholders.]

[The yields to investors on the Class [_____] Bonds may be adversely affected by the Trust Fund’s acquisition of Subsequent Mortgage Loans, which will reduce the amount and timing of principal payments on these Bonds.]

As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the Bonds to achieve and maintain limited overcollateralization. The amount of excess interest available on any Payment Date will be influenced by, among other things:

•	the amount of overcollateralization. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the aggregate Class Principal Amounts of the Bonds;

•	the loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans;

•	the value of LIBOR;

•	[to the extent which amounts are received by the Trust under the Swap Agreements; and]

•	the extent to which the weighted average Net Mortgage Rates of the Mortgage Loans exceed the weighted average of the Bond Interest Rates of the Bonds.

No assurance can be given as to the amount or timing of excess interest payable on the Bonds.

[The yields to investors in the Offered Bonds will be affected by the exercise by the Residual Holder of its right to purchase the Mortgage Loans, as described under “Description of the Bonds — Optional Purchase of the Mortgage Loans” herein or their failure to exercise that right.]  [To be provided as applicable.]

If the purchaser of an Offered Bond offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. Conversely, if the purchaser of an Offered Bond offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the Seller due to breaches of representations and warranties.

S-58

The Bond Interest Rates applicable to the Bonds will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Bonds.”

Overcollateralization

The yields of the Offered Bonds will be affected by the application of Monthly Excess Interest as described herein and by the amount of overcollateralization. The amount of Monthly Excess Interest will be affected by the delinquency, default and prepayment experience of the Mortgage Loans. There can be no assurance as to whether overcollateralization will be increased to or maintained at the levels described herein.

Subordination of the Subordinate Bonds

As described herein, Bonds having a relatively higher priority of payment will have a preferential right to receive payments of interest to the extent of Interest Funds and principal to the extent of the Principal Payment Amount. As a result, the yields of the Subordinate Bonds will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of more senior Bonds.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Bonds will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest.

Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model. The model used in this prospectus supplement for the Mortgage Loans is CPR. CPR assumes a constant rate of prepayment each month relative to the then outstanding balance of the related pool of mortgage loans for the life of such loans.

CPR does not purport to be either a historical description of the prepayment experience of the Mortgage Loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be owned by the Issuing Entity. The percentages of CPR in the tables below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans. Variations in the prepayment experience and the principal balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Class Principal Amounts (and weighted average lives) shown in the following table. Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of CPR.

The tables below were prepared based on the following assumptions (collectively, the “Modeling Assumptions”): [(1) the initial Class Principal Amounts are as set forth in the table on page S-[__]; (2) each monthly payment of principal and interest is timely received on the first day of each month commencing in [____]; (3) principal prepayments are received in full on the last day of each month commencing in [___] and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans; (5) Payment Dates occur on the [25]th day of each month commencing in [___]; (6) there are no purchases or substitutions of Mortgage Loans (except in the case of an Optional Termination of the Issuing Entity); (7) the Mortgage Rate of each Mortgage Loan is adjusted on the next applicable rate adjustment date and any subsequent adjustment dates to equal the value of the related Index set forth below plus the related Gross Margin subject to the applicable caps and floor; (8) the Adjustment Date with respect to each assumed Mortgage Loan occurs in the month immediately following the applicable interest adjustment date; (9) the value of Six-Month LIBOR is equal to [___]% and remains constant; and the value of One-Month LIBOR is equal to [___]% and remains constant; (10) there is no Optional Termination of the Issuing Entity (except in the case of Weighted Average Life in Years With Optional Termination); (11) the Bonds are issued on [___]; (12) the Servicing Fee Rate for any Mortgage Loan is equal to the rate for such Mortgage Loan as described under “Fees and Expenses of the Trust” herein; and (13) the Mortgage Loans are aggregated into assumed Mortgage Loans having the following characteristics]  [May vary in accordance with structure of transaction]:

S-59

Assumed Characteristics of the Mortgage Loans

					Remaining	Original	Months to				Initial		Rate
		Gross	Net		Term to	Term to	Next Rate			Gross	Periodic	Subsequent	Adjustment	Remaining
Loan	Principal	Mortgage	Mortgage	Expense	Maturity	Maturity	Adjustment	Maximum	Minimum	Margin	Rate	Periodic Rate	Frequency	IO Term	Index
Number	Balance ($)	Rate (%)	Rate (%)	Fee Rate	(months)	(months)	Date	Rate (%)	Rate (%)	(%)	Cap (%)	Cap (%)	(months)	(months)	Type
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21						÷
22
23
24

The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cashflows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Bonds to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

The Mortgage Loans are expected to have the approximate actual aggregate characteristics as of the cut-off date as set forth in Annex A attached to this prospectus supplement and incorporated by reference herein.

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Bonds and set forth the percentages of the initial Class Principal Amounts of the Offered Bonds that would be outstanding after each of the Payment Dates shown at various percentages of CPR.

S-60

The weighted average life of a class of Offered Bonds is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Bond to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Percentage of Initial Class Principal Amount of the

 Class [____] and Class [___] Bonds Outstanding

at the Following Percentages of CPR

	Class [___] Bonds					Class [___] Bonds
	0%	10%	25%	40%	50%	0%	10%	25%	40%	50%

Initial Percentage
[___]
[___]
[___]
[___]
[___]
[___]
[___]
[___]
[___]
[___]
[___]
[___]
[___]
[___]
[___]
[___]
[___]
[___]
[___]
[___]
Weighted Average Life in Years:
Without Optional Termination
With Optional Termination

[* Indicates a value between 0.0% and 0.5%.]

S-61

USE OF PROCEEDS

The Issuing Entity intends to distribute all of the net proceeds of the issuance of the Bonds to the Depositor which will use such proceeds to pay certain indebtedness incurred by Redwood Trust in connection with the acquisition of the Mortgage Loans. Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[_______] before deducting expenses payable by it of approximately $[_______] ($[_______] of which expenses were incurred in connection with the selection and acquisition of the mortgage loans and other assets of the issuing entity).

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Tax Classification of the Issuing Entity and of the Bonds

Investors should review the material set forth in this section together with the information in the section “Material Federal Income Tax Consequences” in the prospectus.

Chapman and Cutler LLP has advised us that in its opinion the Bonds will be treated as debt for federal income tax purposes and not as an ownership interest in the mortgage collateral, the issuing entity or a separate association taxable as a corporation. Interest, including original issue discount with respect to any class of Bonds issued with original issue discount, will be taxable to non-exempt bondholders. The Tax Prepayment Assumption (as defined in the prospectus under “Federal Income Tax Consequences — Taxation of Regular Interest Securities — Original Issue Discount”) for the purposes of determining the amount and rate of accrual of original issue discount on the Bonds assumes that the Mortgage Loans are prepaid at a rate of [___]% of the Prepayment Assumption. Based upon (i) [the assumed prepayment rate] and (ii) the expected price to the public of each Class of Bonds as of the date hereof (including interest accrued before the issue date, if any), the Senior Bonds will not be issued with original issue discount and the Subordinated Bonds will be treated as issued with original issue discount. [Although such treatment is not entirely certain, the Issuing Entity intends to treat the Bonds as “Variable Rate Debt Instruments” and the stated interest on the Bonds as “qualified stated interest payments” (as each term is defined in the prospectus under “Material Federal Income Tax Consequences”)].

Notwithstanding the use of [_________] in pricing the bonds, no representation is made that the Mortgage Loans will actually prepay at or at any other rate. The amount of original issue discount and certain other information with respect to each Bond will be set forth on the face of such bond as required by applicable regulations and as described in the prospectus.

The Issuing Entity will not elect to treat the segregated pool of assets securing the Bonds as a real estate mortgage investment conduit (“REMIC”) for federal income tax purposes. Chapman and Cutler LLP has further advised us that, in its opinion, the Issuing Entity [will not be classified as a taxable mortgage pool][may be classified as a taxable mortgage pool, but will not be subject to federal income tax as a corporation as long the all of the securities classified as equity interests in the issuing entity for federal income tax purposes are held by an entity that qualifies as a “real estate investment trust,” or are held directly or indirectly through one or more wholly owned “qualified REIT subsidiaries,” each as defined under section 856 of the Internal Revenue Code of 1986, as amended].

Tax Consequences to Holders of the Bonds

Interest Income on the Bond. The Bonds may be treated as having been issued with original issue discount (“OID”). The beneficial owner of a Bond must include any OID with respect to such Bond in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID (We refer you to “Material Federal Tax Considerations—Taxation of Regular Interest Securities —Original Issue Discount” in the prospectus). The prepayment assumption that will be used in determining the accrual of any OID, market discount or amortizable bond premium, if any, will be a rate equal to [___]% of CPR with respect to the Mortgage Loans. We refer you to “Yield, Prepayment and Weighted Average Life” above. No representation, however, is made as to the rate at which principal payments or recoveries on the Mortgage Loans actually will occur.

Possible Alternative Treatments of the Bond. If, contrary to the opinion of Chapman and Cutler LLP, the Internal Revenue Service successfully asserted that a class of Bonds did not represent debt instruments for federal income tax purposes, those Bonds might be treated as equity interests in the issuing entity. [If, as a result, a REIT did not hold, directly, or indirectly through a qualified REIT subsidiary, 100% of the equity in the issuing entity, the issuing entity could be subject to corporate income tax.] Moreover, if a class of Bonds represented equity in the issuing entity, payments of interest on that class of Bonds to a foreign person generally would be subject to U.S. tax and withholding requirements.

S-62

State and Local Income Tax Considerations. In addition to the federal income tax consequences described under “Material Federal Income Tax Consequences” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Bonds. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Bonds.]

ERISA MATTERS

General

Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between Plans and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan. A violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.

Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 of ERISA and the Section 4975 of the Code with respect to a Plan that purchases securities issued by that trust if assets of the issuing entity were deemed to be assets of the Plan (the “Plan”). Under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation”), the assets of an issuing entity would be treated as plan assets of the Plan for the purposes of ERISA and the Section 4975 Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Offered Bonds

[Although there is little guidance on the subject, at the time of their issuance, the Offered Bonds should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. This determination is based in part upon (1) tax counsel’s opinion that Offered Bonds transferred on the Closing Date to parties unrelated to the initial holder of the Ownership Certificate will be classified as debt for U.S. federal income tax purposes and that Retained Bonds, if later sold to a party unrelated to the holder of the Ownership Certificate for cash, will be classified as debt instruments for U.S. federal income tax purposes as of the date of such sale, based on certain assumptions (including that the rating of the Offered Bonds as of the Closing Date has not declined below investment grade) and (2) the traditional debt features of the Offered Bonds, including the reasonable expectation of purchasers of the Offered Bonds that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. Based upon the foregoing and other considerations, subject to the considerations described below, the Offered Bonds may be purchased by a Plan.

Without regard to whether the Offered Bonds are considered an “equity interest” in the Issuing Entity under the Plan Asset Regulations, the acquisition or holding of Offered Bonds by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriters, the Issuing Entity, the  Owner Trustee or the Bond Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan. In that case, certain prohibited transaction exemptions from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire such Offered Bond.  Included among these exemptions are: PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an “in-house asset manager”). Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions. There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving such Offered Bonds.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to Similar Law.

S-63

The Offered Bonds should not be purchased with the assets of a Benefit Plan if the Seller, the Depositor, the Bond Trustee, the Owner Trustee, the Issuing Entity Administrator, the Underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Offered Bonds would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

Prospective Benefit Plan investors in the Offered Bonds should consult with their legal advisors concerning the impact of ERISA and the Code and any Similar Law, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Bonds. Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Bonds is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan’s investment portfolio.

Each purchaser and transferee of an Offered Bond will be deemed to represent and warrant to the Issuing Entity that (i) it is not acquiring such Bond for, or with the assets of, a Benefit Plan or (ii) its acquisition and holding of such Bond will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any Similar Law.]

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement between the depositor, Redwood Trust and the Underwriter, the depositor has agreed to cause the Issuing Entity to sell to the Underwriter, and the Underwriter has agreed to purchase from the Issuing Entity, the bonds. Distribution of the Bonds will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the bonds, the Underwriter may be deemed to have received compensation from the Issuing Entity in the form of underwriting discounts.

The Underwriter intends to make a secondary market in the bonds, but has no obligation to do so. There can be no assurance that a secondary market for the bonds will develop or, if it does develop, that it will continue or that it will provide bondholders with a sufficient level of liquidity of investment. The bonds will not be listed on any national securities exchange.

The depositor and Redwood Trust have agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

LEGAL MATTERS

The validity of the Bonds will be passed upon for the Issuing Entity by Weintraub Genshlea Chediak Tobin & Tobin Law Corporation, San Francisco, California. Certain tax matters will be passed upon by for the Issuing Entity by Chapman and Cutler LLP, San Francisco, California. [___________] will act as counsel for the underwriter.

RATINGS

The depositor expects that the offered bonds will receive credit ratings from two nationally recognized statistical rating organizations that have been hired to rate the bonds (the “hired NRSROs”).

The ratings assigned by [_________] to collateralized mortgage obligations address the likelihood of the receipt of all payments on the mortgage loans by the related bondholders under the agreements pursuant to which such bonds are issued. [_________]’s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such bonds, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such bonds. [_________]’s ratings on such bonds do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans.

The ratings assigned by [_________] to the Senior Bonds address the likelihood of the receipt of all payments on the mortgage loans by the related Bondholders under the agreements pursuant to which such bonds are issued. [_________]’s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such bonds, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by such bonds. [_________]’s ratings on such bonds do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

S-64

The ratings assigned by the hired NRSROs do not constitute a statement regarding frequency of prepayments of the mortgage loans. The ratings of the hired NRSROs do not address the possibility that, as a result of principal prepayments, bondholders may receive a lower than anticipated yield.

The ratings do not address the likelihood that any Basis Risk Shortfall Carryforward Amount will be repaid to Bondholders from Monthly Excess Cashflow.

The ratings assigned to the Bonds should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the hired NRSROs.

The issuing entity is not requesting a rating of the bonds by any rating agency other than the hired NRSROs referred to above; there can be no assurance, however, as to whether any other rating agency will rate the bonds or, if it does, what rating would be assigned by such other rating agency.

In preparing for the offering of the bonds, the sponsor engaged the hired NRSROs to provide ratings on the offered bonds. Accordingly, the sponsor executed an engagement letter with each hired NRSRO setting forth the terms on which each hired NRSRO would provide such ratings. Although the engagement letter with each hired NRSRO states that its fees are not contingent upon the issuance of the bonds, if the bonds are not issued under certain circumstances a portion of the fees of each hired NRSRO may not be payable. In addition, the fees paid to each hired NRSRO at closing include a fee for ongoing surveillance by each hired NRSRO for so long as the bonds are outstanding. However, the hired NRSROs are under no obligation to continue to monitor or provide a rating on the bonds.

S-65

INDEX OF DEFINED TERMS

Page No.

Adjustment Date	S-20
Advances	S-28
agreements	S-47
Available Funds	S-28
beneficial owner	S-27
Bond Interest Rate	S-29
Bond Owners	S-27
Bond Payment Amount	S-28
Bond Trustee	S-2, S-37
Bondholders	S-27
Bonds	S-26
Book-Entry Bonds	S-27
CEDEL Participant	S-28
Certificate Interest Payment Amount	S-29
Certificate Interest Rate	S-26
Class Principal Amount	S-26
Closing Date	S-3
Code	S-9
Collection Account	S-28
Controlling Class	S-35
Cooperative	S-1
covered	S-19
CPR	S-33
Custodian	S-3
Cut-Off Date	S-3
defective mortgage loan	S-48
Definitive Bond	S-27
Deleted Mortgage Loan	S-48
Depositor	S-2, S-39
disqualified persons	S-60
DTC	S-27
Due Date	S-2
Emergency Economic Stabilization Act of 2008	S-11
equity interest	S-60
ERISA	S-9
Euroclear Operator	S-2
Euroclear Participant	S-28
European Depositaries	S-27
Event of Default	S-34
excess interest	S-5
Fannie Mae	S-11
Federal Home Loan Mortgage Corporation	S-11
Federal National Mortgage Association	S-11
FHA Mortgage Loans	S-19
Financial Intermediary	S-27
Fixed Rate Mortgage Loans	S-19
Freddie Mac	S-11
Gross Margin	S-20
high cost	S-17

I-1

Page No.
HOEPA	S-17
Home Ownership and Equity Protection Act of 1994	S-17
Homeowner Affordability and Stability Plan	S-16
Indirect Participants	S-27
in-house asset manager	S-60
Insurance Proceeds	S-28
Interest Accrual Period	S-29
Interest Payment Amount	S-29
Invested Amount	S-27
Invested Amount Payment	S-31
Investor Certificate	S-26
Investor Percentage	S-30
issuing entity	S-25, S-37
Issuing Entity	S-2
Issuing Entity Administrator	S-3, S-36
Liquidated Mortgage Loan	S-32
Liquidation Proceeds	S-29
Loan-to-Value Ratio	S-21
Management Agreement	S-25
Master Servicer	S-3
Maximum Rate	S-20
Modeling Assumptions	S-56
monthly advance	S-50
Morgan	S-3
Mortgage	S-48
Mortgage File	S-48
Mortgage Loan Pool	S-32
Mortgage Loan Purchase Agreement	S-8
Mortgage Loans	S-18
Mortgage Note	S-48
mortgage related securities	S-9
Mortgaged Property	S-48
Net Interest Shortfall	S-29
Net Interest Shortfalls	S-29
Notice of Default	S-35
offer of bonds to the public	S-ii
Offered Bonds	S-26
OID	S-59
option ARMs	S-16
Original Invested Amount	S-27
Original Senior Class Principal Amount	S-27
Original Subordinated Class Principal Amount	S-27
Originator	S-3
out of pocket	S-43
overcollateralization	S-5, S-14
Owner Trustee	S-2, S-3
Participants	S-27
parties in interest	S-60
Payment Account	S-28
Payment Date	S-28
Periodic Cap	S-20
Plan	S-9, S-60
Plan Assets Regulation	S-60
Pool Principal Balance	S-30

I-2

Page No.
Prepayment Assumption	S-33
Prepayment Interest Shortfall	S-29
President’s Financial Stability Plan	S-11
prohibited transaction	S-60
Prospectus Directive	S-ii
PTCE	S-4
Public-Private Investment Program	S-11
qualified professional asset manager	S-60
qualified REIT subsidiaries	S-9, S-18, S-59
qualified REIT subsidiary	S-59
qualified stated interest payments	S-59
real estate investment trust	S-9, S-18
Realized Loss	S-31
Record Date	S-28
Redwood Trust	S-2
Relevant Depositary	S-27
Relevant Implementation Date	S-i
Relevant Member State	S-i
Relief Act Reduction	S-29
REMIC	S-59
Replacement Mortgage Loan	S-48
Residential mortgage-backed securities	S-11
RMBS	S-11
Rules	S-27
RWT Holdings	S-39
SEC	S-25
Seller	S-2
senior	S-4
Senior Bond Interest Rate	S-29
Senior Bonds	S-26
Senior Class Principal Amount	S-26
Senior Interest Payment Amount	S-29
Senior Percentage	S-30
Senior Principal Payment Amount	S-30
Servicer	S-3
servicing agreement	S-49
servicing fee	S-50
servicing fee rate	S-50
SMMEA	S-9
Sponsor	S-2
Stated Principal Balance	S-30
streamline refi	S-53
Structuring Assumptions	S-32
subordinate	S-4
Subordinated Bond Interest Rate	S-29
Subordinated Bonds	S-26
Subordinated Class Principal Amount	S-26
Subordinated Interest Carryover Shortfall	S-29
Subordinated Interest Payment Amount	S-29
Subordinated Percentage	S-30
Subordinated Principal Carryover Shortfall	S-30
Subordinated Principal Payment Amount	S-30

I-3

Page No.
Subsequent Mortgage Loans	S-18
Substitution Adjustment Amount	S-48
TALF	S-11
TARP	S-11
Term Asset-Backed Securities Loan Facility	S-11
Terms and Conditions	S-5
Troubled Asset Relief Program	S-11
VA Mortgage Loans	S-19
Variable Rate Debt Instruments	S-59

I-4

ANNEX A – CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

The mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date. Prior to the issuance of the certificates, mortgage loans may be removed from the trust fund as a result of incomplete documentation or otherwise, if the depositor deems such removal necessary or appropriate.

Set forth below is a description of certain additional characteristics of the mortgage loans as of the cut-off date (except as otherwise indicated). All percentages of the mortgage loans are approximate percentages by Cut-off Date Principal Balance (except as otherwise indicated). Unless otherwise specified, all Stated Principal Balances of the mortgage loans are as of the cut-off date. In some instances, percentages may not add to 100% due to rounding.

[Cut-off Date Principal Balance

			Percent of				Non-Zero
	Number	Aggregate	Aggregate		Weighted		Weighted		Weighted
	of	Principal	Principal		Average		Average	Average	Average
Cut-off Date	Mortgage	Balance	Balance		Mortgage		Credit	Principal	Original
Principal Balances ($)	Loans	Outstanding	Outstanding		Rate		Score	Balance	LTV

Total		$		%		%		$		%

Current Mortgage Rates

			Percent of				Non-Zero
	Number	Aggregate	Aggregate		Weighted		Weighted		Weighted
	of	Principal	Principal		Average		Average	Average	Average
	Mortgage	Balance	Balance		Mortgage		Credit	Principal	Original
Current Mortgage Rates (%)	Loans	Outstanding	Outstanding		Rate		Score	Balance	LTV
Total:		$		%		%		$		%

Original Term

			Percent of				Non-Zero
	Number	Aggregate	Aggregate		Weighted		Weighted		Weighted
	of	Principal	Principal		Average		Average	Average	Average
	Mortgage	Balance	Balance		Mortgage		Credit	Principal	Original
Original Term (Months)	Loans	Outstanding	Outstanding		Rate		Score	Balance	LTV
Total:		$		%		%		$		%

Remaining Term

			Percent of				Non-Zero
	Number	Aggregate	Aggregate		Weighted		Weighted		Weighted
	of	Principal	Principal		Average		Average	Average	Average
	Mortgage	Balance	Balance		Mortgage		Credit	Principal	Original
Remaining Term (Months)	Loans	Outstanding	Outstanding		Rate		Score	Balance	LTV
Total:		$		%		%		$		%

A-1

Original LTV Ratios

			Percent of				Non-Zero
		Aggregate	Aggregate				Weighted		Weighted
	Number of	Principal	Principal		Weighted		Average	Average	Average
	Mortgage	Balance	Balance		Average		Credit	Principal	Original
Original LTV Ratios (%)	Loans	Outstanding	Outstanding		Mortgage Rate		Score	Balance	LTV
Total		$		%		%		$		%

Credit Score

			Percent of				Non-Zero
	Number	Aggregate	Aggregate		Weighted		Weighted		Weighted
	of	Principal	Principal		Average		Average	Average	Average
	Mortgage	Balance	Balance		Mortgage		Credit	Principal	Original
Credit Score	Loans	Outstanding	Outstanding		Rate		Score	Balance	LTV
Total		$		%		%		$		%

Geographic Distribution of Mortgaged Properties

			Percent of				Non-Zero
		Aggregate	Aggregate		Weighted		Weighted		Weighted
	Number of	Principal	Principal		Average		Average	Average	Average
	Mortgage	Balance	Balance		Mortgage		Credit	Principal	Original
Geographic Distribution	Loans	Outstanding	Outstanding		Rate		Score	Balance	LTV
Total:		$		%		%		$		%

Occupancy Type

			Percent of				Non-Zero
		Aggregate	Aggregate		Weighted		Weighted		Weighted
	Number of	Principal	Principal		Average		Average	Average	Average
	Mortgage	Balance	Balance		Mortgage		Credit	Principal	Original
Occupancy Type	Loans	Outstanding	Outstanding		Rate		Score	Balance	LTV
Total		$		%		%		$		%

Property Type

			Percent of				Non-Zero
		Aggregate	Aggregate				Weighted		Weighted
	Number of	Principal	Principal		Weighted		Average	Average	Average
	Mortgage	Balance	Balance		Average		Credit	Principal	Original
Property Type	Loans	Outstanding	Outstanding		Mortgage Rate		Score	Balance	LTV
Total		$		%		%		$		%

A-2

Loan Purpose

			Percent of				Non-Zero
		Aggregate	Aggregate				Weighted		Weighted
	Number of	Principal	Principal		Weighted		Average	Average	Average
	Mortgage	Balance	Balance		Average		Credit	Principal	Original
Loan Purpose	Loans	Outstanding	Outstanding		Mortgage Rate		Score	Balance	LTV
Total		$		%		%		$		%

Prepayment Penalty

			Percent of				Non-Zero
		Aggregate	Aggregate				Weighted		Weighted
	Number of	Principal	Principal		Weighted		Average	Average	Average
Prepayment Penalty	Mortgage	Balance	Balance		Average		Credit	Principal	Original
(Years)	Loans	Outstanding	Outstanding		Mortgage Rate		Score	Balance	LTV
Total:		$		%		%		$		%

Interest Only Period

Non-
			Percent of				Zero
	Number	Aggregate	Aggregate		Weighted		Weighted		Weighted
	of	Principal	Principal		Average		Average	Average	Average
	Mortgage	Balance	Balance		Mortgage		Credit	Principal	Original
Interest Only Period (Months)	Loans	Outstanding	Outstanding		Rate		Score	Balance	LTV
Total:		$		%		%		$		%

Loan Documentation

			Percent of				Non-Zero
		Aggregate	Aggregate		Weighted		Weighted		Weighted
	Number of	Principal	Principal		Average		Average	Average	Average
	Mortgage	Balance	Balance		Mortgage		Credit	Principal	Original
Loan Documentation	Loans	Outstanding	Outstanding		Rate		Score	Balance	LTV
Total:		$		%		%		$		%

Mortgage Loan Type

			Percent of				Non-Zero
		Aggregate	Aggregate		Weighted		Weighted
	Number of	Principal	Principal		Average		Average	Average	Weighted
	Mortgage	Balance	Balance		Mortgage		Credit	Principal	Average Original
Mortgage Loan Type	Loans	Outstanding	Outstanding		Rate		Score	Balance	LTV
Total:		$		%		%		$		%

A-3

Underwriting Exception Loans

			Percent of				Non-Zero
		Aggregate	Aggregate		Weighted		Weighted
	Number of	Principal	Principal		Average		Average	Average	Weighted
	Mortgage	Balance	Balance		Mortgage		Credit	Principal	Average Original
	Loans	Outstanding	Outstanding		Rate		Score	Balance	LTV
[Originator Name] [Originator Name]		$		%		%		$		%

Mortgage Loan Modification

			Percent of				Non-Zero
		Aggregate	Aggregate				Weighted
	Number of	Principal	Principal		Weighted		Average	Average	Weighted
	Mortgage	Balance	Balance		Average		Credit	Principal	Average Original
Modification	Loans	Outstanding	Outstanding		Mortgage Rate		Score	Balance	LTV
[Interest Rate Modification]
[Term Modification]
[Principal Balance Reduction]
[Principal Balance Forbearance]
[ ]
Total:		$		%		%		$		%

Distribution of Seasoning

			Percent of				Non-Zero
		Aggregate	Aggregate				Weighted
	Number of	Principal	Principal		Weighted		Average	Average	Weighted
Months Elapsed	Mortgage	Balance	Balance		Average		Credit	Principal	Average Original
Since Origination	Loans	Outstanding	Outstanding		Mortgage Rate		Score	Balance	LTV
Total:		$		%		%		$		%

Prepayment Penalty Description

			Percent of				Non-Zero
		Aggregate	Aggregate				Weighted
	Number of	Principal	Principal		Weighted		Average	Average	Weighted
Prepayment Penalty	Mortgage	Balance	Balance		Average		Credit	Principal	Average Original
Description	Loans	Outstanding	Outstanding		Mortgage Rate		Score	Balance	LTV
Total:		$		%		%		$		%

A-4

Margin

			Percent of				Non-Zero
		Aggregate	Aggregate				Weighted
	Number of	Principal	Principal		Weighted		Average	Average	Weighted
	Mortgage	Balance	Balance		Average		Credit	Principal	Average Original
Margin (%)	Loans	Outstanding	Outstanding		Mortgage Rate		Score	Balance	LTV
Total:		$		%		%		$		%

Initial Periodic Caps

			Percent of				Non-Zero
		Aggregate	Aggregate				Weighted
	Number of	Principal	Principal		Weighted		Average	Average	Weighted
Initial Periodic	Mortgage	Balance	Balance		Average		Credit	Principal	Average Original
Cap (%)	Loans	Outstanding	Outstanding		Mortgage Rate		Score	Balance	LTV
Total:		$		%		%		$		%

Subsequent Periodic Cap

			Percent of				Non-Zero
		Aggregate	Aggregate				Weighted
	Number of	Principal	Principal		Weighted		Average	Average	Weighted
Subsequent Periodic	Mortgage	Balance	Balance		Average		Credit	Principal	Average Original
Cap (%)	Loans	Outstanding	Outstanding		Mortgage Rate		Score	Balance	LTV
Total:		$		%		%		$		%

A-5

Maximum Mortgage Rate

			Percent of				Non-Zero
		Aggregate	Aggregate		Weighted		Weighted
	Number of	Principal	Principal		Average		Average	Average	Weighted
Maximum Mortgage	Mortgage	Balance	Balance		Mortgage		Credit	Principal	Average Original
Rate (%)	Loans	Outstanding	Outstanding		Rate		Score	Balance	LTV
Total:		$		%		%		$		%

Next Note Rate Adjustment Date

			Percent of				Non-Zero
		Aggregate	Aggregate		Weighted		Weighted
	Number of	Principal	Principal		Average		Average	Average	Weighted
Next Note Rate	Mortgage	Balance	Balance		Mortgage		Credit	Principal	Average Original
Adjustment Date	Loans	Outstanding	Outstanding		Rate		Score	Balance	LTV
Total:		$		%		%		$		%

Originator Concentration

			Percent of				Non-Zero
		Aggregate	Aggregate		Weighted		Weighted
	Number of	Principal	Principal		Average		Average	Average	Weighted
	Mortgage	Balance	Balance		Mortgage		Credit	Principal	Average Original
Originator	Loans	Outstanding	Outstanding		Rate		Score	Balance	LTV
Total:		$		%		%		$		%

Servicer Concentration

			Percent of				Non-Zero
		Aggregate	Aggregate		Weighted		Weighted
	Number of	Principal	Principal		Average		Average	Average	Weighted
	Mortgage	Balance	Balance		Mortgage		Credit	Principal	Average Original
Servicer Concentration	Loans	Outstanding	Outstanding		Rate		Score	Balance	LTV
Total:		$		%		%		$		%

A-6

Rule 15Ga-1 Repurchases

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)

Sequoia Mortgage Trust [__], CIK#[_______]	x
SubTotal			0		$0%	0		$0%	0		$0%	0		$0%	0		$0%	0		$0%	0		$0%
Sequoia Mortgage Trust [__], CIK#[_______]	x
SubTotal			0		$0%	0		$0%	0		$0%	0		$0%	0		$0%	0		$0%	0		$0%

Total			0		$0%	0		$0%	0		$0%	0		$0%	0		$0%	0		$0%	0		$0%

A-7

ANNEX B – GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered Sequoia Mortgage Trust [_________], Collateralized Mortgage Bonds (the “Global Bonds”) will be available only in book-entry form. Investors in the Global Bonds may hold such Global Bonds through any of The Depository Trust Company (“DTC”), CEDEL or Euroclear. The Global Bonds will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Bonds through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven-calendar day settlement).

Secondary market trading between investors holding Global Bonds through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior collateralized mortgage bond issues.

Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Global Bonds will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Bonds will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Bonds will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Bonds will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC (each, a “DTC Participant”). As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Bonds through DTC will follow the settlement practices’ applicable to other collateralized mortgage bond issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Bonds through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Bonds will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior collateralized mortgage bond issues in same-day funds.

Trading Between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

B-1

Trading Between DTC Seller and CEDEL or Euroclear Purchaser. When Global Bonds are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Bonds against payment. Payment will include interest accrued on the Global Bonds from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Bonds. After settlement has been completed, the Global Bonds will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Bonds will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Bonds are credited to their accounts one day later.

As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Bonds would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Bonds were credited to their accounts. However, interest on the Global Bonds would accrue from the value date. Therefore, in many cases the investment income on the Global Bonds earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Bonds to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Bonds are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Bonds to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Bonds from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended valued date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use CEDEL or Euroclear and that purchase Global Bonds from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)	borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b)	borrowing the Global Bonds in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Bonds sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

B-2

(c)	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry Bond through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I.	the [_______], on behalf of the Trustee, or the U.S. withholding agent receives a statement —

(a)	from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that —

(i)	is signed by the Bondholder under penalty of perjury,

(ii)	certifies that such owner is not a United States person, and (iii) provides the name and address of the Bondholder, or

(b)	from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that —

(i)	is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)	states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

(iii)	provides the name and address of the Bondholder, and

(iv)	attaches the IRS Form W-8BEN (or any successor form) provided by the Bondholder;

II.	the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Issuing Entity Administrator or the U.S. withholding agent;

III.	the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the [______] or the U.S. withholding agent; or

IV.	the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example “qualified intermediaries”) may be subject to different documentation requirements; and such holders are encouraged to consult with their tax advisors when purchasing the Bond.

A book-entry Bondholder holding through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry Bond, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

B-3

In addition, a book-entry Bondholder holding through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

I.         provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

II.        provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.       is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are encouraged to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry Bond.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the issuing entity and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also will be considered United States persons.

B-4

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any other information or to make any representations not contained in this prospectus supplement and the prospectus. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation.

$[_________] (Approximate)

[LOGO] Sequoia MORTGAGE trust

[Collateralized-] [Mortgage-] [Asset-] Backed Bonds

[LOGO]

Sponsor and Seller [RWT Holdings]

[LOGO]

Seller [RRAC]

[LOGO]

Depositor

[LOGO]

Issuing Entity

PROSPECTUS SUPPLEMENT

[INSURER] [LOGO]

[UNDERWRITER(S)] [LOGO]

[Date of prospectus supplement]

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the bonds offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the bonds, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

Version 2

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, [____________], 201[_]

Prospectus Supplement

(To Prospectus dated [______________], 201[_])

$[_______] (Approximate)

[LOGO] Sequoia Mortgage Trust

[Mortgage Pass-Through] [Asset-] Backed Certificates

[LOGO] RWT Holdings, Inc. [Sponsor and Seller]

[LOGO] Redwood Residential Acquisition Corporation [Seller]

[LOGO] [Depositor]

[LOGO] [Issuing Entity]

Consider carefully the risk factors beginning on page S-[__] of this prospectus supplement and on page [__] of the prospectus.
The Issuing Entity will issue:

	•	[___] class(es) of Senior Class [___] Certificates;
For a list of capitalized terms used in this prospectus supplement, see the index of defined terms on page I-1 of the prospectus	•	[___] classes of Subordinated Class [___] Certificates; and
	•	[a residual certificate.]

The Certificates:

The certificates are redeemable only under circumstances described in this prospectus supplement.	•	Will be collateralized by primarily year [fixed adjustable] rate, mortgage loans secured by first liens on one- to four-family residential properties;

The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of the sponsor, the depositor or any of their affiliates.

This prospectus supplement may be used to offer and sell certificates only if accompanied by the prospectus.

	•	The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, under “Summary of Terms—The Offered Certificates” on page S-[__] of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of certificates listed in the table on page S-[__] and not to the ownership certificate that will be issued by the issuing entity as described in this prospectus supplement;
	•	Pay all holders of certificates the amounts of principal and interest due thereon on the [_____] day of each month, or if such day is not a business day, the next succeeding business day, commencing on [_________], 200[__]; and
	•	Will have various forms of credit enhancement of the types described in this prospectus supplement, including [excess interest,] [overcollateralization,] [subordination,] [a certificate insurance policy,] [and] [interest rate swap agreements]. [Forms of credit enhancement to be described as applicable.]

[INSURER] [LOGO]

On or about [______________], delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of the Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System.

The certificates offered by this prospectus supplement will be purchased by the underwriter(s) from the issuing entity, and are being offered by the underwriter(s) from time to time for sale to the public in negotiated transactions or otherwise at varying prices determined at the time of sale. The underwriter(s) have the right to reject any order. Proceeds to the issuing entity from the sale of these certificates will be approximately [__]% of their initial total class principal amount before deducting expenses.

[UNDERWRITER(S)] [LOGO]

The issuing entity will make a REMIC election for federal income tax purposes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Important Notice About Information Presented in this Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933.  Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors” and “Yield and Prepayment Considerations” in the prospectus.  Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions.  These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements.  These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control.  These forward-looking statements speak only as of the date of this prospectus supplement.  The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

For European Investors Only

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with respect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

S-i

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to any legal entity which has two or more of (1) an average of at least 250 employees, during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuing entity of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

S-ii

Page No.

THE OFFERED CERTIFICATES	1
SUMMARY OF TERMS	2
Sponsor	2
Seller	2
Depositor	2
Issuing Entity	2
Trustee	2
Issuing Entity Administrator	2
Master Servicer	2
Servicer	2
Originator	3
Custodian	3
Cut-Off Date	3
Closing Date	3
The Certificates	3
Distributions of Interest	3
Distributions of Principal	4
Priority of Distributions	4
Limited Recourse	4
Credit Enhancement	4
Maturity Date	5
Fees and Expenses	6
The Mortgage Loans	6
[Pre-funding Feature	7
Mortgage Loan Representations and Warranties	7
Mortgage Loan Servicing	8
Optional Termination	8
Tax Status	8
ERISA Considerations	8
Legal Investment	8
Certificate Rating	8
RISK FACTORS	9
The Current Turbulence in the Financial Markets and Economy May Adversely Affect the Performance and Market Value of Your Securities and These Conditions May Not Improve in the Near Future	9
Downgrade of Long-term Ratings of Eurozone Nations May Adversely Affect the Market Value of the Securities	9
Recent Trends in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities	10
Financial Regulatory Legislative Reform and Related Regulations Could Have a Significant Impact	11
Potential Changes in Ratings Present Risks	12
Pre-offering Review of the Mortgage Loans Underlying the Securities May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses	12
[Risks Related to Mortgage Loans with Interest-Only Payments	12
[Special Default Risk of Second Lien Mortgage Loans	13
[Risks Related to Simultaneous Second Liens and Other Borrower Debt	13
Geographic Concentration of Mortgage Loans	13
Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates	13
Potential Inadequacy of Credit Enhancement	14
[Risks Related to Amounts in the Pre-Funding Account being Applied to Pay Principal on the Certificates]	16
Unpredictability and Effect of Prepayments	16
Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than Mortgage Balance	17
Risks Associated With New Laws Relating to Mortgage Loan Servicing	17
Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans	17

S-iii

Mortgage Loan Modification Programs and Future Legislative Action May Adversely Affect the Performance and Market Value of Your Securities	18
Special Assessments and Energy Efficiency Liens May Take Priority Over the Mortgage Lien	18
Helping Families Save Their Homes Act	18
Risks Associated With Potential New Laws Relating to Mortgage Loan Origination or Ownership	19
Predatory Lending Laws/High Cost Loans	19
Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Certificates	19
DESCRIPTION OF THE MORTGAGE POOL	20
General	20
[The Fixed Rate Mortgage Loans	21
[Adjustable Mortgage Rates	21
[The Indices	22
[Primary Mortgage Insurance	22
Certain Characteristics of the Mortgage Loans	22
[Delinquency and Loss Information for the Pool Assets	22
[Conveyance of Subsequent Mortgage Loans	22
STATIC POOL INFORMATION	24
ADDITIONAL INFORMATION	24
ISSUING ENTITY	25
General	25
The Ownership Certificate	25
DESCRIPTION OF THE CERTIFICATES	26
General	26
Book-Entry Certificates	26
Payments on Mortgage Loans; Account	27
Payments	28
Interest	28
Principal	30
Priority of Distributions; Allocation of Shortfalls	30
Stated Maturity	32
Structuring Assumptions	32
Optional Purchase of Defaulted Loans	33
Weighted Average Lives of the Certificates	33
Decrement Tables	33
PERCENT OF INITIAL CLASS PRINCIPAL AMOUNTS OUTSTANDING	33
Optional Purchase of the Mortgage Loans	33
Controlling Class Under the Pooling and Servicing Agreement	33
Credit Enhancement	34
Subordination	34
The Certificate Insurance Policy	34
The Insurer	34
The Issuing Entity Administrator	34
The Trustee	35
The Issuing Entity	35
The Custodian	35
FEES AND EXPENSES OF THE ISSUING ENTITY	36
MATERIAL LEGAL PROCEEDINGS	37
THE SPONSOR AND THE SELLER	38
THE DEPOSITOR	40
AFFILIATIONS AND RELATED TRANSACTIONS	40
THE ORIGINATOR	40
THE MASTER SERVICER AND THE SERVICER	41
Master Servicer	41
Servicer	41
Delinquency and Foreclosure Experience.	41
ADMINISTRATION OF THE ISSUING ENTITY	44

S-iv

Servicing and Administrative Responsibilities	44
Issuing Entity Accounts	45
Example of Payments	46
THE AGREEMENTS	48
General	48
Assignment of the Mortgage Loans	48
Mortgage Loan Servicing	49
Administration	53
Reports to Certificateholders	53
Voting Rights	53
Termination of the Issuing Entity	53
YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE	54
General	54
Overcollateralization	56
Subordination of the Subordinate Certificates	56
Weighted Average Life	56
USE OF PROCEEDS	60
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	60
[General	60
Tax Treatment of the Offered Certificates	60
Original Issue Discount	60
The Cap Contract Components	61
Information Reporting	62
Other Matters	62
ERISA MATTERS	62
General	62
Purchases of the Offered Certificates	62
METHOD OF DISTRIBUTION	63
LEGAL MATTERS	64
RATINGS	64
INDEX OF DEFINED TERMS	I-1
ANNEX A – CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS	A-1
ANNEX B– GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES	B1

S-v

THE OFFERED CERTIFICATES

The certificates consist of the classes of certificates listed in the table below, together with the Class [___], Class [__], and Class [__] Certificates. Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

Class	Initial Class Principal Amount(1)	Initial Interest Rate(2)	Interest Rate Formula	Principal Type	Interest Type

(1)	These balances are approximate and are subject to an increase or decrease of up to 5%, as described in this prospectus supplement.
(2)	Reflects the interest rate as of the closing date.
(3)	An annual rate equal to the weighted average of the net mortgage rates of the mortgage loans during the applicable period, as described in this Prospectus Supplement.
(4)	The designation “N/R” means that the specified rating agency will not rate the certificates of that class.

The offered certificates will also have the following characteristics:

Class	Record Date(1)	Delay/Accrual Period(2)	Interest Accrual Convention	Final Scheduled Payment Date(3)	Expected Final Payment Date(4)	Minimum Denomination or Percentage Interest(5)	Incremental Denomination	CUSIP Number

S-1

SUMMARY OF TERMS

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, you should carefully read this entire prospectus supplement and the accompanying prospectus.

•	While the summary contains an overview of certain calculations, cash flow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cash flow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•	Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund, that percentage has been calculated on the basis of the total stated principal balance of those mortgage loans as of [_______, ____] unless we specify otherwise. We explain in this prospectus supplement how the stated principal balance of a mortgage loan is determined. Whenever we refer in this Summary of Terms or in the Risk Factors section to the total stated principal balance of any mortgage loans, we mean the total of their stated principal balances determined by that method, unless we specify otherwise.

Sponsor

[RWT Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Redwood Trust, Inc. (the “Sponsor”)]

Seller

[RWT Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Redwood Trust, Inc.], or [Redwood Residential Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of RWT Holdings, Inc.] has previously acquired the mortgage loans, directly or indirectly from the originators. On the closing date, [_______________________], as seller (the “Seller”), will sell all of its interest in the mortgage loans to the depositor.

Depositor

[Sequoia Mortgage Funding Corporation] [or] [Sequoia Residential Funding, Inc.], a Delaware special purpose corporation and indirect wholly-owned subsidiary of Redwood Trust, Inc. (the “Depositor”) On the closing date, [Sequoia Mortgage Funding Corporation] [or] Sequoia Residential Funding, Inc.] will assign all of its interest in the mortgage loans to the issuing entity. The depositor’s address is One Belvedere Place, Suite [320] [or] [330], Mill Valley, California 94941, and its telephone number is (415) 389-7373.

Issuing Entity

[Sequoia Mortgage Loan Trust [______________]], [a statutory trust established under the laws of the State of Delaware] [or] [a common law trust formed under the laws of the State of New York] (the “Issuing Entity”).

Trustee

[_______________________], a banking corporation organized under the laws of [_____________].

Issuing Entity Administrator

[_______________________] (the “Issuing Entity Administrator”), will perform certain administrative duties with respect to the certificates, on behalf of the certificate trustee including acting as authentication agent, calculation agent, paying agent, certificate registrar and the party responsible for preparing distribution statements and tax information for certificateholders and preparing tax filings for the issuing entity.

Master Servicer

[_______________________] will act as master servicer for the mortgage loans (the “Master Servicer”).

Servicer

[_______________________] (the “Servicer”) will be servicer of the mortgage loans. [All Servicers that service 10% or more of the pool assets will be identified.]

S-2

Originator

[_______________________] (the “Originator”) originated the mortgage loans, directly or through its correspondents. [All Originators of 10% or more of the pool assets will be identified.]

Custodian

[_______________________] (the “Custodian”) will maintain custody of the mortgage files relating to the mortgage loans, on behalf of the issuing entity.

Cut-Off Date

[____________, 200__] (the “Cut-Off Date”).

Closing Date

On or about [___________, 200__] (the “Closing Date”).

The Certificates

The classes of Sequoia Mortgage Trust [_______] Certificates, Series [_____], (the “Certificates”), issued with the initial approximate characteristics set forth under “The Offered Certificates” in the table on page S-1.

The Offered Certificates [other than _______] will be issued in book-entry form, and will be issued in minimum denominations in principal amount of $[________] and integral multiples of $[_______] in excess thereof.

The certificates will represent obligations of the issuing entity and will be secured by collateral consisting of [describe assets of the issuing entity].

The issuing entity will also issue an ownership certificate which will not be entitled to monthly payments of principal and interest, but rather solely to any excess cashflow remaining after all payments on the certificates and certain other fees and expenses of the issuing entity have been made on the related distribution date.

The ownership certificate and the Class [_______] Certificates are not offered by this prospectus supplement.  The Offered Certificates will have an approximate total initial principal amount of $[_______].  Any difference between the total principal amount of the Offered Certificates on the date they are issued and the approximate total principal amount of the Offered Certificates as reflected in this prospectus supplement will not exceed [________]%.

Principal and interest on the certificates will be paid on the [25]th day of each month, beginning in [_______].  However, if the [25]th day is not a business day, payments will be made on the next business day after the [25]th day of the month.

The rights of holders of the Class [____] Certificates to receive payments of principal and interest will be subordinate to the rights of the holders of certificates having a higher priority of distribution, as described in “—Enhancement of Likelihood of Payment on the Certificates—Subordination of Payments” below.  We refer to the Class [____] Certificates as “subordinate” certificates, and we refer to the Class [____] Certificates as “senior” certificates.

Distributions of Interest

On each distribution date, to the extent of available funds, each class of certificates will, subject to the limitations described herein, be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount of such class immediately prior to such distribution date, the applicable certificate interest rate and the related accrual period.

Interest will accrue on each class of certificates at the applicable annual rates described as follows:  [the least of (1) the applicable annual rate as described in the table on page S-[__], (2) [___]% annually and (3) the available funds rate].

[If the option to purchase the mortgage loans is not exercised by the holder of the ownership certificate on the first distribution date following the month in which the total principal balance of the mortgage loans declines to less than [     ]% of their initial total principal balance as described under “—Optional Purchase of the Mortgage Loans” below, then with respect to the next distribution date and each distribution date thereafter, the interest rate calculation described in the paragraph above will be increased for each class of certificates, by substituting in clause (1) the applicable annual rate as described in the table on page S-[_____], subject in each case to the limitations described above.]  [To be provided as applicable.]

S-3

[We refer you to “—Optional Purchase of the Mortgage Loans” below.]

The available funds rate is a limitation generally based on the amount of interest collections received from the mortgage loans during the applicable collection period, net of certain fees and expenses of the issuing entity.

For a complete description of the available funds rate and the priority of distribution of interest, see “Description of the Certificates—Payments of Interest” in this prospectus supplement.

Distributions of Principal

The amount of principal payable on each class of certificates will be determined by (1) funds received on the mortgage loans that are available to make payments of principal on the certificates, (2) formulas that allocate portions of principal payments received on the mortgage loans among different classes of certificates and (3) the application of excess interest to pay principal on the certificates, as described in this prospectus supplement.

Funds received on the mortgage loans may consist of monthly scheduled payments as well as unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans, or purchases of mortgage loans under the circumstances described in this prospectus supplement.

The manner of allocating payments of principal on the mortgage loans will differ, as described in this prospectus supplement, [depending upon whether a distribution date occurs before the stepdown date described in this prospectus supplement or on or after that date, and] depending upon whether the delinquency and loss performance of the mortgage loans is worse than certain levels set by the rating agencies.

We refer you to “Description of the Certificates—Payments of Principal” in this prospectus supplement.

Priority of Distributions

On each distribution date, available funds in respect of the mortgage loans will be distributed in the following order of priority: [Description of flow of funds, payment priorities and allocations to be provided for each series of certificates.]  [To the extent helpful to the understanding of the securities, a graphic illustration of the flow of funds, distribution priorities and allocations will be included.]

Any realized losses on the mortgage loans not covered by any credit enhancement feature will be allocated first to the Investor Certificate, second to the subordinated certificates and third, in the event the insurer defaults on its obligations under the certificate insurance policy, to the senior certificates.

We refer you to “Description of the Certificates — Priority of Distributions and Allocation of Shortfalls”in this prospectus supplement for more information.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the issuing entity pledged to secure the certificates.  The issuing entity will have no source of cash other than collections and recoveries on the mortgage loans through insurance or otherwise [and any payments received under the interest rate [cap] [swap] agreement[s] described below].  No other entity will be required or expected to make any payments on the certificates.

Credit Enhancement

The payment structure of this securitization includes excess interest, overcollateralization, subordination [as well as a certificate insurance policy] [or] [The Certificates will not be insured by any surety certificate.] [and interest rate swap agreements] to enhance the likelihood that holders of more senior classes of certificates will receive regular distributions of interest and principal.

The Class [______] Certificates are more likely to experience losses than the Class [______] Certificates and the senior certificates; the Class [______] Certificates are more likely to experience losses than the senior certificates.

S-4

Excess Interest. The mortgage loans owned by the issuing entity will bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the certificates and certain fees and expenses of the issuing entity.  This “excess interest” received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to achieve and maintain overcollateralization at the required levels.

Overcollateralization. On the closing date, the total principal balance of the mortgage loans is expected to approximately equal the total principal amount of the certificates.  Thereafter, to the extent described in this prospectus supplement, commencing with the first distribution date, any interest received on the mortgage loans in excess of the amount needed to pay interest on the certificates and certain fees and expenses of the issuing entity (referred to in this prospectus supplement as “excess interest”) will be used to reduce the total principal amount of the certificates until the total principal balance of the mortgage loans exceeds the total principal amount of the certificates by an amount set by the rating agencies. We call this condition “overcollateralization.” We cannot, however, assure you that sufficient excess interest will be generated by the mortgage loans in the mortgage pool to achieve and maintain the required level of overcollateralization set by the rating agencies.

Subordination. The subordinated certificates will provide credit enhancement for the senior certificates.

The rights of holders of the subordinated certificates to receive payments with respect to the mortgage loans will be subordinated to such rights of the holders of the senior certificates. As described in this prospectus supplement, if losses on the mortgage loans exceed excess interest and overcollateralization, the certificates will incur losses in inverse order of seniority.

Certificate Insurance Policy. [___________] will issue a financial guaranty insurance policy pursuant to which it will irrevocably and unconditionally guarantee payment of the insured payment if the certificate trustee determines that available funds for a distribution date are less than the senior certificate interest payment amount and the senior certificate principal payment amount. The insurer’s claims paying ability is rated [________] by [_______________].

Interest Rate Swap Agreements. On or before the closing date, the issuing entity will enter into [____] interest rate [cap] [swap] agreements[s] with [___], as [cap] [swap] counterparty.  [On each distribution date, the issuing entity will be obligated to make fixed payments under each interest rate swap agreement at a rate of [____]% (for [___]-year hybrid mortgage loans), [___] (for [___]-year hybrid mortgage loans) and [____]% (for [___]-year hybrid mortgage loans), and the swap counterparty will be obligated to make floating payments at LIBOR (as determined pursuant to the related interest rate swap agreement), in each case calculated on a notional amount equal to the lesser of (i) the outstanding aggregate principal balance of the [____]-year hybrid mortgage loans, [____]-year hybrid mortgage loans or [____]-year hybrid mortgage loans, as applicable, or (ii) the applicable scheduled notional amount for the related distribution date, and adjusted to a monthly basis. To the extent that a fixed payment exceeds a floating payment on any distribution date, amounts otherwise available to certificateholders will be applied to make a net payment to the swap counterparty, and to the extent that a floating payment exceeds a fixed payment on any distribution date, the swap counterparty will owe a net payment to the issuing entity. Any net amounts received by the issuing entity under the interest rate swap agreement will be applied to pay interest shortfalls and basis risk shortfalls and achieve and maintain overcollateralization as described in this prospectus supplement.]  [Under the cap agreement[s], the cap counterparty will be required to make monthly payments to the issuing entity for certain specified periods if one-month LIBOR moves above certain specified rates.]  The interest rate [cap] [swap] agreement[s] will provide only temporary, limited protection against upward movements in one-month LIBOR, and, to the extent described in this prospectus supplement, may diminish the amount of basis risk shortfalls experienced by the certificates during the periods the interest rate [cap] [swap] agreement[s] are in effect as specified in the [related] interest rate [cap] [swap] agreement.]

[Third party providers of credit support for 10% or more of the pool assets to be provided as applicable.]

[Other forms of credit enhancement to be identified and described as applicable for each transaction.]

Maturity Date

The maturity date for the certificates will occur on the distribution date in [_______].  As to each class, the actual final distribution date may be earlier, and could be substantially earlier, than that class’s final maturity date.

S-5

Fees and Expenses

Before payments are made on the certificates, and by funds from interest collections, the servicer will be paid a monthly fee, depending on the characteristics of the mortgage loans as described in this prospectus supplement, calculated as [___]% annually, or [____]% annually until the first adjustment date and [___]% annually thereafter, on the principal balances of the related mortgage loans, as described in this prospectus supplement. Such servicer fee will be deducted by the servicer prior to remittance of funds to the trustee for distribution to securityholders.

In addition, the applicable percentage rate described above will increase by an annual percentage ranging from [____]% annually to [___]% annually with respect to each mortgage loan covered by a lender-paid loan-level primary mortgage insurance policy.  The servicer will pay the fees related to the lender-paid loan-level primary mortgage insurance policies on behalf of the issuing entity.

The trustee and the custodian will each be paid a fixed annual fee from investment earnings on funds held in the certificate distribution account.  The master servicer will receive as compensation the investment income on funds held in the certificate distribution account after payment of the fees of the certificate trustee and the custodian.  The issuing entity administrator will not receive any additional compensation with respect to the performance of its duties on behalf of the issuing entity.

The servicer, the master servicer, the trustee, the issuing entity administrator and the custodian will also be entitled to reimbursement of certain expenses from the issuing entity before payments are made on the certificates.

The Mortgage Loans

Statistical Information. The statistical information on the mortgage loans presented herein is based on the principal balance of such mortgage loans as of the cut-off date. Such information does not take into account defaults, delinquencies and prepayments that may have occurred with respect to the mortgage loans since such date. As a result, the statistical distribution of the characteristics in the final mortgage pool as of the closing date will vary from the statistical distribution of such characteristics as presented in this prospectus supplement, although such variance will not be material.

General. On the closing date, the assets of the issuing entity will consist primarily of [___ pool[s] of] [described mortgage loans] with a total principal balance as of [_____], of approximately $[_____].  The mortgage loans will be secured by mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages.  [Describe any second lien mortgage loans.]

The mortgage loans have interest rates that adjust at the intervals and based on the indices described in this prospectus supplement.  Approximately [_____]% of the mortgage loans have original terms to maturity of [___] years, approximately [___]% of the mortgage loans have original terms to maturity of [____] years, and approximately [___]% of the mortgage loans have original terms to maturity of [____] years.

The mortgage loans will not be insured or guaranteed by any government agency.

The Depositor expects that the mortgage loans will have the following approximate characteristics as of the cut-off date:

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Mortgage Pool Summary

	Range or Total	Weighted Average	Total Percentage
Number of Mortgage Loans
Total Principal Balance
Principal Balances
Mortgage Rates
Original Terms to Maturity (in months)
Remaining Terms to Maturity (in months)
Original Loan-to Value Ratios
Number of One-Year LIBOR Mortgage Loans
Number of One-Year CMT Mortgage Loans
Number of Interest Only Mortgage Loans
Geographic Concentration in Excess of 10.00% of the Total Scheduled Principal Balance:
·.... California
Maximum Single Zip Code Concentration
Credit Scores
Number of Mortgage Loans with Prepayment Penalties at Origination
Gross Margins
Maximum Mortgage Rates
Minimum Mortgage Rates
Months to Next Mortgage Rate Adjustment
Initial Caps
Periodic Caps

*   The weighted average is based only on the mortgage loans having credit scores.

[Pre-funding Feature

On the closing date, the securities administrator will deposit up to approximately $[    ] of the net proceeds from the issuance of the certificates, which represents approximately [    ]% of the mortgage loans as of the cut-off date, into a separate pre-funding account established for the mortgage pool, to acquire additional mortgage loans for the mortgage pool. During the pre-funding period (i.e., from the closing date to[    ]) amounts on deposit in the pre-funding account may be withdrawn by the securities administrator from time to time to purchase from the depositor additional mortgage loans meeting the same criteria applicable to the mortgage pool described in this prospectus supplement, provided certain other conditions are satisfied at the time of purchase. The seller has identified additional mortgage loans that are expected to have the characteristics described under “Description of the Mortgage Pool— Conveyance of Subsequent Mortgage Loans.” Funds on deposit in the pre-funding account may only be applied to acquire additional mortgage loans for the mortgage pool.

If funds in the pre-funding account are not completely used for that purpose during the pre-funding period, the remaining funds in the pre-funding account will be paid as a principal prepayment to related certificateholders in accordance with the principal distribution priority provisions described in this prospectus supplement. This distribution will be made on the [    ] distribution date. The depositor anticipates that substantially all of the funds in the pre-funding account will be used to purchase additional mortgage loans prior to the close of the pre-funding period.

At the closing date, the depositor will also deposit approximately $[    ] in a capitalized interest account for use by the securities administrator as needed during the pre-funding period to ensure that all required interest distributions are made on the certificates.

See “DESCRIPTION OF THE MORTGAGE POOL; Conveyance of Subsequent Mortgage Loans” in this prospectus supplement and “THE ISSUING ENTITIES AND THE ISSUING ENTITY ASSETS—The Loans” and “THE ISSUING ENTITIES AND THE ISSUING ENTITY ASSETS—Pre-Funding” in the prospectus for a general description of the characteristics of the initial and subsequent mortgage loans.]

Mortgage Loan Representations and Warranties

The seller has made or assigned certain representations and warranties concerning the mortgage loans to the depositor under the mortgage loan purchase agreement. The depositor’s rights to these representations and warranties will be assigned to the issuing entity under the pooling and servicing agreement and pledged by the issuing entity to the certificate trustee under the pooling and servicing agreement for the benefit of certificateholders.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of a mortgage loan, or receipt of notice of that breach, the seller [or originator] will be required to (1) cure that breach, (2) repurchase the affected mortgage loan from the issuing entity or (3) in certain circumstances, substitute another mortgage loan.

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In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust because of a breach of a representation or warranty, (a) substitution must generally take place within [two] years from the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution.

Mortgage Loan Servicing

The mortgage loans will be master serviced by [______].  The master servicer will oversee the servicing of the mortgage loans by the servicer under the servicing agreements, but will not be ultimately responsible for the servicing of the mortgage loans, except as provided in the pooling and servicing agreement and described in this prospectus supplement.

The mortgage loans will be serviced by [_________________] under the applicable servicing agreement.

If the servicer is removed due to default or otherwise, a successor servicer acceptable to the master servicer and the rating agencies will assume responsibility for the servicing of the mortgage loans, as described in this prospectus supplement.

Optional Termination

On any distribution date on which the total principal balance of the mortgage loans has declined to less than or equal to [___]% of the initial principal balance of the mortgage loans as of the cut-off date, subject to satisfaction of the conditions described in the pooling and servicing agreement, the terminating entity identified in the pooling and servicing agreement may purchase all of the mortgage loans from the trust fund, thereby causing an early retirement of the certificates.

Tax Status

The [issuing entity administrator], on behalf of the trustee, will elect to treat all or a portion of the trust fund as one or more “real estate investment conduits” or “REMIC’s” for federal income tax purposes. Each of the offered certificates, the Class A Certificates [and the Class B Certificates], will represent ownership of “regular interests” in a REMIC. The Class R Certificates will be designated as the sole class of “residual interest” in [each][the] REMIC.

Certain of the offered certificates may be issued with original issue discount for federal income tax purposes.

We refer you to “Material Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates

ERISA Considerations

A fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), should carefully review with its legal advisors whether the purchase or holding of the Certificates could give rise to a transaction prohibited or not otherwise permissible under applicable law.

Legal Investment

The certificates will [not] will constitute “mortgage related securities” under the Secondary Mortgage Market Enhancement Act of 1984 or SMMEA.

There may be other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

Certificate Rating

Each class of offered certificates is expected to receive a credit rating from one or more nationally recognized statistical rating organizations (“NRSROs”).

These ratings are not recommendations to buy, sell or hold these certificates.  A rating may be changed or withdrawn at any time by the assigning rating agency.

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

The ratings do not address the payment of any basis risk shortfalls with respect to the offered certificates.

We refer you to “RATINGS” in this prospectus supplement for a more complete discussion of the certificate ratings.

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RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates. You should also consider the risk factors described in the accompanying prospectus. All statistical information referred to in this section is based on the mortgage pool as constituted on the cut-off date.

The Current Turbulence in the Financial Markets and Economy May Adversely Affect the Performance and Market Value of Your Securities and These Conditions May Not Improve in the Near Future

Market and economic conditions during the past several years have caused significant disruption in the credit markets. Continued concerns about the availability and cost of credit, the U.S. mortgage market, declining real estate markets in the U.S., economic conditions in the U.S. and Europe and the systemic impact of inflation or deflation, energy costs and geopolitical issues have contributed to increased market volatility and diminished expectations for the U.S. economy. Increased market uncertainty and instability in both U.S. and international capital and credit markets, combined with declines in business and consumer confidence and increased unemployment, have contributed to volatility in domestic and international markets.

As a result of these market conditions, the cost and availability of credit has been and may continue to be adversely affected by illiquid credit markets and wider credit spreads. Concern about the stability of the markets and the strength of counterparties has led many lenders and institutional investors to reduce, and in some cases cease, lending to borrowers. Continued turbulence in the U.S. and international markets and economies may negatively affect the U.S. housing market and in the credit performance and market value of residential mortgage loans.

There is particular uncertainty about the prospects for growth in the U.S. economy. A number of factors influence the potential uncertainty, including, but not limited to, high current unemployment, rising government debt levels, prospective Federal Reserve policy shifts, the withdrawal of government interventions into the financial markets, changing U.S. consumer spending patterns, and changing expectations for inflation and deflation. Income growth and unemployment levels affect borrowers’ ability to repay mortgage loans, and there is risk that economic activity could be weaker than anticipated as the country begins to exit the recent serious recession.

In addition, the difficult economic environment and rate of unemployment and other factors (which may or may not affect real property values) may affect the mortgagors’ timely payment of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the mortgage loans. Excessive home building or historically high foreclosure rates resulting in an oversupply of housing in a particular area may increase the amount of losses incurred on defaulted mortgage loans.

These factors and general market conditions could adversely affect the performance and market value of your securities. There can be no assurance that governmental or other actions will improve these conditions in the near future.

Downgrade of Long-term Ratings of Eurozone Nations May Adversely Affect the Market Value of the Securities

In response to the economic situation facing the European Economic and Monetary Union, or Eurozone, based on factors including tightening credit conditions, higher risk premiums on Eurozone sovereigns and disagreement among European policy makers as to how best to address the declining market confidence with respect to the Eurozone, on January 13, 2012, Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), downgraded the long-term credit ratings on nine members of the Eurozone, including Austria, Cyprus, France, Italy, Malta, Portugal, Slovakia, Slovenia and Spain. The outlooks on the ratings on Austria, Belgium, Cyprus, Estonia, France, Ireland, Italy, Luxembourg, Malta, the Netherlands, Portugal, Slovenia and Spain are negative. In addition, S&P lowered the long-term issuer credit rating on the European Financial Stability Facility from ‘AAA’ to ‘AA+’. It is not yet clear how these downgrades and outlooks will impact the market price or the marketability of the offered securities, and no assurance can be given that these ratings actions will not have an adverse effect on the value of the securities.

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Recent Trends in the Residential Mortgage Market May Adversely Affect the Performance and Market Value of Your Securities

Since late 2006, delinquencies, defaults and foreclosures on residential mortgage loans have increased, and they may continue to increase in the future. These increases have not been limited to “subprime” mortgage loans, which are made to borrowers with impaired credit, but have also affected “Alt A” mortgage loans, which are made to borrowers often with limited documentation, and “prime” mortgage loans, which are made to borrowers with better credit who frequently provide full documentation. In addition to higher delinquency, default and foreclosure rates, loss severities on all types of residential mortgage loans have increased due to declines in residential real estate values, resulting in reduced home equity. Nationwide home price appreciation rates generally have been negative since late 2007, and this trend may continue for an indefinite period of time. Higher loan-to-value ratios generally result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had property values remained the same or continued to appreciate.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable rate mortgage loans are exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate to the rate computed in accordance with the applicable index and margin. Mortgage loans that provide for the payment of interest, but not principal, for a certain period may also result in higher delinquency rates when, following the interest-only period, the monthly payment with respect to each of these mortgage loans is increased in order to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

Current market conditions may impair borrowers’ ability to refinance or sell their residential properties, which may also contribute to higher delinquency and default rates. In response to increased delinquencies and losses with respect to mortgage loans, many mortgage loan originators recently have implemented more restrictive underwriting criteria for mortgage loans, which will likely result in reduced availability of refinancing alternatives for borrowers. These risks would be exacerbated to the extent that prevailing mortgage interest rates increase from current levels. Home price depreciation experienced to date, and any further price depreciation, may also leave borrowers with insufficient equity in their homes to enable them to refinance. Borrowers who intend to sell their homes on or before the maturity of their mortgage loans may find that they cannot sell their property for an amount equal to or greater than the unpaid principal balance of their mortgage loans.  While some mortgage loan originators and servicers have created or otherwise are participating in modification programs in order to assist borrowers with refinancing or otherwise meeting their payment obligations, not all borrowers will qualify for or will take advantage of these opportunities.

In response to these circumstances, federal, state and local authorities have enacted and continue to propose new legislation, rules and regulations relating to the origination, servicing and treatment of mortgage loans in default or in bankruptcy. These initiatives could result in delayed or reduced collections from mortgagors, limitations on the foreclosure process and generally increased servicing costs. Certain of these initiatives could also permit the servicer to take actions, such as with respect to the modification of mortgage loans, that might adversely affect the securities, without any remedy or compensation to the holders of the securities.

The conservatorships of Fannie Mae and Freddie Mac in September 2008 have impacted both the real estate market and the value of real estate assets generally. While Fannie Mae and Freddie Mac currently act as the primary sources of liquidity in the residential mortgage markets, both by purchasing mortgage loans for their own portfolios and by guaranteeing mortgage-backed securities, their long-term role is uncertain as the Obama administration has proposed reducing and eventually eliminating their role in the residential mortgage markets. A reduction in the ability of mortgage loan originators to access Fannie Mae and Freddie Mac to sell their mortgage loans may adversely affect the financial condition of mortgage loan originators. In addition, any decline in the value of securities issued by Fannie Mae and Freddie Mac may affect the value of residential mortgage-backed securities in general.

These adverse changes in market and credit conditions have had, and may continue to have, the effect of depressing the market values of residential mortgage-backed securities generally, and substantially reducing the liquidity of residential mortgage-backed securities generally. These developments may adversely affect the performance, marketability and overall market value of your securities.

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Financial Regulatory Legislative Reform and Related Regulations Could Have a Significant Impact

In response to the financial crisis, Congress passed the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which President Obama signed into law on July 21, 2010. The Dodd-Frank Act requires the creation of new federal regulatory agencies, and grants additional authorities and responsibilities to existing regulatory agencies to identify and address emerging systemic risks posed by the activities of financial services firms. The Dodd-Frank Act also provides for enhanced regulation of derivatives and mortgage-backed securities offerings, restrictions on executive compensation and enhanced oversight of credit rating agencies. Additionally, the Dodd-Frank Act establishes the Bureau of Consumer Financial Protection (the “BCFP”) within the Federal Reserve System, a new consumer protection regulator tasked with regulating consumer financial services and products. The Dodd-Frank Act also limits the ability of federal laws to preempt state and local consumer laws.

The impact of the Dodd-Frank Act will depend significantly upon the content and implementation of the rules and regulations issued on its mandate. It is not yet clear how the Dodd-Frank Act and its associated rules and regulations will impact the mortgage-backed securities market and residential mortgage lending generally, and the issuing entity, investors in the securities offered thereby, the sponsor, the depositor, the servicers and their respective businesses and assets specifically. No assurance can be given that the new regulations will not have an adverse impact on these entities or the value of the securities offered thereby.

The BCFP is charged with issuing regulations to implement amendments to the TILA made by the Dodd-Frank Act. These regulations will expand the existing “ability to pay” requirements under TILA, establish new minimum underwriting standards and impose new limits on prepayment penalties.

In March 2011, the SEC issued a release soliciting public comment on proposed rules that, if adopted, would require, among other things, that the sponsor or an affiliate of the sponsor retain at least 5% of the credit risk of a non-exempt securitization, and in general prohibit the transfer or hedging, and restrict the pledge, of the retained credit risk. In April 2010, the SEC proposed rules, some of which were re-proposed in July 2011, that, if adopted, would further revise substantially Regulation AB and other rules regarding the offering process, disclosure and reporting for publicly-issued asset-backed securities. Among other things, the proposed changes would require (i) enhanced disclosure of loan level information at the time of securitization and on an ongoing basis, (ii) that the transaction agreements provide for review of the underlying assets by an independent credit risk manager if certain trigger events occur and (iii) periodic assessments of an asset-backed security issuer’s continued ability to conduct shelf offerings. We cannot predict what effect the proposed rules will have, if adopted, on the marketability of asset-backed securities such as the securities. In addition, if the proposed rules are adopted, your securities, which may not be subject to all of the requirements included in the proposed rules, may be less marketable than those that are offered in compliance with the proposed rules.

In addition, other regulatory agencies, including the FDIC, recently have proposed or adopted financial reform regulations. It is not clear whether or when any proposed regulations will be adopted, what the final form of any such regulations will be, how they will be implemented, or if the depositor, the servicers or any successor servicer will be affected. No assurance can be given that any proposed regulations will not have an adverse impact on the issuing entity, sponsor, depositor, the servicers or any successor servicer or on the value of the securities.

Prospective investors should independently assess and determine whether they are directly or indirectly subject to Article 122a of the Banking Consolidation Directive (Directive 2006/48/EC (as amended)) (“Article 122a”) as implemented by the Member States of the European Union. Any prospective investor that is subject to Article 122a should independently assess and determine their ability to comply with the initial and ongoing obligations imposed by Article 122a and the regulatory capital treatment that is required with respect to the purchase of an offered security and what impact any such regulatory capital treatment may have on the liquidity or market value of the offered securities, in particular in the event that the minimum risk retention requirement or other obligations imposed by Article 122a are found to be not in compliance. Although the sponsor or one or more affiliates will purchase the Class [___] Securities at the closing, the sponsor is under no obligation to satisfy the minimum 5% net economic interest with respect to the offered securities in one of the forms prescribed by Article 122a, there is no obligation on the part of the sponsor to maintain any level of risk retention in a manner that would comply with Article 122a, and none of the sponsor or affiliates of the sponsor make any representation or assurance to retain any such level of risk retention after the closing date. Investors who are subject to Article 122a should consider carefully investing in the offered securities as a failure to comply with one or more of the requirements set out in Article 122a will result in the imposition of a penal capital charge in respect of the offered securities acquired by the relevant investor.

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Potential Changes in Ratings Present Risks

Since mid-2007, the mortgage market has encountered difficulties which continue and which may adversely affect the performance or market value of your securities. Residential mortgage-backed securities backed by mortgage loans originated in relatively recent years, particularly since 2005, have generally been the focus of attention due to a higher and earlier than expected rate of delinquencies, defaults and foreclosures. Many residential mortgage-backed securities, in particular those that were issued between 2005 and 2007, have been subject to rating agency downgrades. These downgrades have included downgrades of “AAA”-rated securities. There may be further downgrades of residential mortgage-backed securities in the future. In addition, the rating agency rating the securities may change its ratings criteria after issuance and any changes in ratings criteria may adversely affect the ratings assigned to the securities. There can be no assurance that the assigning rating agency will not downgrade the securities or that any other rating agency will not assign ratings to the securities that are lower than those assigned by the rating agency requested to assign ratings to the securities.

None of the sponsor, the depositor, the trustee, the master servicer, the securities administrator, the underwriters or any other person will have any obligation to cause any rating of any of the offered securities to be maintained. Changes affecting the mortgage loans, the parties to the pooling and servicing agreement or other persons may have an adverse effect on the ratings of the offered securities, and thus their market value. Any such adverse changes do not by themselves constitute a default under the servicing agreements or the pooling and servicing agreement.

Pre-offering Review of the Mortgage Loans Underlying the Securities May Not Reveal Aspects of the Mortgage Loans Which Could Lead to Losses

The sponsor has undertaken certain limited loan review procedures with respect to various aspects of certain mortgage loans underlying the securities, including a review of the underwriting of certain of the mortgage loans conducted by each originator and verification of certain aspects of the mortgage loans. In conducting these review procedures, the sponsor relied on information and resources available to it (which were limited and which, in most cases, were not independently verified) and on one or more third party agents. These review procedures were intended to discover certain material discrepancies and possible material defects in the mortgage loans reviewed. However, these procedures did not constitute a re-underwriting of the loans, and were not designed or intended to discover every possible discrepancy or defect. In addition, the sponsor engaged a third party to conduct procedures designed to verify the sponsor’s data regarding characteristics of the mortgage loans, which data were used to generate the numerical information about the mortgage pools included in this prospectus supplement. In addition, the review included the recalculation by a third party of numerical disclosures regarding the mortgage loans selected by the sponsor and appearing in this prospectus supplement. There can be no assurance that any review process conducted uncovered relevant facts that could be determinative of how the reviewed mortgage loans will perform. Investors should note that the sponsor undertook this limited loan file review with respect to a portion of the mortgage loans and did not undertake any loan file review for the remaining mortgage loans.

Furthermore, to the extent that the limited review conducted by the sponsor did reveal factors that could affect how the mortgage loans will perform, the sponsor may have incorrectly assessed the potential severity of those factors. For example, in cases where a third party reviewed an original appraisal and determined that it did not support the original appraised value, the third party reviewed a Limited Desktop Appraisal Analysis or similar appraisal product, such as a field review, to determine whether the original appraisal was correct. The review of the analyses by the sponsor and the seller may, erroneously, not have indicated a defect in the original appraisal, which could result in an increased risk that payments on these mortgage loans may not be received or recovered. Investors are encouraged to make their own determination as the extent to which they place reliance on the limited loan review procedures of the sponsor.

[Risks Related to Mortgage Loans with Interest-Only Payments

Approximately [___] of the mortgage loans to be included in the trust provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [___] years following the origination of the mortgage loan.  Following the interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

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The interest-only mortgage loans may present special default and prepayment risks, particularly for certificates purchased at a discount.

We refer you to “Yield, Prepayment and Weighted Average Life— General” in this prospectus supplement and “Risk Factors — Risks Related to Mortgage Loans with Interest-Only Payments” and “— Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the accompanying prospectus.]

[Special Default Risk of Second Lien Mortgage Loans

Approximately [___]% of the mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first mortgages and may present special risks upon default of any second lien mortgage loans.

We refer you to “Risk Factors — Special Default Risk of Second Lien Mortgage Loans” and “— Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the accompanying prospectus.]

[Risks Related to Simultaneous Second Liens and Other Borrower Debt

Approximately [____]% of the mortgage loans in the trust are first lien mortgage loans with respect to which, at the time of origination, the originator or other lender also originated second lien mortgage loans that may not be included in the trust. The weighted average indicative combined loan-to-value ratio, which is the ratio of the total outstanding principal balance of a first lien mortgage loan and the related simultaneous second lien mortgage loan to the value of the related mortgaged property, of these mortgage loans is [___]%. In addition, other borrowers whose first lien loans are included in the trust may have obtained secondary mortgage financing following origination of the first lien loans.  In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types.  Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

We refer you to “Risk Factors — Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the accompanying prospectus.]

Geographic Concentration of Mortgage Loans

Approximately [____]% of the mortgage loans to be included in the trust are secured by properties located in [____] and approximately [____]% of the mortgage loans to be included in the trust are secured by properties located in [_______]. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because adverse economic conditions and natural disasters will have a disproportionate impact on the mortgage loans in general.

We refer you to “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors — Geographic Concentration of the Mortgage Loans” in the accompanying prospectus.  For additional information regarding the geographic concentration of the mortgage loans to be included in the mortgage pool, see the applicable table(s) in Annex A of this prospectus supplement.

Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates

The certificates will accrue interest at [describe interest rate], but those interest rates are subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust or as otherwise described below, net of certain allocable fees and expenses of the issuing entity and any payments owed on derivative instruments.  The mortgage loans to be included in the trust will have interest rates that either are fixed or adjust based on a variable index, as described in this prospectus supplement.

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Any adjustable rate mortgage loans in the trust may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first distribution dates.  In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates.  As a result, your variable rate certificates may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities.  Some of these factors are described below.

The interest rates for your certificates adjust [monthly] based on the [___ index], while the interest rates on the mortgage loans to be included in the trust adjust [monthly][semi-annually] [based on a different index or not adjust at all].  Consequently, the limits on the interest rates on these certificates may prevent increases in the interest rates for extended periods in a rising interest rate environment.

The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the [____ index] applicable to your variable rate certificates.  It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the certificates are stable or rising.  It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the certificates may both decline or increase during the same period, but that the interest rates on your certificates may decline or may increase more slowly or rapidly.

To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the certificates may be reduced as a result of the net funds cap limitations described in this prospectus supplement.

We refer you to “Description of the Certificates — Payments of Interest” and “— Credit Enhancement — Overcollateralization” in this prospectus supplement. For a general description of the interest rates of the related mortgage loans, we refer you to “Description of the Mortgage Pool” in this prospectus supplement..

Potential Inadequacy of Credit Enhancement

[The certificates are not insured by any surety certificate.] The credit enhancement features of subordination and loss allocation, excess interest, overcollateralization and limited cross-collateralization, [together with any primary mortgage insurance and financial guaranty insurance policies], are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then holders of subordinate certificates[, particularly the Class [_____ Certificates,] will likely incur losses and may never receive all of their principal payments.  You should consider that:

•	if you buy a Class [____] Certificate and losses on the related mortgage loans exceed the total principal amount of the class of certificates subordinate to your certificates (if any), plus, if applicable to the trust and as specified in this prospectus supplement, any excess interest and any overcollateralization that has been created, the principal amount of your certificates will be reduced proportionately with the principal amounts of the other certificates of your class by the amount of that excess; and

•	after the total principal amount of the subordinate certificates has been reduced to zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior certificates.

Losses on the related mortgage loans will reduce the loss protection provided by the subordinate certificates to the senior certificates and will increase the likelihood that the senior certificates will not receive all of their expected principal payments.

If overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your certificates, the fees and expenses of the issuing entity and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other certificateholders the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses.  These payments will generally be made in order of seniority.  We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in this prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your certificates was reduced because of the application of losses.

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Overcollateralization.  In order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the certificates, as well as any fees and expenses of the issuing entity and any payments owed to a derivative counterparty.  If the certificates have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the certificates plus the weighted average aggregate expense rate.  Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization.  In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the certificates.  This excess is referred to as “overcollateralization” and will be available to absorb losses.  We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies.  In addition, there may be no amounts available from any interest rate derivative agreement described in this prospectus supplement to cover shortfalls.  The following factors will affect the amount of excess interest that the related mortgage loans will generate:

Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.  The effect of this reduction on your certificates will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest available for overcollateralization or to absorb losses will be reduced.  Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

[Limited Cross-Support. The trust contains [two or more] separate mortgage pools, as specified in this prospectus supplement.  Principal payments on the senior certificates will depend, for the most part, on collections on the mortgage loans in the related pool.  However, as specified in this prospectus supplement, the senior certificates have the benefit of credit enhancement in the form of subordination from one or more of the other pools.  That means that even if the rate of losses on mortgage loans in the pool related to your class of senior certificates is low, losses in an unrelated pool may reduce the loss protection for your certificates.]

[Interest Rate Derivative Agreements. Any amounts received under any interest rate cap or swap agreement will generally be applied as described in this prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses.  However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.]

[Primary Mortgage Insurance. Approximately [___]% of the mortgage loans are first lien mortgage loans which have original loan-to-value ratios greater than 80%. Approximately [___]% and [___]% of those mortgage loans are covered by existing borrower- or lender- paid primary mortgage insurance policies.  The existing borrower- or lender- paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to the [___]% to [___]%.]

[In addition, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the trust from primary mortgage insurance providers, providing the initial insurance coverage specified in this prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%. ]

These loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to the percentage specified in this prospectus supplement.

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However, these policies will only cover first lien mortgage loans and will be subject to various other limitations and exclusions.  In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower.  As a result, coverage may be rescinded or denied on some mortgage loans.  Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider.  In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan.  Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.]

[Risks Related to Amounts in the Pre-Funding Account being Applied to Pay Principal on the Certificates]

[If the aggregate principal balance of the additional mortgage loans to be acquired by the trust fund by the end of the pre-funding period is less than the initial pre-funding amount allocable to the mortgage pool, the amount of such differential will be paid to the related certificateholders on the [___] distribution date in the same manner and priority as the mortgage loan collections of principal. Any such payment will reduce the weighted average life of the certificates and may adversely affect the yield of the certificates. Certificateholders would bear the risk of being unable to invest such early payment at a yield that is at least equal to the yield on the certificates. The depositor believes that substantially all of the funds in the pre-funding account will be used for the purchase of additional mortgage loans prior to the end of the pre-funding period.]

Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates.  If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the trust may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in this prospectus supplement.  These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period. [or Borrowers may prepay their mortgage loans in whole or in part at any time without penalty.]

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the seller and its affiliates, the servicer or servicers, as applicable, and any master servicer.  In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans.  In addition, the sponsor, as the seller of the mortgage loans to the depositor, or such other seller as specified in this prospectus supplement, may be required to purchase mortgage loans from the trust in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on certificateholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the certificates:

•	If you purchase certificates at a discount, especially any principal-only certificates, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase certificates at a premium, especially any interest-only certificates, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans to be included in the trust may differ significantly from that of other first and second lien residential mortgage loans.

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We refer you to “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Yield and Prepayment Considerations” in the accompanying prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than Mortgage Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to certificateholders.  If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Risks Associated With New Laws Relating to Mortgage Loan Servicing

Numerous laws, regulations and rules related to the servicing of mortgage loans, including efforts to delay or suspend foreclosure actions for a specified period, have been proposed recently by federal, state and local governmental authorities. A number of these laws have been enacted, including in California. These laws, regulations and rules will result in delays in the foreclosure process, and may lead to reduced payments by borrowers or increased reimbursable servicing expenses. You bear the risk that these regulatory developments will adversely impact your securities, whether due to delayed or reduced distributions or reduced market value.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of lenders.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

Mortgage loans are also subject to various federal laws, including:

•	the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

•	the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust to damages and administrative enforcement.

The seller of the mortgage loans made or assigned the representation the mortgage loan sale agreement described in this prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations.  In the event of a breach of this representation, the seller [or originator] will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in this prospectus supplement and under “The Agreements— _______] “ in this prospectus supplement.

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Mortgage Loan Modification Programs and Future Legislative Action May Adversely Affect the Performance and Market Value of Your Securities

To limit losses on delinquent mortgage loans, in accordance with the servicing agreements, the servicers may use loss mitigation techniques, including forbearance agreements and other modification agreements and pre-foreclosure sales. Modifications of mortgage loans in an attempt to maximize the ultimate proceeds of such mortgage loans may have the effect of, among other things, reducing or otherwise changing the mortgage interest rate, forgiving payments of principal, interest or prepayment charges, extending the final maturity date, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loans, deferring principal payments, with or without interest, or any combination of these or other modifications. Since all of the classes of offered securities receive interest based on the weighted average net mortgage interest rate of the mortgage loans in the related mortgage pool or are subject to a limitation on interest equal to that rate, modifications to mortgage interest rates of the related mortgage loans will reduce interest payable on the related offered securities. In addition, while the U.S. Congress has failed to pass legislation to enhance the power of bankruptcy courts to reduce the principal amount of, or the interest rate on, a mortgage loan of an individual who is a debtor in bankruptcy secured by a primary residence, it is possible that such legislation could be enacted in the future.

A modification may result in reduced interest collections available for distribution to the related securities, reduced distributions of principal or the allocation of a realized loss to the most subordinate class of securities outstanding. Modifications that are designed to maximize collections to the issuing entity in the aggregate may adversely affect a particular class of securities. The servicers are required to consider the interests of all classes of securities as a whole when making servicing decisions. If a servicer reduces the interest rate, extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, or charges off or sells the mortgage loan, amounts available to make payments on the related securities will be reduced. The actual final distribution date for any class might be later, and could be significantly later, than the final scheduled distribution date if the related servicer extends the maturity date of a mortgage loan beyond the final scheduled distribution date for the securities.

During the third quarter of 2008 and the first quarter of 2009, the federal government, through the Federal Housing Administration and the Federal Deposit Insurance Corporation, commenced implementation of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures. In addition, certain mortgage lenders and servicers have voluntarily, or as part of settlements with law enforcement authorities, established loan modification programs relating to the mortgages they hold or service. In January 2009, the President announced his “Homeowner Affordability and Stability Plan,” which is focused on reducing foreclosures. These programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or to extend the payment terms of the loans. In addition, members of the U.S. Congress have indicated support for additional legislative relief for homeowners, including a proposed amendment of the bankruptcy laws to permit the modification of mortgage loans in bankruptcy proceedings. These loan modification programs, as well as future law enforcement and legislative or regulatory actions, including amendments to the bankruptcy laws that result in the modification of outstanding mortgage loans, may adversely affect the performance and market value of your securities.

Special Assessments and Energy Efficiency Liens May Take Priority Over the Mortgage Lien

Mortgaged properties securing the mortgage loans may be subject to the lien of special property taxes and/or special assessments. These liens are superior to the liens securing the mortgage loans, irrespective of the date of the mortgage. In some instances, individual borrowers may be able to elect to enter into contracts with governmental agencies for Property Assessed Clean Energy (PACE) or similar assessments that are intended to secure the payment of energy and water efficiency and distributed energy generation improvements that are permanently affixed to their properties, possibly without notice to or the consent of the mortgagee. These assessments also have lien priority over the mortgages securing mortgage loans. No assurance can be given that any mortgaged property so assessed will increase in value to the extent of the assessment lien. Additional indebtedness secured by the assessment lien would reduce the amount of the value of the mortgaged property available to satisfy the affected mortgage loan.

Helping Families Save Their Homes Act

The Helping Families Save Their Homes Act of 2009, Public Law 111-22, 123 Stat. 1632, effective as of May 20, 2009, amends the Truth in Lending Act to require purchasers or assignees of mortgage loans secured by a borrower’s principal dwelling to mail or deliver notice to borrowers of the sale or transfer of their mortgage loan no later than 30 days after a sale or transfer. The sale of the mortgage loans from the depositor to the issuing entity will require that these notices be mailed or delivered reflecting the ownership of the mortgage loans by the issuing entity. Failure to comply with these notice requirements may result in civil claims for compensatory and punitive damages against the issuing entity. Any judgment against, or settlement by, the issuing entity relating to these violations would reduce the funds otherwise available for distribution to investors, and may result in shortfalls or losses on your securities. The servicing agreements will require the servicers to deliver the required notices to borrowers.

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Risks Associated With Potential New Laws Relating to Mortgage Loan Origination or Ownership

The U.S. Congress and various state and local legislatures are considering or have adopted legislation, which, among other things, would permit limited assignee liability for certain violations in the mortgage loan origination process. We cannot predict whether or in what form the U.S. Congress or various state and local legislatures may enact such legislation or how such legislation might impact your securities. We are also unable to predict how changes by federal, state or local authorities to regulations currently in effect relating to assignee liability may affect your securities.

Predatory Lending Laws/High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices.  The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans.  Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

In addition, under the anti-predatory lending laws of some states, the origination of certain mortgage loans (including loans that are not classified as “high cost” loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower.  This test may be highly subjective and open to interpretation.  As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans.  Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law.  Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts. The cost of defending such cases, including legal fees incurred by the securitization trust, are typically paid out of collections on trust assets and hence reduce the amounts otherwise distributable to trust securityholders.

The seller will represent that the trust does not include any mortgage loans that are subject to HOEPA or that would be classified as “high cost” loans under any similar state or local predatory or abusive lending law.  There may be mortgage loans in the trust that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the seller will represent that these mortgage loans are in compliance with applicable requirements.  If it is determined that the trust includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the seller will be required to repurchase the affected loans and to pay any liabilities incurred by the trust due to any violations of these laws.  If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, certificateholders could incur losses.

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Certificates

Each transfer of a mortgage loan to the sponsor [or other seller as described herein], from the seller to the depositor and, in connection with the issuance of any asset-backed securities, from the depositor to the trust, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents.  However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan.  Such an attempt, even if unsuccessful, could result in delays in payments on the certificates.  If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity.  In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the certificates in full.

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One or more of the transferors may be banks that are subject to regulation by the FDIC. The FDIC recently has indicated that it may treat as property of a bank in receivership or conservatorship (i) any property that is shown as an asset on the financial statements of a bank, or (ii) any property that the bank previously transferred if the bank retains a continuing economic interest in the transferred assets. The FDIC has indicated that it may assert these positions notwithstanding that the assets have been sold as a matter of law. The depositor will take certain steps to try to prevent any of the mortgage loans from being shown as assets on the financial statements of any transferor that is a bank and to try in certain cases to prevent a transferor that is a bank from purchasing securities. The depositor, however, can provide no assurances that its efforts will be successful, nor can it provide any assurance that a court will not accept the FDIC’s position. As a result, should a transferor that is a bank become the subject of a receivership or conservatorship, should the mortgage loans be shown as assets on its financial statements or should it own any securities, and should the FDIC’s position prevail, then the issuing entity may not own all the mortgage loans and there may be delays in payment or losses on the securities. There may also be delays in payments while these issues are being resolved by the FDIC or a court.

DESCRIPTION OF THE MORTGAGE POOL

Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, that percentage (unless otherwise specified) is determined on the basis of the total scheduled principal balance of such Mortgage Loans as of the cut-off date.  [As indicated at “Description of the Certificates — General,” subsequent to the Closing Date, but no later than [_________], the Trust may from time to time acquire subsequent mortgage loans from the Depositor.  The procedures and selection criteria for acquiring subsequent mortgage loans are set forth at “— Conveyance of Subsequent Mortgage Loans” below. The discussion that follows in this Prospectus Supplement will apply to subsequent mortgage loans only where specific reference is made to “Subsequent Mortgage Loans” or “Mortgage Loans.”]

General

On the Closing Date, the Trust is expected to include approximately [________] [describe Mortgage Loans] Mortgage Loans, [______] of which have original terms to maturity from the first due date of the monthly payment of not more than [_______] years, and which have a total scheduled principal balance (after giving effect to monthly payments due on the cut-off date) of approximately $[_______].  Approximately [_______]% of the Mortgage Loans are first lien mortgage loans and approximately [_______]% of the Mortgage Loans are second lien mortgage loans.  Approximately [______]% of the Mortgage Loans have original terms to maturity from the due date of the first monthly payment of 20 years, approximately [_______]% of the Mortgage Loans have original terms to maturity from the due date of the first monthly payment of 25 years, and approximately [_____]% of the Mortgage Loans have original terms to maturity from the due date of the first monthly payment of 30 years.

The underwriting guidelines generally applied by the Originator in originating the Mortgage Loans are described under “Underwriting Standards” below.  The Mortgage Loans will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey the Mortgage Loans to the Trust.  We refer you to “The Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement—Sale of the of Mortgage Loans.”

The Mortgage Loans are [_______] rate Mortgage Loans.  Interest on the Mortgage Loans accrues on the basis of [______].

Pursuant to its terms, each Mortgage Loan[, other than a loan secured by a condominium unit,] is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the related Mortgaged Loan.  Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

[[______] of the Mortgage Loans provide for monthly payments of interest, but not principal, for a period of up to ten years following origination, after which the monthly payments will be increased to amounts sufficient to pay interest and to amortize the principal balances over the remaining terms.  Approximately [______]% of the Mortgage Loans provide for monthly payments of interest, but not principal, for periods shorter than ten years.  If the monthly payment at the end of the interest only period is substantially higher than the interest only payment, that loan may be subject to an increased risk of default.]  [To be provided as applicable.]

[Approximately [______]% of the Mortgage Loans are partially insured by the FHA (the “FHA Mortgage Loans”) or are partially guaranteed by the VA (the “VA Mortgage Loans”).  The benefits of the FHA insurance and VA guaranty as to each of these Mortgage Loans are limited as described herein.  [Some] [None] of the FHA Mortgage Loans and the VA Mortgage Loans will be serviced on a full recourse basis.]

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[As of the cut-off date, approximately [_____]% of the first lien mortgage loans have original Loan-to-Value Ratios in excess of 80%.   Approximately [_____]% of these Mortgage Loans are not covered by existing borrower- or lender-paid loan-level primary mortgage insurance policies.  In addition,  approximately [____]% of the second lien mortgage loans have original combined loan-to-value ratios in excess of 80% and approximately [______]% of the first lien mortgage loans have original Indicative combined loan-to-value ratios in excess of 80%.]  [To be provided as applicable.]

[Approximately [_____]%,[_____]%,[_____]% and [_____]% of the mortgage loans are secured by mortgaged properties located in the states of [_____], respectively.]

[Disclose if any state or geographic region has a 10% or greater concentration.]

The Seller will represent and warrant that no Mortgage Loan is a “high cost” or “covered” loan under federal, state or local predatory lending laws.

[The Fixed Rate Mortgage Loans

The “Fixed Rate Mortgage Loans” consist of approximately [_____] fixed rate Mortgage Loans, with an aggregate principal balance as of the cut-off date of approximately $ [_____].  The Fixed Rate Mortgage Loans had individual principal balances at origination of at least $[_____] but not more than $[_____], with an average principal balance at origination of approximately $[_____].  Approximately[_____]% of the Fixed Rate Mortgage Loans have terms to maturity from the date of origination of not more than thirty years.  The Fixed Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [_____] months as of the cut-off date.  Approximately [_____]% of the Fixed Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [_____]% of the Fixed Rate Mortgage Loans have been modified.]

[To be provided as applicable.]

[Adjustable Mortgage Rates

As of the cut-off date, [________ ]% of the Mortgage Loans will provide for semi-annual adjustment of the related Mortgage Rate based on the six-month LIBOR index and [______]% of the Mortgage Loans will provide for monthly adjustment of the related Mortgage Rate based on the one-month LIBOR index, each as described under “—The Indices” below.  With respect to each Mortgage Loan, there will be corresponding adjustments to the monthly payment amount, in each case on each Adjustment Date applicable thereto; provided that the first such adjustment for all of the Mortgage Loans will occur, in the case of approximately [_______]% of the Mortgage Loans, after an initial period of approximately six months following origination, in the case of approximately [_______]% of the Mortgage Loans, after an initial period of approximately three years following origination, in the case of approximately [_____]% of the Mortgage Loans, after an initial period of approximately five years following origination and, in the case of approximately _______ [_____]% of the Mortgage Loans, after an initial period of approximately seven years following origination On each Adjustment Date for a Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the related Index and the related Gross Margin, provided that the Mortgage Rate on each such Mortgage Loan will not increase or decrease by more than the related Periodic Cap (ranging from [____]% to [____]%) as specified in the related mortgage note on any related Adjustment Date and will not exceed the related Maximum Rate over the life of such Mortgage Loan or be less than the Minimum Rate.  Effective with the first monthly payment due on each Mortgage Loan after each related Adjustment Date after the interest-only period, if any, has concluded, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted.  Due to the application of the Periodic Caps and Maximum Rates, the Mortgage Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related Index and the related Gross Margin, rounded as described herein.  We refer you to “—The Indices” below.

The Mortgage Loans do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.]

[To be provided as applicable.]  [May vary in accordance with structure of transaction.]

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[The Indices

As indicated above, the index applicable to the determination of the Mortgage Rates for the Mortgage Loans will be either the one-month LIBOR index or the six-month LIBOR index as most recently available as of the first business day of the month preceding the month of such Adjustment Date.  In the event that the one-month LIBOR index or the six-month LIBOR index becomes unavailable or otherwise unpublished, the Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.  For One-Month LIBOR Loans, the one-month LIBOR index is determined as of the date that occurs twenty-five (25) days before each Adjustment Date.  For the Six-Month LIBOR Loans (including all hybrid loans), the six-month LIBOR index is determined as of the first Business Day of the month immediately preceding the month in which the Adjustment Date occurs.] [Discussion of any other index described in the prospectus and applicable to the Mortgage Loans to be provided, if applicable.  We refer you to “The Trusts and the Trust Assets — The Mortgage Loans — General” in the prospectus.]

[To be provided as applicable.]

[Primary Mortgage Insurance

Approximately [____]% of the Mortgage Loans are 80+ loan-to-value loans.  We refer you to “Description of the Mortgage Pool[s] — General.” Approximately[___]% and [_____]% of the 80+ loan-to-value loans are covered by existing borrower-paid loan-level primary mortgage insurance policies and lender-paid loan-level primary mortgage insurance policies, respectively.  Approximately [____]% of the 80+ loan-to-value loans are not covered by existing borrower- or lender-paid loan-level primary mortgage insurance policies.

These primary mortgage insurance policies provide limited protection against losses on defaulted 80+ loan-to-value loans and such protection is subject to various limitations and exclusions including, for example, losses resulting from fraud.  As a result, coverage may be denied or limited on some 80+ loan-to-value loans.  In addition, because the amount of coverage depends on the Loan-to-Value Ratio at the inception of the policy, a decline in the value of a Mortgaged Property will not result in increased coverage, and the Trust may still suffer a loss on a Mortgage Loan covered by a primary mortgage insurance policy  The providers of the primary mortgage insurance policies may also affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted Mortgage Loans covered by the related primary mortgage insurance policy.  The Servicer is responsible for paying the premiums under the LPMI Policies.  We refer you to “Insurance — Primary Mortgage Insurance Policies” in the prospectus.]

[To be provided as applicable.]

Certain Characteristics of the Mortgage Loans

The Mortgage Loans are expected to have the approximate aggregate characteristics as of the cut-off date, including data regarding how many Mortgage Loans have been modified by each category of modification pursuant to loan modification programs, as set forth in Annex A attached to this prospectus supplement and incorporated by reference herein.  Prior to the issuance of the Bonds, Mortgage Loans may be removed from the Mortgage Pool[s] as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

[Delinquency and Loss Information for the Pool Assets

Delinquency and loss information for the mortgage pool, including statistical information regarding delinquencies and losses, will be included.]

[Table of delinquency and loss information of securitized mortgage pool through charge-off.]

[Conveyance of Subsequent Mortgage Loans

On the Closing Date, approximately $[_____] will be deposited by the Issuing Entity Administrator into an eligible account.  During the period from the Closing Date to [_______], the Depositor is expected to purchase from time to time subsequent mortgage loans from the Seller and, in turn, sell all such subsequent mortgage loans to the Trust for inclusion in the Mortgage Pool.  The purchase price for each subsequent mortgage loan will equal its Scheduled Principal Balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any) and will be paid by the Issuing Entity Administrator from the related Pre-Funding Amount.

As of the cut-off date, the mortgage loans expected to be conveyed as the subsequent mortgage loans by the Seller are expected to have the following characteristics:

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Number of Subsequent Mortgage Loans

Total Scheduled Principal Balance

Mortgage Rates:
Weighted Average
Range

Weighted Average Remaining Term to Maturity (in months)

Original Loan-to-Value Ratios:
Weighted Average
Range

Scheduled Principal Balances:
Average
Range

Pursuant to the Pooling and Servicing Agreement, the conveyance of subsequent mortgage loans to the Trust may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Pooling and Servicing Agreement being satisfied, including, among others, that:

•	[The subsequent mortgage loans conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the initial mortgage loans set forth in the Mortgage Loan Purchase Agreement, which representations and warranties have been confirmed by the rating agencies rating the Certificates;

•	The subsequent mortgage loans conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

•	[The Certificate Trustee receives an Officer’s Certificate confirming the satisfaction of each condition precedent specified in the Pooling and Servicing Agreement and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of subsequent mortgage loans in the forms substantially similar to those delivered on the Closing Date;]

•	The conveyance of the subsequent mortgage loans on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Offered Certificates;

•	[No subsequent mortgage loan conveyed on the subsequent transfer date may be more than one monthly payment delinquent in payment;]

•	Each subsequent mortgage loan will have been underwritten substantially in accordance with the applicable originator’s underwriting guidelines;

•	No subsequent mortgage loan may have a remaining term to maturity exceeding [ ] months;

•	[No subsequent mortgage loan may have a Loan-to-Value Ratio greater than [125]%;]

•	The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average Mortgage Rate of the initial mortgage loans;

•	Following the conveyance of the subsequent mortgage loans on the subsequent transfer date, the weighted average characteristics of the Mortgage Loans the Mortgage Pool will remain substantially similar to the characteristics of the initial mortgage loans in the Mortgage Pool as of the cut-off date; and

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•	[An independent accountant must provide the Depositor, the applicable rating agencies rating the Certificates, the Certificate Trustee and the Underwriters with a letter stating that the characteristics of the subsequent mortgage loans conform to the characteristics described above and in the Pooling and Servicing Agreement.]]

If the Trust does not apply the full pre-funding amount towards the purchase of subsequent mortgage loans prior to the end of the Pre-Funding Period, then such remaining proceeds in the pre-funding account will be paid as a principal prepayment to the related Certificateholders on the [___] Distribution Date.

On the Closing Date, the Issuing Entity Administrator will also establish a capitalized interest account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[____], which represents approximately [_____]% of the total principal balance of the Mortgage Loans as of the cut-off date.  Amounts in the capitalized interest account will be applied by the Issuing Entity Administrator during the Pre-Funding Period to pay interest on that portion of the Certificates supported by the pre-funding amount.  At the end of the Pre-Funding Period, any remaining funds in the capitalized interest account will be paid to the Depositor and the account will be terminated.]

STATIC POOL INFORMATION

Static pool information with respect to the sponsor’s prior securitized pools during the period from [specify date] to [specify date], presented by pool, is available online at http://www.sequoia-reports.com. Access to this web address is unrestricted and free of charge.    Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.  [A reference to any third-party static pool information is to be provided, as applicable.]

Various factors may affect the prepayment, delinquency and loss performance of the mortgage loans over time. The various mortgage loan pools for which performance information is shown at the above internet addresses had initial characteristics that differed, and may have differed in ways that were material to the performance of those mortgage pools. These differing characteristics include, among others, product type, credit quality, geographic concentration, originator concentration, servicer concentration, average principal balance, weighted average interest rate, weighted average loan-to-value ratio, weighted average term to maturity and the presence or absence of prepayment penalties. We do not make any representation, and you should not assume, that the performance information shown at the above internet addresses is in any way indicative of the performance of the mortgage loans in the trust fund. The mortgage loans will continue to be serviced in accordance with accepted servicing practices through charge-off, which we define as the ultimate liquidation of the loan or any REO acquired in respect of the loan. For purposes of Form 10-D reporting and other such reporting under the Securities Exchange Act, delinquency information on the mortgage loans will be provided through charge-off in thirty (30) day segments, measured as of the end of the month prior to the reporting month.

ADDITIONAL INFORMATION

The depositor has filed the registration statement with the Securities and Exchange Commission (the “SEC”) (Registration No. _________). The depositor is also subject to some of the information requirements of the Exchange Act, and, accordingly, will file reports thereunder with the SEC. The registration statement and the exhibits thereto, and reports and other information filed by the depositors under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, or by calling the SEC at 1-800-SEC-0330, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission’s web site (http://www.sec.gov).

The description in this prospectus supplement of the trust fund and the mortgaged properties is based upon the mortgage pool as expected to be constituted at the close of business on the cut-off date, as adjusted for the scheduled principal payments due on or before the cut-off date. Prior to the issuance of the offered certificates, mortgage loans may be removed from the trust fund as a result of incomplete documentation or otherwise, if the depositor deems that removal necessary or appropriate. A limited number of other mortgage loans may be added to the trust fund prior to the issuance of the offered certificates. The depositor believes that the information in this prospectus supplement will be substantially representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued although the range of mortgage rates and maturities and some other characteristics of the mortgage loans in the trust fund may vary.

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A current report on Form 8-K will be available to purchasers of the offered certificates and will be filed, together with the pooling and servicing agreement, with the SEC after the initial issuance of the offered certificates. In the event a material number of mortgage loans are removed from or added to the trust fund as described in the preceding paragraph, that removal or addition will be noted in the current report.

Pursuant to the pooling and servicing agreement, the issuing entity administrator will prepare a monthly statement to certificateholders containing the information described under “The Agreements — Certain Matters Under the Pooling and Servicing Agreement — Reports to certificateholders.” The issuing entity administrator may make available each month, to any interested party, the monthly statement to certificateholders via the issuing entity administrator’s website. The issuing entity administrator’s website will be located at [www._______], and assistance in using the website can be obtained by calling the issuing entity administrator’s customer service desk at [_________]. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by notifying the issuing entity administrator at the following address: [___________]. The issuing entity administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the issuing entity administrator will provide timely and adequate notification to such parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the issuing entity administrator will, upon request, prepare and deliver to each certificateholder of record during the previous calendar year a statement containing information necessary to enable certificateholders to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

THE ISSUING ENTITY

General

The issuing entity is a [statutory trust established under the laws of the State of Delaware] [or] [common law trust formed under the laws of the State of New York] by a pooling and servicing agreement, dated as of [_________], 200[__] . The issuing entity was formed for the sole purpose of issuing the certificates. The depositor is the settlor and sole beneficiary of the issuing entity. The depositor is a limited purpose finance corporation the capital stock of which is wholly owned by [_________________] Redwood Trust, Inc., a Maryland corporation. Redwood Trust will be the manager of the issuing entity pursuant to a management agreement entered into with the issuing entity. None of the depositor, Redwood Trust, [_______________] or any of their respective affiliates has guaranteed or is otherwise obligated with respect to payment of the certificates and no person or entity other than the issuing entity is obligated to pay the certificates, except as specifically set forth in this prospectus supplement.

The Issuing Entity’s assets will consist almost entirely of the mortgages which will be pledged to secure the certificates. If the mortgage loans and other collateral securing the certificates are insufficient for payment of the certificates, it is unlikely that significant other assets of the issuing entity will be available for payment of the certificates. The amount of funds available to pay the certificates may be affected by, among other things, realized losses incurred on defaulted mortgage loans.

The pooling and servicing agreement prohibits the Issuing Entity from incurring any indebtedness other than the certificates, or assuming or guaranteeing the indebtedness of any other person.

The Ownership Certificate

The equity ownership in the Trust will be evidenced by the Ownership Certificate.  The holder of the Ownership Certificate will be entitled to receive on each Distribution Date any remaining cashflow from Mortgage Loan collections after all principal and interest on the Certificates and other expenses of the Trust for such Distribution Date have been made.

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DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions pursuant to which the Certificates will be issued. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

The [Sequoia Mortgage Trust [____]] Mortgage Pass-Through Certificates (the “Certificates”), will consist of the Class A-1 Certificates (the “Senior Certificates”) and the Class B-1 Certificates (the “Subordinated Certificates”). The Issuing Entity will also issue the Investor Certificate (the “Investor Certificate”) as described herein. The Senior Certificates and the Subordinated Certificates are collectively referred to herein as the “Offered Certificates.” Only the Certificates are offered hereby. The Classes of Certificates will have the respective Certificate Interest Rates described on the cover hereof. The Investor Certificate will bear interest at the “Certificate Interest Rate” described herein.

The “Class Principal Amount” of (a) the Senior Certificates (the “Senior Class Principal Amount”) as of any Distribution Date is the Original Senior Class Principal Amount reduced by all amounts previously distributed to holders of the Senior Certificates as payments of principal, (b) the Subordinated Certificates (the “Subordinated Class Principal Amount”) as of any Distribution Date is the lesser of (i) the aggregate of the Stated Principal Balances of the Mortgage Loans, less the Senior Class Principal Amount immediately prior to such date, and (ii) the Original Subordinated Class Principal Amount reduced by all amounts previously distributed to holders of the Subordinated Certificates as payments of principal. The Senior Certificates will have an original Senior Class Principal Amount of $[________] (the “Original Senior Class Principal Amount”) and the Subordinated Certificates will have an original Subordinated Class Principal Amount of $[________] (the “Original Subordinated Class Principal Amount”). The “Invested Amount” of the as of any Distribution Date is the lesser of (i) the aggregate of the Stated Principal Balances of the Mortgage Loans, less the sum of (x) the Senior Class Principal Amount and (y) the Subordinated Class Principal Amount, in each case immediately prior to such date, and (ii) the Original Invested Amount reduced by all amounts previously distributed to the holder of the Investor Certificate in reduction of the Invested Amount. The Investor Certificate will have an original Invested Amount of approximately $[________] (the “Original Invested Amount”).

Book-Entry Certificates

The Certificates [or the Class [___] Certificates] will be book-entry Certificates (each, a Class of “Book-Entry Certificates”). Persons acquiring beneficial ownership interests in the Certificates (“Certificate Owners”) may elect to hold their Certificates through the Depository Trust Company (“DTC”) in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Certificates will be issued in one or more certificates which equal the aggregate principal amount of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in CEDEL’s and Euroclear’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Citibank, N.A., will act as depositary for CEDEL and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the “Relevant Depositary” and collectively the “European Depositaries”). Investors may hold such beneficial interests in the Book-Entry Certificates in minimum denominations representing Class Principal Amounts of $[________] and in multiples of $1,000 in excess thereof. Except as described below, no person acquiring a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing such Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only “Certificateholders” of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC.

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The beneficial owner’s ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC participant, and on the records of CEDEL or Euroclear, as appropriate).

Certificate Owners will receive all payments of principal of, and interest on, the Certificates from the Certificate Trustee through DTC and DTC participants. While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit payments of principal of, and interest on, the Certificates. Participants and indirect participants which have indirect access to the DTC system, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”), with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive payments and will be able to transfer their interest.

Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC’s normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Certificate Owners.

Because of time zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or CEDEL Participants on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant (as defined herein) or Euroclear Participant (as defined herein) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For information relating to tax documentation procedures relating to the Certificates, see “MATERIAL FEDERAL INCOME TAX CONSEQUENCES — Withholding with Respect to Certain Foreign Investors” and “— Backup Withholding” in the prospectus and “GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES — Certain U.S. Federal Income Tax Documentation Requirements” in Annex B hereto , which Annex B is attached to this prospectus supplement and is incorporated by reference herein.

Payments on Mortgage Loans; Accounts

On or prior to the Closing Date, the Master Servicer will establish and maintain or cause to be established and maintained a separate account or accounts for the collection of payments on the Mortgage Loans (the “Certificate Distribution Account”). On or prior to the Closing Date, the Certificate Trustee will establish an account (the “Distribution Account”), which will be maintained with the Certificate Trustee in trust for the benefit of the Certificateholders. On or prior to the business day immediately preceding each Distribution Date, the Master Servicer will withdraw from the Certificate Distribution Account the Certificate Distribution Amount for such Distribution Date, to the extent of Available Funds on deposit therein, and will deposit such amount in the Distribution Account. The “Certificate Distribution Amount” for any Distribution Date will equal the sum of (i) the Senior Interest Payment Amount, (ii) the Senior Principal Payment Amount, (iii) the Subordinated Interest Payment Amount and (iv) the Subordinated Principal Payment Amount (as each such term is defined herein). Funds credited to the Certificate Account or the Distribution Account may be invested at the direction of the Depositor for the benefit and at the risk of the Depositor in Permitted Investments, as defined in the Master Servicing Agreement, that are scheduled to mature on or prior to the business day preceding the next Distribution Date.

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Payments

Payments on the Certificates will be made by the Certificate Trustee on [the th day of each month], or if such day is not a business day, on the first business day thereafter, commencing in [____________, 200__] (each, a “Distribution Date”), to the persons in whose names such Certificates are registered at the close of business on the last business day of the month preceding the month of such Distribution Date (the “Record Date”).

Payments on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds 100% of a Class of Certificates or who holds Certificates with an aggregate initial Class Principal Amount of $1,000,000 or more and who has so notified the Certificate Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Certificate Trustee.

As more fully described herein, payments will be made on each Distribution Date from Available Funds in the following order of priority: (i) to interest on the Senior Certificates; (ii) to principal of the Senior Certificates; (iii) to interest on the Subordinated Certificates; (iv) to principal of the Subordinated Certificates; (v) to interest on the Investor Certificate; (vi) to principal of the Investor Certificate; and (vii) to the holder of the Investor Certificate, all remaining Available Funds, subject to certain limitations set forth herein under “— Principal.”

“Available Funds” with respect to any Distribution Date will be equal to the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due [on the Due Date in the month] in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof; (ii) all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicer’s or the Master Servicer’s normal servicing procedures (collectively, “Insurance Proceeds”) and all other cash amounts received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise (“Liquidation Proceeds”), during the [month] preceding the month of such Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments received during the [month] preceding the month of such Distribution Date; and (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a Deleted Mortgage Loan or a Mortgage Loan purchased by Redwood Trust [or by the Master Servicer or the Depositor] as of such Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the applicable Servicer or the Master Servicer is entitled to be reimbursed pursuant to the Master Servicing Agreement.

On each Distribution Date after the Subordinated Class Principal Amount and the Invested Amount have been reduced to zero, the amount, if any, by which the Senior Interest Payment Amount and the Senior Principal Payment Amount exceed the Available Funds, shall be paid by the Insurer to the Senior Certificateholders pursuant to the Certificate Insurance Policy.

Interest

The Certificate Interest Rate for each Class of Certificates for each Distribution Date (each, a “Certificate Interest Rate”) is described on the cover hereof. On each Distribution Date, to the extent of funds available therefor, each Class of Certificates and the Investor Certificate will be entitled to receive an amount allocable to interest as described below (as to each such Class or the Investor Certificate, as applicable, the “Interest Payment Amount”) with respect to the related Interest Accrual Period. With respect to each Distribution Date, the “Interest Accrual Period” for each Class of Certificates and the Investor Certificate will be the [calendar month] preceding the month of such Distribution Date.

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The Interest Payment Amount for the Senior Certificates (the “Senior Interest Payment Amount”) will be equal to the sum of (i) interest at the Senior Certificate Interest Rate on the Senior Class Principal Amount, and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed. The Interest Payment Amount for the Subordinated Certificates (the “Subordinated Interest Payment Amount”) will be equal to the sum of (i) interest at the Subordinated Certificate Interest Rate on the Subordinated Class Principal Amount, (ii) interest at the Subordinated Certificate Interest Rate on any Subordinated Principal Carryover Shortfall, (iii) the sum of the amounts, if any, by which the sum of the amounts described in clauses (i) and (ii) above on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed (the “Subordinated Interest Carryover Shortfall”) and (iv) interest at the Subordinated Certificate Interest Rate on any Subordinated Interest Carryover Shortfall (to the extent permitted by applicable law). The Interest Payment Amount for the Investor Certificate (the “Certificate Interest Payment Amount”) will be equal to interest at the Certificate Interest Rate on the Invested Amount. The Senior Certificates will not be entitled to interest on any Senior Interest Payment Amount not paid when due prior to such time as the Certificates are declared immediately due and payable upon the occurrence of an Event of Default as described herein under “— Priority of Distributions and Allocation of Shortfalls.” The Investor Certificate will not be entitled to interest on any Certificate Interest Payment Amount not paid when due.

The interest payable on any Distribution Date as described above, but not the entitlement thereto, for the Subordinated Certificates, and in the event of a default of the Insurer under the Certificate Insurance Policy, the Senior Certificates, will be reduced by their respective proportionate amounts of “Net Interest Shortfalls” for such Distribution Date, if any, based on the amount of interest each Class of Certificates would otherwise be entitled to receive on such Distribution Date before taking into account any reduction in such amounts resulting from such Net Interest Shortfalls. With respect to any Distribution Date, the “Net Interest Shortfall” is equal to the amount by which the sum of (i) the amount of interest which would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction and (ii) any Prepayment Interest Shortfalls, in each case during the calendar month preceding the month of such Distribution Date, exceeds the sum of (i) the Master Servicing Fee for such period and (ii) the amounts otherwise payable on such Distribution Date to the holder of the Investor Certificate as described in clauses “fifth”, “sixth” and “seventh” under “— Priority of Distributions and Allocation of Shortfalls” below. A “Relief Act Reduction” is a reduction in the amount of monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act. A “Prepayment Interest Shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan is less than one month’s interest at the related Mortgage Rate on the Stated Principal Balance of such Mortgage Loan.

Accrued interest to be paid on any Distribution Date will be calculated, in the case of each Class of Certificates and the Investor Certificate, on the basis of the related Class Principal Amount or Invested Amount, as applicable, immediately prior to such Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

Principal

General. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated among the Senior Certificates, the Subordinated Certificates and the Investor Certificate.

Senior Principal Payment Amount. On each Distribution Date, the Available Funds remaining after payment of interest with respect to the Senior Certificates, up to the amount of the Senior Principal Payment Amount for such Distribution Date, will be distributed as principal of the Senior Certificates. The “Senior Principal Payment Amount” for any Distribution Date will equal the Senior Percentage of the sum of (a) the principal portion of the scheduled payment due on each Mortgage Loan [on the related Due Date], (b) the principal portion of the purchase price of each Mortgage Loan that was purchased by Redwood Trust or another person pursuant to the Mortgage Loan Purchase Agreement (as defined herein) [or any optional purchase by the Master Servicer or the Depositor of a default Mortgage Loan] as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the [calendar month] preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the [calendar month] preceding the month of such Distribution Date, the Stated Principal Balance of such Mortgage Loan, and (f) all partial and full principal prepayments by borrowers received during the [calendar month] preceding the month of such Distribution Date.

“Stated Principal Balance” means, as to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date, as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period), after giving effect to any previous partial principal prepayments and Liquidation Proceeds received and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. The “Pool Principal Balance” with respect to any Distribution Date equals the aggregate of the Stated Principal Balances of the Mortgage Loans outstanding on the Due Date in the month preceding the month of such Distribution Date.

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The “Senior Percentage” for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the Senior Class Principal Amount immediately prior to such date and the denominator of which is the sum of (i) the Senior Class Principal Amount, (ii) the Subordinated Class Principal Amount and (iii) the Invested Amount, in each case immediately prior to such date. The “Subordinated Percentage” for any Distribution Date is the percentage equivalent of a fraction the numerator of which is the Subordinated Class Principal Amount immediately prior to such date and the denominator of which is the sum of (i) the Senior Class Principal Amount, (ii) the Subordinated Class Principal Amount and (iii) the Invested Amount, in each case immediately prior to such date. The “Investor Percentage” for any Distribution Date will be calculated as the difference between 100% and the sum of the Senior Percentage and the Subordinated Percentage for such date.

Subordinated Principal Payment Amount. On each Distribution Date, to the extent of Available Funds therefor, the Subordinated Principal Payment Amount for such Distribution Date will be distributed as principal of the Subordinated Certificates. The “Subordinated Principal Payment Amount” for any Distribution Date will equal the sum of (i) the Subordinated Percentage of the sum of (a) the principal portion of the scheduled payment due on each Mortgage Loan [on the related Due Date], (b) the principal portion of the purchase price of each Mortgage Loan that was purchased by Redwood Trust or another person pursuant to the Mortgage Loan Purchase Agreement [or by the Master Servicer or the Depositor in connection with any optional purchase by the Master Servicer of a defaulted Mortgage Loan] as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the [calendar month] preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the [calendar month] preceding the month of such Distribution Date, the Stated Principal Balance of such Mortgage Loan and (f) all partial and full principal prepayments by borrowers received during the [calendar month] preceding the month of such Distribution Date and (ii) any Subordinated Principal Carryover Shortfall. The “Subordinated Principal Carryover Shortfall” for any Distribution Date will equal the excess of (a) the Original Subordinated Class Principal Amount reduced by all amounts previously distributed to holders of the Subordinated Certificates as payments of principal or Subordinated Principal Carryover Shortfall, over (b) the Subordinated Class Principal Amount immediately prior to such date.

Invested Amount Payment. On each Distribution Date, to the extent of Available Funds therefor, the Invested Amount Payment for such Distribution Date will be distributed in reduction of the Invested Amount of the Certificate. The “Invested Amount Payment” for any Distribution Date will equal the sum of (i) the Investor Percentage of the sum of (a) the principal portion of the scheduled payment due on each Mortgage Loan [on the related Due Date], (b) the principal portion of the purchase price of each Mortgage Loan that was purchased by Redwood Trust or another person pursuant to the Mortgage Loan Purchase Agreement (as defined herein) [or any optional purchase by the Master Servicer or the Depositor of a defaulted Mortgage Loan] as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the [calendar month] preceding the month of such Distribution Date, and (e) all partial and full principal prepayments by borrowers received during the [calendar month] preceding the month of such Distribution Date and (ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the [calendar month] preceding the month of such Distribution Date, the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, after application of such amounts pursuant to clause (e) of the definition of Senior Principal Payment Amount and clause (e) of the definition of Subordinated Principal Payment Amount.

Priority of Distributions and Allocation of Shortfalls

Prior to the declaration that the Certificates are due and payable, on any Distribution Date Available Funds will be applied in the following order of priority:

•	first, to the Senior Interest Payment Amount;

•	second, to the Senior Principal Payment Amount;

•	third, to the Subordinated Interest Payment Amount;

•	fourth, to the Subordinated Principal Payment Amount;

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•	fifth, to the holder of the Residual Certificate, the balance of any remaining Available Funds.

[To the extent helpful to the understanding of the securities, a graphic illustration of the flow of funds, distribution priorities and allocations will be inserted here.]

If a Realized Loss results in the Stated Principal Balances of the Mortgage Loans declining in an amount greater than the sum of (i) the payments of principal on the Senior Certificates, (ii) the payments of principal on the Subordinated Certificates and (iii) the payment in reduction of the Invested Amount, the Senior Percentage, the Subordinated Percentage and the Investor Percentage may shift (as a result of their methods of computation as described above under “— Principal”) such that funds available in the Distribution Account for payments of principal on each future Distribution Date may be allocated in a higher ratio to the Senior Certificates as a result of such shortfall. This shift of the Senior Percentage, the Subordinated Percentage and the Investor Percentage may cause the Senior Certificates to amortize more rapidly, and the Subordinated Certificates and the Investor Certificate to amortize more slowly, than would otherwise have been the case in the absence of such shortfalls. An investor should consider the risk that, in the case of any Certificate purchased at a discount, a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Certificate purchased at a premium, a faster than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield. In addition, an investor in the Certificates should consider the risk that there can be no assurance that investors in the Certificates will be able to reinvest the payments thereon at yields equaling or exceeding the yields on such Certificates. It is possible that yields on any such reinvestments will be lower, and may be significantly lower, than the yields on the Certificates. In general, a “Realized Loss” means, with respect to a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the related Mortgage Loan exceeds the amount of Liquidation Proceeds applied to the principal balance of the related Mortgage Loan. A “Liquidated Mortgage Loan” is a defaulted Mortgage Loan as to which the Master Servicer has determined that all recoverable liquidation and insurance proceeds have been received.

Under the Pooling and Servicing Agreement, an Event of Default will not occur solely due to the occurrence of Shortfalls that affect only the Subordinated Certificates until all the Senior Certificates have been paid in full and then only if Shortfalls on the Subordinated Certificates have not been paid. In addition, an Event of Default by reason of any Shortfalls that affect the Senior Certificates will occur on any Distribution Date only when the Pool Principal Balance is less than the principal amount of the Senior Certificates outstanding after application of all available amounts on deposit in the Distribution Account on such Distribution Date. Nevertheless, at any time following an Event of Default arising from a Shortfall affecting the Senior Certificates, the holders of outstanding Certificates, whether Senior Certificates or Subordinated Certificates, representing more than 50% in principal amount of all Certificates then outstanding, may declare the Certificates due and payable or take any other action pursuant to the terms of the Pooling and Servicing Agreement. Until the Certificates have been declared due and payable following an Event of Default, the holders of the Subordinated Certificates may not request the Certificate Trustee to take any action, other than the application of available funds in the Distribution Account to pay principal and interest as provided herein, and may not otherwise cause any action to be taken to enforce the obligation of the Issuing Entity to pay principal and interest on the Subordinated Certificates. Additionally, prior to the Certificates being declared due and payable following an Event of Default, the Senior Certificates will not accrue interest in any form on the interest component of any Shortfall attributable to the Senior Certificates. Should an Event of Default occur, payments will be allocated on each Distribution Date in accordance with the priorities described herein under “— Principal”, which would otherwise be applicable on such Distribution Date had an Event of Default not occurred.

If Available Funds are insufficient to make payments on the Senior Certificates, Senior Certificateholders will be dependent upon the ability of the Insurer to meet its obligations under the Certificate Insurance Policy. For any Distribution Date, the amount of Available Funds will be dependent in part upon whether any Realized Losses have been incurred on the Mortgage Loans during the most recent Prepayment Period. Realized Losses on the Mortgage Loans will be allocated first to the Investor Certificate, second to the Subordinated Certificates and third, in the event the Insurer defaults on its obligations under the Certificate Insurance Policy, to the Senior Certificates.

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Stated Maturity

The Stated Maturity for each Class of Certificates is the date determined by the Depositor which is years after the Distribution Date immediately following the latest maturity date of any Mortgage Loan. The Stated Maturity of each Class of Certificates is [___________, 200__].

Structuring Assumptions

Unless otherwise specified, the information in the tables in this Prospectus Supplement has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the “Structuring Assumptions”): (i) the Mortgage Loan Pool consists of one Mortgage Loan with the following characteristics:

Principal Balance	Mortgage Rate	Net Mortgage Rate	Original Term in Maturity (in Months)	Remaining Term to Maturity (in months)
$	%	%

(ii) the Mortgage Loans prepay at the specified constant Prepayment Assumptions, (iii) no defaults in the payment by Mortgagors of principal of and interest on the Mortgage Loans are experienced, (iv) scheduled payments on the Mortgage Loans are received on the first day of each month commencing in the calendar month following the Closing Date and are computed prior to giving effect to prepayments received on the last day of the prior month, (v) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vi) there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual Mortgage Loans and are received on the last day of each month, commencing in the calendar month of the Closing Date, (vii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed mortgage loan characteristics described in item (i) above such that each such mortgage loan will amortize in amounts sufficient to repay the principal balance of such assumed mortgage loan by its remaining term to maturity, (viii) the initial Class Principal Amount or Invested Amount, as applicable, of each Class of Certificates and the Investor Certificate, respectively, is as set forth on the cover page hereof and under “SUMMARY — Securities Other than the Certificates” herein, (ix) interest accrues on each Class of Certificates and the Investor Certificate at the applicable interest rate described on the cover hereof or described herein, (x) payments in respect of the Certificates and the Investor Certificate are received in cash on the th day of each month commencing in the calendar month following the Closing Date, (xi) the closing date of the sale of the Certificates is [__________, 200__], (xii) Redwood Trust is not required to purchase or substitute for any Mortgage Loan and (xiii) [the Master Servicer or the Depositor does not exercise any option to purchase any Mortgage Loans described herein under “— Optional Purchase of Defaulted Loans”] and the Issuing Entity does not exercise any option to redeem the Certificates as described herein under “— Redemption at the Option of the Issuing Entity.” While it is assumed that each of the Mortgage Loans prepays at the specified constant Prepayment Assumptions, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual Mortgage Loans which will be delivered to the Certificate Trustee and characteristics of the Mortgage Loans assumed in preparing the tables herein.

Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this Prospectus Supplement (the “Prepayment Assumption”) represents an assumed rate of prepayment each month relevant to the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. A 100% Prepayment Assumption assumes a Constant Prepayment Rate (“CPR”) of [____]% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional [____]% per annum in each month thereafter until the month. Beginning in the month and in each month thereafter during the life of such mortgage loans, a 100% Prepayment Assumption assumes a CPR of [____]% per annum each month. As used in the tables below, a [____]% Prepayment Assumption assumes a prepayment rate equal to [____]% of the Prepayment Assumption. Correspondingly, a [____]% Prepayment Assumption assumes a prepayment rate equal to [____]% of the Prepayment Assumption, and so forth.

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Optional Purchase of Defaulted Loans

The Master Servicer or the Depositor may, at its option, purchase from the Issuing Entity any Mortgage Loan which is delinquent in payment by [____] days or more. Any such purchase will be at a price equal to 100% of the Stated Principal Balance of such Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the related Mortgagor or advanced to the first day of the month in which such amount is to be distributed.

Weighted Average Lives of the Certificates

The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Principal Amount of such Certificate on each Distribution Date by the number of years from the date of issuance to such Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Principal Amount of such Certificate referred to in clause (a).

For a discussion of the factors which may influence the rate of payments (including prepayments) of the Mortgage Loans, see “RISK FACTORS — Yield, Prepayment and Maturity Risks” herein and “RISK FACTORS — Prepayment and Yield Considerations” in the Prospectus.

In general, the weighted average lives of the Certificates will be shortened if the level of prepayments of principal of the Mortgage Loans increases. However, the weighted average lives of the Certificates will depend upon a variety of other factors, including the timing of changes in such rate of principal payments and the priority sequence of distributions of principal of the Classes of Certificates.

The interaction of the foregoing factors may have different effects on the Senior Certificates and the Subordinated Certificates and the effects on any Class may vary at different times during the life of such Class. Accordingly, no assurance can be given as to the weighted average life of any Class of Certificates. Further, to the extent the prices of the Certificates represent discounts or premiums to their respective original Class Principal Amounts, variability in the weighted average lives of such Classes of Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes of Certificates may be affected at various constant Prepayment Assumptions, see the Decrement Tables below.

Decrement Tables

The following tables indicate the percentages of the initial Class Principal Amounts of the Classes of Certificates that would be outstanding after each of the dates shown at various constant Prepayment Assumptions and the corresponding weighted average lives of such Classes. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that (i) all of the Mortgage Loans will have the characteristics assumed, (ii) all of the Mortgage Loans will prepay at the constant Prepayment Assumptions specified in the tables or at any constant Prepayment Assumption or (iii) all of the Mortgage Loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the specified constant Prepayment Assumptions, even if the weighted average remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions.

PERCENT OF INITIAL CLASS PRINCIPAL AMOUNTS OUTSTANDING

[DECREMENT TABLES]

Optional Purchase of the Mortgage Loans

On the Initial Purchase Date, the [Servicer] will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund for the Purchase Price. If such option is exercised, the Trust Fund will be terminated. [If the [Servicer] fails to exercise such option on the Initial Purchase Date, the applicable Certificate Interest Rate of each class of Offered Certificates will be increased as described under “Summary of Terms — The Certificates — Distributions on the Certificates — Interest Distributions” and the Certificate Interest Rate of the Class [___] Certificates will be increased as described in the definition of “Class [__] Certificate Interest Rate” in “Annex A — Defined Terms.”]

Controlling Class Under the Pooling and Servicing Agreement

For the purposes described in the prospectus under the headings “The Pooling and Servicing Agreement — Modification of Pooling and Servicing Agreement,” “— Events of Default” and “Rights Upon Event of Default,” the “Controlling Class” shall be the Class A-1 Certificateholders or, if the Class A-1 Certificates are no longer outstanding, the Class B-1 Certificateholders.

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Credit Enhancement

Credit enhancement for the Senior Certificates will be provided by the Subordinated Certificates, by the Investor Certificate and by the Certificate Insurance Policy (as defined herein). Credit enhancement for the Subordinated Certificates will be provided by the Investor Certificate.

Subordination

The rights of holders of the Subordinated Certificates and the Investor Certificate to receive payments with respect to the Mortgage Loans will be subordinated to such rights of the holders of the Senior Certificates and the rights of the holders of the Investor Certificate will be subordinated to such rights of the holders of the Subordinated Certificates, in each case only to the extent described herein.

The subordination of the Subordinated Certificates and the Investor Certificate to the Senior Certificates and the further subordination of the Investor Certificate to the Subordinated Certificates are each intended to increase the likelihood of timely receipt by the holders of Certificates with higher relative payment priority of the maximum amount to which they are entitled on any Distribution Date and to provide such holders protection against losses resulting from defaults on Mortgage Loans to the extent described herein. However, the amount of protection afforded the Subordinated Certificateholders by subordination of the Investor Certificate may be exhausted and Shortfalls in payments on the Subordinated Certificates could result. Any losses realized on the Mortgage Loans in excess of the protection afforded by the Investor Certificate will result in losses on the Subordinated Certificates.

The Certificate Insurance Policy

[description of certificate insurance policy]

The Insurer

[description of insurer]

[Third party providers of credit support for 10% or more of the pool assets to be provided as applicable.]

[Other forms of credit enhancement to be identified and described as applicable for each transaction.]

[Information regarding significant credit enhancement providers, including financial information of each such credit enhancement provider as required by Item 1114(b), to be provided as applicable.]

[Information regarding any entity or group of affiliated entities providing derivative instruments, including financial information of each derivative instrument provider as required by Item 1115(a) and (b), to be provided as applicable.]

The Issuing Entity Administrator

[___________________]  will act as Issuing Entity Administrator for so long as it is also the Master Servicer.  The Issuing Entity Administrator will act as paying agent and Certificate registrar and will be responsible for preparing certain investor reports, including the monthly distribution date statement to Certificateholders and the monthly Distribution Date statement to the Residual Holder, providing all customary tax reports to Certificateholders related to their investment, providing monthly calculations to the Certificate trustee regarding payments to Certificateholders regarding payments to the Residual Holder.  The Issuing Entity Administrator will be compensated by the Master Servicer for its services.  The Issuing Entity Administrator will be entitled to reimbursement from the Trust for certain expenses prior to payment of any amounts to Securityholders.  The office of the Issuing Entity Administrator for purposes of presentation of the Certificates for transfer and exchange and final payment is located at [______________________], or any other address that the Issuing Entity Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Certificate trustee and the Servicer.

[Disclosure regarding the Issuing Entity Administrator’s experience serving as such in the securitization of similar asset types to be provided.]

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The Issuing Entity Administrator may resign at any time, in which event the Issuing Entity will be obligated to appoint a successor Issuing Entity Administrator.  The Issuing Entity may also remove the Issuing Entity Administrator if the Issuing Entity Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Issuing Entity Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the Issuing Entity Administrator or its property.  Upon such resignation or removal of the Issuing Entity Administrator, the Issuing Entity will be entitled to appoint a successor Issuing Entity Administrator.  Any resignation or removal of the Issuing Entity Administrator and appointment of a successor Issuing Entity Administrator will not become effective until acceptance of the appointment by the successor Issuing Entity Administrator.  If at any time [___________] resigns, or transfers or assigns its rights and obligations, or is removed as Master Servicer, then at such time, [__________] will resign as Issuing Entity Administrator.

[Disclosure regarding the Issuing Entity Administrator’s experience serving as an issuing entity administrator in the securitization of similar asset types to be provided for each transaction.]

The Trustee

[___________________] will be the Trustee under the Pooling and Servicing Agreement.  The Trustee’s on going fees for its services will be paid by the Master Servicer.  The Trustee will be entitled to reimbursement from the Trust for expenses and certain other amounts prior to payment of any amounts to Certificateholders.  The Trustee’s Corporate Trust Office is located at [___________________], or any other address that the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Issuing Entity Administrator, the Master Servicer and the Servicer.

[Disclosure regarding the Trustee’s experience serving as a trustee or certificate trustee in the securitization of similar asset types to be provided for each transaction.]

The Trustee’s functions, duties and responsibilities are described under [“The Agreements — The Trustee]” in the prospectus. As compensation for its services, the Trustee will be paid [________________], as set forth under “Fees and Expenses of the Issuing Entity” below.

The Issuing Entity

On the closing date, and until the termination of the issuing entity pursuant to the pooling and servicing agreement, [Sequoia Mortgage Loan Trust [______________]] (the “issuing entity”) will be a [statutory trust formed under the laws of the State of Delaware] [or] [common law trust formed under the laws of the State of New York]. The issuing entity will be created under the pooling and servicing agreement by the depositor for the sole purpose of issuing the certificates and the investor certificate and its assets will consist of the trust fund.

On the closing date, the assets included in the trust fund will be the only assets of the issuing entity. The issuing entity will not have any liabilities as of the closing date, other than as provided in the pooling and servicing agreement. The fiscal year end of the issuing entity will be December 31 of each year.

The issuing entity will not have any employees, officers or directors. The certificate trustee, the depositor, the master servicer, the issuing entity administrator, the servicer and each custodian will act on behalf of the issuing entity, and may only perform those actions on behalf of the issuing entity that are specified in the pooling and servicing agreement, the servicing agreement or the custodial agreements, as set forth in this prospectus supplement.

The Custodian

[____________] will be the Custodian under the Custodial Agreement.  The Custodian’s on going fees for its services will be paid by the Master Servicer.  The Custodian will be entitled to reimbursement from the Trust for expenses and certain other amounts prior to payment of any amounts to Certificateholders.

[Disclosure regarding the Custodian’s experience serving as a custodian in the securitization of similar asset types to be provided for each transaction.]

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FEES AND EXPENSES OF THE ISSUING ENTITY

In consideration of their duties on behalf of the trust fund, the servicer, the master servicer, the issuing entity administrator, the certificate trustee, the custodian(s) will receive from the assets of the issuing entity certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:

Servicer	[Monthly]	A monthly fee paid to the servicer, from amounts that would otherwise be distributed to certificateholders in respect of interest, calculated on the outstanding principal balance of each mortgage loan, at the applicable servicing fee rate, plus, all income earned on amounts on deposit in the custodial account.	[Withdrawn from the custodial account in respect of each mortgage loan before distribution of any amounts to certificateholders.]

Master Servicer	[Monthly]	All investment earnings on amounts on deposit in the certificate distribution account.	[Retained by the master servicer from the certificate distribution account before distribution of any amounts to certificateholders.]

Issuing Entity Administrator	[Monthly]	A monthly fee paid to the issuing entity administrator, from the master servicing fee.	[Paid by the master servicer from the master servicing fee.]

Trustee	[Monthly]	A fixed annual fee of $[__________].	[Paid by the master servicer from the master servicing fee pursuant to a separate agreement between the trustee and the master servicer.]

Custodian(s)	[Monthly]	A monthly fee paid to each custodian, from the master servicing fee.	[Paid by the master servicer from the master servicing fee.]

The custodial fees set forth in the table above may not be increased without amendment of the related custodial agreement. The servicing fees set forth in the table above may not be increased without amendment of the servicing agreement as described under “ — Servicing — Amendment of the Servicing Agreements” above. None of the other fees set forth in the table above may be changed without amendment of the pooling and servicing agreement as described under “The Agreements — Certain Matters Under the Pooling and Servicing Agreement — Amendment of the Pooling and Servicing Agreement” above.

[Expenses of the servicer, the master servicer, the issuing entity administrator, the certificate trustee and the custodian(s) will be reimbursed before distributions are made on the certificates.]

[May vary in accordance with the structure of the transaction.]

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MATERIAL LEGAL PROCEEDINGS

At the date of this prospectus supplement, other than litigation in the ordinary course of business, such as litigation involving foreclosures or other exercise of its rights as a creditor, and other than as described below, there were no material pending legal proceedings to which any of the sponsor, the seller, the depositor or the issuing entity was a party or of which any of their property was subject, and, other than as described below, the depositor is not aware of any material pending legal proceedings known to be contemplated by governmental authorities against the sponsor, the seller, the depositor or the issuing entity.

On December 23, 2009, the Federal Home Loan Bank of Seattle (the “FHLB-Seattle”) filed a claim in Superior Court for the State of Washington (case number 09-2-46348-4 SEA) against the depositor, Redwood Trust, Inc., Morgan Stanley & Co., and Morgan Stanley Capital I, Inc. (collectively, the “FHLB-Seattle Defendants”). The FHLB-Seattle alleges claims under the Securities Act of Washington (Section 21.20.005, et seq.) and seeks to rescind the purchase of a mortgage pass-through certificate (or, residential mortgage backed securities, “RMBS”) issued as part of the Sequoia Mortgage Trust 2005-4 (“SEMT 2005-4”) securitization transaction and purchased by the FHLB-Seattle. The FHLB-Seattle seeks to collect interest on the original purchase price at the statutory interest rate of 8% per annum from the date of original purchase (net of interest received), as well as attorneys’ fees and costs. On June 10, 2010, the FHLB-Seattle filed an amended complaint. Subsequently, on October 18, 2010, the FHLB-Seattle Defendants filed motions to dismiss the FHLB-Seattle’s complaint. Redwood Trust, Inc. and the depositor additionally moved to dismiss the complaint for lack of personal jurisdiction. The FHLB-Seattle alleges that the FHLB-Seattle Defendants’ offering materials for the SEMT 2005-4 RMBS contained materially untrue statements and omitted material facts about the SEMT 2005-4 RMBS and the credit quality of the mortgage loans that backed the SEMT 2005-4 RMBS. Among other things, the FHLB-Seattle alleges that the FHLB-Seattle Defendants made untrue statements or omissions regarding (1) the loan-to-value ratios of the mortgage loans that backed the SEMT 2005-4 RMBS and the appraisals of the properties that secured them, (2) the occupancy status of those properties, (3) the underwriting standards of the originators of the mortgage loans that backed the SEMT 2005-4 RMBS, and (4) the ratings assigned to the SEMT 2005-4 RMBS. In a series of rulings issued between June 23, 2011 and August 15, 2011, the Washington State Superior Court dismissed the allegations relating to occupancy status and denied other grounds for dismissal. On July 19, 2011, the Court granted Redwood Trust, Inc. and the depositor’s motion to dismiss for lack of personal jurisdiction. Redwood Trust, Inc. and the depositor do not know whether the FHLB-Seattle will appeal or otherwise contest the dismissal, or file a claim in another jurisdiction. The SEMT 2005-4 RMBS that is the subject of the FHLB-Seattle’s claim was issued with an original principal amount of approximately $133 million and, as of December 31, 2011, had a remaining outstanding principal balance of approximately $28.3 million. The depositor and Redwood Trust, Inc. believe that the claims against them in this matter are without merit and intend to defend the action vigorously. On July 19, 2011, the Court granted Redwood Trust, Inc. and the depositor’s motion to dismiss for lack of personal jurisdiction. The FHLB-Seattle’s claims against the underwriters of this RMBS were not dismissed for lack of personal jurisdiction. Redwood Trust, Inc. and the depositor do not know whether FHLB-Seattle will appeal or otherwise contest the dismissal, or file a claim in another jurisdiction.

On August 18, 2010, the depositor received service of process with respect to a case filed on July 15, 2010 in Superior Court for the State of California in San Francisco (case number CGC-10-501610) by The Charles Schwab Corporation (“Schwab”). In the claim, Schwab is suing the depositor and 26 other named defendants (collectively, the “Schwab Defendants”) in relation to RMBS sold or issued by the Schwab Defendants. With respect to the depositor, Schwab alleges a cause of action of negligent misrepresentation under California state law and seeks unspecified damages and attorneys’ fees and costs with respect to a RMBS issued as part of the SEMT 2005-4 securitization transaction (which is the same securitization transaction at issue in the litigation initiated by the FHLB-Seattle described in the preceding paragraph). Among other things, Schwab alleges that the offering materials for the SEMT 2005-4 RMBS contained materially untrue statements or omissions about the SEMT 2005-4 RMBS and the loans securitized in this securitization transaction, including untrue statements or omissions regarding (1) the loan-to-value ratios of the mortgage loans that backed the SEMT 2005-4 RMBS and the appraisals of the properties that secured them, (2) the occupancy status of those properties, (3) the underwriting standards of the originators of the mortgage loans that backed the SEMT 2005-4 RMBS, and (4) the ratings assigned to the SEMT 2005-4 RMBS. On September 22, 2011, the Schwab Defendants moved to dismiss the complaint, which motions are now pending. The RMBS that is the subject of Schwab’s cause of action was issued with an original principal amount of approximately $14.8 million and, as of December 31, 2011, had a remaining outstanding principal balance of approximately $3.1 million. The depositor believes that the claims against it in this matter is without merit and intends to defend the action vigorously.

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On October 15, 2010, the Federal Home Loan Bank of Chicago (the “FHLB-Chicago”) filed a claim in the Circuit Court of Cook County, Illinois (case number 10-CH-45033) against the depositor and more than 45 other named defendants (collectively, the “FHLB-Chicago Defendants”) in relation to RMBS sold or issued by the FHLB-Chicago Defendants or by entities controlled by the FHLB-Chicago Defendants. In an amended complaint filed on March 16, 2011, FHLB-Chicago added as defendants Redwood Trust, Inc. and another one of its subsidiaries, RWT Holdings, Inc. With respect to Redwood Trust, Inc. and the depositor, the FHLB-Chicago alleges that the offering materials for two RMBS issued as part of the Sequoia Mortgage Trust 2006-1 (“SEMT 2006-1”) securitization transaction contained untrue and misleading statements and material representations in violation of Illinois Securities Law (815 ILCS Sections 5/12(F)-(H)) and North Carolina Securities Law N.C.G.S.A. §78A-8(2) & §78A-56(a)) and alleges claims of negligent misrepresentations under Illinois common law. On some of the causes of action, the FHLB-Chicago seeks to rescind the purchase of these RMBS and to collect interest on the original purchase price at the statutory interest rate of 10% per annum from the date of original purchase (net of interest received). On one cause of action, the FHLB-Chicago seeks unspecified damages. The FHLB-Chicago also seeks attorneys’ fees and costs. Among other things, the FHLB-Chicago alleges that the offering materials for the SEMT 2006-1 RMBS contained materially untrue statements or omissions regarding the SEMT 2006-1 RMBS and the loans securitized in this securitization transaction, including untrue statements or omissions regarding (1) the loan-to-value ratios the mortgage loans that backed the SEMT 2006-1 RMBS and the appraisals of the properties that secured them, (2) the occupancy status of those properties, (3) the underwriting standards of the originators of the mortgage loans that backed the SEMT 2006-1 RMBS, (4) the ratings assigned to the SEMT 2006-1 RMBS, and (5) the due diligence performed on the mortgage loans that backed the SEMT 2006-1 RMBS. The first of these two SEMT 2006-1 RMBS was issued with an original principal amount of approximately $105 million and, as of December 31, 2011, had a remaining outstanding principal balance of approximately $42.1 million. The second of these two SEMT 2006-1 RMBS was issued with an original principal amount of approximately $379 million and, as of December 31, 2011, had a remaining outstanding principal balance of approximately $151.7 million. On March 27, 2011, the FHLB-Chicago Defendants moved to dismiss the amended complaint, which motions are now pending. Redwood Trust, Inc, RWT Holdings, Inc. and the depositor believe that the claims against them in this matter are without merit and intend to defend the action vigorously.

The business of the sponsor, the depositor, the seller and their affiliates has included, and continues to include, activities relating to the acquisition and securitization of residential mortgage loans. In addition, the business of the sponsor has, in the past, included activities relating to the acquisition and securitization of debt obligations and other assets through the issuance of collateralized debt obligations (commonly referred to as CDO transactions). Because of their involvement in the securitization and CDO businesses, the sponsor, the depositor, the seller and their affiliates could become the subject of litigation relating to these businesses, including additional litigation of the type described above, and could also become the subject of governmental investigations, enforcement actions, or lawsuits and governmental authorities could allege that these entities violated applicable law or regulation in the conduct of their business.

In fact, the sponsor and its affiliates have received, and responded to, information requests and subpoenas from two governmental authorities (one by the SEC relating to the sponsor’s CDO business and one by the National Credit Union Administration relating to a residential mortgage securitization conducted by the sponsor and the depositor). It is possible that the sponsor, the depositor, the seller or their affiliates might not be successful in defending or responding to any litigation, governmental investigation or related action and any losses incurred as a result of the resolution of any such action or investigation could have a material adverse effect on the sponsor, the depositor, the seller or their affiliates. In any case, regardless of the merits of any allegation or legal action that may be brought against the sponsor, the depositor, the seller or their affiliates, or of their success in defending against such allegations or legal actions, the costs of defending against any such allegation or legal action may be significant or material and could have a material adverse effect on the sponsor, the depositor, the seller or their affiliates.

THE SPONSOR AND THE SELLER

Sponsor General. RWT Holdings, Inc. (“RWT Holdings” or the “Sponsor”), is a Delaware corporation and wholly-owned subsidiary of Redwood Trust, Inc. and is headquartered in Mill Valley, California. RWT Holdings has acquired residential mortgage loans, directly or indirectly, from the originators since it was organized in February 1998. RWT Holdings been active as a sponsor in the securitization market since 2002. As a sponsor, RWT Holdings acquires, directly or indirectly through its subsidiaries, residential mortgage loans in the secondary mortgage market and initiates the securitization of the loans it acquires by transferring the mortgage loans to the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization.

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As of [_____________, 201_], RWT Holdings has sponsored the securitization of approximately $[____] billion of residential mortgage loans ($[_______] in 200[_], $[_______] in 200[_], $[______] in 200[_], $[_______] in 200[_], $[______] in 200[_], $[______] in 201[_], $[____] in 201[_] and $[____] in 201[_]). RWT Holdings buys residential mortgage loans under several loan purchase agreements from mortgage loan originators or sellers nationwide that meet its seller/servicer eligibility requirements. We refer you to “Loan Program—Qualifications of Sellers” in the prospectus for a general description of the characteristics used to determine eligibility of collateral sellers. Prior to acquiring the mortgage loans, RWT Holdings conducts a review of the related mortgage loan seller and of the mortgage loans. RWT Holdings has developed a quality control program to monitor the quality of loan underwriting at the time of acquisition and on an ongoing basis. All loans purchased will be subject to this quality control program. RWT Holdings in certain cases submits a sample of mortgage loans to a third party nationally recognized underwriting review for a compliance check of underwriting and review of income, asset and appraisal information. None of the Sponsor’s prior securitizations have defaulted and RWT Holdings has not experienced an early amortization triggering event in any of its prior securitizations.

RWT Holdings acquires, directly or indirectly through its subsidiaries, mortgage loans secured by first and second liens on one- to four- family residential properties. As a sponsor, RWT Holdings initiates their securitization by transferring the mortgage loans to the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. RWT Holdings works in coordination with the underwriters and rating agencies in structuring each securitization transaction. RWT Holdings does not currently service mortgage loans but rather contracts with third party servicers for servicing the mortgage loans that it acquires. Third party servicers are assessed based upon the servicing rating and the credit quality of the servicing institution, as well as for their systems and reporting capabilities, review of collection procedures and confirmation of servicers’ ability to provide detailed reporting on the performance of the securitization pool.

Sponsor’s Pre-Offering Review of the Mortgage Loans.  The Sponsor conducted a review of the mortgage loans included in the mortgage pool for the purpose of providing reasonable assurance that the disclosure regarding the mortgage pool in this prospectus supplement is accurate in all material respects. [In conducting the review, the Sponsor engaged third parties to assist it with certain elements of the review.] The review conducted by the Sponsor[, including the portions of the review conducted with the assistance of the third parties,] is referred to herein as the “Sponsor’s Pre-Offering Review.” The Sponsor determines the nature, extent and timing of the Sponsor’s Pre-Offering Review and the level of assistance provided by any third party. The Sponsor does not attribute any of the findings and conclusions of the Sponsor’s Pre-Offering Review to any of the third parties. The results of the review prepared by the third parties engaged by the Sponsor will generally be shared with the underwriters.

[……………..]

Rule 15Ga-1 Repurchases. Information concerning all assets securitized by the Sponsor that were the subject of a demand to repurchase or replace for breach of the representation and warranties is set forth in Annex A attached to this prospectus supplement in a table under the heading “15Ga-1 Repurchases.” The most recent Form ABS-15G filed by the Sponsor, as the securitizer (CIK: 0001530239), was filed on ________, 201__, covers the period January 1, 2011 to ________ __, 201_) and is available online at http://www.sec.gov.

Seller. Redwood Residential Acquisition Corporation (“RRAC” or the “Seller”), is a Delaware corporation and wholly owned subsidiary of RWT Holdings and Redwood Trust, Inc., headquartered in Mill Valley, California. Descriptions of, and references to, RWT Holdings’ acquisition of residential mortgage loans include the acquisition of such loans by RRAC. RRAC was organized in 2009 and commenced its business of acquiring residential mortgage loans for securitization in July 2010. RRAC is licensed to acquire residential mortgage loans and related mortgage servicing rights in states where such a license is required. RRAC does not originate or service loans, is not a seller/servicer approved by Fannie Mae or Freddie Mac, is not a mortgagee approved by the FHA, and is not an insured depository institution. On the closing date for each series of securities where RRAC is acting as seller, RRAC will sell all of its interest in the related mortgage loans to the depositor.  RWT Holdings and RRAC work in coordination with the underwriters and rating agencies in structuring each securitization transaction.  RWT Holdings and RRAC do not currently service mortgage loans but rather contract with third-party servicers for servicing the mortgage loans that they acquire.  Third-party servicers are assessed based upon the servicing rating and credit quality of the servicing institution, as well as for their systems and reporting capabilities, review of collection procedures and confirmation of servicers’ ability to provide detailed reporting on the performance of the securitization pool.

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THE DEPOSITOR

[Sequoia Mortgage Funding Corporation] [or] [Sequoia Residential Funding, Inc.], a Delaware corporation and indirect wholly-owned subsidiary of Redwood Trust, Inc., was organized in September 1999 and is headquartered in Mill Valley, California. The depositor has been engaged since the end of 2001 in the securitization of mortgage loans of the types described in the accompanying prospectus.  Since 2002, Sequoia Residential Funding, Inc. has been the depositor on 30 securitization deals that have issued approximately $[____] billion of residential mortgage loans ($[_______] in 200[_], $[_______] in 200[_], $[______] in 200[_], $[_______] in 200[_], $[______] in 200[_], $[______] in 201[_], $[____] in 201[_] and $[____] in 201[_]) worth of residential mortgage-backed securities.

The certificate of incorporation of the depositor limits its activities to those necessary or convenient to carry out its securitization activities. The depositor will have limited obligations with respect to a series of securities. The depositor will obtain the mortgage loans from the sponsor/seller and on the closing date will assign all of its interest in the mortgage loans to the trustee for the benefit of certificateholders. In addition, after the issuance of a series of securities, the depositor will have certain obligations with respect to such series, such as the repurchase of mortgage loans as to which there is defective or incomplete documentation or a breach of a representation or warranty, and may have certain approval or consent rights as described in this prospectus supplement.

AFFILIATIONS AND RELATED TRANSACTIONS

[Whether, and how, the Sponsor, Depositor and/or Issuing Entity is an affiliate of any of the following parties as well as, to the extent known and material, whether, and how, any of the following parties are affiliates of any of the other following parties, will be described, if applicable: any Servicer or any other entity involved in the servicing function, including the Master Servicer and the Issuing Entity Administrator; the Certificate Trustee; any Originator; any significant obligor contemplated by Item 1112 of Regulation AB; any enhancement or support provider contemplated by Items 1114 or 1115 of Regulation AB; and any other material party related to the Offered Certificates and contemplated by Item 1100(d)(1) of Regulation AB.]

[The general character of any business relationship or arrangement that is entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the establishment of the Trust and the issuance of the Certificates, between any of the parties listed in the preceding paragraph, or any affiliates of such parties, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the Certificates, will be described, if applicable.]

[To the extent material, any specific relationships involving or relating to the Offered Certificates or the Mortgage Pool, including the material terms and approximate dollar amount involved, between or among any of the parties listed in the first paragraph of this section, or any affiliates of such parties, that currently exists or that existed during the past two years, will be described, if applicable.]

THE ORIGINATOR

[_______________________] originated the mortgage loans, directly or through its correspondents. [All Originator(s) of 10% or more of the pool assets to be identified.]

[________________ originated 20% or more of the pool assets.] [Description of the Originator(s)’ [that originated 20% or more of the pool assets] origination program and prior experience to be provided as applicable.]

[Identify in Annex A by named Originator (and in the aggregate for all Originators of less than 10% of pool assets): Number and aggregate principal amount of “exception loans” (to be defined in this section). Also, insert narrative summary disclosure of the characteristics of the exception loans and general disclosure of Originator’s underwriting guidelines and exceptions allowed.]

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THE MASTER SERVICER AND THE SERVICER

Master Servicer

[____________________] is a [_______________] with executive offices located at [________________] [and master servicing offices located at [_________________]].  The Master Servicer is engaged in the business of [master servicing single-family residential mortgage loans secured by properties located in all 50 states and the District of Columbia].

The Servicer or the Subservicer will directly service the Mortgage Loans under the supervision of the Master Servicer.  The Master Servicer, however, will not be ultimately responsible for the servicing of the Mortgage Loans except to the extent described under “Mortgage Loan Servicing” below.

Servicer

[As applicable, provide updated information with respect to (i) whether any prior securitizations of the same asset type involving the Servicer or Subservicer have defaulted or experienced an early amortization or other performance triggering event because of servicing or (ii) whether there has been previous disclosure of material noncompliance with servicing criteria with respect to other securitizations involving the Servicer or Subservicer.] [To the extent that there is a material risk that the Servicer’s or Subservicer’s financial condition could have a material impact on pool performance or performance of the securities, information regarding the Servicer’s or Subservicer’s, as applicable, financial condition will be included here.]

[Insert description of all affiliated and unaffiliated Servicer[s] or Subservicer[s] that service 10% or more of the pool assets, or of any other material servicer identified]

[Insert the following information with respect to any servicer or subservicer:  (i) how long the servicer/subservicer has been servicing assets in general and specifically the assets of the type included in the current transaction, (ii) material changes to the servicer’s/subservicer’s policies and procedures in servicing assets of the same type over the past three years, (iii) to the extent material, information regarding the size, composition and growth of the servicer’s/subservicer’s portfolio of serviced assets of the type to be securitized and information on factors related to the servicer/subservicer that may be material to an analysis of the servicing of the assets or the securities, as applicable, (iv) whether any prior securitizations of the same asset type involving the servicer/subservicer have defaulted or experienced an early amortization or other performance triggering event because of servicing, (v) the extent of outsourcing the servicer/subservicer utilizes or (vi) whether there has been previous disclosure of material noncompliance with servicing criteria with respect to other securitizations involving the servicer/subservicer.]  [To the extent that there is a material risk that the Servicer’s or Subservicer’s financial condition could have a material impact on pool performance or performance of the securities, information regarding the Servicer’s or Subservicer’s, as applicable, financial condition will be included here.]

Delinquency and Foreclosure Experience.

[To be inserted for each Servicer as applicable.]

[The following tables set forth the delinquency and foreclosure experience of first and second lien adjustable rate residential mortgage loans originated by and serviced by [Servicer] on behalf of securitization trusts and  third parties for whom [Servicer] is servicing similar mortgage loan products, as of the certain dates indicated, each date having a separate table of data.  There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the tables below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.  In addition, because the delinquency and foreclosure experience of the mortgage loans in the tables below only reflects such experience as of the end of the previous [      ] calendar quarters, such data may not be reflective of the delinquency and foreclosure experience of the mortgage loans to be expected over an extended period of time.  Accordingly, the information should not be considered to reflect the credit quality of the Mortgage Loans, or as a basis for assessing the likelihood, amount or severity of losses on the Mortgage Loans.

The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans, interest rates, economic conditions and the ability of borrowers to make required payments.]

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Delinquencies and Foreclosures(1)

As of [____________________________]
	Number of Loans	Principal Balance		Percent by Principal Balance		Percent by Number of Loans

Current Loans	[ ]	$	[ ]	[ ]	%	[ ]	%
Period of Delinquency(2)
30 to 59 days	[ ]		[ ]	[ ]	%	[ ]	%
60 to 89 days	[ ]		[ ]	[ ]	%	[ ]	%
90 days or more	[ ]		[ ]	[ ]	%	[ ]	%
Foreclosures/ Bankruptcies(3)	[ ]		[ ]	[ ]	%	[ ]	%
Real Estate Owned	[ ]		[ ]	[ ]	%	[ ]	%
Total Portfolio	[ ]		[ ]	[ ]	%	[ ]	%

As of [____________________________]
	Number of Loans	Principal Balance		Percent by Principal Balance		Percent by Number of Loans

Current Loans	[ ]	$	[ ]	[ ]	%	[ ]	%
Period of Delinquency(2)
30 to 59 days	[ ]		[ ]	[ ]	%	[ ]	%
60 to 89 days	[ ]		[ ]	[ ]	%	[ ]	%
90 days or more	[ ]		[ ]	[ ]	%	[ ]	%
Foreclosures/ Bankruptcies(3)	[ ]		[ ]	[ ]	%	[ ]	%
Real Estate Owned	[ ]		[ ]	[ ]	%	[ ]	%
Total Portfolio	[ ]		[ ]	[ ]	%	[ ]	%

As of [____________________________]
	Number of Loans	Principal Balance		Percent by Principal Balance		Percent by Number of Loans

Current Loans	[ ]	$	[ ]	[ ]	%	[ ]	%
Period of Delinquency(2)
30 to 59 days	[ ]		[ ]	[ ]	%	[ ]	%
60 to 89 days	[ ]		[ ]	[ ]	%	[ ]	%
90 days or more	[ ]		[ ]	[ ]	%	[ ]	%
Foreclosures/ Bankruptcies(3)	[ ]		[ ]	[ ]	%	[ ]	%
Real Estate Owned	[ ]		[ ]	[ ]	%	[ ]	%
Total Portfolio	[ ]		[ ]	[ ]	%	[ ]	%

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As of [____________________________]
	Number of Loans	Principal Balance		Percent by Principal Balance		Percent by Number of Loans

Current Loans	[ ]	$	[ ]	[ ]	%	[ ]	%
Period of Delinquency(2)
30 to 59 days	[ ]		[ ]	[ ]	%	[ ]	%
60 to 89 days	[ ]		[ ]	[ ]	%	[ ]	%
90 days or more	[ ]		[ ]	[ ]	%	[ ]	%
Foreclosures/ Bankruptcies(3)	[ ]		[ ]	[ ]	%	[ ]	%
Real Estate Owned	[ ]		[ ]	[ ]	%	[ ]	%
Total Portfolio	[ ]		[ ]	[ ]	%	[ ]	%

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As of [____________________________]
	Number of Loans	Principal Balance		Percent by Principal Balance		Percent by Number of Loans

Current Loans	[ ]	$	[ ]	[ ]	%	[ ]	%
Period of Delinquency(2)
30 to 59 days	[ ]		[ ]	[ ]	%	[ ]	%
60 to 89 days	[ ]		[ ]	[ ]	%	[ ]	%
90 days or more	[ ]		[ ]	[ ]	%	[ ]	%
Foreclosures/ Bankruptcies(3)	[ ]		[ ]	[ ]	%	[ ]	%
Real Estate Owned	[ ]		[ ]	[ ]	%	[ ]	%
Total Portfolio	[ ]		[ ]	[ ]	%	[ ]	%

_____________

(1)       These tables show mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2)       No mortgage loan is included in this table as delinquent until it is 30 days past due.

(3)       Exclusive of the number of loans and principal balance shown in the period of delinquency.

ADMINISTRATION OF THE ISSUING ENTITY

Servicing and Administrative Responsibilities

The Subservicer, the Servicer, the Master Servicer, the Issuing Entity Administrator, the Certificate Trustee and the Custodian will have the following responsibilities with respect to the Trust:

[Subservicer] [Servicer]. Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Subservicing Agreement, including, but not limited to:

•	[collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts (net of the related servicing fees) in the Servicing Account, and delivering all amounts on deposit in the Servicing Account to the Master Servicer for deposit in the Certificate Distribution Account on the Servicer Remittance Date;

•	collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

•	making Monthly Advances with respect to delinquent payments of principal and interest on the Mortgage Loans;

•	making Servicing Advances in respect of reasonable and customary “out of pocket” costs and expenses;

•	providing monthly loan-level reports to the [Servicer] and the Master Servicer;

•	maintaining certain insurance policies relating to the Mortgage Loans; and

•	initiating foreclosure proceedings.]

We refer you to “Mortgage Loan Servicing” below.

[Servicer]. [Contractually responsible for the servicing of the Mortgage Loans pursuant to the terms of the Pooling and Servicing Agreement.  [Monitors the performance of the Subservicer under the Subservicing Agreement, including but not limited to:

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•	verifying that the Subservicer’s reporting and remitting are mathematically accurate and are being performed in accordance with the terms of the Pooling and Servicing Agreement;

•	verifying that the Servicing Account reconciliations are being performed according to Uniform Single Attestation Program for Mortgage Bankers guidelines;

•	monitoring the Delinquency Rate and identifying any substantial increases or decreases on a monthly basis; and

•	performing the servicing functions with respect to Mortgage Loans described under “Subservicer” above in the event that the Subservicer fails to perform such functions.

We refer you to “Mortgage Loan Servicing” below.]

Master Servicer. Performing the master servicing functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:

•	[[monitoring the Servicer’s performance and enforcing the Servicer’s obligations under the Pooling and Servicing Agreement;]

•	collecting monthly remittances from or on behalf of the Servicer for deposit in the Certificate Distribution Account on the Servicer Remittance Date and delivering all amounts on deposit in the Certificate Distribution Account to the Paying Agent for deposit in the Certificate Payment Account on the Master Servicer Remittance Date;

•	gathering the monthly loan-level reports delivered by or on behalf of the Servicer and providing a comprehensive loan-level report to the Issuing Entity Administrator with respect to the Mortgage Loans;

•	upon the occurrence of a Servicer event of default under the Pooling and Servicing Agreement, at its discretion, terminating the Servicer;

•	upon the termination of the Servicer under the Pooling and Servicing Agreement, appointing a successor servicer or succeeding as Servicer; and

•	upon the Master Servicer’s becoming the successor Servicer and in the event the terminated Servicer failed to make Advances with respect to a Mortgage Loan, making those Advances to the extent provided in the Pooling and Servicing Agreement.]

We refer you to “Mortgage Loan Servicing” below.

Issuing Entity Administrator. Performing the issuing entity administrator functions in accordance with the provisions of the Administration Agreement, the Pooling and Servicing Agreement, the Trust Agreement and the Pooling and Servicing Agreement, including but not limited to:

•	[acting as Certificate Registrar and Paying Agent;

•	receiving monthly remittances from the Master Servicer for deposit in the Certificate Payment Account;

•	distributing all amounts on deposit in the Certificate Payment Account in accordance with the priorities described under “Description of the Certificates—Payments of Interest,” “—Payments of Principal” and “—Credit Enhancement—Application of Monthly Excess Cashflow” on each Distribution Date;

•	performing the calculation of accrual of original issue discount and the amortization of premium on the Securities;

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•	preparing and making available on its website a payment statement to Securityholders based on information received from the Servicer and the Master Servicer; and

•	preparing and filing periodic reports with the Securities and Exchange Commission on behalf of the Trust with respect to the Certificates.]

We refer you to “The Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement — Administration,” “— Reports to Securityholders” and “The Trust Agreement and the Pooling and Servicing Agreement — Administration” below.

Trustee. Performing the certificate trustee functions in accordance with the provisions of the Pooling and Servicing Agreement, or causing the Issuing Entity Administrator to perform such functions, pursuant to the Administration Agreement, including but not limited to:

•	[examining certificates, statements and opinions required to be furnished to it to ensure they are in the form required under the Pooling and Servicing Agreement;

•	enforcing the obligations of each of the Master Servicer and the Issuing Entity Administrator under the Pooling and Servicing Agreement, the Pooling and Servicing Agreement and the Administration Agreement, as applicable;

•	upon the occurrence of a Master Servicer event of default under the Pooling and Servicing Agreement, at its discretion (or if so directed by the Residual Holder or Certificateholders having more than 50% of the voting rights applicable to each Class of Certificates affected thereby), terminating the Master Servicer; and

•	upon such termination of the Master Servicer under the Pooling and Servicing Agreement, appointing a successor Master Servicer or succeeding as Master Servicer.]

We refer you to “The Trust Agreement and the Pooling and Servicing Agreement—Certain Matters Under the Agreements—Duties of the Certificate Trustee” below.

Depositor. Preparing and filing periodic reports with the SEC on behalf of the trust fund with respect to the Certificates.

Custodian. Performing the custodial functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:

•	[holding and maintaining the Mortgage Loan documents related to the Mortgage Loans on behalf of the Certificate Trustee.]

We refer you to “The Agreements—The Custodial Agreement” in the prospectus.

Issuing Entity Accounts

 All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans [and payments received from the Swap Counterparty under the Swap Agreements] will, at all times before payment thereof to the Certificateholders, be invested in the [Servicing Account, the Certificate Distribution Account, [the Swap Payment Account], [the Cap Account] and the Certificate Payment Account, which accounts will be established in the name of the Certificate Trustee, and the Certificate Distribution Account, which account shall be established in the name of the Issuing Entity Administrator]. Funds on deposit in the Issuing Entity Accounts may be invested by the party responsible for such Issuing Entity Account in Eligible Investments. The Issuing Entity Accounts will be established by the applicable parties listed below, and any investment income earned on each Issuing Entity Account will be retained or distributed as follows:

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Issuing Entity Account	Responsible Party:	Application of any Investment Earnings:

Servicing Account	Servicer (or Subservicer on its behalf)	[Any investment earnings (net of any losses realized) will be paid as compensation to the Servicer (or, if the account is maintained by the Subservicer, the Subservicer) and will not be available for payments to Certificateholders.]

Certificate Distribution Account	Master Servicer	[Any investment earnings (net of the Certificate Trustee Fee, the Custodian Fee and any losses realized) will be paid as compensation to the Master Servicer and will not be available for payments to Certificateholders.]

Distribution Account	Issuing Entity Administrator	[Any investment earnings (net of the Certificate Trustee Fee, the Custodian Fee and any losses realized) will be paid as compensation to the Master Servicer, and will not be available for payments to Certificateholders.]
Certificate Distribution Account	Issuing Entity Administrator	[Amounts on deposit in the Certificate Distribution Account will not be invested.]

[Basis Risk Reserve Fund]	[Issuing Entity Administrator]	[Amounts on deposit in the Basis Risk Reserve Fund will not be invested.]

[Swap Payment Account]	[Issuing Entity Administrator]	[Amounts on deposit in the Swap Payment Account will not be invested.]

[Cap Account]	[Issuing Entity Administrator]	[Amounts on deposit in the Swap Payment Account will not be invested.]

[Capitalized Interest Account]	[Issuing Entity Administrator]	[Any investment earnings (net of any losses realized) will be paid to the Depositor and will not be available for payments to Certificateholders.]

[Pre-Funding Account]	[Issuing Entity Administrator]	[Any investment earnings (net of any losses realized) will be paid to the Depositor and will not be available for payments to Certificateholders.]

If funds deposited in the [Servicing Account, the Certificate Distribution Account, the Certificate Payment Account, the Certificate Distribution Account, [the capitalized interest account], [the pre-funding account]] are invested by the responsible party identified in the table above, the amount of any net losses incurred in respect of any such investments will be deposited in the related Issuing Entity Account by such responsible party, or in the case of the Certificate Payment Account, the Master Servicer, out of its own funds, without any right of reimbursement therefor.

Example of Payments

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Issuing Entity Accounts and payments on the Certificates for the Distribution Date in [_____]:

[_____]	Collection Period:

[Payments due during the related Collection Period ([___]  through [____]) from borrowers will be deposited in the Servicing Account as received and will include scheduled principal and interest payments due during the related Collection Period.]

[_____]	Prepayment Period for partial and full prepayments received from Mortgage Loans:

[Partial principal prepayments and principal prepayments in full received by the Servicer during the related Prepayment Period ([____] through [____]) will be deposited into the Servicing Account for remittance to the Master Servicer on the Servicer Remittance Date ([____] [18]).]

[____] [18]	Servicer Remittance Date:

[The Servicer will remit collections and recoveries in respect of the Mortgage Loans to the Master Servicer for deposit into the Certificate Distribution Account on or prior to the [18]th day of each month (or if the [18]th day is not a Business Day, the immediately preceding Business Day).]

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[____] [24]	Master Servicer Remittance Date:

[The Master Servicer will remit to the Paying Agent amounts on deposit in the Certificate Distribution Account for deposit into the Certificate Payment Account, including any Advances made by the Servicer, the Subservicer or the Master Servicer for that Distribution Date, on or before the Master Servicer Remittance Date.]

[____] [24]	Record Date:	[Payments will be made to Certificateholders of record for all classes of Certificates as of the Business Day immediately preceding the related Distribution Date.]
[____] [25]	Distribution Date:

[On the [25]th day of each month (or if the [25]th day is not a Business Day, the next Business Day), the Paying Agent will make payments from amounts on deposit in the Certificate Payment Account to Certificateholders and, to the extent of funds available after all other required payments are made, will deposit into the Certificate Distribution Account any amounts remaining.]

Succeeding months follow the same pattern.

THE AGREEMENTS

General

The following summary describes certain terms of the pooling and servicing agreement, the mortgage loan purchase and sale agreement, the deposit trust agreement, the servicing agreements and the custodial agreements (collectively, the “agreements”). The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the agreements. The following summary supplements, and to the extent inconsistent with, replaces, the description of the general terms and provisions of the agreements under the heading “The Agreements” in the accompanying prospectus.

The Certificates will be issued pursuant to the Pooling and Servicing Agreement.  Certificates in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Issuing Entity Administrator, which will serve as certificate registrar and paying agent.  The Issuing Entity Administrator will provide to a prospective or actual Certificateholder, without charge, on written request, an electronic copy (without exhibits) of the Pooling and Servicing Agreement, the Trust Agreement and the Pooling and Servicing Agreement.  Requests should be addressed to [     ].

Assignment of the Mortgage Loans

Under the mortgage loan purchase and sale agreement, [RWT Holdings, Inc.], as seller or sponsor, will sell the mortgage loans to the depositor. The seller will make or assign certain representations, warranties and covenants relating to, among other things, certain characteristics of the mortgage loans. Such representations and warranties will include the representations and warranties set forth under “The Agreements-Representations and Warranties” in the prospectus. Subject to the limitations described below, the seller [or originator] will be obligated as described herein to purchase or substitute a similar mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the mortgage loan that materially and adversely affects the value of such mortgage loan or the interests of the certificateholders in such mortgage loan (a “defective mortgage loan”).

Pursuant to the Pooling and Servicing Agreement, the Issuing Entity on the Closing Date will pledge, transfer, assign, set over and otherwise convey without recourse to the Certificate Trustee in trust for the benefit of the Certificateholders all right, title and interest of the Issuing Entity in and to each Mortgage Loan and all right, title and interest in and to all other assets included in the Collateral, including all principal and interest received on or with respect to the Mortgage Loans, exclusive of principal and interest due on or prior to the cut-off date.

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In connection with such transfer and assignment, the Issuing Entity will deliver or cause to be delivered to the Certificate Trustee, or a custodian for the Certificate Trustee, among other things, the original promissory note (the “Mortgage Note”) (and any modification or amendment thereto) endorsed in blank without recourse, the original instrument creating a first lien on the related Mortgaged Property (the “Mortgage”) with evidence of recording indicated thereon, an assignment in recordable form of the Mortgage, the title policy with respect to the related Mortgaged Property and, if applicable, all recorded intervening assignments of the Mortgage and any riders or modifications to such Mortgage Note and Mortgage (except for any such document not returned from the public recording office, which will be delivered to the Certificate Trustee as soon as the same is available to the Issuing Entity) (collectively, the “Mortgage File”). [Assignments of the Mortgage Loans to the Certificate Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states such as California where, in the opinion of counsel, such recording is not required to protect the Certificate Trustee’s interest in the Mortgage Loans against the claim of any subsequent transferee or any successor to or creditor of the Issuing Entity.]

The Certificate Trustee will review each Mortgage File within [_______] days of the Closing Date (or promptly after the Certificate Trustee’s receipt of any document permitted to be delivered after the Closing Date) and if any document in a Mortgage File is found to be missing or defective in a material respect and the Issuing Entity does not cure such defect within [_______] days of notice thereof from the Certificate Trustee (or within such longer period not to exceed [______] days after the Closing Date as provided in the Mortgage Loan Purchase Agreement in the case of missing documents not returned from the public recording office), the seller will be obligated to purchase the related Mortgage Loan. Rather than purchase the Mortgage Loan as provided above, the seller may remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Collateral and substitute in its place another mortgage loan (a “Replacement Mortgage Loan”). Any Replacement Mortgage Loan generally will, on the date of substitution, among other characteristics set forth in the Mortgage Loan Purchase Agreement, (i) have a principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of, and not more than [_____] % less than, the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Certificate Account by the seller and held for distribution to the Certificateholders on the related Distribution Date (a “Substitution Adjustment Amount”)), (ii) have a Mortgage Rate not lower than, and not more than [_____]% per annum higher than, that of the Deleted Mortgage Loan, (iii) have a Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan, (iv) have a remaining term to maturity not greater than (and not more than [___] less than) that of the Deleted Mortgage Loan, and (v) comply with all of the representations and warranties set forth in the Mortgage Loan Purchase Agreement as of the date of substitution. This cure, purchase or substitution obligation constitutes the sole remedy available to Certificateholders or the Certificate Trustee for omission of, or a material defect in, a Mortgage Loan document.

Each transfer of the mortgage loans from the seller to the depositor and from the depositor to the certificate trustee will be intended to be a sale of the mortgage loans and will be reflected as such in the mortgage loan purchase and sale agreement and the pooling and servicing agreement, respectively. However, in the event of insolvency of either the seller or the depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the mortgage loans by the insolvent party as a financing secured by a pledge of the mortgage loans. In the event that a court were to recharacterize the sale of the mortgage loans by either the seller or the depositor as a financing, each of the depositor, as transferee of the mortgage loans from the seller, and the certificate trustee will have a security interest in the mortgage loans transferred to it. The certificate trustee’s security interest will be perfected by delivery of the mortgage notes to each custodian.

[On a designated subsequent transfer date, subsequent mortgage loans will be assigned by the depositor to the Certificate Trustee, together with all principal and interest received with respect to such subsequent mortgage loans on and after the applicable subsequent cut-off date (other than monthly payments due on that date) in accordance with the procedures set forth at “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans.”  At the time of the transfer of the subsequent mortgage loans, the Mortgage Loan schedule appearing as an exhibit to the Pooling and Servicing Agreement will be amended to reflect the addition of the subsequent mortgage loans to the Trust.]

Mortgage Loan Servicing

The servicer will service the mortgage loans pursuant to existing servicing agreements, one between the servicer and the seller and another between the servicer and the transferor to the seller (referred to as the “servicing agreement”). The rights of the seller under the servicing agreement will be assigned to the depositor, and the depositor, in turn, will assign such rights to the trustee for the benefit of certificateholders. Any further transfer of servicing to one or more successor servicers will be subject to the conditions set forth in the pooling and servicing agreement and the servicing agreement, as applicable.

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The servicer will have primary responsibility for servicing the mortgage loans, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the mortgage loans and the mortgaged properties, in accordance with the provisions of the servicing agreement.

Under the servicing agreement, the master servicer has the authority to terminate the servicer for certain events of default which indicate that either the servicer is not performing, or is unable to perform, its duties and obligations under the servicing agreement. If the master servicer terminates the servicer, the master servicer will be required to appoint a successor servicer as provided in the pooling and servicing agreement.

We refer you to “The Agreements — Certain Matters Regarding the Servicer and the Depositor” and — Events of Default; Rights Upon Event of Default” in the accompanying prospectus.

The master servicer is responsible for receiving the monthly servicer reports and remittances and for the oversight of the performance of the servicer under the terms of their underlying servicing agreement. In particular, the master servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicer. The master servicer also reviews the servicing of defaulted loans for compliance with the terms of the pooling and servicing agreement. In addition, upon the occurrence of certain servicer events of default under the terms of any underlying servicing agreement, the master servicer may be required to enforce certain remedies on behalf of the trust against such defaulting servicer.

The master servicer will not be ultimately responsible for the performance of the servicing activities by the servicer, except as described under “— Advances” below. In addition, the master servicer will not be responsible for the supervision of the activities of the servicer related to the resolution of defaulted mortgage loans, including collections, modifications, foreclosure and disposition or management of REO property. If the servicer fails to fulfill its obligations under the servicing agreement, the master servicer will be obligated to terminate the servicer and, within 90 days of such termination, appoint a successor servicer that satisfies the eligibility requirements set forth in the servicing agreement.

The servicer generally may not transfer the servicing to a successor servicer without the consent of the certificate trustee and the master servicer. The pooling and servicing agreement requires that, in the case of transfers to a successor servicer, each rating agency confirm in writing that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the certificates.

Waiver or Modification of Mortgage Loan Terms. [ ]

Custodial Account. Servicing functions to be performed by the servicer under the servicing agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. The servicer may contract with subservicers to perform some or all of the servicer’s servicing duties, but the servicer will not thereby be released from its obligations under the servicing agreement. When used herein with respect to servicing obligations, the term servicer includes a subservicer.

Pursuant to the servicing agreement, the servicer will deposit collections on the mortgage loans into the custodial account established by it. The custodial account is required to be kept segregated from operating accounts of the servicer and to meet the eligibility criteria set forth in the servicing agreement. The servicing agreement does not provide for the investment of amounts on deposit in the custodial account. Any interest earned on deposited amounts will be for the benefit of the servicer.

On or before the closing date, the issuing entity administrator, on behalf of the trustee, will establish the certificate distribution account into which the servicer will remit all amounts required to be deposited therein (net of the servicer’s servicing compensation) on the remittance date specified in the servicing agreement. Generally, the servicer will determine the amount of monthly advances for the related Due Period on or before the related Determination Date, and will furnish to the master servicer information with respect to loan level remittance data for such month’s remittance on the reporting date specified in the servicing agreement.

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Prepayment Interest Shortfalls. When a borrower prepays a mortgage loan in full between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by the servicer during the related Prepayment Period for a Distribution Date will be distributed to certificateholders on the related Distribution Date. Thus, less than one month’s interest may have been collected on mortgage loans that have been prepaid in full with respect to any Distribution Date. Pursuant to the servicing agreement, either (i) the related servicing fee for any month will be reduced (but not below zero) by the amount of any Prepayment Interest Shortfall or (ii) the servicer will be required to make payments in respect of Prepayment Interest Shortfalls from its own funds with respect to the mortgage loans. The master servicer is obligated to reduce a portion of its master servicing fee for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the servicer. The amount of interest available to be paid to certificateholders will be reduced by any uncompensated Prepayment Interest Shortfalls.

Advances. Subject to the limitations described in the following paragraph, the servicer will be required to advance prior to each Distribution Date, from its own funds, or funds in the custodial account that are not otherwise required to be remitted to the certificate distribution account for such Distribution Date, an amount equal to the scheduled payment of interest at the related mortgage rate (less the applicable servicing fee rate) and scheduled principal payment on each mortgage loan which were due on the related Due Date and which were not received prior to the related Determination Date (any such advance, a “monthly advance”). The master servicer will be obligated to make any required monthly advance if the servicer fails in its obligation to do so, to the extent provided in the pooling and the servicing agreement and the servicing agreement.

Monthly advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The servicer is obligated to make monthly advances with respect to delinquent payments of interest and principal on each mortgage loan serviced by it, to the extent that such monthly advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loans. Any failure by the servicer to make a monthly advance as required under the servicing agreement will constitute a default thereunder, in which case the master servicer will be required, as successor servicer, to make a monthly advance in accordance with the terms of the pooling and servicing agreement; provided, however, that in no event will the master servicer be required to make a monthly advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related mortgage loans. If the servicer determines on any Determination Date to make a monthly advance, such monthly advance will be included with the payment to certificateholders on the related Distribution Date. Any failure by the master servicer to make a monthly advance as required under the pooling and servicing agreement will constitute a master servicer default thereunder, in which case the trustee or the successor master servicer will be obligated to make such monthly advance.

Servicing Compensation and Payment of Expenses. The servicer will be entitled to receive, from interest actually collected on each mortgage loan serviced by it, a servicing fee (the “servicing fee”) equal to the product of (1) the principal balance of such mortgage loans as of the first day of the related Due Period and (2) a per annum rate (the “servicing fee rate”) equal to (a) in the case of a mortgage loan that has not reached its first adjustment date, 0.25% annually or (2) in the case of a mortgage loan that has reached its first adjustment date, 0.375% annually. The servicer will also be entitled to receive, to the extent provided in the applicable servicing agreement, additional compensation in the form of prepayment premiums and any interest or other income earned on funds it has deposited in the custodial account pending remittance to the master servicer, as well as late charges and certain fees paid by borrowers and, in certain cases, REO management fees.

As compensation for its services, the master servicer will be entitled to retain interest or other income earned on funds it has deposited in the certificate distribution account pending remittance of such funds by the issuing entity administrator to the certificateholders. The amount of the master servicing fee and the servicer’s servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described above under “— Prepayment Interest Shortfalls.”

Evidence as to Compliance. The servicing agreement will require the servicer to deliver to the trustee, on or before the date in each year specified in the servicing agreement, and, if required, file with the SEC as part of a Report on Form 10-K filed on behalf of each trust, the following documents:

•	a report on its assessment of compliance during the preceding calendar year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the offered securities, as well as similar reports on assessment of compliance received from certain other parties participating in the servicing function as required by relevant SEC regulations;
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•	with respect to each assessment report described in the immediately preceding bullet point, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

•	a statement of compliance from the servicer, and similar statements from certain other parties involved in servicing the mortgage loans as required by relevant SEC regulations, signed by an authorized officer, to the effect that: (a) a review of the servicer’s activities during the reporting period and of its performance under the applicable servicing agreement has been made under such officer’s supervision; and (b) to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the servicing agreement in all materials respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Each custodial agreement provides that the related custodian will certify to the depositor, the trustee, the servicer and the master servicer that all information prepared by it and provided to the master servicer, the servicer or the issuing entity administrator relating to the mortgage loans is accurate and complete in all material respects as of the last day of the period covered by that report and that generally the custodian is in compliance with its obligations to report to the master servicer, the servicer and the issuing entity administrator and is in compliance with its obligations under the related custodial agreement. The pooling and servicing agreement will provide that each year the master servicer will certify to the trustee that for the prior calendar year, the master servicer has performed and fulfilled its duties, responsibilities and obligations under the pooling and servicing agreement in all material respects throughout that year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to the master servicer and the nature and status thereof, and the master servicer has received from the servicer an annual certificate of compliance and a copy of the servicer’s annual audit report, in each case to the extent required under the servicing agreement, or, if any such certificate or report has not been received by the master servicer, the master servicer is using its best reasonable efforts to obtain such certificate or report.

The pooling and servicing agreement will also provide that each year during which the master servicer directly services any of the mortgage loans, as servicer, a firm of independent accountants will furnish a statement to the trustee to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans similar to the mortgage loans by the master servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the pooling and servicing agreement, except for (1) exceptions as the firm believes to be immaterial and (2) any other exceptions set forth in such statement.

Events of Default. Events of default under the servicing agreement include (i) any failure of the servicer to remit to the collection any required payment which continues unremedied for a specified period after the giving of written notice of such failure to the servicer; (ii) any failure by the servicer to make a monthly advance as required under the servicing agreement, unless cured as specified therein; (iii) any failure by the servicer duly to observe or perform in any material respect any of its other covenants or agreements in the servicing agreement which continues unremedied for a specified period after the giving of written notice of such failure to the servicer; and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the servicer indicating its insolvency, reorganization or inability to pay its obligations.

If the servicer is in default in its obligations under the servicing agreement, the master servicer may, at its option, terminate the defaulting servicer and either appoint a successor servicer in accordance with the servicing agreement and the pooling and servicing agreement or succeed to the responsibilities of the terminated servicer.

In the event of a default by the servicer under its servicing agreement, the master servicer will have the right to remove the servicer and will exercise that right if it considers such removal to be in the best interest of the certificateholders. In the event that the master servicer removes the servicer, the master servicer will, in accordance with the pooling and servicing agreement, act as successor servicer under the servicing agreement or will appoint a successor servicer reasonably acceptable to the depositor and the trustee. In connection with the removal of the servicer, the master servicer will be entitled to be reimbursed from the assets of the issuing entity for all of its reasonable costs associated with the termination of the servicer and the transfer of servicing to a successor servicer.

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Limitation on Liability of the Servicer and Others. The servicing agreement provides that neither the servicer nor any of the officers, employees or agents of the servicer will be under any liability to the trust for any action taken, or for refraining from taking any action, in good faith pursuant to the servicing agreement, or for errors in judgment. The servicing agreement further provides, however, that such provision will not protect the servicer or any such person against any breach of warranties or representations made by the servicer in the servicing agreement, or the failure of the servicer to perform its obligations in compliance with any standard of care set forth in the servicing agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of the servicing agreement.

Resignation of Servicer. The servicer may not resign from its obligations and duties under the servicing agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law, (ii) in certain cases, upon the sale of substantially all of its assets or (iii) upon a sale of its servicing rights with respect to the mortgage loans with the prior written consent of the depositor, which consent may not be unreasonably withheld. No such resignation will become effective until the master servicer or a successor servicer approved by it has assumed the servicer’s obligations and duties under the servicing agreement.

Any person into which the servicer may be merged or consolidated, any person resulting from any merger or consolidation which the servicer is a party, any person succeeding to the business of the servicer or any person to whom the servicer assigns or transfers its duties and obligations, will be the successor of the servicer under the related servicing agreement.

Amendment of the Servicing Agreement. The servicing agreement may generally be amended by written agreement between the servicer and the trustee, as acknowledged by the master servicer, without notice to or consent of the certificateholders.

Administration

The Issuing Entity Administrator or the Depositor will agree, to the extent provided in the Management Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuing Entity, the Certificate Trustee under the Management Agreement, the Pooling and Servicing Agreement and the Trust Agreement. [Neither the Issuing Entity Administrator nor the Depositor will receive additional compensation for their services under the Management Agreement.]

Reports to Certificateholders

On each Distribution Date, the Issuing Entity Administrator will make available on the Issuing Entity Administrator’s website at [____________] a payment statement containing the items set forth under “The Agreements—Reports to Securityholders” in the prospectus, based solely on information received from the Servicer or the Master Servicer.

Voting Rights

Voting rights under the Deposit Trust Agreement will be allocated as follows:

•	[98]% to the classes of Certificates in proportion to their respective outstanding Certificate Principal Amounts; and

•	[2]% to the Residual Holder.

Termination of the Issuing Entity

The Trust will terminate upon the payment to the holders of all classes of Certificates of all amounts required to be paid to the holders and upon the last to occur of:

•	the final payment or other liquidation, or any related advance, of the last Mortgage Loan;

•	the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust; and

•	exercise by the Residual Holder of its right to purchase the Mortgage Loans and other property of the Trust as described under “Description of the Certificate—Optional Purchase of the Mortgage Loans.”

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YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

General

The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to reduce the Class Principal Amounts of the Certificates.  Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price paid by investors for the Offered Certificates, and other factors.

Yields on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans.  Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans.  In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to a higher rate of prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.  Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders.  [The Mortgage Loans generally have due-on-sale clauses.]

In addition, the rate of principal prepayments may also be influenced by programs offered by the Subservicer and its affiliates or by other lenders.  Many mortgage lenders solicit borrowers to refinance their loans.  [Lender] does not directly solicit borrowers to refinance, but the availability of [Lender]’s “streamline refi” program, which enables qualifying mortgagors to refinance at greatly reduced cost, may influence some borrowers to do so.  These refinancings may increase the rate of prepayment of the Mortgage Loans.

[The Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of six months, three years, five years or seven years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on either a monthly or semi-annual basis.  When a Mortgage Loan begins its adjustable rate period, increases and decreases in the Mortgage Rate will be limited by the Periodic Cap, the Maximum Rate and the Minimum Rate, if any, and will be based on the applicable Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin.  The applicable Index may not rise and fall consistently with mortgage interest rates.  As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated.]  [To be provided as applicable.]  Some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high.  These borrowers may be induced to refinance adjustable rate loans when the interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers’ adjustable rate mortgage loans.  The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower’s financial situation, prevailing mortgage interest rates, the borrower’s equity in the related Mortgaged Property, tax laws and prevailing general economic conditions.

[Substantially all of the Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of ten years following the origination of the related Mortgage Loan.  Following the applicable interest-only period, the monthly payment with respect to these Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.]  [To be provided as applicable.]

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation, and optional purchases of Mortgage Loans as described herein.  The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under “Yield and Prepayment Considerations”), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates.  In general, the earlier a prepayment of principal of the Mortgage Loans, the greater will be the effect on an investor’s yield.  The effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

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From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters.  Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage.  In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor.  If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation.  In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties.  As a consequence, Realized Losses could result.  To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of Mortgage Loans will result in payments to holders of Certificates of principal amounts that would otherwise be paid over the remaining terms of such Mortgage Loans.  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to adjustable rate mortgage loans, as increases in monthly payments may result in a default rate higher than on level payment mortgage loans.  Furthermore, the rate of default on Mortgage Loans with high loan-to-value ratios may be higher than for other Mortgage Loans.

Certain characteristics of the Mortgage Loans that may influence the rate of defaults or losses are described under “Risk Factors” and “Description of the Mortgage Pool[s].”

[The inclusion of interest only Mortgage Loans in the Trust will generally, absent other considerations, result in longer weighted average lives of the Offered Certificates than would be the case if these Mortgage Loans provided for monthly payments of principal throughout their terms.  If an investor purchases Offered Certificates at a discount, the yield may be reduced.  In addition, a borrower may view the interest only period as a disincentive to prepayment.]  [To be provided as applicable.]

The yields on the Offered Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans.  The yields on the Offered Certificates will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under “Risk Factors — Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates.”

[In the event that at the end of the Pre-Funding Period not all of the pre-funding amount in the pre-funding account has been used to acquire subsequent mortgage loans for inclusion in the Trust, the related Certificateholders will receive a partial prepayment on the Distribution Date in [________] [___], equal to the amount remaining the applicable pre-funding account. Although no assurance can be given, the Depositor expects that the principal balance of the subsequent mortgage loans to be sold to the Trust will require the application of substantially all of the pre-funding amount and that there should be no material principal prepaid to the Certificateholders.]

[The yields to investors on the Class [_____] Certificates may be adversely affected by the Trust Fund’s acquisition of Subsequent Mortgage Loans, which will reduce the amount and timing of principal distributions on these Certificates.]

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As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the Certificates to achieve and maintain limited overcollateralization.  The amount of excess interest available on any Distribution Date will be influenced by, among other things:

•	the amount of overcollateralization. This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the aggregate Class Principal Amounts of the Certificates;

•	the loss experience of the Mortgage Loans. For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans;

•	the value of LIBOR;

•	[to the extent which amounts are received by the Trust under the Swap Agreements; and]

•	the extent to which the weighted average Net Mortgage Rates of the Mortgage Loans exceed the weighted average of the Certificate Interest Rates of the Certificates.

No assurance can be given as to the amount or timing of excess interest payable on the Certificates.

[The yields to investors in the Offered Certificates will be affected by the exercise by the Residual Holder of its right to purchase the Mortgage Loans, as described under “Description of the Certificates — Optional Purchase of the Mortgage Loans” herein or their failure to exercise that right.]  [To be provided as applicable.]

If the purchaser of an Offered Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  Conversely, if the purchaser of an Offered Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the Seller due to breaches of representations and warranties.

The Certificate Interest Rates applicable to the Certificates will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates.”

Overcollateralization

The yields of the Offered Certificates will be affected by the application of Monthly Excess Interest as described herein and by the amount of overcollateralization.  The amount of Monthly Excess Interest will be affected by the delinquency, default and prepayment experience of the Mortgage Loans.  There can be no assurance as to whether overcollateralization will be increased to or maintained at the levels described herein.

Subordination of the Subordinate Certificates

As described herein, Certificates having a relatively higher priority of distribution will have a preferential right to receive payments of interest to the extent of Interest Funds and principal to the extent of the Principal Payment Amount.  As a result, the yields of the Subordinate Certificates will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of more senior Certificates.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses).  The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest.

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Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model.  The model used in this prospectus supplement for the Mortgage Loans is CPR.  CPR assumes a constant rate of prepayment each month relative to the then outstanding balance of the related pool of mortgage loans for the life of such loans.

CPR does not purport to be either a historical description of the prepayment experience of the Mortgage Loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be owned by the Issuing Entity.  The percentages of CPR in the tables below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans.  Variations in the prepayment experience and the principal balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Class Principal Amounts (and weighted average lives) shown in the following table.  Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of CPR.

The tables below were prepared based on the following assumptions (collectively, the “Modeling Assumptions”): [(1) the initial Class Principal Amounts are as set forth in the table on page S-[__]; (2) each monthly payment of principal and interest is timely received on the first day of each month commencing in [____]; (3) principal prepayments are received in full on the last day of each month commencing in [___] and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans; (5) Distribution Dates occur on the [25]th day of each month commencing in [___]; (6) there are no purchases or substitutions of Mortgage Loans (except in the case of an Optional Termination of the Issuing Entity); (7) the Mortgage Rate of each Mortgage Loan is adjusted on the next applicable rate adjustment date and any subsequent adjustment dates to equal the value of the related Index set forth below plus the related Gross Margin subject to the applicable caps and floor; (8) the Adjustment Date with respect to each assumed Mortgage Loan occurs in the month immediately following the applicable interest adjustment date; (9) the value of Six-Month LIBOR is equal to [___]% and remains constant; and the value of One-Month LIBOR is equal to [___]% and remains constant; (10) there is no Optional Termination of the Issuing Entity (except in the case of Weighted Average Life in Years With Optional Termination); (11) the Certificates are issued on [___]; (12) the Servicing Fee Rate for any Mortgage Loan is equal to the rate for such Mortgage Loan as described under “Fees and Expenses of the Trust” herein; and (13) the Mortgage Loans are aggregated into assumed Mortgage Loans having the following characteristics]  [May vary in accordance with structure of transaction]:

S-57

Assumed Characteristics of the Mortgage Loans

Loan Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Expense Fee Rate	Remaining Term to Maturity (months)	Original Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Rate (%)	Minimum Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24

The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cashflows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

The Mortgage Loans are expected to have the approximate actual aggregate characteristics as of the cut-off date as set forth in Annex A attached to this prospectus supplement and incorporated by reference herein.

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of CPR.

S-58

The weighted average life of a class of Offered Certificates is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Percentage of Initial Class Principal Amount of the
 Class [____] and Class [___] Certificates Outstanding
at the Following Percentages of CPR

	Class [___] Certificates					Class [___] Certificates
	0%	10%	25%	40%	50%	0%	10%	25%	40%	50%

Initial Percentage
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
Weighted Average Life in Years: Without Optional Termination
With Optional Termination

[* Indicates a value between 0.0% and 0.5%.]

S-59

USE OF PROCEEDS

The Issuing Entity intends to distribute all of the net proceeds of the issuance of the Certificates to the Depositor which will use such proceeds to pay certain indebtedness incurred by Redwood Trust in connection with the acquisition of the Mortgage Loans. Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[_______] before deducting expenses payable by it of approximately $[    ] ($[   ] of which expenses were incurred in connection with the selection and acquisition of the mortgage loans and other assets of the issuing entity).

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

Investors should review the material set forth in this section together with the information in the section “Material Federal Income Tax Consequences” in the prospectus.

[General

For federal income tax purposes, the trust estate [(exclusive of the rights in respect of the additional collateral)] will consist of one or more pools of assets for which one or more elections will be made to treat each such pool as a “real estate mortgage investment conduit” (“REMIC”) within the meaning of section 860D of the Internal Revenue Code, of 1986 (the “Code”). The Class [A and Class B] Certificates will be designated as “regular interests” in the REMIC and the Class R Certificates will represent the “residual interest” in the [upper tier/lower tier] REMIC. Accordingly, prospective investors should review “Material Federal Income Tax Consequences — REMIC Securities” in the prospectus.

Tax Treatment of the Offered Certificates

A holder of a [Class A or Class B] Certificate will be treated for tax purposes: (i) as holding an undivided interest in a REMIC regular interest corresponding to that Class [A or Class B] Certificate [and (ii) as having entered into a limited recourse interest rate cap contract (the “Cap Contract”).] The regular interest corresponding to an offered certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds. [The amount of distributions on the regular interest corresponding to an offered certificate may exceed the actual amount of distributions on the offered certificate. Any amount payable on an offered certificate in excess of the amount payable on the corresponding regular interest will be deemed to have been paid to the holder of that offered certificate pursuant to the Cap Contract. Alternatively, any amount payable on the regular interest corresponding to an offered certificate in excess of the amount payable on the offered certificate will be treated as having been received by the holder of that offered certificate and then as having been paid by such holder pursuant to the Cap Contract. Consequently, each beneficial owner of an offered certificate will be required to report income accruing with respect to the regular interest component as discussed under “Material Federal Income Tax Consequences – REMIC Securities – Taxation of Regular Interest Securities” in the prospectus. In addition, each beneficial owner of an offered certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “–The Cap Contract Components” below.] Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each offered certificate.

For federal income tax purposes, the offered certificates [(other than the Cap Contract component in the case of a Class [A and Class B] Certificate)], as regular interests in a REMIC, are treated as debt instruments issued by the REMIC on the date on which those interests are created, and not as ownership interests in the REMIC or its assets. Owners of offered certificates that otherwise report income under a cash method of accounting will be required to report income with respect to the offered certificates under an accrual method.

Original Issue Discount

The regular interest component of an offered certificate may be treated as having been issued with original issue discount (“OID”). In such case, a beneficial owner of an offered certificate must include any OID with respect to such component in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to “Material Federal Income Tax Consequences — Debt Securities Generally —Original Issue Discount” in the prospectus. The prepayment assumption that will be used for purposes of computing OID, market discount or certificate premium, if any, for federal income tax purposes is a CPR of [ ]%. No representation is made that the mortgage loans will, in fact, prepay at this or any other rate.

S-60

[The Cap Contract Components

The portion of the overall purchase price of an offered certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an offered certificate.

Any payments made to a beneficial owner of an offered certificate in excess of the amounts payable on the corresponding regular interest will be treated as having been received on such certificate pursuant to the Cap Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such regular interest in excess of the amount of payments on the offered certificates to which it relates will be treated as having been received by the beneficial owners of such certificates and then paid by such owners pursuant to the Cap Contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the Cap Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Cap Contract should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of a offered certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of a offered certificate may have income that exceeds cash distributions on the offered certificate, in any period and over the term of the offered certificate. As a result, the offered certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Alternative federal income tax characterization of the Cap Contract is possible, including treatment of the Cap Contract as debt or an interest in a partnership. The amount, timing and character of the income and deductions for a Class [A or class B] Certificateholder with respect to the Cap Contract would differ if the Cap Contract was held to constitute indebtedness or an interest in a partnership. Because the trust will treat the Cap Contract as a right to receive amounts under a notional principal contract, the servicer will not attempt to satisfy the tax reporting requirements that would apply under these alternative characterizations of the Cap Contract. Investors, including those that are foreign persons, should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Class [A or Class B] Certificates.

The Cap Contract will not constitute: (i) a “real estate asset” within the meaning of section 856(c)(5)(B) of the code if held by a real estate investment trust; (ii) a “qualified mortgage” within the meaning of section 860G(a)(3) of the Code or a “permitted investment” within the meaning of section 860G(a)(5) of the Code if held by a REMIC; or (iii) assets described in section 7701(a)(19)(C)(xi) of the Code if held by a thrift. Moreover, other special rules may apply to certain investors, including dealers in securities and dealers in notional principal contracts.

S-61

Upon the sale, exchange, or other disposition of a Class [A or Class B] Certificate, the beneficial owner of the certificate must allocate the amount realized between the two investment components of the certificate based on the relative fair market values of those components at the time of sale, exchange, or other disposition and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the regular interest component and the Cap Contract. Assuming that the certificate is held as a “capital asset” within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract should be capital gain or loss. Upon the sale, exchange, or other disposition of the regular interest component of a Class [A or Class B] Certificate, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, or other disposition and such seller’s adjusted basis in the regular interest component. The adjusted basis generally will equal the seller’s cost, increased by any original issue discount or market discount previously included in the seller’s income, and reduced by distributions previously received by the seller of amounts included in the stated redemption price at maturity of the regular interest component and further reduced by any certificate premium amortized by the seller as an offset to interest income on the regular interest component.]

Information Reporting

The trustee will furnish or make available, within a reasonable time after the end of each calendar year, to each person who held a Class [ ] Certificate at any time during the year, the information required by applicable rules to assist the holders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the certificates on behalf of beneficial owners. In particular, this information will include a statement of the adjusted issue price of the Class [ ] Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Class [ ] Certificates.

Other Matters

For a discussion of backup withholding and taxation of foreign investors in the offered certificates. We refer you to “Material Federal Income Tax Consequences — Backup Withholding” and “Material Federal Income Tax Consequences — Withholding with Respect to Certain Foreign Investors” in the accompanying prospectus.

ERISA MATTERS

General

 Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between Plans and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan.  A violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.

Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 of ERISA and the Section 4975 of the Code with respect to a Plan that purchases securities issued by that trust if assets of the issuing entity were deemed to be assets of the Plan.  Under a regulation issued by the United States Department of Labor (the “Plan Assets Regulation”), the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Section 4975 Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Offered Certificates

[Although there is little guidance on the subject, at the time of their issuance, the Offered Certificates should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations.  This determination is based in part upon (1) tax counsel’s opinion that Offered Certificates transferred on the Closing Date to parties unrelated to the initial holder of the Ownership Certificate will be classified as debt for U.S. federal income tax purposes and that Retained Certificates, if later sold to a party unrelated to the holder of the Ownership Certificate for cash, will be classified as debt instruments for U.S. federal income tax purposes as of the date of such sale, based on certain assumptions (including that the rating of the Offered Certificates as of the Closing Date has not declined below investment grade) and (2) the traditional debt features of the Offered Certificates, including the reasonable expectation of purchasers of the Offered Certificates that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.  Based upon the foregoing and other considerations, subject to the considerations described below, the Offered Certificates may be purchased by a Plan.

S-62

Without regard to whether the Offered Certificates are considered an “equity interest” in the Issuing Entity under the Plan Asset Regulations, the acquisition or holding of Offered Certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriters, the Issuing Entity, the Certificate Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan.  In that case, certain prohibited transaction exemptions from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary’s decision to acquire such Offered Certificate.  Included among these exemptions are: PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an “in-house asset manager”).  Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions.  There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving such Offered Certificates.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to Similar Law.

The Offered Certificates should not be purchased with the assets of a Benefit Plan if the Seller, the Depositor, the Certificate Trustee, the Issuing Entity Administrator, the Underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Offered Certificates would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

Prospective Benefit Plan investors in the Offered Certificates should consult with their legal advisors concerning the impact of ERISA and the Code and any Similar Law, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates.  Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan’s investment portfolio.

Each purchaser and transferee of an Offered Certificate will be deemed to represent and warrant to the Issuing Entity that (i) it is not acquiring such Certificate for, or with the assets of, a Benefit Plan or (ii) its acquisition and holding of such Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any Similar Law.]

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the Underwriting Agreement between the depositor, Redwood Trust and the Underwriter, the depositor has agreed to cause the Issuing Entity to sell to the Underwriter, and the Underwriter has agreed to purchase from the Issuing Entity, the certificates. Distribution of the Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the certificates, the Underwriter may be deemed to have received compensation from the Issuing Entity in the form of underwriting discounts.

The Underwriter intends to make a secondary market in the certificates, but has no obligation to do so. There can be no assurance that a secondary market for the certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment. The certificates will not be listed on any national securities exchange.

The depositor and Redwood Trust have agreed to indemnify the underwriter against, or make contributions to the underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

S-63

LEGAL MATTERS

The validity of the Certificates will be passed upon for the Issuing Entity by Weintraub Genshlea Chediak Tobin & Tobin Law Corporation, San Francisco, California. Certain tax matters will be passed upon by for the Issuing Entity by Chapman and Cutler LLP, San Francisco, California. [___________] will act as counsel for the underwriter.

RATINGS

The depositor expects that the offered certificates will receive credit ratings from two nationally recognized statistical rating organizations that have been hired to rate the certificates (the “hired NRSROs”).

The ratings assigned by [_________] to collateralized mortgage obligations address the likelihood of the receipt of all payments on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. [_________]’s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. [_________]’s ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the mortgage loans.

The ratings assigned by [_________] to the Senior Certificates address the likelihood of the receipt of all payments on the mortgage loans by the related Certificateholders under the agreements pursuant to which such certificates are issued. [_________]’s ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on such mortgage pool is adequate to make payments required by such certificates. [_________]’s ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the related mortgage loans.

The ratings assigned by the hired NRSROs do not constitute a statement regarding frequency of prepayments of the mortgage loans. The ratings of the hired NRSROs do not address the possibility that, as a result of principal prepayments, certificateholders may receive a lower than anticipated yield.

The ratings do not address the likelihood that any Basis Risk Shortfall Carryforward Amount will be repaid to Certificateholders from Monthly Excess Cashflow.

The ratings assigned to the Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the hired NRSROs.

The issuing entity is not requesting a rating of the certificates by any rating agency other than the hired NRSROs referred to above; there can be no assurance, however, as to whether any other rating agency will rate the certificates or, if it does, what rating would be assigned by such other rating agency.

In preparing for the offering of the certificates, the sponsor engaged the hired NRSROs to provide ratings on the offered certificate. Accordingly, the sponsor executed an engagement letter with each hired NRSRO setting forth the terms on which each hired NRSRO would provide such ratings. Although the engagement letter with each hired NRSRO states that its fees are not contingent upon the issuance of the certificates, if the certificates are not issued under certain circumstances a portion of the fees of each hired NRSRO may not be payable. In addition, the fees paid to each hired NRSRO at closing include a fee for ongoing surveillance by each hired NRSRO for so long as the certificates are outstanding. However, the hired NRSROs are under no obligation to continue to monitor or provide a rating on the certificates.

S-64

INDEX OF DEFINED TERMS

Page No.

Adjustment Date
Advances
agreements	S-45
Available Funds	S-27
beneficial owner	S-25
Book-Entry Certificates	S-25
Cap Contract	S-58
capital asset	S-61
Certificate Distribution Account	S-26
Certificate Interest Payment Amount	S-28
Certificate Interest Rate	S-27
Certificates	S-3, S-25
Closing Date	S-3
Code	S-9, S-58
Constant Prepayment Rate	S-32
CPR	S-32
Custodian	S-3
Cut-Off Date	S-3
defective mortgage loan	S-46
Definitive Certificate	S-25
Deleted Mortgage Loan	S-46
Depositor	S-2
Depository Trust Company	S-25
disqualified persons	S-61
Distribution Account	S-26
DTC	S-25
Emergency Economic Stabilization Act of 2008	S-10
Employee Retirement Income Security Act of 1974	S-9
equity interest	S-61
ERISA	S-9
European Depositaries	S-25
excess interest	S-5
Fannie Mae	S-10
Federal Home Loan Mortgage Corporation	S-10
Federal National Mortgage Association	S-10
FHA Mortgage Loans	S-18
Financial Intermediary	S-26
Freddie Mac	S-10
Indirect Participants	S-26
in-house asset manager	S-62
Insurance Proceeds	S-27
Interest Accrual Period	S-27
Interest Payment Amount	S-27
Internal Revenue Code of 1986	S-9
Internal Revenue Code, of 1986	S-58
Invested Amount Payment	S-29
Investor Certificate	S-25
Investor Percentage	S-29
issuing entity	S-35
Issuing Entity	S-2
Issuing Entity Administrator	S-2
Liquidated Mortgage Loan	S-30

I-1

Page No.
Liquidation Proceeds	S-27
Master Servicer	S-3
Modeling Assumptions	S-54
monthly advance	S-48
Mortgage	S-46
Mortgage File	S-46
Mortgage Note	S-46
mortgage related securities	S-9
Net Interest Shortfalls	S-28
OID	S-58
Original Invested Amount	S-25
original issue discount	S-58
Original Senior Class Principal Amount	S-25
Original Subordinated Class Principal Amount	S-25
Originator	S-3
out of pocket	S-41
overcollateralization	S-5
Participants	S-25
parties in interest	S-61
pass-through entity	S-59
permitted investment	S-59
Plan Assets Regulation	S-61
Pool Principal Balance	S-29
Prepayment Assumption	S-32
Prepayment Interest Shortfall	S-28
President’s Financial Stability Plan	S-10
Public-Private Investment Program	S-10
qualified mortgage	S-59
qualified professional asset manager	S-62
real estate asset	S-59
real estate investment conduits	S-9
real estate mortgage investment conduit	S-58
Realized Loss	S-30
Record Date	S-27
regular interests	S-58
Relevant Depositary	S-25
Relevant Implementation Date	S-i
Relevant Member State	S-i
Relief Act Reduction	S-28
REMIC	S-58
REMIC’s	S-9
Replacement Mortgage Loan	S-46
Residential mortgage-backed securities	S-10
residual interest	S-9, S-58
RMBS	S-10
Rules	S-26
RWT Holdings	S-37
SEC	S-23
Secondary Mortgage Market Enhancement Act of 1984	S-9
Securities and Exchange Commission	S-23
Seller	S-2
senior	S-4
Senior Certificates	S-25

I-2

Page No.
Senior Class Principal Amount	S-25
Senior Interest Payment Amount	S-28
Senior Percentage	S-29
Senior Principal Payment Amount	S-28
Servicemembers Civil Relief Act	S-28
Servicer	S-3
servicing agreement	S-47
servicing fee	S-48
servicing fee rate	S-49
SMMEA	S-9
Sponsor	S-2
Stated Principal Balance	S-29
streamline refi	S-51
Structuring Assumptions	S-32
subordinate	S-4
Subordinated Certificates	S-25
Subordinated Class Principal Amount	S-25
Subordinated Interest Carryover Shortfall	S-28
Subordinated Interest Payment Amount	S-28
Subordinated Principal Carryover Shortfall	S-29
Subordinated Principal Payment Amount	S-29
Substitution Adjustment Amount	S-46
TALF	S-10
TARP	S-10
Term Asset-Backed Securities Loan Facility	S-10
Troubled Asset Relief Program	S-10
VA Mortgage Loans	S-18

I-3

ANNEX A – CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

The mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date. Prior to the issuance of the certificates, mortgage loans may be removed from the trust fund as a result of incomplete documentation or otherwise, if the depositor deems such removal necessary or appropriate.

Set forth below is a description of certain additional characteristics of the mortgage loans as of the cut-off date (except as otherwise indicated). All percentages of the mortgage loans are approximate percentages by Cut-off Date Principal Balance (except as otherwise indicated). Unless otherwise specified, all Stated Principal Balances of the mortgage loans are as of the cut-off date. In some instances, percentages may not add to 100% due to rounding.

[Cut-off Date Principal Balance

Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV

Total		$		%		%		$		%

____________

Current Mortgage Rates

Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
Total:		$		%		%		$		%

____________

Original Term

Original Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
Total:		$		%		%		$		%

____________

Remaining Term

Remaining Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
Total:		$		%		%		$		%

____________

A-1

Original LTV Ratios

Original LTV Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
Total		$		%		%		$		%

____________

Credit Score

Credit Score	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
Total		$		%		%		$		%

____________

Geographic Distribution of Mortgaged Properties

Geographic Distribution	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
Total:		$		%		%		$		%

____________

Occupancy Type

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
Total		$		%		%		$		%

____________

Property Type

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
Total		$		%		%		$		%

____________

A-2

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
Total		$		%		%		$		%

 ____________

Prepayment Penalty

Prepayment Penalty (Years)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
Total:		$		%		%		$		%

____________

Interest Only Period

Interest Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non- Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
Total:		$		%		%		$		%

____________

Loan Documentation

Loan Documentation	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
Total:		$		%		%		$		%

____________

Mortgage Loan Type

Mortgage Loan Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
Total:		$		%		%		$		%

____________

A-3

Underwriting Exception Loans

	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
[Originator Name] [Originator Name]		$		%		%		$		%

Mortgage Loan Modification

Modification	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
[Interest Rate Modification]
[Term Modification]
[Principal Balance Reduction]
[Principal Balance Forbearance]
[ ]
Total:		$		%		%		$		%

Distribution of Seasoning

Months Elapsed Since Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
Total:		$		%		%		$		%

____________

Prepayment Penalty Description

Prepayment Penalty Description	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
Total:		$		%		%		$		%

____________

A-4

Margin

Margin (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
Total:		$		%		%		$		%

____________

Initial Periodic Caps

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
Total:		$		%		%		$		%

____________

Subsequent Periodic Cap

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
Total:		$		%		%		$		%

____________

Maximum Mortgage Rate

Maximum Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
Total:		$		%		%		$		%

____________

Next Note Rate Adjustment Date

Next Note Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
Total:		$		%		%		$		%

____________

A-5

Originator Concentration

Originator	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
Total:		$		%		%		$		%

____________

Servicer Concentration

Servicer Concentration	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding		Weighted Average Mortgage Rate		Non-Zero Weighted Average Credit Score	Average Principal Balance	Weighted Average Original LTV
Total:		$		%		%		$		%

____________

A-6

Rule 15Ga-1 Repurchases

Name of Issuing Entity	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
			#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)	#	$	(% of principal balance)

Sequoia Mortgage Trust [__], CIK#[_______]	x
SubTotal			0		$0%	0		$0%	0		$0%	0		$0%	0		$0%	0		$0%	0		$0%
Sequoia Mortgage Trust [__], CIK#[_______]	x
SubTotal			0		$0%	0		$0%	0		$0%	0		$0%	0		$0%	0		$0%	0		$0%

Total			0		$0%	0		$0%	0		$0%	0		$0%	0		$0%	0		$0%	0		$0%

____________

A-7

ANNEX B – GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered Sequoia Mortgage Trust [_________], Collateralized Mortgage Certificates (the “Global Certificates”) will be available only in book-entry form. Investors in the Global Certificates may hold such Global Certificates through any of The Depository Trust Company (“DTC”), CEDEL or Euroclear. The Global Certificates will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Certificates through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurocertificate practice (i.e., seven-calendar day settlement).

Secondary market trading between investors holding Global Certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior collateralized mortgage certificate issues.

Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Global Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

Non-U.S. holders (as described below) of Global Certificates will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Certificates will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC (each, a “DTC Participant”). As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Certificates through DTC will follow the settlement practices’ applicable to other collateralized mortgage certificate issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Certificates through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional Eurocertificates, except that there will be no temporary global security and no “lock-up” or restricted period. Global Certificates will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior collateralized mortgage certificate issues in same-day funds.

Trading Between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurocertificates in same-day funds.

B-1

Trading Between DTC Seller and CEDEL or Euroclear Purchaser. When Global Certificates are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Certificates against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant’s account against delivery of the Global Certificates. After settlement has been completed, the Global Certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant’s or Euroclear Participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Certificates will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Certificates are credited to their accounts one day later.

As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Certificates were credited to their accounts. However, interest on the Global Certificates would accrue from the value date. Therefore, in many cases the investment income on the Global Certificates earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant’s or Euroclear Participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Certificates to the respective European Depository for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading Between CEDEL or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Certificates are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Certificates to the DTC Participant’s account against payment. Payment will include interest accrued on the Global Certificates from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant’s or Euroclear Participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended valued date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant’s or Euroclear Participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use CEDEL or Euroclear and that purchase Global Certificates from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a)          borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system’s customary procedures;

B-2

(b)          borrowing the Global Certificates in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Certificates sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

(c)          staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A holder that is not a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986 holding a book-entry Certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding. A holder that is not a United States person may be subject to 30% withholding unless:

I.            the [_______], on behalf of the Trustee, or the U.S. withholding agent receives a statement —

(a)          from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that —

(i)          is signed by the Certificateholder under penalty of perjury,

(ii)         certifies that such owner is not a United States person, and (iii) provides the name and address of the Certificateholder, or

(b)          from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that —

(i)          is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)         states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on behalf of the certificateholder has received such IRS Form W-8BEN (or any successor form),

(iii)        provides the name and address of the Certificateholder, and

(iv)        attaches the IRS Form W-8BEN (or any successor form) provided by the Certificateholder;

II.           the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Issuing Entity Administrator or the U.S. withholding agent;

III.          the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the [______] or the U.S. withholding agent; or

IV.          the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example “qualified intermediaries”) may be subject to different documentation requirements; and such holders are encouraged to consult with their tax advisors when purchasing the Certificate.

B-3

A book-entry Certificateholder holding through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry Certificate, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, a book-entry Certificateholder holding through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

I.           provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a United States person;

II.          provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.         is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not “United States persons” within the meaning of Section 7701(a)(30) of the Internal Revenue Code. Such investors are encouraged to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry Certificate.

The term “United States person” means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the issuing entity and one or more United States persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also will be considered United States persons.

B-4

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with any other information or to make any representations not contained in this prospectus supplement and the prospectus. This prospectus supplement and the prospectus do not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby by anyone in any jurisdiction in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make any such offer or solicitation.

$[                             ] (Approximate)

[LOGO] Sequoia MORTGAGE trust

[Mortgage Pass-Through] [Asset-] Backed Certificates

[LOGO]

Sponsor and Seller [RWT Holdings]

[LOGO]
Seller [RRAC]

[LOGO]
Depositor

[LOGO]

Issuing Entity

PROSPECTUS SUPPLEMENT

[INSURER] [LOGO]

[UNDERWRITER(S)] [LOGO]

[Date of prospectus supplement]

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Sequoia Mortgage Funding Corporation

or

Sequoia Residential Funding, Inc.

(Depositor)

RWT Holdings, Inc.

(Sponsor)

$3,780,835,603

(Aggregate Amount)

Asset-Backed Securities

(Issuable in Series)

Please carefully consider our discussion of some of the risks of investing in the securities under “Risk Factors” beginning on page 1.

The securities will represent obligations of or interests in the related issuing entity only and do not represent an interest in or obligation of either Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc., as the depositor, RWT Holdings, Inc., as the sponsor, or any of their affiliates.

The Issuing Entities

Each issuing entity will be established to hold the assets transferred to it by the depositor, either Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc.  The assets of each issuing entity will be specified in the prospectus supplement and may consist of:

•       residential mortgage loans secured by senior and junior liens on one-to-four family residential properties, including townhouses, condominiums and cooperative dwelling units;

•       various forms of credit enhancement of the types described in this base prospectus; and

•       other related assets described in this base prospectus.

The Securities

The depositor, either Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc., will sell the securities pursuant to a prospectus supplement.  The securities will be grouped into one or more series, each having its own distinct designation.  Each series will consist of either certificates representing interests in the assets of the related issuing entity or bonds secured by the issuing entity assets.

Offers of Securities

The securities may be offered through several different methods, including offerings through underwriters.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

[____________ __, 201_]

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS

AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

Information about each series of securities is contained in two separate documents.

•	this prospectus, which provides general information, some of which may not apply to a particular series; and

•	the accompanying prospectus supplement for a particular series, which describes the specified terms of the securities of that series.

The prospectus supplement will contain information about a particular series that supplements the information contained in this prospectus.

We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the accompanying prospectus supplement.

You can find a listing of the pages on which many of the terms used in this prospectus are defined under “Index of Defined Terms” beginning on page I-1 of this prospectus.

ii

Page No.

RISK FACTORS	1
Ratings on the Securities by the Rating Agencies May Not Accurately Reflect the Risks Associated With Those Securities	1
There Is No Source of Payments for Your Securities Other Than the Assets of the Issuing Entity and Any Credit Enhancements.	1
You Bear the Risk of Losses on the Mortgage Loans; Some Kinds of Mortgage Loans May Be Especially Prone to Default and Losses	1
Risks Related to Adjustable Rate Mortgage Loans	2
Risks Related to Mortgage Loans With Interest-Only Payments	4
Risks Related to Mortgage Loans That Provide for Negative Amortization	4
Special Default Risk of Second Lien Mortgage Loans	5
Risks Relating to Declines in Property Values and Second Lien Mortgage Loans	5
Risks Related to Simultaneous Second Liens and Other Borrower Debt	6
Special Assessments and Energy Efficiency Liens May Take Priority Over the Mortgage Lien	6
Balloon Loans	6
Mortgage Loans With High Original Loan-to-Value Ratios May Present a Greater Risk of Loss	6
Default Risk on High Balance Mortgage Loans	6
Geographic Concentration of Mortgage Loans	7
Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies	7
Our Due Diligence of the Mortgage Loans Supporting Your Securities May Not Reveal Aspects of Such Mortgage Loans Which Could Lead to Losses	8
Early or Multiple Payment Defaults May Be Indicative of Higher Rates of Delinquencies and Losses in the Future	9
Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities	9
Potential Inadequacy of Credit Enhancement	10
Effect of Creditworthiness of Primary Mortgage Insurers on Ratings of Securities	12
Risks Related to Any Interest Rate Swap Agreement	13
Effect of Creditworthiness of Swap Counterparty on Ratings of Securities	13
Special Risks for Certain Classes of Securities	13
You Will Be Subject to the Risks Associated With Potential Inadequate or Untimely Services From Third-Party Service Providers, Which May Adversely Impact Your Yield; You Will Also Be Dependent on Corporate Trustees to Act on Your Behalf in Enforcing Your Rights	14
Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than Mortgage Balance	14
There Are Risks Relating to Alternatives to Foreclosure	14
Delinquencies Due to Servicing Transfers	14
Military Action and Terrorist Attacks	15
Unpredictability and Effect of Prepayments	15
Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans	16
Predatory Lending Laws/High Cost Loans	16
Financial Regulatory Legislative Reform and Related Regulations Could Have a Significant Impact	17
Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities	18
Risks Related to Amounts in Pre-Funding Account(s) Being Applied to Pay Principal on the Securities	18
The Addition of Subsequent Mortgage Collateral to the Pre-Funding Account(s) During the Funding Period May Adversely Affect the Performance of the Securities	18
Risks Related to Owning Book-Entry Securities	18
Limited Ability to Resell Securities	19
The Securities May Not Be Suitable Investments	19
Owners of Original Issue Discount Securities Should Consider Federal Income Tax Consequences	19
THE SPONSOR AND THE SELLER	19
General	19
Sponsor’s Pre-Offering Review of the Mortgage Loans	20

iii

THE DEPOSITORS	20
THE ISSUING ENTITIES AND THE ISSUING ENTITY ASSETS	21
General	21
The Loans	23
Pre-Funding	28
USE OF PROCEEDS	29
LOAN PROGRAM	29
Underwriting Standards	29
Qualifications of Sellers	30
Quality Control	30
Representations and Warranties; Repurchases	31
Status of the Mortgage Loans and Related Assets in the Event of Insolvency of the Seller	33
DESCRIPTION OF THE SECURITIES	33
General	34
Distributions on Securities	36
Categories of Classes of Securities	37
Compensating Interest	40
Reports to Securityholders	40
Optional Termination	42
Optional Purchase of Securities	42
Other Purchases or Redemption	43
Book-Entry Registration of Securities	43
CREDIT ENHANCEMENT	46
General	46
Subordination	47
Derivative Instruments	48
Insurance Policies, Surety Bonds and Guaranties	48
Special Hazard Insurance Policies	49
Cross Support	49
Reserve Accounts	49
Pool Insurance Policies	50
Bankruptcy Bonds	51
Overcollateralization	51
Letter of Credit or Demand Note	51
DERIVATIVES	52
YIELD AND PREPAYMENT CONSIDERATIONS	53
Yield	53
Maturity and Prepayment	56
THE AGREEMENTS	58
Assignment of the Issuing Entity Assets	59
Servicing Provisions	60
Events of Default; Rights Upon Event of Default	70
The Pooling and Servicing Agreement	72
The Pooling and Servicing Agreement and Trustee	73
The Indenture	75
The Indenture Trustee	78
The Trust Agreement	79
The Custodial Agreement	80
The Trustees; Agents	81
Loss Mitigation Advisor; Investment Manager; Other Parties	81
CERTAIN LEGAL ASPECTS OF THE LOANS	82
General	82
Foreclosure/Repossession	83
Environmental Risks	85
Rights of Redemption	87
Anti-Deficiency Legislation; Tax Liens	87
Bankruptcy Laws	88
Due-on-Sale Clauses	89
Prepayment Charges and Prepayments	90
Applicability of Usury Laws	90
Servicemembers Civil Relief Act	91

iv

Junior Mortgages; Rights of Senior Mortgagees	91
Consumer Protection Laws	92
Financial Regulatory Legislative Reform and Related Regulations Could Have a Significant Impact	92
Forfeitures in Drug and RICO Proceedings	93
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	93
General	93
Types of Securities	94
Taxation of Debt Securities Generally	94
REMIC Securities	99
Taxation of Regular Interest Securities	100
Taxation of Holders of Residual Interest Securities	101
Taxation of the REMIC	105
Non-REMIC Debt Securities	106
Special Tax Attributes	107
Withholding With Respect to Certain Foreign Investors	108
Backup Withholding	109
FATCA Tax Regime	110
Tax Return Disclosure Requirements	110
STATE TAX CONSIDERATIONS	110
ERISA CONSIDERATIONS	110
LEGAL INVESTMENT	116
METHOD OF DISTRIBUTION	117
LEGAL MATTERS	118
FINANCIAL INFORMATION	118
STATIC POOL INFORMATION	118
AVAILABLE INFORMATION	119
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	119
RATING	120
INDEX OF DEFINED TERMS	I-1

v

RISK FACTORS

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered securities.  You should also carefully consider the information set forth under “Risk Factors” in the related prospectus supplement.

Ratings on the Securities by the Rating Agencies May Not Accurately Reflect the Risks Associated With Those Securities

The ratings on the securities depend primarily on an assessment by the rating agencies of the mortgage loans and other assets of the issuing entity, any credit enhancement and the ability of the servicers and the master servicer to service the loans.  Rating agencies rate debt securities based upon their assessment of the safety of the receipt of principal and interest payments.  Rating agencies do not consider the risks of fluctuations in fair value or other factors that may influence the value of debt securities and, therefore, the assigned credit rating may not fully reflect the true risks of an investment in the securities.  Credit rating agencies may change their methods of evaluating credit risk and determining ratings on securities backed by mortgage loans.  These changes may occur quickly and often.

The ratings of the securities by the rating agencies:

•	only address the likelihood of receipt by holders of securities of distributions in the amount of scheduled payments on the mortgage loans;

•	do not take into consideration any of the tax aspects associated with the securities;

•	do not address the possibility that, as a result of principal prepayments, the yield on your securities may be lower than anticipated;

•	do not address the payment of any basis risk shortfalls with respect to the securities; and

•	do not comment as to the market price or suitability of the securities for a particular investor.

Ratings are not recommendations to buy, sell or hold the securities.  A rating may be changed or withdrawn at any time by the assigning rating agency.

There Is No Source of Payments for Your Securities Other Than the Assets of the Issuing Entity and Any Credit Enhancements.

The assets of the issuing entity together with any applicable credit enhancement are the sole source of payments on the related securities.  The securities are not the obligations of any other entity.  None of the sponsor, the seller, the depositor, any underwriter, the trustee, any administrator, any master servicer, any servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities.  If credit enhancement is not available, holders of securities may suffer losses on their investments.

You Bear the Risk of Losses on the Mortgage Loans; Some Kinds of Mortgage Loans May Be Especially Prone to Default and Losses

Because your securities are backed by mortgage loans, your investment may be affected by losses incurred on the mortgage loans.  Losses on residential mortgage loans can occur for many reasons, including:  poor origination practices; fraud; faulty appraisals; documentation errors; poor underwriting; legal errors; poor servicing practices; weak economic conditions; increases in payments required to be made by borrowers; declines in the value of homes; earthquakes and other natural events; uninsured property loss; over-leveraging of the borrower; costs of remediation of environmental conditions, such as indoor mold; changes in zoning or building codes and the related costs of compliance; acts of war or terrorism; changes in legal protections for lenders; and other personal events affecting borrowers, such as reduction in income, job loss, divorce, or health problems.  To the extent your securities are not covered by credit enhancements, you will bear all of the risks resulting from losses on the mortgage loans.  In addition, several types of mortgage loans which have higher than average rates of default and loss may be included in the entity that issues your security, including adjustable rate, interest-only, negative amortization, second lien, balloon, high loan-to-value ratio, and high balance mortgage loans.

1

Risks Related to Adjustable Rate Mortgage Loans

Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable rate mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable rate mortgage loans, or ARMs, may include any of the following types of loans:

•	mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment occurring after a specified period of time from origination of the related mortgage loan and adjustments occurring periodically at specified intervals thereafter; these loans may or may not have a low introductory interest rate;

•	“hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index plus a margin;

•	“interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

•	“negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index plus a margin; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•	“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the issuing entity may include significant concentrations of these types of adjustable rate mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable rate mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan.  As a result, many borrowers have been able to incur substantially greater mortgage debt using one of these adjustable rate mortgage loan products than if they used a fixed rate mortgage loan.

In addition, many borrowers have used adjustable rate mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments.  These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

2

When evaluating a mortgage loan application from a prospective borrower for an adjustable rate or interest-only mortgage loan, many mortgage originators determined the amount of loan that borrower could afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). These origination practices have been changed substantially beginning in 2007 with promulgation of guidelines by the Federal Reserve Board and state mortgage regulators and by the subsequent implementation of more conservative underwriting standards by originators. Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan.

In recent years, mortgage interest rates have been at historically low levels.  If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans.  As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause adjustable rate mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable rate mortgage loan products, or to offer these products at relatively low interest rates.  A further decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance.  In addition, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans.  These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable rate mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates.  If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

See “— Risks Related to Mortgage Loans With Interest-Only Payments” and “— Risks Related to Mortgage Loans That Provide for Negative Amortization” for further discussion of adjustable rate mortgage loans with interest-only or negative amortization features, respectively.

3

Risks Related to Mortgage Loans With Interest-Only Payments

If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement.  Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the issuing entity may, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the issuing entity.  In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment. Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “— Risks Related to Adjustable Rate Mortgage Loans” for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks Related to Mortgage Loans That Provide for Negative Amortization

If specified in the related prospectus supplement, the issuing entity may include mortgage loans that provide for so-called “negative amortization.” Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate.  Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin.  However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term.  Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note.  Nevertheless, although each recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the payment adjustment date, this index may continue to adjust up or down throughout the course of the period in which the monthly payments do not adjust.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment.  As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on a payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

4

In summary, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends.  See “— Risks Related to Adjustable Rate Mortgage Loans” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities.  If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities.  In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement.  Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Special Default Risk of Second Lien Mortgage Loans

If the related prospectus supplement specifies that the issuing entity includes mortgage loans that are secured by second liens on the related mortgaged properties, these second lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages.  Generally, the holder of a second lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no second liens or encumbrances survive such a foreclosure.  In addition, due to the priority of the first mortgage, the holder of the second lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property.  Furthermore, any liquidation, insurance or condemnation proceeds received on the second lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs.  Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the second lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Risks Relating to Declines in Property Values and Second Lien Mortgage Loans

An overall decline in residential real estate prices could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior lien mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the second lien mortgage loan was originated. If there is a reduction in the value of a mortgaged property, the ratio of the sum of the principal balances of the second lien mortgage loan and the related first lien mortgage loan to the value of the mortgaged property may increase, reducing the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of the senior lien.

5

 Risks Related to Simultaneous Second Liens and Other Borrower Debt

At the time of origination of any first lien mortgage loans in the issuing entity, the originators or other lenders may also have made second lien loans to the same borrowers that may or may not be included in the issuing entity.  In addition, other borrowers whose first lien loans are included in the issuing entity may have obtained secondary mortgage financing following origination of the first lien loans.  In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types.  Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the issuing entity.  Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the issuing entity may be affected by any associated second lien loans.

Special Assessments and Energy Efficiency Liens May Take Priority Over the Mortgage Lien

Mortgaged properties securing the mortgage loans may be subject to the lien of special property taxes and/or special assessments. These liens are superior to the liens securing the mortgage loans, irrespective of the date of the mortgage. In some instances, individual borrowers may be able to elect to enter into contracts with governmental agencies for Property Assessed Clean Energy (PACE) or similar assessments that are intended to secure the payment of energy and water efficiency and distributed energy generation improvements that are permanently affixed to their properties, possibly without notice to or the consent of the mortgagee. These assessments also have lien priority over the mortgages securing mortgage loans. No assurance can be given that any mortgaged property so assessed will increase in value to the extent of the assessment lien. Additional indebtedness secured by the assessment lien would reduce the amount of the value of the mortgaged property available to satisfy the affected mortgage loan.

Balloon Loans

If specified in the related prospectus supplement, the mortgage loans to be included in the issuing entity may include balloon loans.  Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term.  If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Mortgage Loans With High Original Loan-to-Value Ratios May Present a Greater Risk of Loss

As specified in the related prospectus supplement, a certain number of mortgage loans included in the issuing entity may have original loan-to-value ratios of greater than 80%.  Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios.  If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders.  In such event, holders of subordinate classes of securities may suffer losses.

Default Risk on High Balance Mortgage Loans

If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the issuing entity may have a principal balance as of the cut-off date in excess of $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the issuing entity as a whole.

6

Geographic Concentration of Mortgage Loans

The mortgage loans to be included in the issuing entity may be concentrated in one or more states, as specified in the related prospectus supplement.  The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

•	weak economic conditions in these locations or any other location (which may or may not affect real property values), may affect the ability of borrowers to repay their mortgage loans on time, particularly in the case of “option ARMs”, interest-only loans and loans that provide for negative amortization;

•	properties in certain jurisdictions may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as floods, hurricanes, wildfires, mudslides and other natural disasters;

•	declines in the residential real estate market of a particular jurisdiction may reduce the values of properties located in that jurisdiction, which would result in an increase in the loan-to-value ratios or combined loan-to-value ratios, as the case may be, particularly in the case of “option ARMs”, interest-only loans and loans that provide for negative amortization; and

•	any increase in the market value of properties located in a particular jurisdiction would reduce the loan-to-value ratios or combined loan-to-value ratios, as the case may be, of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Natural disasters, such as wildfires, severe storms and flooding affecting regions of the United States from time to time may result in prepayments of mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the issuing entity, see the geographic distribution table or tables in the related prospectus supplement.

Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies

Various factors in the process of originating the mortgage loans assigned or pledged to the trust may have the effect of increasing delinquencies and defaults on the mortgage loans.  These factors may include any or all of the following:

Appraisal Quality.  During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property.  The quality of these appraisals may vary widely in accuracy and consistency.  In some cases, the appraiser may feel pressure from the lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value.  In addition, in some cases, the lender may not require a full appraisal for the prospective mortgaged property or it may use an automated valuation model, which is a computer generated appraisal report created using formulas based on various factors, including sales trends, title records, neighborhood analysis, tax assessments and other available information regarding the prospective mortgaged property.  Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

7

Underwriting Guideline Exceptions. Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines.  Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner Occupied Properties. Mortgage loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher frequency of default and/or higher loss severities than properties that are regularly occupied by the related borrowers.  In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Fraud.  Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans.  For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to obtain a mortgage loan in an amount or with terms for which the borrower would not otherwise qualify.  In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property.  You should consider the potential effect of fraud by borrowers and other third parties on the yield on your securities.

Self-employed Borrowers.  Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income.  In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt.  Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the issuing entity.

First-time Borrowers.  First-time homebuyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers.  The presence of loans to first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans held by the issuing entity, unless specified in the prospectus supplement.

See “Loan Program — Underwriting Standards” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Our Due Diligence of the Mortgage Loans Supporting Your Securities May Not Reveal Aspects of Such Mortgage Loans Which Could Lead to Losses

We undertake due diligence efforts with respect to various aspects of the mortgage loans that support your securities, including investigating the strengths and weaknesses of the originator and servicer of the loans and verifying certain aspects of the underlying loans themselves as well as other factors and characteristics that may be material to the performance of the loans.  In making the assessment and otherwise conducting due diligence, we rely on resources available to us and, in some cases, investigation by third parties.  There can be no assurance that any due diligence process that we conduct will uncover relevant facts that could be determinative of how the mortgage loans will perform.  Moreover, our ability to mitigate losses on mortgage loans transferred to an issuing entity is significantly limited by contractual and other constraints of the securitization structure in which such loans are held, including REMIC rules.

8

Early or Multiple Payment Defaults May Be Indicative of Higher Rates of Delinquencies and Losses in the Future

As specified in the related prospectus supplement, a certain number of mortgage loans included in the issuing entity may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower.  These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories

Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities

The securities generally will have either fixed or variable interest rates.  However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the issuing entity or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the issuing entity and any payments owed on derivative instruments.  The mortgage loans to be included in the issuing entity will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the issuing entity may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates.  In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates.  As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities.  Some of these factors are described below.

The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the issuing entity may either adjust less frequently, adjust based on a different index or not adjust at all.  Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities.  It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising.  It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Yield and Prepayment Considerations” in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

9

Potential Inadequacy of Credit Enhancement

If specified in the related prospectus supplement, the features of subordination and loss allocation, excess interest, overcollateralization and limited cross-collateralization, together with any primary mortgage insurance and financial guaranty insurance policies, are intended to enhance the likelihood that holders of more senior classes of securities will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then securityholders will likely incur losses and may never receive all of their principal payments.  You should consider that:

•	if you buy a subordinate security and losses on the related mortgage loans exceed the total principal amount of any securities subordinate to your securities (if any), plus, if applicable to the issuing entity and as specified in the related prospectus supplement, any excess interest and any overcollateralization that has been created, the principal amount of your securities will be reduced proportionately with the principal amounts of the other securities of your class by the amount of that excess; and

•	if specified in the related prospectus supplement, after the total principal amount of the subordinate securities has been reduced to zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior securities.

Losses on the related mortgage loans will reduce the loss protection provided by the subordinate securities to the senior securities and will increase the likelihood that the senior securities will not receive all of their expected principal payments.

If the securities have the benefit of overcollateralization and excess interest, and if overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your securities, the fees and expenses of the issuing entity and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other securityholders of the related securities the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses.  These payments will generally be made in order of seniority.  We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in the related prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your securities was reduced because of the application of losses.

Overcollateralization. If the securities have the benefit of excess interest and overcollateralization, as specified in the related prospectus supplement, then in order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, as well as any fees and expenses of the issuing entity and any payments owed to a derivative counterparty.  If the securities have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the related securities plus the weighted average aggregate expense rate.  Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization.  In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the securities.  This excess is referred to as “overcollateralization“ and will be available to absorb losses.  We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies.  In addition, there may be no amounts available from any interest rate derivative agreement described in the related prospectus supplement to cover shortfalls.  The following factors will affect the amount of excess interest that the related mortgage loans will generate:

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Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.  The effect of this reduction on your securities will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest available for overcollateralization or to absorb losses will be reduced.  Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

Limited Cross-Support.  The issuing entity may contain two or more separate mortgage pools, as specified in the related prospectus supplement.  Principal payments on the senior securities will depend, for the most part, on collections on the mortgage loans in the related pool.  However, as specified in the related prospectus supplement, the senior securities may have the benefit of credit enhancement in the form of subordination from one or more of the other pools.  That means that even if the rate of losses on mortgage loans in the pool related to your class of senior securities is low, losses in an unrelated pool may reduce the loss protection for your securities.

Interest Rate Derivative Agreements.  If specified in the related prospectus supplement, any amounts received under any interest rate cap or swap agreement will generally be applied as described in the related prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses.  However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

Primary Mortgage Insurance.  If specified in the related prospectus supplement, some of the first lien mortgage loans which have original loan-to-value ratios greater than 80% may be covered by existing borrower- or lender-paid primary mortgage insurance policies.  The existing borrower- or lender-paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to the percentage or percentages specified in the related prospectus supplement.

In addition, if specified in the related prospectus supplement, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the issuing entity from primary mortgage insurance providers, providing the initial insurance coverage specified in the related prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%.

These loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to the percentage specified in the related prospectus supplement.

However, these policies will only cover first lien mortgage loans and will be subject to various other limitations and exclusions.  In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower.  As a result, coverage may be rescinded or denied on some mortgage loans.  Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider.  In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the issuing entity may still suffer a loss on a covered mortgage loan.  Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

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Effect of Creditworthiness of Primary Mortgage Insurers on Ratings of Securities

If the related prospectus supplement specifies that one or more loan-level primary mortgage insurance policies have been acquired on behalf of the issuing entity from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above.  However, these financial strength ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time.  In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

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Risks Related to Any Interest Rate Swap Agreement

If the related prospectus supplement specifies that the issuing entity or related supplemental interest issuing entity includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the issuing entity makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of Creditworthiness of Swap Counterparty on Ratings of Securities

If the related prospectus supplement specifies that the issuing entity includes one or more interest rate swap agreements, in the event that the issuing entity, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty.  Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the issuing entity includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider.  If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn.  In such event, the value and marketability of those securities will be adversely affected.

Special Risks for Certain Classes of Securities

The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities.  These securities will have yields to maturity (or early termination) — the yield you will receive if you hold a security until it has been paid in full — that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

•	in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the issuing entity; and

•	in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the issuing entity.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments.  Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

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You Will Be Subject to the Risks Associated With Potential Inadequate or Untimely Services From Third-Party Service Providers, Which May Adversely Impact Your Yield; You Will Also Be Dependent on Corporate Trustees to Act on Your Behalf in Enforcing Your Rights

The mortgage loans underlying your securities will be serviced by third-party service providers. Should a servicer experience financial difficulties, it may not be able to perform these obligations. Servicers who have sought bankruptcy protection may, due to application of provisions of bankruptcy law, not be required to make advance payments to you of amounts due from loan obligors. Even if a servicer were able to advance amounts in respect of delinquent loans, its obligation to make the advances may be limited to the extent that it does not expect to recover the advances due to the deteriorating credit or other characteristics of delinquent loans. In addition, as with any externally provided service, there are risks associated with potential inadequate or untimely services for other reasons. Servicers may not advance funds that would ordinarily be due because of errors, miscalculations, or other reasons. Many borrowers require notices and reminders to keep their loans current and to prevent delinquencies and foreclosures, which servicers may fail to provide. In the current economic environment, many servicers are experiencing higher volumes of delinquent loans than they have in the past and, as a result, there is a risk that their operational infrastructures cannot properly process the increased volume.

You will also be dependent on corporate trustees to act on behalf of you and other holders of securities in enforcing your rights.  Under the terms of most securities, you do not have the right to directly enforce remedies against the issuer of the security, but instead must rely on a trustee to act on behalf of you and other security holders.  Should a trustee not be required to take action under the terms of the securities, or fail to take action, you could experience losses.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less Than Mortgage Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders.  If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

There Are Risks Relating to Alternatives to Foreclosure

Certain mortgage loans are or may become delinquent after the closing date.  A servicer may either foreclose on a delinquent mortgage loan or, under certain circumstances, work out an agreement with the related mortgagor, which may involve waiving or modifying any term of the mortgage loan or charging off a portion of the principal of the mortgage loan.  The servicer may also permit a “short sale” of the mortgaged property for less than the amount due on the mortgage loans or sell the mortgage loan for less than the amount due on the mortgage loan.  If a servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note or charges off or sells the mortgage loan, your yield may be reduced.

Delinquencies Due to Servicing Transfers

Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the pooling and servicing agreement or sale and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

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All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons.  As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer.  There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

Military Action and Terrorist Attacks

The effects that military action by U.S. forces in Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the issuing entity or on the values of mortgaged properties cannot be determined at this time.  Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans.  Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events.  In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act, as amended, or similar state or local laws.  The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act, as amended, or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates.  If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the issuing entity may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement.  These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, the servicer or servicers, as applicable, and any master servicer.  In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans.  In addition, RRAC, as the seller of the mortgage loans to the depositor, or such other seller as specified in the related prospectus supplement, may be required to purchase mortgage loans from the issuing entity in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured.  These purchases will have the same effect on securityholders as prepayments of mortgage loans.

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A prepayment of a mortgage loan will usually result in a payment of principal on the securities:

•	If you purchase securities at a discount, especially any principal-only securities, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase securities at a premium, especially any interest-only securities, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans to be included in the issuing entity may differ significantly from that of other first and second lien residential mortgage loans.

See “Yield and Prepayment Considerations” in this prospectus and see the prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of lenders.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

Mortgage loans are also subject to various federal laws, including:

•	the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

•	the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the issuing entity to damages and administrative enforcement.

The related seller of the mortgage loans will make or assign a representation in the mortgage loan sale agreement described in the related prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations.  In the event of a breach of this representation, that seller or other party described in the related prospectus supplement will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related prospectus supplement and under “LOAN PROGRAM—Representations by Sellers; Repurchases” in this prospectus.

Predatory Lending Laws/High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices.  The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans.  Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

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In addition, under the anti-predatory lending laws of some states, the origination of certain mortgage loans (including loans that are not classified as “high cost” loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower.  This test may be highly subjective and open to interpretation.  As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the issuing entity, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans.  Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law.  Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The seller will make or assign a representation that the issuing entity does not include any mortgage loans that are subject to HOEPA or that would be classified as “high cost” loans under any similar state or local predatory or abusive lending law. There may be mortgage loans in the issuing entity that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the seller make or assign a representation that these mortgage loans are in compliance with applicable requirements. If it is determined that the issuing entity includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the seller or other party described in the related prospectus supplement will be required to repurchase the affected loans and to pay any liabilities incurred by the issuing entity due to any violations of these laws. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller or such other party does not repurchase the affected loans and pay any related liabilities, securityholders could incur losses.

Financial Regulatory Legislative Reform and Related Regulations Could Have a Significant Impact

In response to the financial crisis, Congress passed the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which President Obama signed into law on July 21, 2010. The Dodd-Frank Act requires the creation of new federal regulatory agencies, and grants additional authorities and responsibilities to existing regulatory agencies to identify and address emerging systemic risks posed by the activities of financial services firms. The Dodd-Frank Act also provides for enhanced regulation of derivatives and mortgage-backed securities offerings, restrictions on executive compensation and enhanced oversight of credit rating agencies. Additionally, the Dodd-Frank Act establishes the Bureau of Consumer Financial Protection (the “BCFP”) within the Federal Reserve System, a new consumer protection regulator tasked with regulating consumer financial services and products. The Dodd-Frank Act also limits the ability of federal laws to preempt state and local consumer laws.

The impact of the Dodd-Frank Act will depend significantly upon the content and implementation of the rules and regulations issued on its mandate. It is not yet clear how the Dodd-Frank Act and its associated rules and regulations will impact the mortgage-backed securities market and residential mortgage lending generally, and the issuing entity, investors in the securities offered thereby, the sponsor, the depositor, the servicers and their respective businesses and assets specifically. No assurance can be given that the new regulations will not have an adverse impact on these entities or the value of the securities offered hereby.

The BCFP is charged with issuing regulations to implement amendments to TILA made by the Dodd-Frank Act. These regulations will expand the existing “ability to pay” requirement under TILA, establish new minimum underwriting standards and impose new limits on prepayment penalties. To the extent the regulations ultimately adopted may impact investors in series of securities offered hereby, they will be described in the related prospectus supplement.

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Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities

Each transfer of a mortgage loan to RRAC (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and from the depositor to the issuing entity, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents.  However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan.  Such an attempt, even if unsuccessful, could result in delays in payments on the securities.  If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity.  In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

One or more of the transferors may be banks that are subject to regulation by the FDIC. The FDIC recently has indicated that it may treat as property of a bank in receivership or conservatorship (i) any property that is shown as an asset on the financial statements of a bank, or (ii) any property that the bank previously transferred if the bank retains a continuing economic interest in the transferred assets. The FDIC has indicated that it may assert these positions notwithstanding that the assets have been sold as a matter of law. The depositor will take certain steps to try to prevent any of the mortgage loans from being shown as assets on the financial statements of any transferor that is a bank and to try in certain cases to prevent a transferor that is a bank from purchasing securities. The depositor, however, can provide no assurances that its efforts will be successful, nor can it provide any assurance that a court will not accept the FDIC’s position. As a result, should a transferor that is a bank become the subject of a receivership or conservatorship, should the mortgage loans be shown as assets on its financial statements or should it own any securities, and should the FDIC’s position prevail, then the issuing entity may not own all the mortgage loans and there may be delays in payment or losses on the securities. There may also be delays in payments while these issues are being resolved by the FDIC or a court.

Risks Related to Amounts in Pre-Funding Account(s) Being Applied to Pay Principal on the Securities

Amounts remaining in any pre-funding account at the end of the related funding period will be distributed as prepayment of principal to investors on the distribution date immediately following the end of the funding period in the manner specified in the related prospectus supplement.  Any such payment will reduce the weighted average life of the securities and may adversely affect the yield of the securities.  Securityholders will bear any reinvestment risk resulting from such prepayment, such risk being the inability to invest such early payment at a yield that is at least equal to the yield on the securities.

The Addition of Subsequent Mortgage Collateral to the Pre-Funding Account(s) During the Funding Period May Adversely Affect the Performance of the Securities

Although subsequent mortgage collateral must satisfy the characteristics described in the related prospectus supplement, subsequent mortgage collateral may have different characteristics, including, without limitation, a more recent origination date than the initial mortgage collateral.  As a result, the addition of subsequent mortgage collateral to the pre-funding account may adversely affect the performance of the related securities.

Risks Related to Owning Book-Entry Securities

Limited Liquidity of Securities. Issuance of the securities in book-entry form may reduce their liquidity in the secondary trading market because investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

Limited Ability to Transfer or Pledge Securities. Since transactions in the book-entry securities can be effected only through the Depository Trust Company (“DTC”), participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry security to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such securities, may be limited due to lack of a physical certificate.

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Delays in Distributions.  You may experience some delay in the receipt of distributions on book-entry securities because the distributions will be forwarded by the trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

Limited Ability to Resell Securities

The underwriter will not be required to assist in resales of the securities, although it may do so.  A secondary market for any class of securities may not develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

The Securities May Not Be Suitable Investments

The securities may not be a suitable investment if you require a regular or predictable schedule of payments, or payment on any specific date.  Because the mortgage loans in the issuing entity may include a substantial proportion of loans whose future performance is difficult to predict, such as adjustable rate mortgage loans and interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities.  An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks.  In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

Owners of Original Issue Discount Securities Should Consider Federal Income Tax Consequences

An investor owning a security issued with original issue discount will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income.  Accrued but unpaid interest on accrual securities will be treated as original issue discount for this federal income tax purpose.  (See “MATERIAL FEDERAL INCOME TAX CONSEQUENCES—Taxation of Debt Securities Generally—Original Issue Discount.”)

THE SPONSOR AND THE SELLER

General

RWT Holdings, Inc. (“RWT Holdings” or the “Sponsor”) is a Delaware corporation and wholly owned subsidiary of Redwood Trust, Inc. and is headquartered in Mill Valley, California.  RWT Holdings has acquired residential mortgage loans, directly or indirectly, from originators since it was organized in February 1998.  RWT Holdings has been a sponsor in the securitization market since 2002.  As a sponsor, RWT Holdings acquires, directly or indirectly through its subsidiaries, residential mortgage loans in the secondary mortgage market and initiates the securitization of these loans by having them transferred to the depositor, which ultimately transfers them to the issuing entity for the related securitization.

As of September, 2011, RWT Holdings has sponsored the securitization of approximately $26.69 billion of residential mortgage loans ($4,077,538,500 in 2002, $6,198,200,700 in 2003, $10,199,107,364 in 2004, $1,440,123,400 in 2005, $1,035,362,200 in 2006, $2,833,909,600 in 2007 and $237,838,333 in 2010 and $670,664,551 in 2011).  RWT Holdings acquires, directly or indirectly through its subsidiaries, residential mortgage loans secured by first and second liens on one- to four-family residential properties under several loan purchase agreements from mortgage loan originators or sellers nationwide that meet its seller/servicer eligibility requirements.  See “LOAN PROGRAM—Qualifications of Sellers” in this prospectus for a general description of the characteristics used to determine eligibility of collateral sellers.  Prior to acquiring the mortgage loans, RWT Holdings conducts a review of the related mortgage loan seller and of the mortgage loans.  RWT Holdings has developed a quality control program to monitor the quality of loan underwriting at the time of acquisition and on an ongoing basis.  All loans purchased will be subject to this quality control program.

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Redwood Residential Acquisition Corporation (“RRAC” or the “Seller”), is a Delaware corporation and wholly owned subsidiary of RWT Holdings and Redwood Trust, Inc., headquartered in Mill Valley, California. Descriptions of, and references to, RWT Holdings’ acquisition of residential mortgage loans include the acquisition of such loans by RRAC. RRAC was organized in 2009 and commenced its business of acquiring residential mortgage loans for securitization in July 2010. RRAC is licensed to acquire residential mortgage loans and related mortgage servicing rights in states where such a license is required. RRAC does not originate or service loans, is not a seller/servicer approved by Fannie Mae or Freddie Mac, is not a mortgagee approved by the FHA, and is not an insured depository institution. On the closing date for each series of securities where RRAC is acting as seller, RRAC will sell all of its interest in the related mortgage loans to the depositor.  RWT Holdings and RRAC work in coordination with the underwriters and rating agencies in structuring each securitization transaction.  RWT Holdings and RRAC do not currently service mortgage loans but rather contract with third-party servicers for servicing the mortgage loans that they acquire.  Third-party servicers are assessed based upon the servicing rating and credit quality of the servicing institution, as well as for their systems and reporting capabilities, review of collection procedures and confirmation of servicers’ ability to provide detailed reporting on the performance of the securitization pool.

Sponsor’s Pre-Offering Review of the Mortgage Loans

 As described in the prospectus supplement, the Sponsor will conduct a review of the mortgage loans to be included in the mortgage pool for the purpose of providing reasonable assurance that the disclosure regarding the mortgage pool in the prospectus supplement is accurate in all material respects. In conducting the review, the Sponsor may engage third parties to assist it with certain elements of the review. The review conducted by the Sponsor, including the portions of the review conducted with the assistance of the third parties, is referred to herein as the “Sponsor’s Pre-Offering Review.” The Sponsor will determine the nature, extent and timing of the Sponsor’s Pre-Offering Review and the level of assistance provided by any third party. Unless otherwise provided in the related prospectus supplement, the Sponsor will not attribute any of the findings and conclusions of the Sponsor’s Pre-Offering Review to any of the third parties. The results of the review prepared by the third parties engaged by the Sponsor will generally be shared with the underwriters.

Unless otherwise provided in the prospectus supplement, the Sponsor’s Pre-Offering Review will include a credit and compliance component and a component consisting of a review of the independent appraisals of the mortgaged properties obtained by the originators in connection with the origination of the mortgage loans. None of the procedures conducted as part of the Sponsor’s Pre-Offering Review will constitute, either separately or in combination, an independent underwriting of the mortgage loans. The Sponsor’s Pre-Offering Review also will include a component consisting of procedures designed to verify the Sponsor’s data regarding the characteristics of the mortgage loans, which data are used to generate the numerical information about the mortgage pool included in the prospectus supplement.

THE DEPOSITORS

The prospectus supplement will identify whether the depositor is Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc. Sequoia Mortgage Funding Corporation is a Delaware corporation organized on January 31, 1997 and Sequoia Residential Funding, Inc., is a Delaware corporation organized on September 1, 1999, in each case for the limited purpose of acquiring, owning and transferring trust assets and selling interests therein or bonds secured thereby. Sequoia Mortgage Funding Corporation is a qualified REIT subsidiary of Redwood Trust, Inc. Sequoia Residential Funding, Inc. is a subsidiary of RWT Holdings, Inc. RWT Holdings, Inc. is a taxable REIT subsidiary of Redwood Trust, Inc. Redwood Trust, Inc. is a publicly owned real estate investment trust and is listed on the New York Stock Exchange under the symbol “RWT.” Each depositor maintains its principal office at One Belvedere Place, Mill Valley, California 94941. The telephone number is (415) 389-7373.

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Each depositor is generally engaged in the business of serving as depositor of one or more trusts that may authorize, issue, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by a pledge or other assignment of, or represent an interest in, mortgage loans.  Each depositor is also generally engaged to a limited extent in the business of acquiring, owning, holding, transferring, assigning, pledging and otherwise dealing with mortgage related assets.  Each depositor generally acquires mortgage loans from RRAC, or if specified in the prospectus supplement, from another seller of mortgage loans, in each case in privately negotiated transactions.

The certificate of incorporation of each depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities.  After the issuance of the securities, the related depositor may be required (to the extent specified in the related agreements) to perform certain actions on a continual basis, including but not limited to:

•	upon the discovery of the breach of any representation or warranty made by the seller or other party named in the prospectus supplement in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan, to cause the seller or such other party to repurchase the mortgage loan from the trustee, or deliver a substitute mortgage loan as described herein;

•	to make all initial filings establishing or creating a security interest over the mortgage loans and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the trustee’s security interest in or lien on the mortgage loans;

•	to arrange for replacement interest rate cap contracts, interest rate swap agreements and yield supplement agreements in the event the applicable derivative instrument is terminated early;

•	to appoint a successor trustee or securities administrator, as applicable, in the event either the trustee or the securities administrator resigns, is removed or becomes ineligible to continue servicing in such capacity under the related agreement;

•	to prepare and file, or cause the preparation and filing of, any reports required under the Exchange Act;

•	to notify the rating agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related agreements;

•	to exercise any approval or consent rights retained under the servicing agreements; and

•	to provide the trustee, the securities administrator and the master servicer with any information they may reasonably require to comply with the terms of the agreements.

THE ISSUING ENTITIES AND THE ISSUING ENTITY ASSETS

General

Either Sequoia Mortgage Funding Corporation or Sequoia Residential Funding, Inc., the depositor, will establish a trust as the issuing entity for each series of asset-backed securities and convey to the related trustee certain assets, as specified in the prospectus supplement.  Each issuing entity will be created as of the first day of the month in which the securities are issued or another date which will be specified in the prospectus supplement (the “cut-off date”).  All references in this prospectus to “pool,” “certificates,” “bonds,” “securities,” “depositor” or “securityholders” should be deemed to apply to one specific series, issuing entity and prospectus supplement, unless otherwise noted.

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The certificates of a series (“certificates”) will represent interests in the assets of the issuing entity related to that series and the bonds of a series (“bonds”) will be secured by the pledge of the issuing entity assets related to that series.  The issuing entity assets for each series will be held by the trustee for the benefit of the related securityholders.  The securities will be entitled to payment from the assets of the issuing entity or other assets pledged for the benefit of the securityholders, as specified in the prospectus supplement, and will not be entitled to payments in respect of the assets of any other issuing entity established by the depositor.

The issuing entity assets will be acquired by the depositor, either directly or through affiliates, from one or more sellers which may be affiliates of the depositor, and conveyed without recourse (except as herein described) by the depositor to the issuing entity .  Each seller will have originated or acquired the loans as described in the prospectus supplement.  Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described under “LOAN PROGRAM—Underwriting Standards” or as otherwise described in the prospectus supplement.

The depositor will cause the issuing entity assets to be assigned or pledged to the trustee named in the prospectus supplement for the benefit of the holders of the securities (“certificateholders,” or “bondholders,” as the case may be).  For a fee, one or more servicers named in the prospectus supplement will service the issuing entity assets, either directly or through other servicing institutions, or subservicers, pursuant to servicing agreements assigned to the trustee.  With respect to loans serviced by a servicer through a subservicer, such servicer will remain liable for its servicing obligations under the related agreement as if the servicer were servicing such loans. To the extent described in the prospectus supplement, a master servicer may be named to monitor the servicers.

  With respect to each issuing entity, prior to the initial offering of the securities, the issuing entity will have no assets or liabilities.  No issuing entity is expected to engage in any activities other than acquiring, managing and holding the trust assets and other assets specified in the prospectus supplement and the proceeds thereof, issuing securities and making payments and distributions thereon and certain related activities.  No issuing entity is expected to have any source of capital other than its assets and any related credit enhancement.

If specified in the applicable prospectus supplement, the issuing entity for a series will be a special purpose statutory trust organized under the laws of the State of Delaware or such other state as is specified.

The property of the issuing entity for each series of securities will generally consist of (including any combination of):

•	mortgage loans secured by properties of the types described in this prospectus;

•	amounts held from time to time in the collection account, distribution account or other account established for a series of securities;

•	mortgaged properties that secured a mortgage loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

•	any reserve fund established pursuant to the agreements for a series of securities, if specified in the prospectus supplement;

•	any security insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, interest rate cap agreement, interest rate swap agreement, currency swap agreement or other form of credit enhancement described in this prospectus and specified in the prospectus supplement;

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•	any servicing agreements relating to mortgage loans in the issuing entity, to the extent that these agreements are assigned to the trustee;

•	any primary mortgage insurance policies or limited purpose surety bonds relating to mortgage loans in the issuing entity; and

•	investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement.

The prospectus supplement may specify that a certain amount or percentage of a mortgage loan will not be sold by the depositor or by the seller of the mortgage loan, but will be retained by that party (the “retained interest“).

Therefore, amounts received with respect to retained interest in a mortgage loan included in the issuing entity for a series will not be included in the issuing entity but will be payable to the seller of the respective asset, or to the master servicer if any), servicer, depositor or another party, free and clear of the interest of securityholders under the agreements.

If so specified in the applicable prospectus supplement, the depositor, an affiliate of the depositor or an unaffiliated loan seller will have the right or obligation to purchase, or to substitute a replacement mortgage loan that satisfies the substitution criteria specified in the related prospectus supplement for, mortgage loans due to breaches of representations and warranties, defaults or such other reason as is specified in the prospectus supplement.  If so specified in the applicable prospectus supplement, the depositor, an affiliate of the depositor, as servicer or the master servicer will have the right to purchase a specified amount or percentage of the mortgage loans, or specified mortgage loans, under the circumstances described in the prospectus supplement.

The Loans

The loans included in an issuing entity will be mortgage loans secured by one-to-four-family residential properties.  The loans may be either first or junior lien loans and will be closed-end loans. There will be no revolving credit line loans.  As described in the prospectus supplement, the loans may be underwritten to “A” quality standards or to standards below “A” quality (e.g., Alt-A, A minus or subprime).

The loans will have monthly payments due on the first day of each month or on such other day of the month specified in the prospectus supplement.  The payment terms of the loans to be included in an issuing entity will be described in the prospectus supplement and may include any of the following features (or combination thereof):

•	Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index, a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, a rate that is convertible from an adjustable rate to a fixed rate, or a rate that is convertible from one index to another, in each case as specified in the prospectus supplement. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the prospectus supplement.

•	Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Certain loans may provide for monthly payments of interest but no payments of principal for either the first five or ten years or any other period specified after origination. Certain loans may require payment of all or a substantial portion of the principal upon maturity, commonly referred to as a “balloon payment.” Principal may include interest that has been deferred and added to the principal balance of the loan.

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•	Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period.

•	Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•	Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may change over time. Certain loans may permit prepayments after expiration of certain periods, commonly referred to as “lockout periods.” Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due on sale“ clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or certain transfers of the related property. Other loans may be assumable by persons meeting the then applicable standards set forth in the underlying loan documents.

Types of adjustable rate mortgage loans with the above features that may be included in an issuing entity include the following:

•	“standard“ adjustable rate mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring one year or less after origination of the related mortgage loan and adjustments occurring periodically thereafter;

•	“hybrid“ mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related index;

•	“interest-only“ mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable interest rate borne by such mortgage loan;

•	“negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related Index; however, the borrower is only required to make a minimum or specified monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•	“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the mortgage loan).

An issuing entity may contain buydown loans.  A buydown loan includes provisions whereby a third party partially subsidizes the monthly payments of the borrower on the related loan during the early years of repayment under the loan, the partial subsidy being made from a buydown fund contributed by the third party at the time of origination of the loan.  A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies.  The underlying assumption of a buydown plan is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able personally to make the full loan payments at the end of the buydown period without the continued assistance of the partial subsidy.  To the extent that this assumption as to increased income is not fulfilled, the possibility of default on a buydown loan is increased.  The prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

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If provided for in the applicable prospectus supplement, an issuing entity may contain mortgage loans under which the monthly payments by the borrower during the early years following origination are less than the amount of interest that would otherwise be payable (“GPM loans”).  GPM loans generally provide for a schedule of fixed, gradually increasing monthly payments over time.  If stated in the related prospectus supplement, the resulting difference in payment on the early payments due under a GPM loan will be compensated for from amounts on deposit in a segregated fund (“GPM fund”).  In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit guaranteed investment contract or another instrument acceptable to the related rating agency to fund the GPM fund.

If specified in the related prospectus supplement, an issuing entity may contain re-performing loans, which are generally previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified.  These mortgage loans may be acquired from a wide variety of sources through bulk or periodic sales.  The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.  An issuing entity will not contain any non-performing loans as of the related cut-off date.

If specified in the applicable prospectus supplement, the mortgage loans may include “step-down” mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower has been current in its monthly payments of principal and interest.  The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

The interest rate of an adjustable rate mortgage loan in an issuing entity may adjust in accordance with one or more of the following indices as specified in the applicable prospectus supplement:

•	U.S. Dollar LIBOR (“LIBOR”), which is the average of the London Interbank Offer Rate, a rate at which banks in London, England, lend U.S. dollars to other banks in the U.S. dollar wholesale or interbank money markets for a specified duration.

•	London Interbank Offer Swap Rate (“LIBORSWAP”), a rate which is the difference between the negotiated and fixed rate of a swap, with the spread determined by characteristics of market supply and creditor worthiness.

•	Constant Maturity Treasury (“CMT”) Indices, which is the weekly or monthly average yield on United States Treasury securities adjusted to a specified constant maturity, as published by the Federal Reserve Board.

•	Treasury Bill (“T-Bill”) Indices, which is a rate based on the results of auctions that the U.S. Department of Treasury holds for its Treasury bills, notes or bonds or is derived from its daily yield curve.

•	Federal Funds Rate, which is the interest rate that banks charge each other on overnight loans made between them, as determined by the Federal Reserve Board.

•	Prime Rate (“Prime Rate”) Index, which is an index based on the interest rate that banks charge to their most credit-worthy customers for short-term loans. The Prime Rate may differ among financial institutions.

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•	Monthly Treasury Average (“MTA”) Index, which is a per annum rate equal to the 12-month average yields on United States Treasury securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board.

•	Cost of Funds Index (“COFI”), which is the monthly weighted average cost of funds for savings institutions that are member institutions of various federal banking districts, most commonly the 11th District members of the Federal Home Loan Bank of San Francisco.

The Indices described above which are applicable to the mortgage loans for a particular issuing entity will be disclosed in the related prospectus supplement.

If stated in the applicable prospectus supplement, an issuing entity may include mortgage loans that provide for payments at monthly intervals or at bi-weekly, semi-monthly, quarterly, semi-annual, annual or other intervals, or that provide for payments of interest only for a period of time; and that have terms to more than 40 years; or that have such other characteristics as are specified in the applicable prospectus supplement.

The real property that secures repayment of the loans is referred to in this prospectus as the mortgaged properties.  In the case of junior lien loans, such liens generally will be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement.  Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property.  Some liens will be subordinated to one or more senior liens on the related mortgaged properties as described in the prospectus supplement.  The properties relating to loans will consist of detached or semi-detached one-to four-family dwelling units, townhouses, rowhouses, individual condominium units, manufactured homes, individual units in planned unit developments, and certain other dwelling units.  Such properties may include vacation and second homes, investment properties and dwellings situated on leasehold estates.  The loans may include cooperative apartment loans secured by security interests in shares issued by private, nonprofit, cooperative housing corporations and in the related proprietary lease or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives’ building.  In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by at least five years, unless otherwise specified in the prospectus supplement.

The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

Loans with certain loan-to-value ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies.  The existence, extent and duration of any such coverage will be described in the prospectus supplement.

Certain loans, in addition to being secured by real property, may be secured by a security interest in a limited amount of additional collateral owned by the borrower or a third-party guarantor.  Such additional collateral may no longer be required when the principal balance of such additional collateral mortgage loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the loan-to-value ratio for such additional collateral mortgage loan is reduced to the applicable loan-to-value ratio for such additional collateral mortgage loan by virtue of an increase in the appraised value of the mortgaged property as determined by the related servicer.

Each prospectus supplement will contain information to the extent then specifically known to the depositor, with respect to the loans contained in the pool, generally including:

•	the original principal balance of the mortgage loans;

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•	the total principal balance of the mortgage loans as of the applicable cut-off date (and if there is more than one servicer, the balance by servicer);

•	the types and percentages of mortgaged properties securing the mortgage loans;

•	the range of original terms to maturity of the mortgage loans;

•	the range of remaining terms to maturity of the mortgage loans;

•	the range of ages of the mortgage loans;

•	mortgage loan purpose (e.g., whether a purchase or refinance);

•	the range of original and remaining amortization period for the mortgage loans;

•	the range of principal balances and average principal balance of the mortgage loans;

•	the earliest origination date and latest maturity date of the mortgage loans;

•	the loan-to-value and debt service coverage ratios, as applicable;

•	mortgage loans having loan-to-value ratios at origination exceeding 80%;

•	the number of fixed rate mortgage loans and the number of adjustable rate mortgage loans;

•	the interest rate or range of interest rates borne by the mortgage loans;

•	the weighted average of interest rate borne by the mortgage loans;

•	the geographical distribution of the mortgage loans;

•	the total principal balance of buydown loans or GPM loans, if applicable;

•	the total principal balance of mortgage loans that are subject to negative amortization, if applicable;

•	the delinquency status of the mortgage loans as of the cut-off date;

•	with respect to adjustable rate mortgage loans, the adjustment dates, the relevant indices, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans; and

•	whether the mortgage loan provides for an interest-only period and whether the principal balance of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

The total principal balance of the mortgage loans in an issuing entity as stated in the related prospectus supplement is subject to a permitted variance of plus or minus five percent.

The “loan-to-value ratio” of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the principal balance of the loan and the denominator of which is the collateral value of the property.  The “combined loan-to-value ratio” of a loan at any given time is the ratio, expressed as a percentage, of (i) the sum of (a) the principal balance of the loan and (b) the outstanding principal balance of any senior mortgage loan(s) to (ii) the collateral value of the property.  The “effective loan-to-value ratio” of a loan at any given time is the fraction, expressed as a percentage, the numerator of which is the principal balance of the loan, less the amount secured by additional collateral, if any, and the denominator of which is the collateral value of the property.

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The “collateral value” of a property, other than with respect to certain loans the proceeds of which were used to refinance an existing mortgage loan (each, a “refinance loan”), is the lesser of (a) the appraised value determined in an appraisal obtained at origination of such loan and (b) the sales price for the property if the proceeds of the loan are used to purchase the related property.  In the case of a refinance loan, the collateral value of the related property is the appraised value of the property as determined by an appraisal obtained at the time of refinancing.

No assurance can be given that collateral values of the properties have remained or will remain at the levels at which they are originally calculated. If the residential real estate market should experience an overall decline in property values such that the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses experienced with respect to that pool could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne by the securityholders of the affected series to the extent that the credit enhancement provisions relating to the series do not protect the securityholders from such losses.

Pre-Funding

If stated in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional mortgage loans from time to time during the time period specified in the related prospectus supplement.  Prior to the application of amounts on deposit in the related pre-funding account to purchase additional mortgage loans, those amounts may be invested in one or more investments permitted under the applicable agreements.  See “THE AGREEMENTS—Servicing Provisions—Investment of Funds” for a description of the types of eligible investments that may be permitted under the applicable agreements.

Additional mortgage loans that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria set forth in the related prospectus supplement.  The eligibility criteria for additional mortgage loans will be consistent with the eligibility criteria of the mortgage loans included in the related issuing entity as of the closing date subject to the exceptions stated in the related prospectus supplement.

Although the specific parameters of a pre-funding account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

•	the period during which additional mortgage loans may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date, unless otherwise specified; and

•	the additional mortgage loans to be acquired by the related issuing entity will be subject to the same representations and warranties as the mortgage loans included in the related issuing entity on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional mortgage loans may be purchased exceed one year.  In addition, no more than 50% of the proceeds of the offering of a particular series may be used to fund the pre-funding account.

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USE OF PROCEEDS

The net proceeds to be received from the sale of the securities will be applied by the depositor to the purchase of issuing entity assets and payment of related expenses or will be used by the depositor for general corporate purposes.  Each depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of issuing entity assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

LOAN PROGRAM

The loans will have been purchased by the depositor, either directly or through affiliates, from sellers.  Unless otherwise specified in the prospectus supplement, the loans acquired by the depositor will have been originated in accordance with the underwriting criteria described below.

Underwriting Standards

Each seller or other party named in the related prospectus supplement will represent and warrant that all loans originated and/or sold by it to the depositor will have been underwritten in accordance with standards described in the prospectus supplement.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related property as collateral.  In general, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information.  As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy or other significant public records.  In most cases, an employment verification is obtained from an independent source (typically the borrower’s employer), which verification reports the length of employment with that organization, the borrower’s current salary and whether it is expected that the borrower will continue such employment in the future.  If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns.  The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the property as collateral, an appraisal will generally be made of each property considered for financing.  The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed.  The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available:

•	to meet the borrower’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance); and

•	to meet monthly housing expenses and other financial obligations and monthly living expenses.

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The underwriting standards applied by a seller, particularly with respect to the level of loan documentation and the borrower’s income and credit history, may be varied in appropriate cases where factors such as low combined loan-to-value ratios or other favorable credit aspects exist.

If specified in the prospectus supplement, a portion of the loans in the pool may have been originated under a limited documentation program.  Under a limited documentation program, more emphasis is placed on the value and adequacy of the property as collateral and other assets of the borrower than on credit underwriting.  Under a limited documentation program, certain credit underwriting documentation concerning income or income verification and/or employment verification is waived.  The prospectus supplement will indicate the types of limited documentation programs pursuant to which the loans were originated and the underwriting standards applicable to such limited documentation programs.

In the case of a loan secured by a leasehold interest in real property, the title to which is held by a third-party lessor, the seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is at least five years longer than the remaining term on the related mortgage note.

Certain of the types of loans that may be included in an issuing entity may involve additional uncertainties not present in traditional types of loans.  For example, certain of such loans may provide for escalating or variable payments by the borrower.  These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially.  In some instances, however, a borrower’s income may not be sufficient to permit continued loan payments as such payments increase.  These types of loans may also be underwritten primarily upon the basis of combined loan-to-value ratios or other favorable credit factors.

From time to time and in the ordinary course of business, lenders may approve loans that do not comply with all of the applicable underwriting standards (“exception loans”), provided sufficient compensating factors are present.  For example, lenders may permit debt-to-income ratios to exceed guidelines if one or more compensating factors are present such as low loan-to-value, borrower high liquid net worth or documented excess funds in reserves, or strong borrower credit history and credit scores.  There are no limitations on the specific underwriting standards that may be waived by the lenders and there are no requirements of specific compensating factors that must be present.  Lenders exercise a significant amount of discretion as to when an exception loan should still be approved.  There are no limitations on the amount of exception loans that may be included in the assets of the issuing entity backing securities offered hereby.  The prospectus supplement will set forth the number and aggregate principal amount of exception loans known to the sponsor and will include a narrative summary disclosure of the characteristics of the exception loans.

Qualifications of Sellers

Except as otherwise set forth herein or in the prospectus supplement, each seller must be an institution experienced in originating and servicing loans of the type contained in the pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those loans; each seller must be a seller/servicer approved by either Fannie Mae or Freddie Mac; and each seller must be a mortgagee approved by the FHA or an institution the deposit accounts of which are insured by the Federal Deposit Insurance Corporation.

Quality Control

A quality control program has been developed to monitor the quality of loan underwriting at the time of acquisition and on an ongoing basis.  All loans purchased will be subject to this quality control program.  A legal document review of each loan acquired will be conducted to verify the accuracy and completeness of the information contained in the mortgage notes, security instruments and other pertinent documents in the file.  A sample of loans to be acquired, selected by focusing on those loans with higher risk characteristics, will normally be submitted to a third-party nationally recognized underwriting review firm for a compliance check of underwriting and review of income, asset and appraisal information.

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Details of the quality control measures adopted and the sponsor’s pre-offering review of the loans for each issuing entity will be set forth in the applicable prospectus supplement.

Representations and Warranties; Repurchases

In the mortgage loan purchase and sale agreement or similar agreement, pursuant to which the depositor will purchase the mortgage loans from the seller, the seller will make or assign certain representations and warranties to the depositor concerning the mortgage loans. If so indicated in the applicable prospectus supplement, the seller may, rather than itself making representations and warranties, cause the representations and warranties made by an originator to the seller in connection with the purchase of mortgage loans by the seller to be assigned to the depositor. In these cases, these representations and warranties may have been made as of a date prior to the date of execution of the mortgage loan purchase and sale agreement. The trustee will be assigned all right, title and interest in the mortgage loan purchase and sale agreement or similar agreement insofar as they relate to such representations and warranties made or assigned by the seller. The seller or other party named in the prospectus supplement will be obligated to repurchase (or, within the period provided in the Agreement, to substitute a replacement mortgage loan for) any mortgage loan as to which there exists an uncured breach of certain of its representations and warranties, which breach materially and adversely affects the value of, or interest of the securityholders in, the mortgage loan.

These representations and warranties will include the following as to each mortgage loan, among others, unless otherwise specified in the prospectus supplement:

•	The information set forth in the mortgage loan schedule is true and correct in all material respects;

•	Immediately prior to the sale of the mortgage loan pursuant to the mortgage loan purchase and sale agreement, the seller was a sole owner and holder of the mortgage loan. The mortgage loan is not assigned or pledged, and the seller has good and marketable title thereto, and has full right to transfer and sell the mortgage loan to the depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest not specifically set forth in the related mortgage loan schedule and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the mortgage loan pursuant to the terms of the mortgage loan purchase and sale agreement;

•	The mortgage is a valid, subsisting, enforceable and perfected first lien on the mortgaged property (subject, as to enforceability, to bankruptcy and other creditor rights laws), including all improvements on the mortgaged property, subject only to (i) the lien of non-delinquent current real property taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (B) which do not adversely affect the appraised value (as evidenced by an appraisal referred to in such definition) of the mortgaged property; and (iii) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

•	As of the closing date, there is no default, breach, violation or event of acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, and the seller and its affiliates have not waived any default, breach, violation or event permitting acceleration;

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•	No fraud, error, omission, misrepresentation, gross negligence or similar occurrence with respect to the mortgage loan has taken place on the part of the seller or any originator or servicer or the mortgagor or on the part of any other party involved in the origination of the mortgage loan;

•	Each mortgage loan secured by a first priority mortgage, other than any mortgage loan secured by a mortgaged property located in any jurisdiction as to which an opinion of counsel in lieu of title insurance is instead received, is covered by an ALTA lender’s title insurance policy or other form of policy or insurance generally acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the mortgaged property is located;

•	All payments due on each mortgage loan have been made and no mortgage loan was more than 30 days past due more than once in the preceding 12 months and any such delinquency did not exceed one payment;

•	All taxes and government assessments which previously became due and owing have been paid by the borrower, or escrow funds from the borrower have been established to pay any such items;

•	There is no offset, defense, counterclaim to any mortgage note, except as stated in the mortgage loan purchase and sale agreement;

•	Each mortgaged property is undamaged by waste, vandalism, fire, hurricane, earthquake or other casualty adversely affecting the value of the mortgaged property;

•	Each mortgage loan at the time of origination complied in all material respects with applicable state and federal laws including truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the mortgage loan;

•	Each mortgage loan with a loan-to-loan value ratio at origination in excess of 80% is and will be subject to a primary mortgage insurance policy issued by a qualified insurer, which provides coverage in an amount at least equal to that which would be required by Fannie Mae. All provisions of such mortgage insurance policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid;

•	All hazard insurance required under the mortgage loan sale agreement has been obtained and remains in full force and effect;

•	The mortgage note and the related mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws;

•	Each mortgage loan is a “qualified mortgage” within Section 860G(a)(3) of the Code;

•	None of the mortgage loans are high-cost as defined by the applicable local, state and federal predatory and abusive lending laws; and

•	Each mortgage loan at the time it was made complied in all material respects with applicable local, state and federal predatory and abusive lending laws.

The seller may also repurchase a mortgage loan as to which there exists an uncured breach of certain representations and warranties made by the party from which the seller acquired the mortgage loan.

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The servicer or the trustee will promptly notify the relevant seller of any breach of any representation or warranty made or assigned by it in respect of a loan which materially and adversely affects the interests of the securityholders in such loan.  Unless otherwise specified in the prospectus supplement, if such seller cannot cause such breach to be cured within the time period specified in the prospectus supplement following notice from the servicer or the trustee, as the case may be, then such seller or other party named in the prospectus supplement will be obligated to repurchase such loan from the issuing entity at a purchase price equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the loan rate (less any advances or amount payable as related servicing compensation if the seller is the servicer) and may elect to substitute for such loan a replacement loan that satisfies the criteria specified in the prospectus supplement.  This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation made or assigned by a seller.

If an election is being made to treat the issuing entity as a “real estate mortgage investment conduit” or “REMIC,” the servicer, the trustee or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase or substitution and the trustee may require delivery of a satisfactory opinion of counsel that any such substitution will not cause the issuing entity to lose its status as a REMIC or otherwise subject the issuing entity to a prohibited transaction tax.

Neither the depositor nor the servicer will be obligated to purchase or substitute a loan if a seller or other party named in the prospectus supplement defaults on its obligation to do so, and no assurance can be given that sellers or such other parties will carry out their respective repurchase or substitution obligations with respect to loans.

Status of the Mortgage Loans and Related Assets in the Event of Insolvency of the Seller

Each transfer of a mortgage loan to the applicable seller, from the seller to the depositor and from the depositor to the issuing entity, will have been intended to be an absolute and unconditional sale of such mortgage loan.  However, in the event of bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by such insolvent party as a borrowing secured by a pledge of the mortgage loan.  Such an attempt, even if unsuccessful, could result in delays in payments on the securities of the related series.  If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity.  In the case of the bankruptcy or insolvency of the seller, there can be no assurance that the proceeds of such liquidation would be sufficient to repay the securities in full.

DESCRIPTION OF THE SECURITIES

Each series of securities issued in the form of certificates will be issued pursuant to a pooling and servicing agreement among the depositor, a master servicer and the trustee or pursuant to agreements containing comparable provisions, as described in the prospectus supplement.  The loans will be serviced pursuant to one or more servicing agreements assigned to the trustee.  A form of pooling and servicing agreement and servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part.  Each series of securities issued in the form of bonds will be issued pursuant to an indenture between the related issuing entity (formed by a trust agreement) and the entity named in the prospectus supplement as trustee or pursuant to agreements containing comparable provisions, as described in the prospectus supplement, and the related loans will be serviced by the servicer pursuant to a servicing agreement.  A form of indenture, trust agreement and servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part.

As used in this prospectus, “Agreement” means, with respect to a series consisting of certificates, the pooling and servicing agreement and related servicing agreements, and, with respect to a series consisting of bonds, the trust agreement, the indenture and the related servicing agreements or sale and servicing agreements, or, in either case, such other agreements containing comparable provisions as set forth in the prospectus supplement as the context requires.

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The trustee under the pooling and servicing agreement for a series, or, if applicable, the indenture trustee under the indenture and the owner trustee under the trust agreement for a series, will be identified in the applicable prospectus supplement.  References in this prospectus to “trustee” are intended to refer as to any particular series of securities to the pooling and servicing agreement trustee, indenture trustee or owner trustee, as applicable, unless the context requires otherwise.

A series of securities may consist of both bonds and certificates.  The provisions of each Agreement will vary depending upon the nature of the securities to be issued thereunder and the nature of the issuing entity.  The following are descriptions of the material provisions which may appear in each Agreement.  The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the specific Agreements applicable to series of securities.  The sponsor will provide a copy of the Agreements (without exhibits) relating to any series without charge upon written request of a holder of record of a security of such series addressed to the sponsor, One Belvedere Place, Suite 310, Mill Valley, California 94941, Attention: Secretary.

General

Unless otherwise described in the prospectus supplement the securities of each series:

•	will be issued in book-entry or fully registered form, in the authorized denominations specified in the prospectus supplement;

•	will, in the case of certificates, evidence specified beneficial ownership interests in the assets of the issuing entity;

•	will, in the case of bonds, be secured by the assets of the issuing entity; and

•	will not be entitled to payments in respect of the assets included in any other issuing entity established by the depositor.

Unless otherwise specified in the prospectus supplement, the securities will not represent obligations of the depositor or any affiliate of the depositor.  Certain of the loans may be guaranteed or insured as set forth in the prospectus supplement.  Each issuing entity will consist of, to the extent provided in the related Agreement:

•	mortgage loans secured by properties of the types described in this prospectus;

•	amounts held from time to time in the collection account, distribution account or other account established for a series of securities;

•	mortgaged properties that secured a mortgage loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

•	any reserve fund established pursuant to the agreements for a series of securities, if specified in the prospectus supplement;

•	any security insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, interest rate cap agreement, interest rate swap agreement, currency swap agreement or other form of credit enhancement described in this prospectus and specified in the prospectus supplement;

•	any servicing agreements relating to mortgage loans in the issuing entity, to the extent that these agreements are assigned to the trustee;

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•	any primary mortgage insurance policies or limited purpose surety bonds relating to mortgage loans in the issuing entity;

•	investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

•	any other asset, instrument or agreement relating to the issuing entity described in this prospectus and specified in the prospectus supplement.

Each series of securities will be issued in one or more classes.  Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on, and each class of bonds of a series will be secured by, the related issuing entity assets.  A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of such series.  Certain series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described in the prospectus supplement.  One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination thereof.  Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related issuing entity assets, in each case as specified in the prospectus supplement.  The timing and amounts of such distributions may vary among classes or over time as specified in the prospectus supplement.

Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related securities will be made by the trustee or the payment agent on each payment date in proportion to the percentages described in the prospectus supplement.  Payment dates will occur either monthly, quarterly, semi-annually or at other specified intervals and will occur on the dates as are described in the prospectus supplement.  Distributions will be made to the persons in whose names the securities are registered at the close of business on the record date relating to payment date.  Distributions will be made in the manner described in the prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for securityholders; provided, however, that, unless otherwise provided in the prospectus supplement, the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of such final distribution.

The securities will be freely transferable and exchangeable at the corporate trust office of the trustee specified in the prospectus supplement.  No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

The sale or transfer of certain classes of securities to employee benefit plans and retirement arrangements that are subject to the provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), may be restricted.  The prospectus supplement for each series of securities will describe any such restrictions.

As to each series, an election may be made to treat the related issuing entity or designated portions thereof as one or more REMICs as defined in the Code.  The prospectus supplement will specify whether a REMIC election is to be made.  Alternatively, the Agreement for a series of securities may provide that a REMIC election may be made at the discretion of the depositor or the servicer and may only be made if certain conditions are satisfied.  As to any such series, the terms and provisions applicable to the making of a REMIC election will be set forth in the prospectus supplement.  If such an election is made with respect to a series of securities, one of the classes will be designated as evidencing the sole class of residual interests in the REMIC.  All other classes of securities in such a series will constitute regular interests in the REMIC.  As to each series of securities with respect to which a REMIC election is to be made; the servicer, the trustee and/or a holder of the residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations.

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Distributions on Securities

General.  In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to such series.  Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series.  The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related collection account, including any funds transferred from any reserve account.  As between securities of different classes and as between distributions of principal (and, if applicable, between distributions of principal prepayments and scheduled payments of principal) and interest, distributions made on any payment date will be applied as specified in the prospectus supplement.  The prospectus supplement will also describe the method for allocating distributions among securities of a particular class.

Available Funds.  All distributions on the securities of each series on each payment date will be made from the available funds described below, in accordance with the terms described in the prospectus supplement and specified in the Agreement.  Available funds for each payment date will generally equal the amount on deposit in the related Collection Account on such payment date (net of related fees and expenses payable by the related issuing entity) other than amounts to be held therein for distribution on future payment dates.

Distributions of Interest. Interest will accrue on the aggregate principal balance of the securities (or, in the case of securities entitled only to distributions allocable to interest, the aggregate notional amount) of each class of securities (the “class security balance”) entitled to interest from the date, at the pass-through rate or interest rate, as applicable, and for the periods specified in the related prospectus supplement.  The pass-through rate or interest rate applicable to each class of securities will be specified in the related prospectus supplement as either a fixed rate or adjustable rate.  Any interest rate will be a conventional rate of interest on debt and will not be calculated with reference to a commodities or securities index.  Other than with respect to a class of securities that provides for interest that accrues but is not currently payable (“accrual securities”), to the extent funds are available for the payment of interest on a class of securities, interest accrued during each specified period on that class of securities entitled to interest will be distributable on the payment dates specified in the prospectus supplement until the aggregate class security balance of those securities has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the prospectus supplement.  Except in the case of the accrual securities, the original class security balance of each security will equal the aggregate distributions allocable to principal to which such security is entitled.  Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such security.  The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

Interest payable on the securities of a series on a payment date will include all interest accrued during the period specified in the prospectus supplement.  In the event interest accrues over a period ending two or more days prior to a payment date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding such payment date, and the effective yield (at par) to securityholders will be less than the indicated coupon rate.

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With respect to any class of accrual securities, as specified in the prospectus supplement, any interest that has accrued but is not paid on a given payment date may be added to the aggregate class security balance of such class of securities on that payment date and thereafter may itself accrue interest as part of the aggregate class security balance. Distributions of interest on any class of accrual securities will commence only after the occurrence of the events specified in such prospectus supplement. Prior to the occurrence of those specified events, the beneficial ownership interest in the issuing entity or the principal balance, as applicable, of such class of accrual securities, as reflected in the aggregate class security balance of such class of accrual securities, will increase on each payment date by the amount of interest that accrued on that class of accrual securities during the preceding interest accrual period.

Distributions of Principal.  The prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each payment date will be calculated and the manner in which such amount will be allocated among the classes of securities entitled to distributions of principal.  The aggregate class security balance of any class of securities entitled to distributions of principal generally will equal the aggregate original class security balance specified in the related prospectus supplement for that class, reduced by all distributions allocable to principal previously made to the holders of that class of securities and by any allocations of realized losses to that class, and, in the case of accrual securities, increased by all interest accrued but not then distributable on such accrual securities, as specified in the prospectus supplement.  The aggregate class security balance for adjustable rate securities may also be subject to the effects of negative amortization.

If so provided in the prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the principal payments or prepayments made with respect to a payment date in the percentages and under the circumstances or for the periods specified in that prospectus supplement. This allocation of principal payments or prepayments to that class or those classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities issued by the related trust. Increasing the interests of the other classes of securities relative to that of certain securities is intended to preserve the availability of the subordination provided by those other classes of securities.

  Unscheduled Distributions.  If specified in the prospectus supplement, the securities will be subject to receipt of distributions before the next scheduled payment date under the circumstances and in the manner described below and in such prospectus supplement.  If applicable, the trustee will be required to make these unscheduled distributions on the day and in the amount specified in the prospectus supplement if, due to substantial payments of principal (including principal prepayments, redemptions of securities or termination of the issuing entity) on the issuing entity assets, the trustee or the servicer determines that the funds available or anticipated to be available from the collection account and, if applicable, any reserve account, on the next scheduled payment date may be insufficient to make required distributions on the securities on that payment date.  Unless otherwise specified in the prospectus supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next payment date.  Unless otherwise specified in the prospectus supplement, the unscheduled distributions will include interest at the applicable pass-through rate, if any, or interest rate, if any, on the portion of the unscheduled distribution that is allocable to principal for the period and to the date specified in the prospectus supplement.

Categories of Classes of Securities

The securities of any series may be comprised of one or more classes. These classes generally fall into different categories. The following chart identifies and generally defines certain of the more typical categories of security classes. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

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Categories of Classes	Definition

PRINCIPAL TYPES

Accretion Directed	A class that receives principal payments that are funded from collections that would have otherwise funded interest payments on the accreted interest from specified accrual classes. An accretion directed class also may receive principal payments from principal paid on the issuing entity assets.

Component Securities	A class consisting of “components.” The components of a class of component securities may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a class of component securities may be identified as falling into one or more of the categories in this chart.

Notional Amount Securities	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class or PACs	A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the issuing entity assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of securities may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of securities will be narrower than that for the primary planned principal class of such series.

Scheduled Principal Class	A class that is designated to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the issuing entity assets. Theses two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay	Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that receive payments of principal, when amounts are available to make payments of principal, continuously from the first payment date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of securities may be identified as a sequential pay class.

Strip	A class that receives a constant proportion, or “strip,” of the principal payments on the issuing entity assets. The constant proportion of such principal payments may or may not vary for each asset included in the issuing entity and will be calculated in the manner described in the prospectus supplement. These classes may also receive payments of interest.

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Support Class (or companion class)	A class that receives principal payments on any payment date only if scheduled payments have been made on specified planned principal classes, targeted principal classes and/or scheduled principal classes.

Targeted Principal Class	A class that is designated to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the issuing entity assets.

INTEREST TYPES

Accrual	A class that adds accrued interest otherwise distributable on the class to the principal balance of the class on each applicable payment date. The accretion may continue until some specified event has occurred or until the class is retired.

Fixed Rate	A class with a pass-through rate or interest rate that is fixed throughout the life of the class.

Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in that index.

Inverse Floating Rate	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in such index.

Interest Only or IO	A class that receives some or all of the interest payments made on the issuing entity assets and little or no principal. Interest only certificates have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is an amount used as a reference to calculate the amount of interest due on an interest only security but is never actually paid out as principal on the class.

Partial Accrual	A class that adds a portion of the amount of accrued interest thereon to the principal balance of the class on each applicable payment date, with the remainder of the accrued interest to be distributed currently as interest on the class on each applicable payment date. The accretion of designated amounts of the interest may continue until a specified event has occurred or until the class is retired.

Principal Only or PO	A class that does not bear interest and is entitled to receive only distributions in respect of principal.

Variable Rate	A class with a pass-through rate of interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the loan rates borne by the loans in the issuing entity).

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Subordinate Securities.  A series of securities may include one or more classes of subordinate securities that provide some or all of the credit enhancement for the senior securities in the series.  The rights of holders of some classes of securities (the “subordinate securities”) to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the “senior securities”) but only to the extent described in the prospectus supplement.  If the mortgage loans are divided into separate asset groups, evidenced by separate classes, credit enhancement may be provided by a cross-support feature.  This feature requires in general that distributions be made to senior securities prior to making distributions on subordinate securities backed by assets in another asset group within the issuing entity.  Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each a “rating agency”), subordinate securities will not be offered by this prospectus or the prospectus supplement.  See “CREDIT ENHANCEMENT — Subordination” in this prospectus.

Compensating Interest

Payments may be received on loans in the issuing entity which represent either a principal prepayment in full or a principal payment which is in excess of the scheduled monthly payment and which is not intended to cure a delinquency.  If specified in the prospectus supplement, the servicer will be required to remit to the trustee with respect to each of these types of payments during any due period an amount equal to either (1) the excess, if any, of (a) 30 days’ interest on the principal balance of the related loan at the loan rate net of the per annum rate at which the servicer’s servicing fee accrues, over (b) the amount of interest actually received on the loan during the related due period, net of the servicer’s servicing fee or (2) such other amount as described in the prospectus supplement.  This amount remitted to the trustee by the servicer will be limited to amounts otherwise payable to the servicer as servicing compensation.

 Reports to Securityholders

Prior to or concurrently with each distribution on a payment date, the servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to such series of securities, among other things:

•	any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period;

•	the amount of cashflows received and the sources thereof for distributions, fees and expenses;

•	the amount of fees and expenses accrued and paid, the purpose of such fees and expenses and the identification of each payee, including the amount of fees paid to the trustee, the custodian, the master servicer, the securities administrator, the servicers and subservicers for such distribution date;

•	the amount of payments accrued and paid with respect to credit enhancement or other support for the related transaction, including, insurance premiums and payments to swap or cap providers, the purpose of such payments and the identification of each payee;

•	the amount of the distribution with respect to each class of securities;

•	the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments or other unscheduled recoveries of principal included in such amount;

•	the amount of such distributions allocable to interest;

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•	the class principal balance of each class of securities (other than interest-only securities) as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

•	the class notional balance of each class of interest only securities as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

•	if applicable, a statement that interest payable on one or more classes of securities on such distribution date represents interest accrued on those classes at a rate equal to the applicable available funds cap, net weighted average cap or other limitation;

•	the amount, terms and general purpose of any Advances for such distribution date, including the general use of funds advanced and the general source of funds for reimbursements, and the amount of any outstanding Advances remaining after such distribution date;

•	the purchase price deposited into the collection account with respect to any mortgage loan;

•	the total number of mortgage loans and the aggregate principal balances thereof, together with the number and aggregate principal balances of mortgage loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

•	the number and aggregate principal balance of mortgage loans in foreclosure proceedings (and whether any such mortgage loans are also included in any of the statistics described in the preceding clause);

•	the pool balance as of such distribution;

•	any applied loss amount for any class of securities;

•	the amount of any basis risk shortfall with respect to any class of securities;

•	the amount of excess cash flow or excess spread and the disposition of such excess cash flow or excess spread;

•	the overcollateralization amount for such distribution date;

•	the amount of any shortfalls in distributions of interest with respect to each class of securities on such distribution date and the cumulative amount of any unreimbursed shortfalls in distributions of interest from prior distribution dates;

•	any amounts drawn on any credit enhancement or other support, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable;

•	delinquency and loss information for the distribution period with respect to the mortgage loans in the pool;

•	the number of properties and the unpaid principal balance with respect to each property relating to defaulted mortgage loans in the issuing entity;

•	the beginning and ending balances of the distribution account, reserve account or other transaction account and any material account activity during the related period;

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•	any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

•	information with respect to material breaches of pool asset representations or warranties or transaction covenants;

•	information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

•	information regarding any changes to the mortgage loans in the pool, including any additions or removals in connection with a pre-funding period, repurchases or substitutions;

•	the amounts on deposit in any pre-funding account;

•	information regarding any material changes in the solicitation, credit granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select additional mortgage loans acquired during a pre-funding period or in connection with a substitution; and

•	such other information as is required under the applicable Agreement.

In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish a report to each person that was a holder of record of any class of securities at any time during such calendar year.  This report will include information as to the aggregate of amounts reported pursuant to the first three clauses above for such calendar year or, in the event such person was a holder of record of a class of securities during a portion of such calendar year, for the applicable portion of such year.

The trustee may, at its option, distribute or cause to be distributed monthly statements to securityholders by first class mail or by making such statement available via an internet website.  In the event that an internet website is used, securityholders will be entitled to receive paper copies of monthly statements by mail if they so request.

Optional Termination

If specified in the prospectus supplement for a series of securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the mortgage loans of the issuing entity, or cause an early termination of the issuing entity by purchasing all of the mortgage loans from the issuing entity or directing the sale of the mortgage loans.  This termination may occur on a date on or after the date on which either (1) the total principal balance of the mortgage loans is less than a specified percentage of the initial total principal balance, or (2) the total principal balance of the securities (or of certain classes in a series) is less than a specified percentage of their initial total principal balance, or on or after another date, as described in the prospectus supplement.  If specified in the prospectus supplement, the trustee or other specified party will, either upon direction of a specified party or parties or upon the occurrence of a specified date or event, solicit bids for purchase of the assets of the issuing entity.  This bid process may be subject to a minimum bid price.

The optional termination described in this section will be in addition to terminations that may result from other events, such as events of default described elsewhere herein.

Optional Purchase of Securities

The prospectus supplement for a series of securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity (including holders of another class of securities), at specified times and purchase prices, and under particular circumstances.  Notice of any purchase must be given by the trustee or other specified party prior to the optional purchase date, as specified in the prospectus supplement.

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Other Purchases or Redemption

If specified in the prospectus supplement for a series, any class of securities in the series may be subject to redemption, in whole or in part, at the option of the issuing entity, or to mandatory purchase by the depositor, the servicer or master servicer, or another designated entity at specified times, and under particular circumstances, set forth in the prospectus supplement (but in no event at the request or discretion of the holders of that class).  The redemption price will be equal to the outstanding principal of the securities together with accrued interest thereon.  The other terms and conditions of any redemption or mandatory purchase with respect to a class of securities will be described in the prospectus supplement.

The depositor may also have the option to obtain for any series of securities one or more guarantees from a company or companies acceptable to the rating agencies.  As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of securities:

•	call protection for any class of securities of a series;

•	a guarantee of a certain prepayment rate of some or all of the mortgage loans underlying the series; or

•	certain other guarantees described in the prospectus supplement.

Book-Entry Registration of Securities

As described in the prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities.  Persons acquiring beneficial ownership interests in the securities, or “beneficial owners,” will hold their securities through DTC in the United States, or Clearstream Banking, societe anonyme (formerly Cedelbank), commonly known as Clearstream, Luxembourg, or the Euroclear system, in Europe.  Clearstream, Luxembourg and Euroclear will hold omnibus positions for Clearstream, Luxembourg participants and Euroclear participants, respectively, through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries.  The depositaries will hold these positions in customers’ collection accounts in the depositaries names on DTC’s books.  The prospectus supplement will state if the securities will be in physical rather than book-entry form.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code and a clearing agency registered under Section l7A of the Securities Exchange Act.  DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates.  DTC’s participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations.  Indirect access to the DTC system also is available to indirect participants such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

Transfers between DTC participants will occur according to DTC rules.  Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur according to their applicable rules and operating procedures.

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Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of the relevant European international clearing system by its depositary; however, those cross-market transactions will require the counterparty to deliver instructions to the relevant European international clearing system according to the counterparty rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC, Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day.  Cash received in Clearstream, Luxembourg or Euroclear resulting from sales or securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Clearstream, Luxembourg was incorporated in 1970 as Cedel S.A., a company with limited liability under Luxembourg law (a societe anonyme).  Cedel S.A. subsequently changed its name to Cedelbank.  On January 10, 2000, Cedelbank’s parent company, Cedel International, societe anonyme, merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG.

Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates.  Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including U.S. dollars. Clearstream, Luxembourg provides, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships.  Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier which supervises Luxembourg banks.  Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations.  Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks.  Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States.  Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.  Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be sealed in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

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The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System.  As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law.  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Under a book-entry format, securityholders that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities registered in the name of Cede, as nominee of DTC, may do so only through participants and indirect participants.  In addition, these securityholders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants.  Securityholders may receive payments after the payment date because DTC will forward these payments to its participants, which thereafter will be required to forward these payments to indirect participants or securityholders.  Unless and until physical securities are issued, it is anticipated that the only securityholder will be Cede, as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as securityholders under the Agreements.  Securityholders which are not DTC participants will only be permitted to exercise their rights under the Agreements through DTC or through its participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among its participants and is required to receive and transmit payments of principal of and interest on the securities.  DTC’s participants and indirect participants are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders.  Accordingly, although securityholders will not possess physical securities, the rules provide a mechanism by which securityholders will receive distributions and will be able to transfer their interests.

Unless and until physical securities are issued, securityholders who are not DTC participants may transfer ownership of securities only through DTC participants by instructing those participants to transfer securities, through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants.  Under DTC’s rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited.  Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and some banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the securities may be limited due to the lack of a physical certificate for the securities.

DTC advises that it will take any action permitted to be taken by a securityholder under the Agreements only at the direction of one or more of its participants to whose account the securities are credited.  Additionally, DTC advises that it will take actions only at the direction of and on behalf of its participants whose holdings include current principal amounts of outstanding securities that satisfy the minimum percentage established in the Agreements.  DTC may take conflicting actions if directed by its participants.

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Any securities initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee only under the events specified in the Agreements and described in the prospectus supplement.  Upon the occurrence of any of the events specified in this prospectus or in the Agreements and the prospectus supplement, DTC will be required to notify its participants of the availability through DTC of physical certificates.  Upon surrender by DTC of the securities and receipt of instruction for re-registration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of the physical certificates as securityholders.  Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures set forth in the Agreements.  The final distribution of any security whether physical certificates or securities registered in the name of Cede, however, will be made only upon presentation and surrender of the securities on the final payment date at the office or agency specified in the notice of final payment to securityholders.

None of the depositor, the servicer, any finance subsidiary, or the trustee will have any liability for any actions taken by DTC or its nominee or Cedel or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of the securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the securities.

CREDIT ENHANCEMENT

General

Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related issuing entity assets and will be described in the prospectus supplement for such series of securities.  Credit enhancement may be in the form of:

•	the subordination of one or more classes of the securities of such series;

•	a limited financial guaranty policy issued by an entity named in the prospectus supplement;

•	the establishment of one or more reserve accounts;

•	the use of a cross-collateralization feature;

•	use of a mortgage pool insurance policy;

•	excess spread;

•	overcollateralization;

•	letter of credit or demand note;

•	guaranteed investment contract;

•	primary mortgage insurance;

•	other pledged assets;

•	corporate guarantees;

•	surety bond;

•	special hazard insurance policy;

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•	bankruptcy bond;

•	derivatives; and

•	any combination of the foregoing.

Unless otherwise specified in the prospectus supplement, credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on the securities.  If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

If specified in the prospectus supplement, the coverage provided by one or more of the forms of credit enhancement described in this prospectus may apply concurrently to two or more separate issuing entities.  If applicable, the prospectus supplement will identify the issuing entities to which such credit enhancement relates and the manner of determining the amount of coverage provided to those issuing entities by the credit enhancement and of the application of that coverage to the related issuing entities.

Subordination

If specified in the prospectus supplement, protection afforded to holders of one or more classes of securities of a series may be made by means of a subordination feature.  This protection may be accomplished by providing a preferential right to holders of senior securities in a series to receive distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of subordinate securities in that series, under the circumstances and to the extent specified in the prospectus supplement.  Subordination protection may also be afforded to the holders of senior securities by reducing the ownership interest (if applicable) of the related subordinate securities, which protection may or may not be in conjunction with the protection described in the immediately preceding sentence.  Finally, protection may be afforded to the holders of senior securities by application of a subordination feature in another manner as described in the prospectus supplement.

If a subordination feature is present with respect to a given series, delays in receipt of scheduled payments on the loans and losses on defaulted loans may be borne first by the various classes of subordinate securities and only thereafter by the various classes of senior securities, in each case under the circumstances and subject to the limitations specified in the prospectus supplement.  The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinate securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinate securityholders that will be distributable to senior securityholders on any payment date all may be limited as specified in the prospectus supplement.  If aggregate distributions in respect of delinquent payments on the loans or aggregate losses in respect of the related loans were to exceed the amount specified in the prospectus supplement, then holders of senior securities would experience losses.

As specified in the prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinate securities on any payment date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities.  The prospectus supplement will describe whether deposits are made into a reserve account on each payment date, only during specified periods, only until the balance in the related reserve account has reached a specified amount, only to replenish amounts in the related reserve account following payments from the reserve account to holders of senior securities or otherwise.  Amounts on deposit in a reserve account may be released to the holders of certain classes of securities at the times and under the circumstances specified in the prospectus supplement.

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If specified in the prospectus supplement, various classes of senior securities and subordinate securities may themselves be subordinate in their right to receive certain distributions to other classes of senior and subordinate securities, respectively, through a cross-collateralization mechanism or otherwise.  As between classes of senior securities and as between classes of subordinate securities, distributions may be allocated among the classes:

•	in the order of their scheduled final payment dates;

•	in accordance with a schedule or formula;

•	in relation to the occurrence of events; or

•	otherwise, as specified in the prospectus supplement.

As between classes of subordinate securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the prospectus supplement.

Derivative Instruments

The issuing entity may include one or more derivative instruments for credit enhancement purposes, as described in this section.  Derivative instruments included in any issuing entity will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool.  Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options and (3) market value swaps.

For a further description of these derivative instruments, see “Derivatives” below.

Insurance Policies, Surety Bonds and Guaranties

If provided in the prospectus supplement, deficiencies in amounts otherwise payable on the securities or certain classes of securities will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties.  These instruments may cover, with respect to one or more classes of securities, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the prospectus supplement.  In addition, if specified in the prospectus supplement, an issuing entity may also include a bankruptcy bond, a special hazard insurance policy or other insurance or guaranties for the purpose of:

•	maintaining timely payments or providing additional protection against losses on the assets included in such issuing entity;

•	paying administrative expenses; or

•	establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

These arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the prospectus supplement.

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Special Hazard Insurance Policies

If so specified in the applicable prospectus supplement, a separate special hazard insurance policy will be obtained for the related issuing entity from the insurer named in the prospectus supplement.  The special hazard insurance policy, subject to the limitations described in the applicable prospectus supplement, will protect against loss by reason of damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located.  The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

Cross Support

If specified in the prospectus supplement, separate groups of assets included in an issuing entity may be evidenced by or secure only specified classes of the related series of securities.  If this is the case, credit support may be provided by a cross support feature.  This cross support feature would require that cashflow received with respect to a particular group of assets first be distributed as payments on the class of securities specifically related to those assets, but after the necessary payments with respect to that class were made, remaining cashflow from those assets would be available to make payments on one or more other classes issued by the same issuing entity.  The prospectus supplement for a series of securities which includes a cross support feature will describe the manner and conditions for applying this cross support feature.

Reserve Accounts

If specified in the prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the related trustee, in trust, of one or more reserve accounts for the series. The prospectus supplement will specify whether or not any reserve accounts so established will be included in the issuing entity for such series.

Amounts to be deposited in the reserve account for a series will be specified in the prospectus supplement and will be funded by:

•	the retention by the servicer of certain payments on the mortgage loans;

•	the deposit with the trustee, in escrow, by the depositor of a pool of mortgage loans or other assets with the total principal balance, as of the related cut-off date, set forth in the related prospectus supplement;

•	an initial deposit;

•	any combination of the foregoing; or

•	some other manner as specified in the related prospectus supplement.

Any amounts on deposit in the reserve account and the proceeds of any other instrument deposited therein upon maturity will be held in cash or will be invested in investments consisting of United States government securities and other high-quality investments acceptable to the related rating agencies as being consistent with the ratings of the securities. See THE AGREEMENTS—Servicing Provisions—Investment of Funds.” Any instrument deposited in a reserve account will name the trustee, in its capacity as trustee for securityholders, or such other entity as is specified in the prospectus supplement, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the prospectus supplement.

Any amounts on deposit in the reserve accounts and payments on instruments deposited therein will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the prospectus supplement.

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Pool Insurance Policies

If specified in the prospectus supplement, a separate pool insurance policy will be obtained for the pool and issued by the credit enhancer named in the prospectus supplement.  Each pool insurance policy will, subject to the limitations described below, cover loss by reason of default in payment on loans in the pool in an amount equal to a percentage specified in the prospectus supplement of the aggregate principal balance of those loans on the cut-off date.  As more fully described below, the servicer will present claims under the pool insurance policy to the credit enhancer on behalf of itself, the trustee and the holders of the securities of the related series.  The pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted loans and only upon satisfaction of certain conditions precedent described below.  The pool insurance policies generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy.

The pool insurance policies generally will provide that no claims may be validly presented unless:

•	any required primary mortgage insurance policy is in effect for the defaulted loan and a claim thereunder has been submitted and settled;

•	hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

•	if there has been physical loss or damage to the property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and

•	the insured has acquired good and merchantable title to the property free and clear of liens except certain permitted encumbrances.

Upon satisfaction of these conditions, the credit enhancer will have the option either:

•	to purchase the property securing the defaulted loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the loan rate to the date of such purchase and certain expenses incurred by the servicer on behalf of the trustee and securityholders, net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy; or

•	to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, net of certain amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the servicer will not be required to expend its own funds to restore the damaged property unless it determines that (a) such a restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the servicer for its expenses and (b) those expenses it incurs will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

Like many primary insurance policies, the pool insurance policies may not insure against loss sustained by reason of default arising from, among other things:

•	fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan;

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•	failure to construct a property in accordance with plans and specifications; or

•	losses arising from special hazards, such as earthquakes, floods, mudslides or vandalism.

A failure of coverage attributable to one of these events might result in a breach of the related representations regarding the loan and might give rise to an obligation on the part of the seller or other entity to repurchase the defaulted loan if it is unable to cure the breach.  Many primary mortgage policies do not cover, and no pool insurance policy will cover, a claim in respect of a defaulted loan if the servicer of the loan was not approved by the applicable insurer either at the time of default or thereafter.

The amount of coverage available under each pool insurance policy generally will be reduced over the life of the related securities by the positive difference, if any, between the aggregate dollar amount of claims paid under the pool insurance policy minus the aggregate of the net amounts realized by the credit enhancer upon disposition of the related foreclosed properties. The amount of claims paid will include certain expenses incurred by the servicer as well as accrued interest on delinquent loans to the date of payment of the claim or another date set forth in the prospectus supplement. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

Bankruptcy Bonds

In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish the value of the related mortgaged property or cooperative dwelling at an amount less than the then outstanding principal balance of the related mortgage loan.  The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or cooperative dwelling by the bankruptcy court.  In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding.  If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the mortgage loans in a pool will be covered under a borrower bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the securities of a series by the related rating agencies.  Any borrower bankruptcy bond will provide for coverage in an amount acceptable to the related rating agency, which will be set forth in the related prospectus supplement.  Subject to the terms of the bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal balance of that mortgage loan plus accrued and unpaid interest thereon.  The coverage of the bankruptcy bond with respect to a series of securities may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the securities of that series by the related rating agency.

 Overcollateralization

Overcollateralization exists when the principal balance of the loans supporting a class or classes of securities exceeds the principal balance of the class or classes of securities themselves.  If provided for in the prospectus supplement, a portion of the interest payment received on the loans during a due period may be paid to the securityholders on the related payment date as an additional distribution of principal on a certain class or classes of securities.  This payment of interest as principal would accelerate the rate of payment of principal on the class or classes of securities relative to the principal balance of the loans in the related issuing entity and thereby create or increase overcollateralization.

Letter of Credit or Demand Note

If so specified in the prospectus supplement, a letter of credit or demand note may be obtained as credit enhancement for the offered securities.  Letters of credit differ from demand notes primarily in form only.  A letter of credit is generally in the form of a letter from a financial institution addressed to the issuing entity setting forth the terms on which draws may be made thereunder.  A demand note generally is in the form of a promissory note issued by a financial institution in favor of the issuing entity which contains the terms under which draws may be made thereunder.

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The letter of credit or demand note, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the prospectus supplement.  Under the letter of credit or demand note, the issuing bank will be obligated to honor drawings thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities.  If specified in the prospectus supplement, the letter of credit or demand note may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of certain provisions of the federal Bankruptcy Code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan.  The amount available under the letter of credit or demand note will, in all cases, be reduced to the extent of the unreimbursed payments thereunder.  The obligations of the issuing bank under the letter of credit or demand note for each series of securities will expire at the earlier of the date specified in the prospectus supplement or the termination of the issuing entity.

Prospective purchasers of securities of a series with respect to which credit enhancement is provided by a letter of credit or demand note must look to the credit of the issuing bank or financial institution, to the extent of its obligations under the letter of credit or demand note, in the event of default by obligors on the assets in the issuing entity.  If the amount available under the letter of credit or demand note is exhausted, or the issuing bank or financial institution becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the securityholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by obligors, including losses not covered by insurance or other credit enhancement, and must look primarily to the value of the properties securing defaulted mortgage loans for recovery of the outstanding principal and unpaid interest.

DERIVATIVES

If specified in the related prospectus supplement, the issuing entity may include one or more derivative instruments for credit enhancement purposes, as described in this section.  Derivative instruments included in any issuing entity will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool.  Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options, and (3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the issuing entity or to a class of offered securities, as described below.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another.  No principal amount is exchanged between the counterparties to an interest rate swap.  In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates.  Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).  An interest rate cap, collar or floor is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in the agreement, generally in exchange for a fixed amount paid to the counterparty at the time the agreement is entered into.  A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above.  The counterparty under a floor agreement may be an affiliate of the depositor.

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The trustee on behalf of an issuing entity may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support.  Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of securities of any series.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities), the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

Derivative contracts will generally be documented based upon the standard forms provided by ISDA.  These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.  The terms of any derivatives and information regarding the counterparties will be set forth in the prospectus supplement.

There can be no assurance that the issuing entity will be able to enter into derivatives at any specific time or at prices or on other terms that are advantageous.  In addition, although the terms of the derivatives may provide for termination under various circumstances, there can be no assurance that the issuing entity will be able to terminate a derivative when it would be economically advantageous to the issuing entity to do so.

YIELD AND PREPAYMENT CONSIDERATIONS

Yield

The yield to maturity of a security will depend on the price paid by the holder of the security, the interest rate if the security is entitled to payments of interest, the rate and timing of principal, payments on the related mortgage loans, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance or notional balance of the security, among other factors.

In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase.  This is particularly true for interest-only securities.  In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than assumed.  This is particularly true for principal-only securities.  The effect of principal prepayments, liquidations and purchases of mortgage loans on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest.  In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans.  In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates.  In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment.  In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a interest rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

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A class of securities may be entitled to payments of interest at a fixed, variable or adjustable interest rate, or any combination of interest rates, each as specified in the accompanying prospectus supplement, or may not be entitled to payments of interest at all.  A variable interest rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date.  An adjustable interest rate may be calculated by reference to an index or otherwise.

The total payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional balance of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans.  The yields on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of mortgage loans in the event of breaches of representations made for the loans by the seller and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.  The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans.  Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards.  An issuing entity may include mortgage loans that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent.  The rate of default on delinquent mortgage loans or mortgage loans with a recent history of delinquency, including re-performing loans, is likely to be higher than the rate of default on loans that have a current payment status.

The rate of defaults and the severity of losses on mortgage loans with document deficiencies may be higher than for mortgage loans with no documentation deficiencies.  To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

The risk of loss may also be greater on mortgage loans with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies.  The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the master servicer, the servicer or any of their affiliates as described in this prospectus under “THE AGREEMENTS,” in connection with a mortgage loan that is in default, or if a default is reasonably foreseeable.

In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

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For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination.  Under the applicable underwriting standards, the borrower under each of the loans may be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate.  The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate.  In addition, the periodic increase in the amount paid by the borrower of a buydown loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

For any loan secured by a junior lien on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower’s circumstances.

The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure.  Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property.  Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs.  For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan.  In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

Similarly, a borrower of a balloon loan will be required to pay the balloon amount at maturity.  Those loans pose a greater risk of default than fully amortizing loans, because the borrower’s ability to make such a substantial payment at maturity will in most cases depend on the borrower’s ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower’s personal economic circumstances, the borrower’s equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions.  None of the depositor, any seller or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

The loans rates on adjustable-rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently.  Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment.  As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest that will be added to their principal balance and will bear interest at the applicable loan rate.

If stated in the accompanying prospectus supplement, an issuing entity may contain GPM loans or buydown loans that have monthly payments that increase during the first few years following origination.  Borrowers may be qualified for those loans on the basis of the initial monthly payment.  To the extent that the related borrower’s income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

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If credit enhancement for a series of securities is provided by a letter of credit, demand note, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security.  In the event of a default under the terms of a letter of credit, demand note, insurance policy or bond, any realized losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor’s anticipated yield to maturity.

The accompanying prospectus supplement may describe other factors concerning the mortgage loans underlying a series of securities or the structure of that series that will affect the yield on the securities.

No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination.  If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Generally, when a full prepayment is made on a mortgage loan, the borrower under the mortgage loan is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate by 365.  Full prepayments will reduce the amount of interest paid by the related borrower or borrower because interest on the principal balance of any mortgage loan so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the related servicer will be required to pay from its own funds the portion of any interest at the related mortgage rate, in each case less the servicing fee rate, that is not so received, up to a maximum amount equal to the servicer’s servicing fee.  Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made.  To the extent not covered by the servicer, prepayments will reduce the yield to maturity of the securities.  See “— Maturity and Prepayment” below.

Maturity and Prepayment

The original terms to maturity of the loans in a given issuing entity will vary depending on the types of loans included in that issuing entity.  The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related issuing entity.  The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

Prepayments on loans are commonly measured relative to a prepayment standard or model.  The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal balance of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model.  There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

The following is a list of some of the factors that may affect prepayment experience:

•	homeowner mobility;

•	economic conditions;

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•	changes in borrowers’ housing needs;

•	job transfers;

•	unemployment;

•	borrowers’ equity in the properties securing the mortgages;

•	servicing decisions;

•	enforceability of due-on-sale clauses;

•	mortgage market interest rates;

•	mortgage recording taxes;

•	solicitations and the availability of mortgage funds; and

•	the obtaining of secondary financing by the borrower.

All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities.  The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years.  In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans.  Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty.  The requirement to pay a prepayment fee or penalty may, to the extent that the prepayment penalty is enforceable under applicable law, discourage some borrowers from prepaying their mortgage loans.  The servicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement.  However, some states’ laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges.  As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

The inclusion in an issuing entity of mortgage loans with a negative amortization feature may affect the yields on the securities of the related series, because the amount of the borrower’s monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the amount of interest collections for any particular distribution date. The negative amortization feature could result in periodic increases in the principal balances of the related mortgage loans. Those mortgage loans may experience a higher rate of delinquency and default and a greater severity of loss than mortgage loans without this feature.

The addition of any deferred interest to the principal balance of any related class of securities may lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

Mortgage loans with fixed interest rates generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property.  In most cases, the servicer may permit proposed assumptions of mortgage loans where the proposed buyer meets the underwriting standards applicable to that mortgage loan.  This assumption would have the effect of extending the average life of the mortgage loan.

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An adjustable-rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable-rate mortgage loan would not be impaired by the assumption.  The extent to which adjustable-rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities.

The terms of the agreements for a specific series generally will require the related servicer or special servicer, if applicable, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or cooperative dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.  See “THE AGREEMENTS—Servicing Provisions—Due-on-Sale Clauses; Assumptions” and “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS” in this prospectus for a description of certain provisions of the agreements and certain legal developments that may affect the prepayment experience on the related mortgage loans.

At the request of the related borrowers, the servicer may refinance the mortgage loans in any pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property.  Upon any refinancing, the new loans will not be included in the related pool and a prepayment of the affected mortgage loan will occur.  A borrower may be legally entitled to require the servicer to allow a refinancing.  Any such repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices.  If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans which adjust in accordance with other indices.

If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related issuing entity under the conditions stated in the related prospectus supplement.  For any series of securities for which the depositor has elected to treat the issuing entity as a REMIC (as defined herein), any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code (as defined herein) so as to constitute a “qualifying liquidation” thereunder.  In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related issuing entity.  The sellers will also have certain repurchase obligations or options, as more fully described in this prospectus.

THE AGREEMENTS

Set forth below is a description of the material provisions of the Agreements which are not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Agreement. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements. As specified in the related prospectus supplement, certain of the rights of securityholders described below may be exercised by the credit enhancer for the related series of securities without the consent of the securityholders and certain rights of securityholders may not be exercised without the written consent of the credit enhancer.

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Assignment of the Issuing Entity Assets

Assignment of the Loans.  At the time of issuance of the securities, the applicable seller or sellers will convey the mortgage loans to the depositor and the depositor will cause the loans to be assigned or pledged to the trustee for the benefit of the securityholders, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to such loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any amounts specified in the prospectus supplement.  Concurrently with this sale, the trustee will deliver the securities to the depositor in exchange for the loans.  Each loan will be identified in a schedule appearing as an exhibit to the related Agreement.  Such schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan rate or annual percentage rate, the maturity of the loan, the loan-to-value ratios, combined loan-to-value ratios or effective loan-to-value ratios, as applicable, at origination and certain other information.

Unless otherwise specified in the prospectus supplement, the related Agreement will require that, within the time period specified therein, the depositor will also deliver or cause to be delivered to the trustee or, if so indicated in the prospectus supplement, a separate custodian appointed by the trustee pursuant to a custodial agreement, as to each mortgage loan, among other things:

•	the mortgage note endorsed without recourse in blank or to the order of the trustee;

•	the mortgage, deed of trust or similar instrument with evidence of recording indicated thereon, except that in the case of any mortgage not returned form the public recording office, the depositor will deliver or cause to be delivered a copy of such mortgage together with a certificate that the original of the mortgage was delivered to such recording office;

•	an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

•	all other security documents, including those relating to any senior interests in the property, that are specified in the prospectus supplement or the related Agreement.

Unless otherwise specified in the applicable prospectus supplement, the depositor will cause to be delivered to the trustee, its agent or custodian, with respect to any cooperative loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers.  A financing statement will be filed in the appropriate office evidencing the trustee’s security interest in each cooperative loan.

If specified in the prospectus supplement, the depositor will promptly cause the assignments of the loans to be recorded in the appropriate public office for real property records.  If specified in the prospectus supplement, some or all of the loan documents may not be delivered to the trustee until after the occurrence of certain events specified in the prospectus supplement.

In lieu of delivering the mortgage or deed of trust and an assignment of the mortgage to the trustee, for any loans registered on the MERS® System the depositor will cause the trustee to be recorded as the beneficial owner of the loans pursuant to the MERS rules for electronically tracking changes in ownership rights.

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The trustee or the appointed custodian will review the loan documents within the time period specified in the prospectus supplement after receipt thereof to ascertain that all required documents have been properly executed and received, and the trustee will hold the loan documents in trust for the benefit of the related securityholders. Unless otherwise specified in the prospectus supplement, if any loan document is found to be missing or defective in any material respect, the trustee or the custodian, as appropriate, will notify the servicer and the depositor, and the servicer will notify the related seller. If the related seller or other specified party cannot cure the omission or defect within the time period specified in the prospectus supplement after receipt of notice from the servicer and, if specified in the prospectus supplement, such defect also constitutes a breach of a representation and warranty, the seller or other party will be obligated to either purchase the related loan from the issuing entity at the purchase price or, if so specified in the prospectus supplement, remove such loan from the issuing entity and substitute in its place one or more other loans that meets certain requirements as set forth in the prospectus supplement. There can be no assurance that a seller will fulfill this purchase or substitution obligation. Unless otherwise specified in the prospectus supplement, this obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a loan document.

Notwithstanding the foregoing provisions, with respect to an issuing entity for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

No Recourse to Sellers, Depositor or Servicer. As described above under “—Assignment of the Loans,” the depositor will cause the loans comprising the issuing entity to be assigned or pledged to the trustee, without recourse. However, each seller or other party named in the related prospectus supplement will be obligated to repurchase or substitute for any loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the loans as described in this prospectus under “Assignment of the Loans” and “LOAN PROGRAM—Representations by Sellers; Repurchases.” These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any such representation or warranty or failure to deliver a constituent document.

Servicing Provisions

The Master Servicer. A master servicer may be named in the related prospectus supplement to act under any Agreement. The entity acting as master servicer under any Agreement may be an affiliate of the depositor, the trustee, the servicer and any of their respective affiliates. If the related prospectus supplement does not name a master servicer, references in this prospectus to master servicer may relate to obligations that will be required to be performed by the servicer or the trustee.

Payments on Loans; Deposits to Collection Account. The servicer will establish and maintain or cause to be established and maintained with respect to the each issuing entity a separate account or accounts for the collection of payments on the assets in the issuing entity (the “collection account”).  The prospectus supplement may provide for other requirements for the collection account, but if it does not, then the collection account must be either:

•	maintained with a depository institution the short-term debt obligations of which (or, in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of such holding company) are rated in one of the two highest short-term rating categories by the rating agency that rated one or more classes of the related series of securities;

•	an account or accounts the deposits in which are fully insured by the FDIC;

•	an account or accounts the deposits in which are insured by the FDIC to the limits established by the FDIC and the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, securityholders have a claim with respect to the funds in such account or accounts, or a perfected first-priority security interest against any collateral securing those funds, that is superior to the claims of any other depositors or general creditors of the depository institution with which such account or accounts are maintained; or

•	an account or accounts otherwise acceptable to the rating agency.

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The collateral eligible to secure amounts in the collection account is limited to eligible investments.  See “—Investment of Funds” below.  A collection account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding payment date in eligible investments.  The servicer, the trustee or any other entity described in the prospectus supplement may be entitled to receive interest or other income earned on funds in the collection account as additional compensation and will be obligated to deposit in the collection account the amount of any loss when realized.  The collection account may be maintained with the servicer or with a depository institution that is an affiliate of the servicer, provided it meets the standards set forth above.

The servicer or trustee will deposit or cause to be deposited in the collection account for each issuing entity, to the extent applicable and unless otherwise specified in the prospectus supplement and provided in the related Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than certain payments due on or before the cut-off date and any excluded amounts):

•	all payments on account of principal and interest (which may be net of the applicable servicing compensation), including principal prepayments and, if specified in the prospectus supplement, any applicable prepayment penalties, on the loans;

•	all net insurance proceeds, less any incurred and unreimbursed advances made by the servicer, of the hazard insurance policies and any primary mortgage insurance policies, to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the services normal servicing procedures;

•	all proceeds received in connection with the liquidation of defaulted loans, less any expenses of liquidation and any unreimbursed advances made by the servicer with respect to the liquidated loans;

•	any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

•	all advances as described in this prospectus under “DESCRIPTION OF THE SECURITIES—Advances”;

•	all proceeds of any loan or property in respect thereof repurchased by any seller as described under “LOAN PROGRAM—Representations by Sellers; Repurchases” or “—Assignment of Issuing Entity Assets” above and all proceeds of any loan repurchased in connection with termination of the issuing entity;

•	all payments required to be deposited in the collection account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance” below;

•	any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the collection account and, to the extent specified in the prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

•	all other amounts required to be deposited in the collection account pursuant to the related Agreement.

The servicer or the depositor, as applicable, may from time to time direct the institution that maintains the collection account to withdraw funds from the collection account for the following purposes:

•	to transfer funds to an account created by the trustee for distribution of payments due on the securities and other purposes set forth in the prospectus supplement (the “distribution account”);

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•	to pay to the servicer the servicing fees described in the prospectus supplement and, as additional servicing compensation, earnings on or investment income with respect to funds in the collection account credited thereto;

•	to reimburse the servicer for advances made with respect to a loan, but only from amounts received that represent late payments of principal on, late payments of interest on, insurance proceeds received with respect to or liquidation proceeds received with respect to the same loan;

•	to reimburse the servicer for any advances previously made which the servicer has determined to be nonrecoverable;

•	to reimburse the servicer from insurance proceeds for expenses incurred by the servicer and covered by insurance policies;

•	to reimburse the servicer for unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which the original advances were made;

•	to pay to the servicer, with respect to each loan or property acquired in respect thereof that has been purchased by the servicer pursuant to the Agreement, all amounts received thereon and not taken into account in determining the principal balance of that repurchased loan;

•	to reimburse the servicer or the depositor for expenses incurred and reimbursable pursuant to the Agreement;

•	to pay or reimburse the trustee or any other party as provided in the prospectus supplement;

•	to withdraw any amount deposited in the collection account that was not required to be deposited therein; and

•	to clear and terminate the collection account upon termination of the Agreement.

In addition, unless otherwise specified in the prospectus supplement, on or prior to the business day immediately preceding each payment date, the servicer shall withdraw from the collection account the amount of available funds, to the extent on deposit, for deposit in the distribution account maintained by the trustee.

The applicable Agreement may require the servicer to establish and maintain one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items.  Withdrawals from the escrow accounts maintained for mortgagors may be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the servicer out of related assessments for maintaining hazard insurance, to refund to mortgagors amounts determined to be overages, to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the property and to clear and terminate any of the escrow accounts.  The servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such accounts when a deficiency exists therein.

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Investment of Funds. Funds on deposit in the collection account and the distribution account, and any other accounts for a series that may be invested by the trustee or by the master servicer (or by the servicer, if any), may be invested only in “eligible investments” acceptable to each rating agency, which may include, without limitation:

•	direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

•	demand and time deposits, certificates of deposit or banker’s acceptances;

•	repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

•	securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

•	commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

•	a guaranteed investment contract issued by an entity having a credit rating acceptable to each rating agency; and

•	any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the rating agencies.

Eligible investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the collection account are required to be remitted to the trustee or the securities administrator, as applicable, and amounts in the distribution account for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

If so provided in the prospectus supplement, the reinvestment income from a collection account, the distribution account or other account may be property of the master servicer, a servicer, the trustee or another party and not available for distributions to securityholders.

Subservicing by Sellers. The servicer may enter into subservicing agreements with any servicing entity which will act as the subservicer for the loans, which subservicing agreements will not contain any terms inconsistent with the related Agreement.  While each subservicing agreement will be a contract solely between the servicer and the subservicer, the Agreement pursuant to which a series of securities is issued may provide that, if for any reason the servicer for that series of securities is no longer the servicer of the loans, the trustee or any successor servicer must recognize the subservicer’s rights and obligations under the related subservicing agreement.  Notwithstanding any subservicing arrangement, unless otherwise provided in the prospectus supplement, the servicer will remain liable for its servicing duties and obligations under the servicing agreement as if the servicer alone were servicing the loans.

Collection Procedures. The servicer, directly or through one or more subservicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Agreement and any pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, follow those collection procedures that are customary with respect to loans that are comparable to the loans.  Consistent with the above, unless otherwise specified in the prospectus supplement, the servicer generally may, in its discretion:

•	waive any prepayment charge, assumption fee, late payment or other charge in connection with a loan; and

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•	to the extent not inconsistent with the rules applicable to REMICs, and with the coverage of an individual loan by a pool insurance policy, primary mortgage insurance policy, bankruptcy bond or alternative arrangements, if applicable, waive, modify or vary any term of any mortgage loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to the related mortgagor if in the servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is in the interests of the trustee on behalf of securityholders; provided, however, that if specified in the prospectus supplement, the servicer may not permit any modification with respect to any mortgage loan that would vary the mortgage interest rate, defer or forgive the payment of interest or of any principal, reduce the outstanding principal amount (other than as a result of its actual receipt of payment of principal on), extend the final maturity date of such mortgage loan, or accept substitute or additional collateral or release any collateral for a mortgage loan, unless it has obtained the consent of the depositor.

Unless otherwise specified in the prospectus supplement, the servicer’s obligation, if any, to make or cause to be made advances on a loan will remain during any period of this type of arrangement.

Due-on-Sale Clauses; Assumptions. Unless otherwise specified in the applicable prospectus supplement, the servicing agreements will provide that, when any mortgaged property has been conveyed by the borrower, the servicer will, to the extent it has knowledge of the reconveyance, exercise its rights on behalf of the trustee to accelerate the maturity of the mortgage loan under any “due-on-sale” clause applicable thereto, if any, unless (1) it reasonably believes that such enforcement is not exercisable under applicable law or regulations, or that the borrower generally is likely to bring a legal action to challenge such acceleration, or (2) in certain cases, the servicer determines that such enforcement would adversely affect collectability of the mortgage loans or would not be in the best economic interest of the securityholders. In either such case, where the due-on-sale clause will not be exercised, a servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the mortgage note and, unless prohibited by applicable state law, the borrower remains liable thereon, provided that the mortgage loan will continue to be covered by any related primary mortgage insurance policy. In the case of an FHA mortgage loan, such an assumption can occur only with HUD approval of the substitute borrower. Each servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as borrower and becomes liable under the mortgage note. See “CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS—Due-on-Sale Clauses.”

Prepayment Interest Shortfalls. When a borrower prepays a mortgage loan in full or in part between due dates, the borrower generally is required to pay interest on the amount prepaid only from the last scheduled due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made. To the extent specified in the applicable prospectus supplement, if, on any distribution date, as a result of principal prepayments in full, but not in part, on the mortgage loans during the applicable prepayment period, the amount of interest due on the affected mortgage loans is less than a full month’s interest, the applicable servicer (or other party under contract with the trustee or the master servicer), will be required to remit the amount of such insufficiency. Unless otherwise provided in the applicable prospectus supplement, this obligation will be limited to the amount of the applicable servicer’s servicing fee for the related period or to some lesser amount. Generally, neither the servicers nor the master servicer will be obligated to remit the amount of any such insufficiency due to a prepayment in part.

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Advances.  Unless otherwise provided in the applicable prospectus supplement, prior to each distribution date, each servicer (or other party under contract with the trustee or the master servicer) will be required to make advances (out of its own funds or funds held in its servicing account for future distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the mortgage loans it services during the immediately preceding due period and delinquent at the close of business on the related determination date (each, a “delinquency advance”); provided, however, that with respect to delinquent balloon payments a servicer’s obligation to make a delinquency advance will be limited to an amount equal to the assumed monthly payment that would have been due on the related due date based on the original principal amortization schedule for the related balloon mortgage loan.  References in this prospectus to delinquency advances do not include amounts advanced by a servicer in respect of a full recourse mortgage loan, as described below.

Delinquency advances will be required to be made only to the extent they are deemed by a servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds.  The purpose of making delinquency advances is to maintain a regular cash flow to the securityholders, rather than to guarantee or insure against losses.  The servicers will not be required to make any advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to debt service reductions or the application of the Relief Act or similar legislation or regulations.

The servicers generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by borrowers on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney’s fees (collectively, “servicing advances”).  Property protection expenses are certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO property or the sale of defaulted mortgage loans or REO properties.

We refer to delinquency advances and servicing advances collectively as “Advances.” If a servicer fails to make an Advance as required under the applicable servicing agreement, unless otherwise specified in the applicable prospectus supplement, the master servicer, if it becomes successor servicer, will be obligated to make any such Advance, subject to the master servicer’s determination of recoverability and otherwise in accordance with the terms of the pooling and servicing agreement.

All Advances will be reimbursable to the servicers and master servicer on a first priority basis from either late collections, insurance proceeds or liquidation proceeds from the mortgage loan as to which the unreimbursed Advance was made.  In addition, any Advances previously made that are deemed by the servicers or the master servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the servicers out of any funds in the collection account prior to remittance to the trustee or master servicer and reimbursed to the master servicer out of any funds in the distribution or collection account prior to distribution on the securities.

Hazard Insurance. Except as otherwise specified in the prospectus supplement, the servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing coverage against loss by fire and other hazards which are covered under the standard extended coverage endorsement customary for the type of property in the state in which such property is located.  This hazard insurance coverage will be in an amount that is at least equal to the lesser of:

•	the maximum insurable value of the improvements securing the loan from time to time; and

•	either the combined principal balance owing on the loan and any mortgage loan senior to such loan or an amount such that the proceeds of the policy shall be sufficient to prevent the mortgagor or obligor and/or the lender from becoming a co-insurer, whichever is greater.

All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the servicer’s normal servicing procedures) will be deposited in the related collection account.  In the event that the servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of an issuing entity, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance.  If the blanket policy relating to an issuing entity contains a deductible clause, the servicer will be required to deposit from its own funds into the collection account an amount equal to the amount which would have been deposited therein but for the deductible clause.

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In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions listed in each policy.  Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of these types of policies are dictated by respective state laws, and most hazard policies typically do not cover (among other things) any physical damage resulting from the following:

•	war;

•	revolution;

•	governmental actions;

•	floods and other water-related causes;

•	earth movement, including earthquakes, landslides and mud flows;

•	nuclear reactions;

•	wet or dry rot;

•	vermin, rodents, insects or domestic animals; or

•	theft and, in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

If, however, any mortgaged property at the time of origination of the related loan is located in an area identified by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the servicer will cause to be maintained with a generally acceptable insurance carrier a flood insurance policy in accordance with mortgage servicing industry practice.  Any flood insurance policy so maintained will provide coverage in an amount at least equal to the lesser of the principal balance of the loan and the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis.  The amount of coverage provided will not be greater than the maximum amount of flood insurance available for the related mortgaged property under either the regular or emergency programs of the National Flood Insurance Program.

The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, then the insurer’s liability in the event of partial loss will not exceed the larger of (a) the replacement costs of the improvements less physical depreciation and (b) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.  Since the amount of hazard insurance the servicer may cause to be maintained on the improvements securing a loan declines as the principal balances owing on the loan itself decrease, and since improved real estate generally has appreciated in value over time (except in recent years), the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property.

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Primary Mortgage Insurance.  The servicer will maintain or cause to be maintained, as the case may be and as permitted by law, in full force and effect, to the extent specified in the prospectus supplement, a primary mortgage insurance policy with regard to each loan for which that coverage is required under the applicable Agreement.  Unless required by law, the servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable Agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan will consist of the insured percentage of the unpaid principal amount of the covered loan and accrued and unpaid interest on the loan and reimbursement of certain expenses, less:

•	all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the property;

•	hazard insurance proceeds in excess of the amount required to restore the property and which have not been applied to the payment of the loan;

•	amounts expended but not approved by the insurer of the related primary mortgage insurance policy;

•	claim payments previously made by the insurer; and

•	unpaid premiums.

Primary mortgage insurance policies reimburse certain losses sustained by reason of default in payments by borrowers.  Primary mortgage insurance policies will not insure against, and exclude from coverage, losses sustained by reason of a default arising from or involving certain matters, including:

•	fraud or negligence in origination or servicing of the loans, including misrepresentation by the originator, mortgagor (or obligor) or other persons involved in the origination of the loan;

•	failure to construct the property subject to the loan in accordance with specified plans;

•	physical damage to the property; and

•	the related subservicer not being approved as a servicer by the insurer.

Evidence of each primary mortgage insurance policy will be provided to the trustee simultaneously with the transfer to the trustee of the loan.  The servicer, on behalf of itself, the trustee and the securityholders, is required to present claims to the insurer under any primary mortgage insurance policy and to take reasonable steps that are necessary to permit recovery thereunder with respect to defaulted loans.  Amounts collected by the servicer on behalf of the servicer, the trustee and the securityholders shall be deposited in the related collection account for distribution as set forth above.

Claims Under Insurance Policies and Other Realization Upon Defaulted Loans.  The servicer or subservicers, on behalf of the trustee and securityholders, will present claims to the insurer under any applicable insurance policies.  If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the servicer is not required to expend its own funds to restore the damaged property unless it determines (a) that such restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the servicer for its expenses and (b) that the expenditure will be recoverable by it from related insurance proceeds or liquidation proceeds.

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If recovery on a defaulted loan under any insurance policy is not available, or if the defaulted loan is not covered by an insurance policy, the servicer will be obligated to follow or cause to be followed those normal practices and procedures that it deems necessary or advisable to realize upon the defaulted loan.  If the net proceeds after reimbursable expenses of any liquidation of the property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to securityholders, the issuing entity will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the servicer in connection with the liquidation proceedings and which are reimbursable under the Agreement.

The proceeds from any liquidation of a loan will be applied in the following order of priority:

•	first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the servicer with respect to the loan;

•	second, to reimburse the servicer for any unreimbursed advances with respect to the loan;

•	third, to accrued and unpaid interest (to the extent no advance has been made for that amount) on the loan; and

•	fourth, as a recovery of principal of the loan.

The master servicer will be required, and the servicers will generally be required, to obtain and thereafter maintain in effect a bond, a corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Servicing and Other Compensation and Payment of Expenses.  The servicer’s primary compensation for its activities as servicer will come from the payment to it, with respect to each interest payment on a loan, of the amount specified in the prospectus supplement.  As principal payments are made on the loans, the portion of each monthly payment which represents interest will decline, and thus servicing compensation to the servicer will decrease as the loans amortize.  Prepayments and liquidations of loans prior to maturity will also cause servicing compensation to the servicer to decrease.  Subservicers, if any, will be entitled to a monthly servicing fee as described in the prospectus supplement in compensation for their servicing duties.  In addition, the servicer or subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable collection account (unless otherwise specified in the prospectus supplement).

The servicer will pay or cause to be paid certain ongoing expenses associated with each issuing entity and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, and only if specified in the prospectus supplement, payment of any fee or other amount payable in respect of any credit enhancement arrangements, the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of subservicers and sellers.  The servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under certain limited circumstances.

Rule 17g-5 and Rule 15Ga-1 Compliance. The securities administrator or other entity named in the prospectus supplement will act as the Rule 17g-5 of the Exchange Act information provider, responsible for making available the information required to be provided by Rule 17g-5 to rating agencies and other entities described in the Rule. The obligation of the information provider will be limited to information delivered to it by electronic mail as specified in the prospectus supplement.

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The trustee or other entity named in the prospectus supplement will agree to provide to the depositor any information in the trustee’s possession required to be reported under Rule 15Ga-1 of the Exchange Act. This information relates to the receipt of any requests for repurchase of a mortgage loan due to breach of a representation or warranty regarding such loan and the actions taken by the trustee or other entity described in the prospectus supplement in response to such request.

Evidence as to Compliance.  The applicable Agreement will require the trustee, the securities administrator, the master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function with respect to at least five percent of the mortgage loans or any pool of mortgage loans to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance.  In addition, the applicable agreement will require each of the master servicer, each servicer and each subservicer to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the applicable agreement has been made under such officer’s supervision and (b) to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Errors and Omissions Coverage. The master servicer will be required, and the servicers will generally be required, to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Certain Matters Regarding the Servicer, the Master Servicer and the Depositor.  The servicer under each pooling and servicing agreement or servicing agreement, as applicable, will be named in the prospectus supplement.  The entity serving as servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each Agreement will provide that neither the master servicer nor the servicer may resign from its obligations and duties under the Agreement except upon (a) appointment of a successor entity and receipt by the trustee of a letter from the applicable rating agency or rating agencies that the resignation and the successor entity’s appointment will not result in a downgrade of the securities or (b) a determination that its performance of its duties thereunder is no longer permissible under applicable law.  The master servicer or servicer may, however, be removed from its obligations and duties as set forth in the Agreement.  No resignation by the master servicer or the servicer will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the Agreement.

Each Agreement generally will further provide that neither the servicer, the master servicer, the depositor, nor any director, officer, employee, or agent of the servicer, the master servicer or the depositor (each, an “indemnified party”) will be under any liability to the related issuing entity or securityholders for taking any action or for refraining from taking any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the servicer, the depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder.  Each Agreement generally will further provide that each indemnified party will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities for the related series, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of that indemnified party’s duties thereunder or by reason of reckless disregard by that indemnified party of obligations and duties thereunder.  In addition, each Agreement generally will provide that neither the servicer, the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability.  The servicer, the master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the securityholders thereunder.  In that event, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the issuing entity, and the servicer, the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those costs and liabilities out of funds which would otherwise be distributed to securityholders.

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Except as otherwise specified in the prospectus supplement, any person into which the servicer or master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer or master servicer , will be the successor of the servicer or master servicer under each Agreement, provided that that person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, Fannie Mae or Freddie Mac.  Furthermore, the merger, consolidation or succession may not adversely affect the then current rating or ratings of the class or classes of securities of the related series that have been rated.

Events of Default; Rights Upon Event of Default

Servicer Default.  Servicer events of default under each Agreement will be specified in the prospectus supplement and may include:

•	any failure by the servicer to make an Advance which continues unremedied for one business day;

•	any failure by the servicer to make or cause to be made any other required payment pursuant to the Agreement which continues unremedied for one business day after written notice of such failure to the servicer in the manner specified in the Agreement;

•	any failure by the servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after written notice of the failure to the servicer in the manner specified in the Agreement; and

•	certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the servicer indicating its insolvency, reorganization or inability to pay its obligations.

Unless otherwise provided in the prospectus supplement, so long as a servicer event of default under an Agreement with an issuing entity remains unremedied, the master servicer shall terminate all of the rights and obligations of the servicer under the Agreement relating to such issuing entity and in and to the related issuing entity assets, whereupon the master servicer will succeed to all of the responsibilities, duties and liabilities of the servicer under the Agreement, including, if specified in the prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements.  In the event that the master servicer is unwilling or unable to act as successor to the servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution which is a Fannie Mae or Freddie Mac approved servicer with a net worth of a least $15,000,000 to act as successor to the servicer under the Agreement.  Pending the appointment of a successor servicer, the master servicer is obligated to act in such capacity.  The master servicer and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Agreement.

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Master Servicer Default. To the extent not otherwise provided in the related prospectus supplement, a “master servicer event of default” under the Agreement will consist of:  (1) any failure by the master servicer to make a timely required deposit to the collection account, or to timely deposit any amounts required to be deposited in the distribution account; (2) after receipt of notice from the trustee, any failure of the master servicer to make any monthly advances when such monthly advances are due, which failure continues unremedied for a period of one business day; (3) any failure by the master servicer to furnish the issuing entity administrator the mortgage loan data sufficient to prepare the monthly statements to securityholders which failure continues unremedied for a period of one business day after the giving of written notice thereof as provided in the Agreement; (4) any failure by the master servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Agreement or a failure to comply with accepted master servicing practices, which failure materially and adversely effects the rights of securityholders and which continues for 30 days after receipt of notice thereof as provided in the Agreement; (5) any impermissible dissolution, disposition of all or substantially all assets, or consolidation or merger on the part of the master servicer that does not meet the criteria specified in the Agreement; (6) any breach of a representation or warranty set forth in the Agreement that materially and adversely affects the interests of the securityholders, which breach continues 30 days after the giving of written notice thereof as provided in the Agreement; (7) any sale, pledge or assignment of the rights, or any delegation of the duties of, the master servicer under the Agreement, in any manner not permitted thereunder and without the prior written consent of parties as provided in the Agreement; (8) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer indicating its insolvency, reorganization or inability to pay its obligations, and (9) any failure by the master servicer to deliver a report expressly required by the Agreement, and the continuation of such failure for a period of three business days after the date upon which written notice of such failure has been given to the master servicer by the seller, the depositor, or the trustee.

Rights Upon Master Servicer Event of Default. So long as any master servicer event of default remains unremedied, the trustee may, and at the direction of securityholders evidencing more than 50% of the voting rights, the trustee must, by written notification to the master servicer and to the depositor, terminate all of the rights and obligations of the master servicer under the Agreement (other than any rights of the master servicer as securityholder) and in and to the mortgage loans and the proceeds thereof (other than amounts owed to the master servicer prior to such termination), whereupon the trustee, unless a successor master service is appointed as provided below, shall succeed to all the responsibilities, duties and liabilities of the master servicer under the Agreement and will be entitled to similar compensation arrangements.  In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer satisfying the requirements of the Agreement to act as successor to the master servicer.  Pending such appointment, the trustee (unless prohibited by law from so acting) will be obligated to act in such capacity.  The trustee and such successor master servicer may agree upon the servicing compensation to be paid to such successor, provided that the master servicing compensation applicable to the successor master servicer will not exceed any applicable limitation set forth in the Agreement.

During the continuance of a master servicer event of default under the pooling and servicing agreement, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the securityholders, and securityholders evidencing more than 50% of the class principal amount (or percentage interest) of each class of securities affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee.  However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the securityholders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee.  Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting securityholders.

No securityholder, solely by virtue of that holder’s status as a securityholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless that securityholder previously has given to the trustee written notice of default and unless the holders of securities evidencing not less than 25% of the class principal amount (or percentage interest) of each class of securities affected thereby have made a written request upon the trustee to institute a proceeding in its own name as trustee thereunder, and have offered to the trustee reasonable indemnity, and the trustee for the number of days specified in the pooling and servicing agreement has neglected or refused to institute such a proceeding.

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The Pooling and Servicing Agreement

Amendment. In general, subject to the provisions of the particular agreement, the pooling and servicing agreement may be amended by the parties to that agreement, without the consent of the securityholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision of that agreement or with this prospectus or the applicable prospectus supplement or to correct any error, (iii) to obtain or maintain a rating for a class of securities from a nationally recognized statistical rating organization, (iv) to change the timing and/or nature of deposits in the collection account or any distribution account or to change the name in which an account is maintained (except that (x) deposits into the distribution account most be made no later than the related distribution date, and (y) either (1) such change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel or (2) such change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by letters from the rating agencies), (v) to modify, eliminate or add to any of its provisions (x) to the extent necessary to avoid or minimize the risk of imposition of any tax on the issuing entity, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any securityholder or (y) to restrict the transfer of any residual interest certificate, provided that the depositor has determined that such change would not adversely affect the applicable ratings of any rated classes of securities, as evidenced by letters from the rating agencies and (vi) to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement, provided that such action will not adversely affect in any material respect the interests of any securityholder as evidenced by either an opinion of counsel or by letters from the rating agencies to the effect that such change will not adversely affect the then current ratings of any rated class of securities.

The pooling and servicing agreement may also be amended by the parties and, if applicable the credit enhancer, with the consent of the holders of securities of each class affected by the amendment, in each case evidencing not less than 66 2/3% of the aggregate percentage interests constituting such class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, collections of payments on the mortgage loans or distributions that are required to be made on a security of any class without the consent of the holder of such security or (ii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of such class have consented to the change in such percentage.  If a REMIC election is made with respect to an issuing entity, the trustee will not be entitled to consent to an amendment to the related pooling and servicing agreement without having first received an opinion of counsel to the effect that the proposed amendment will not cause such issuing entity to fail to qualify as a REMIC.

Optional Purchase or Substitution of Assets; Termination.  To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that the master servicer, the holder of the residual interest in the issuing entity and/or another specified party will have the right to purchase all of the property of the issuing entity on a specified date, or upon the occurrence of a certain event such as the reduction of the total principal balance of the mortgage loans or securities to a specified level.  The purchase price will be specified in the applicable prospectus supplement.  In addition, to the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that upon the direction of a specified proportion of securityholders (or of certain securityholders) or another specified party, or upon the occurrence of a certain event, the trustee or its agent will solicit bids for sale of the property of the issuing entity to the highest bidder.  This auction may or may not be subject to a minimum bid price.

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To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will also provide that the depositor, an affiliate of the depositor or another party will have the right to purchase certain mortgage loans or a specified proportion of mortgage loans, or to substitute new loans for certain mortgage loans, on the conditions and in accordance with the procedures set forth in the pooling and servicing agreement.

Voting Rights; Limitations on Exercise of Rights.  Voting rights under the pooling and servicing agreement will be allocated among securityholders as provided in the applicable prospectus supplement.  If specified in the applicable prospectus supplement, voting rights of some or all securityholders will be exercised by an insurer or other party identified in the prospectus supplement.

Limitations on Rights of Securityholders.  Unless otherwise specified in the applicable prospectus supplement, no securityholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) securityholders having not less than 51% of the voting rights under the pooling and servicing agreement have made written request to the trustee to institute proceedings in respect of a master servicer event of default in its own name as trustee; (2) the trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and (3) no direction inconsistent with such written request has been given to the trustee during such 30-day period by securityholders having not less than 51% of the voting rights.  However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement, unless such securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred thereby.

Certain Risks.  If the master servicer or servicer were to become a debtor in a bankruptcy or insolvency proceeding, it could seek to reject its obligations under the pooling and servicing agreement pursuant to Section 365 of the Bankruptcy Code or the applicable provisions of the applicable insolvency law, thus forcing the trustee to appoint a successor servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the applicable pooling and servicing agreement.  These circumstances might cause the trustee either to amend the servicing agreement or seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer.  If such approval were not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the issuing entity.  Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities,

The Pooling and Servicing Agreement and Trustee

In the case of certificates issued pursuant to a pooling and servicing agreement and unless otherwise specified in the related prospectus supplement, the following will be applicable to a trustee in connection with a pooling and servicing agreement.

Duties of the Trustee.  The trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement unless a master servicer event of default has occurred, in which case the trustee may take such additional actions as described above under “—Rights Upon Master Servicer Event of Default.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the pooling and servicing agreement; however, the trustee will not be responsible for the accuracy or content of any documents furnished to the trustee by the securities or issuing entity administrator, the master servicer or any other party.

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The trustee will not have any liability arising out of or in connection with the pooling and servicing agreement, except that the trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the certificateholders in a master servicer event of default, and the trustee will not be deemed to have notice of any master servicer event of default unless an officer of the trustee has actual knowledge of the master servicer event of default or written notice of a master servicer event of default is received by the trustee at its corporate trust office.  See “—Master Servicer Default” above.  The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The trustee will have no duties under the pooling and servicing agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any mortgage loan under the pooling and servicing agreement; however, the trustee will remit to the master servicer any claim or notice it may receive which is delivered to the trustee’s corporate trust office and which contains information sufficient to permit the trustee to make a determination that the real property to which such document relates is a mortgaged property.  None of the provisions in the pooling and servicing agreement shall in any event require the trustee to perform, or be responsible for the manner of performance of, any of the obligations of the master servicer.  The trustee will not be responsible for any act or omission of the master servicer, any securities or issuing entity administrator, the depositor or any other party.

The trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the certificates, (b) the payment of any insurance related to the certificates or the mortgage loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the issuing entity, other than from funds available in any issuing entity account.  The trustee is not responsible for the validity of the pooling and servicing agreement or the certificates or the validity, priority, perfection or sufficiency of the security for the certificates.

Expenses and Indemnities of the Trustee.  Unless otherwise specified in the related prospectus supplement, the trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with the pooling and servicing agreement, except for expenses, disbursements and advances incurred by the trustee in the routine administration of its duties under the pooling and servicing agreement and other transaction documents and except for any expenses arising from its negligence, bad faith or willful misconduct. The trustee will also be entitled to indemnification from the issuing entity for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the pooling and servicing agreement or in connection with the performance of its duties under the pooling and servicing agreement, the mortgage loan purchase agreement or any custodial agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the pooling and servicing agreement, except for any expenses arising from the trustee's negligence, bad faith or willful misconduct.

The trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from collections, prior to distribution of any amounts to certificateholders.

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Resignation of Trustee.  The trustee may, upon written notice to the depositor, the master servicer and any securities or issuing entity administrator, resign at any time, in which event the depositor will appoint a successor trustee.  If no successor trustee has been appointed and has accepted the appointment within 30 days after the trustee’s notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may be removed at any time by the depositor if (a) the trustee ceases to be eligible to continue to act as trustee under the pooling and servicing agreement, (b) the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee is appointed, (c) a tax is imposed or threatened with respect to the issuing entity by any state in which the trustee or the trust fund held by the trustee is located or (d) the continued use of the trustee would result in a downgrading of the rating by any rating agency of any class of certificates.  In addition, the trustee may be removed at any time by holders of more than 50% of the class principal amount (or percentage interest) of each class of certificates upon 30 days’ written notice to the trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all certificateholders; the expenses of the mailing are to be borne by the predecessor trustee.  The predecessor trustee will be required to assign to the successor trustee its interest under all mortgage loan files, and will be required to assign and pay over to the successor trustee the entire trust, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer.  In addition, the master servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

 The Indenture

Modification of Indenture.  If an issuing entity has issued bonds pursuant to an indenture, the issuing entity and the indenture trustee may, with the consent of holders of 66 2/3% (or such other percentage as is specified), by principal balance (or as is otherwise specified) of the outstanding bonds of the related series (or of one or more specified classes of bonds), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify (except as provided below) in any manner the rights of the securityholders or bondholders, as the case may be.

Without the consent of securityholders, the issuing entity and the trustee may enter into supplemental indentures for the purposes of, among other things, conform any provision of the indenture to the provisions of the applicable prospectus supplement and this prospectus, or to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  However, without the consent of each bondholder affected by the provisions of a supplemental indenture, no supplemental indenture will:

•	change the amount of, or delay the timing of, payments on any bond;

•	alter the obligation of the master servicer or indenture trustee to make Advances or alter the servicing standards set forth in the sale and servicing agreement or the applicable Agreement;

•	reduce the proportion of bonds required to consent to a supplemental indenture; or

•	permit the creation of any lien on any collateral prior to or on parity with the lien of the indenture.

In addition, the trustee will not enter into any supplemental indenture unless the trustee has first received an opinion of counsel as to certain tax matters as provided in the indenture.

Events of Default Under the Indenture.  Except as otherwise specified in the prospectus supplement, events of default under the indenture for each series of bonds include:

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•	a default in the payment of any principal of or interest on any bond as specified in the prospectus supplement;

•	failure to perform in any material respect any other covenant of the depositor or the issuing entity in the indenture which continues for a period of thirty (30) days after notice thereof is given in accordance with the procedures described in the prospectus supplement;

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the issuing entity; or

•	any other event of default provided with respect to bonds of that series including, but not limited to, certain defaults on the part of the issuing entity under any credit enhancement instrument supporting such bonds.

If an event of default with respect to the bonds of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the bonds of that series or the credit enhancer of that series, if any, may declare the principal amount (or, if the bonds have an interest rate of 0%, that portion of the principal amount as may be specified in the terms of that series, as provided in the prospectus supplement) of all the bonds of that series to be due and payable immediately.  This declaration may, under certain circumstances, be rescinded and annulled by the holders of more than 50% of the aggregate voting rights of the bonds of the related series.

If, following an event of default with respect to any series of bonds, the bonds of that series have been declared to be due and payable and the prospectus supplement and applicable Agreement so provide, the trustee may, in its discretion, notwithstanding the acceleration of the bonds, elect to maintain possession of the collateral securing the bonds of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the bonds of that series as they would have become due if there had not been such a declaration.  In addition, unless otherwise specified in the prospectus supplement, the trustee may not sell or otherwise liquidate the collateral securing the bonds of a series following an event of default, unless:

•	the holders of 100% of the outstanding bonds of such series consent to the sale;

•	the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding bonds of the series at the date of the sale; or

•	the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the bonds as those payments would have become due if the bonds had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the aggregate voting rights of the bonds of that series.

In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of that liquidation for unpaid fees and expenses.  As a result, upon the occurrence of an event of default, the amount available for distribution to the bondholders could be less than would otherwise be the case.  However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the bondholders after the occurrence of an event of default.

Except as otherwise specified in the prospectus supplement, in the event the principal of the bonds of a series is declared due and payable, as described above, the holders of any of the bonds issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount which is unamortized.

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Subject to the provisions of the indenture relating to the duties of the trustee, in case an event of default shall occur and be continuing with respect to a series of bonds, the trustee shall be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of bonds of the series, unless those holders offer to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with their request or direction, Subject to these provisions for indemnification and certain limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the bonds of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the bonds of the series, and the holders of a majority of the then aggregate outstanding amount of the bonds of the series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding bonds of the series affected thereby.

Covenants.  Each indenture will provide generally that the related issuing entity will not, among other things:

•	so long as any bonds are outstanding, dissolve or liquidate in whole or in part or merge or consolidate with any other entity;

•	except as expressly permitted by the indenture or other applicable Agreement, sell, transfer or otherwise dispose of the assets of the issuing entity, unless directed to do so by the trustee;

•	permit the validity or effectiveness of the related indenture to be impaired, or permit the indenture to be amended, or permit any person to be released from any covenants or obligations under the indenture, except as expressly provided by the indenture;

•	permit any lien or other encumbrance to be created on or otherwise burden the collateral (other than by operation of law as provided in the indenture); or

•	take any other action. that may cause the issuing entity to be taxable as an association, a publicly traded partnership or a taxable mortgage pool pursuant to the Code.

In addition, the trustee and the securityholders, by accepting the securities, will covenant that they will not at any time institute against the issuing entity any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

None of the indenture trustee, the owner trustee, the master servicer or any securities or issuing entity administrator in their respective individual capacities, or any holder of a certificate representing an ownership interest in the issuing entity or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the bonds or for the agreements of the issuing entity contained in any indenture.

Annual Compliance Statement.  Each issuing entity will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the applicable indenture.

Indenture Trustee’s Annual Report.  To the extent required under the Trust Indenture Act, the indenture trustee for each applicable issuing entity will be required to send to all related securityholders annually a brief report as to its eligibility and qualification to continue as indenture trustee under the related indenture; any amounts advanced by it under the indenture; the amount, interest rate and maturity date of specified indebtedness owing by the issuing entity to the applicable indenture trustee in its individual capacity; the property and funds physically held by the indenture trustee; and any action taken by the indenture trustee that materially affects the related bonds and that has not been previously reported.

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Satisfaction and Discharge of Indenture.  An indenture will be discharged with respect to the collateral securing the related bonds upon the delivery to the indenture trustee for cancellation of all of those securities or, with specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment of all of the securities.

Redemption.  The bonds will be subject to redemption under the circumstances described in the related prospectus supplement.

The Indenture Trustee

In the case of bonds issued pursuant to an indenture and unless otherwise specified in the related prospectus supplement, the following will be applicable to an indenture trustee in connection with an indenture.

Duties of the Indenture Trustee.  If no indenture default has occurred, the indenture trustee will be required to perform only those duties specifically required of it under the indenture and the sale and servicing agreement.  As described under “—The Trustees; Agents” below, a securities administrator may perform on behalf of the indenture trustee certain administrative functions required under the indenture and the sale and servicing agreement.

Upon receipt of the various certificates, statements and opinions required to be furnished to it, the indenture trustee will be required to examine them to determine whether they are in the form required by the indenture; however, the indenture trustee will not be responsible for the accuracy or content of any certificates, statements or opinions furnished to it by the issuer, the depositor, a securities administrator, if any, the master servicer or any other party and, in the absence of bad faith on its part, may conclusively rely on such certificates, statements and opinions.

The indenture trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the indenture trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an indenture default, and the indenture trustee will not be deemed to have notice of any indenture default unless an officer of the indenture trustee has actual knowledge of the indenture default or written notice of an indenture default is received by the indenture trustee at its corporate trust office.  The indenture trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it,

Expenses and Indemnities of the Indenture Trustee.  The indenture trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the indenture or the sale and servicing agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the indenture and the sale and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct.  The indenture trustee will also be entitled to indemnification from the issuing entity for any claim, loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the issuing entity and the performance of its duties under the indenture the sale and servicing agreement or any other document or agreement to which the indenture trustee is a party.

The indenture trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the mortgage loans, prior to payment of any amounts to bondholders.

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Resignation or Removal of Indenture Trustee.  The indenture trustee may, upon 90 days’ advance written notice to the depositor, the issuer, each bondholder and each rating agency, resign at any time, in which event the issuer will appoint a successor indenture trustee that satisfies the eligibility requirements provided in the indenture.  The indenture trustee may also be removed at any time by the issuer if (a) the indenture trustee ceases to be eligible to continue to act as indenture trustee under the indenture; (b) the indenture trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the indenture trustee or its property; or (d) the indenture trustee otherwise becomes incapable of acting.  If the indenture trustee is removed, the issuer will promptly appoint a successor indenture trustee.  If a successor indenture trustee does not take office within 30 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuer or the holders of more than 50% of the aggregate class principal amount of the outstanding bonds may petition any court of competent jurisdiction for appointment of a successor indenture trustee.

Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee, whereupon the successor indenture trustee will mail notice of its succession to all bondholders.  The predecessor indenture trustee will be required to transfer all property held by it as indenture trustee to the successor indenture trustee.

Any fees and expenses owed to the retiring indenture trustee in connection with such resignation or removal will be paid as described in the related prospectus supplement.

The Trust Agreement

Each issuing entity that is an obligor on bonds issued under an indenture will be organized pursuant to a deposit trust agreement (the “trust agreement”) as a statutory trust or a common law trust, as specified in the applicable prospectus supplement, for the limited purposes of, generally:

•	issuing bonds pursuant to an indenture and to conducting an offering of the bonds;

•	issuing certificates pursuant to a trust agreement and conducting an offering or a private placement of the certificates;

•	acquiring mortgage loans and other property from the depositor and, pursuant to an indenture, pledging the mortgage loans to the indenture trustee as security for the issuing entity’s obligations under the bonds;

•	entering into and performing its obligations under the sale and servicing agreement or other applicable agreement, the trust agreement, the indenture, the servicing agreements, the custodial agreement, the administration agreement and any other applicable agreements;

•	entering into any applicable interest rate cap or swap agreements;

•	such other purposes as are described in the applicable prospectus supplement;

•	engaging in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

•	engaging in such other activities as may be appropriate in connection with conservation of the trust estate and the making of payments to securityholders.

Under the terms of the related trust agreement, each issuing entity will be prohibited from, among other things, incurring any debt other than as contemplated by the indenture, the sale and servicing agreement and related documents.

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Duties of the Owner Trustee.  The owner trustee will be required to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of the trust agreement and any other document or agreement to which the issuer or the owner trustee is a party and will administer the trust in the interest of the holder of the ownership certificate issued pursuant to the trust agreement, in accordance with the provisions of the trust agreement.  As described in the related prospectus supplement, the securities or issuing entity administrator, the indenture trustee and the depositor will perform on behalf of the owner trustee and the issuing entity certain administrative functions required under the trust agreement, the indenture and the sale and servicing agreement.

The owner trustee, in its individual capacity, may be held liable for its own willful misconduct, gross negligence or bad faith in performing its duties as owner trustee; provided, however, that the owner trustee, in its individual capacity, will not be liable for any error of judgment made in good faith by an officer of the owner trustee or with respect to any action taken or omitted to be taken by the owner trustee in accordance with the instructions of the holder of the ownership certificate.   The owner trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of the owner trustee’s duties under the trust agreement or any other document or agreement to which the issuer or the owner trustee is a party, or in the exercise of any of the owner trustee’s rights or powers, if the owner trustee has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured or provided to it.

Expenses and Indemnities of the Owner Trustee.  The owner trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the trust agreement.  Such reimbursement will be paid from amounts allocable to interest and principal on the mortgage loans, prior to payment of any amounts to securityholders.  The owner trustee will also be entitled to indemnification from the issuing entity for any claim, loss, liability or expense incurred by it in connection with the administration of the trust and the performance of its duties under the trust agreement or any other document or agreement to which the issuer or the owner trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from the owner trustee’s own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the trust agreement.  Unless otherwise provided in the prospectus supplement, any amounts payable in connection with such indemnification will be paid from the distribution account prior to payment of any amounts distributable to the ownership certificate under the sale and servicing agreement.

Resignation or Removal of Owner Trustee. The owner trustee may, upon 30 days’ advance written notice to the depositor, the holder of the ownership certificate and the indenture trustee, resign at any time, in which event the depositor will appoint a successor owner trustee that satisfies the eligibility requirements provided in the trust agreement.  The owner trustee may also be removed at any time by the depositor if (a) the owner trustee ceases to be eligible to continue to act as owner trustee under the trust agreement, (b) the owner trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the owner trustee or its property.  If the owner trustee is removed the depositor will promptly appoint a successor owner trustee.  If a successor owner trustee does not take office within 30 days after the retiring owner trustee resigns or is removed, the retiring owner trustee may petition any court of competent jurisdiction for appointment of a successor owner trustee.

Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee, whereupon the securities or issuing entity administrator will provide notice of such resignation and appointment to the holder of the ownership certificate, the indenture trustee, the securityholders and the rating agencies.

Any fees and expenses owed to the retiring owner trustee in connection with such resignation or removal will be paid as described in the related prospectus supplement.

The Custodial Agreement

Unless otherwise specified in the related prospectus supplement, in connection with the sale of the mortgage loans by the depositor to the issuing entity on the related closing date, the depositor will be required to deliver a loan file to the custodian with respect to each mortgage loan consisting of, as to each mortgage loan:

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•	the original mortgage note endorsed to the order of the trustee or in blank, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements;

•	the original recorded mortgage, or if the original mortgage has been submitted for recordation but has not been returned by the applicable public recording office, a certified copy thereof;

•	for any mortgage loan not recorded with MERS® System, the original assignment of the mortgage to the trustee or in blank, in recordable form (except as described in the related prospectus supplement);

•	each original recorded intervening assignment of the mortgage as may be necessary to show a complete chain of title to the trustee, or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a certified copy thereof;

•	the original of the policy or certificate of primary mortgage guaranty insurance, to the extent available, or a copy of such policy certified as true and correct by the insurer;

•	the original title insurance policy, note of title insurance or written commitment, or a copy of such policy certified as true and correct by the insurer; and

•	the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

The custodian will hold the related mortgage loan documents on behalf of the trustee pursuant to the custodial agreement.  The mortgage loan documents related to a mortgage loan will be held separate from other mortgage loan files held by the custodian, The custodian will maintain the mortgage loan documents in a fireproof facility intended for the safekeeping of mortgage loan files.

The Trustees; Agents

The trustee under the pooling and servicing agreement for a series, or, if applicable, the indenture trustee under the indenture and the owner trustee under the trust agreement for a series, will be identified in the applicable prospectus supplement.  References in this prospectus to “trustee” are intended to refer as to any particular series of securities to the pooling and servicing agreement trustee, indenture trustee or owner trustee, as applicable, unless the context requires otherwise.

Each trustee’s liability in connection with the issuance and sale of securities of a series and its administration of the issuing entity will be limited as provided in the applicable agreements, and each trustee will be indemnified by the related issuing entity for losses and expenses it may incur, to the extent provided in the applicable agreements.  Unless otherwise provided in the applicable agreements a trustee may resign at any time, in which event the depositor, master servicer or other party so designated will be obligated to appoint a successor trustee.  A trustee may be removed by the depositor or the master servicer or by a majority or supermajority of securityholders, to the extent provided in the applicable agreements.

To the extent specified in the applicable prospectus supplement, a securities administrator, paying agent or other party may be appointed to perform certain functions that would otherwise be performed by the trustee.  Such a party will be entitled to compensation as described in the prospectus supplement.  In addition, the pooling and servicing agreement or indenture will provide that the trustee may appoint agents to perform certain functions from time to time.

Loss Mitigation Advisor; Investment Manager; Other Parties

The agreements or other documents for a series may provide for the appointment of (1) a loss mitigation advisor that will perform the functions described in the applicable prospectus supplement, which may include analysis of mortgage loan performance data and advising the servicer regarding servicing of defaulted loans, (2) an investment manager, for the limited purposes described in the prospectus supplement, or (3) such other parties performing such other functions as are described in the prospectus supplement.  Such parties will be entitled to compensation as described in the prospectus supplement.  An affiliate of the depositor may be designated for any such positions.

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CERTAIN LEGAL ASPECTS OF THE LOANS

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans.  Because these legal aspects are governed primarily by applicable state law and because the applicable state laws may differ substantially from state to state, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor do they encompass the laws of all states in which the security for the loans is situated.  The descriptions are qualified in their entirety by reference to the applicable federal laws and the appropriate laws of the states in which loans may be originated.

General

Security Instruments.  The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located, and these security instruments are generally recorded in a state or county office. Typically, the borrower, who is also the owner of the real property, delivers to the lender or the lender’s agent or trustee a note or bond and the applicable security instrument. Priority among the holders of interests secured by the real property depends on the terms of the security instruments and, generally, on the order of recordation of the security instruments with a state or county office.  There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender or, sometimes, lender’s agent or trustee.  Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender or lender’s agent or trustee (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee.  Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee for the benefit of the beneficiary, to secure payment of the obligation evidenced by the note or bond.  In California, deeds of trust are used almost exclusively instead of mortgages. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt.  By executing a security deed or deed to secure debt, the grantor, who is the borrower and owner of the property, conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee, who is the lender or lender’s agent or trustee, until such time as the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary. Generally, any security interest in real property is subordinate to liens for real estate taxes or assessments, including if such liens for real estate taxes or assessments are recorded after recordation of the security instrument.

Cooperative Loans.  Some of the loans may be cooperative loans.  A cooperative is owned by tenant-stockholders, who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific cooperative units.  The cooperative owns the real property and the specific units and is responsible for management of the property.  An ownership interest in a cooperative and the accompanying rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the cooperative shares or occupancy agreement or proprietary lease.

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Foreclosure/Repossession

Commencing Foreclosure.

Deed of Trust.  Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust.  In certain states, foreclosure of a deed of trust also may be accomplished by judicial action in the manner provided for foreclosures of mortgages.  In addition to any notice requirements contained in a deed of trust, in some states, including California, the trustee must record a notice of default and send a copy to certain parties, including, without limitation, the borrower-trustor, any person who has recorded a request for a copy of any notice of default and notice of sale, any successor in interest to the borrower-trustor, and the beneficiary of any junior deed of trust.  In some states, including California, the borrower, or any other person having a subordinate encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure monetary defaults under the loan by paying the entire amount in arrears plus other designated costs and expenses incurred by or on behalf of lender in enforcing the borrower’s obligation, which designated costs and expenses are generally set forth in state law.  If the borrower or a junior lienholder cures such defaults during the reinstatement period, the loan is “reinstated” and the foreclosure process is terminated. If the reinstatement period expires without the defaults having been cured, the borrower or junior lienholder may not thereafter reinstate the loan except by paying the loan in full.  If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. Furthermore, some state laws require that a copy of the notice of sale be posted on the property encumbered by the deed of trust and sent to all parties having an interest of record in the property.  In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

Mortgages.  Foreclosure of a mortgage is generally accomplished by judicial action.  The action is initiated by the service of legal pleadings upon all parties having an interest in the real property encumbered by the mortgage.  Delays in completion of the foreclosure may result from difficulties in locating necessary parties.  Judicial foreclosure proceedings may be contested by any of the parties to the foreclosure proceeding.  When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming.  After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.  In some states, mortgages may also be foreclosed non-judicially, pursuant to a power of sale provided in the mortgage.

Foreclosure Sales. Although foreclosure sales, whether pursuant to non-judicial sale rights or by judicial action, are typically public sales, frequently no third-party purchaser bids in excess of the amount of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check.  As a result, the foreclosing lender often purchases the property from the trustee or referee. The foreclosing lender may purchase the property for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor’s debt will be extinguished, or, in states where deficiency judgments are available, the lender may decide to purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment.  Subject to the right of the borrower in some states to remain in possession of the property during a redemption period, upon purchasing the property at a foreclosure sale the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs at its own expense as are necessary to render the property suitable for sale to a third party.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property to a third party.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.

Foreclosure is an equitable remedy with respect to which the courts have broad discretion, exercised generally to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents.  Examples of such judicial remedies include requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have eliminated the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower’s failure to maintain the property adequately or the borrower’s execution of secondary financing affecting the property.  Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

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When the holder of a subordinate security instrument cures the borrower’s defaults, causing the loan to be reinstated, or repays the full amount of the senior security instrument, thereby redeeming the borrower’s right to the real property, the amount paid by the junior lienholder to cure the borrower’s defaults or redeem the borrower’s right to the real property becomes a part of the indebtedness secured by the junior security instrument.

Foreclosing Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender or lender’s agent or trustee are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and bylaws, as well as the tenant-stockholder’s proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative’s property incurred by such tenant-stockholder. A proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event a tenant-stockholder fails to make payments or defaults in the performance of covenants required thereunder. Furthermore, a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder with respect to its obligations under the proprietary lease or occupancy agreement and/or the security agreement.  The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the defaults.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien in respect of the proprietary lease or occupancy agreement, and will deliver to lender proceeds from the sale of the cooperative apartment unit to a third party up to the amount to which lender is entitled by reason of its lien, subject to the cooperative’s right to sums due under such proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, may reduce the proceeds available to lender to an amount below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements typically also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease or occupancy agreement before transferring the cooperative shares or assigning the proprietary lease to a third party.  Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security instrument relating to those shares.  Article 9 requires that a sale be conducted in a “commercially reasonable” manner.  Whether a foreclosure sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case and state law.  In determining commercial reasonableness, a court typically will look to the notice given the borrower and third parties (generally including a publication requirement) and the method, manner, time, place and terms of the foreclosure.

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As described above, any provision in the recognition agreement regarding the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement prior to lender’s reimbursement supplements any requirement under Article 9 that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  If there are proceeds remaining after application to costs and expenses of the sale, amounts due under the proprietary lease or occupancy agreement, and satisfaction of the indebtedness, the lender must account to the tenant-stockholder for such surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.  Please refer to the discussion under the heading “—Anti-Deficiency Legislation; Tax Liens” below.

In the case of foreclosure on a cooperative which was converted from a rental building to a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Recent Actions to Reduce, Suspend or Delay Foreclosure.  Recently, the federal government has commenced implementation of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures.  In addition, certain mortgage lenders and servicers have voluntarily, or as part of settlements with law enforcement authorities, established loan modification programs relating to the residential mortgages they hold or service.  These programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or to extend the payment terms of the loans.  In addition, members of the U.S. Congress have indicated support for additional legislative relief for homeowners, including a proposed amendment of the bankruptcy laws to permit the modification of mortgage loans in bankruptcy proceedings.  These loan modification programs, as well as future law enforcement and legislative or regulatory actions, may adversely affect the performance and market value of your securities.

Numerous laws, regulations and rules related to the servicing of mortgage loans, including efforts to delay or suspend foreclosure actions for a specified period have been proposed recently by federal, state and local governmental authorities.  A number of these laws have been enacted, including in California.  These laws, regulations and rules will result in delays in the foreclosure process, and may lead to reduced payments by borrowers and/or increased reimbursable servicing expenses.

Environmental Risks

Real property pledged as security to a lender may be subject to environmental risks.  Such risks, among other things, could substantially impair a borrower’s ability to repay a loan, result in substantial diminution in the value of the property pledged as collateral to secure the loan and/or give rise to liability which could exceed the value of such property or the principal balance of the related loan.

Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean up.  In several states this type of lien has priority over the lien of an existing mortgage against the related property.  In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), the United States Environmental Protection Agency (“EPA”) may impose a lien on property where the EPA has incurred clean-up costs.  However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an owner or operator for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property and related costs, even though the environmental damage or threat was caused by a prior or current owner or operator or another third party.  CERCLA imposes liability for these costs on any and all responsible parties, including owners or operators.  However, CERCLA excludes from the definition of “owner or operator” a secured creditor who, without participating in the management of a facility or property, holds indicia of ownership primarily to protect its security interest (the “secured creditor exclusion”).  Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an owner or operator under CERCLA.  Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment (including leasing the facility or property to a third party), or fails to market the property in a timely fashion.

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If a lender is or becomes liable, it may be entitled to bring an action for contribution against any other responsible parties, including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof.  The costs associated with environmental cleanup and the diminution in value of contaminated property and related liabilities or losses may be substantial.  It is conceivable that the costs arising from the circumstances set forth above would result in a loss to securityholders.

CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle 1 of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks).  The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA.  Under that rule, a holder of a security interest in an underground storage tank or real property containing an underground storage tank is not considered an operator of the underground storage tank as long as the holder does not exercise decision-making control over the borrower’s enterprise, participate in the management or control of decision-making relating to the operation of a tank, as long as petroleum is not added to, stored in or dispensed from the tank, or as long as holder does not deviate from certain other requirements specified in the rule.  In addition, under the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, similar protections to those accorded to lenders under CERCLA are also accorded to holders of security interests in underground tanks.  It should be noted, however, that liability for cleanup of contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent.  In 1990, the Court of Appeals for the Eleventh Circuit suggested that the mere capacity of the lender to influence a borrower’s decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower’s business to deny the protection of the secured creditor exemption to the lender, regardless of whether lender actually exercised such influence.

This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996.  The legislation provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower.  The legislation also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations.  Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the secured property.  As noted above, the secured creditor exclusion does not govern liability for cleanup costs except under the federal laws discussed above.  In addition, certain other environmental conditions may be required to be addressed under other federal, state or local laws or in order to improve the marketability of a property.  Therefore, under certain circumstances, including but not limited to after foreclosure, a lender may incur costs under applicable laws or in order to improve the marketability of a property in connection with environmental conditions associated with that property, such as the presence or release of regulated materials in underground storage tanks, asbestos-containing material, lead paint or radon gas.  If a lender is or becomes liable, it can bring an action for contribution against any other “responsible parties” including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof.  It is conceivable that, the costs arising from such circumstances would result in a loss to securityholders.

Except as otherwise specified in the prospectus supplement, at the time the loans were originated, no environmental assessments or very limited environmental assessments of the properties were conducted.

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Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale.  In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes.  In other states, redemption may be authorized if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.  In some states, there is no right to redeem property after a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation; Tax Liens

Certain states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.  In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings.  A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale, As a result of these prohibitions, it is anticipated that in most instances the servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.  Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale.  The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

With respect to “additional collateral loans,” realization upon the additional collateral may be governed by the UCC in effect under the law of the state applicable thereto. The UCC prohibits or limits a deficiency award in some circumstances, including those in which the disposition of the additional collateral was not conducted in a commercially reasonable manner. In some states, the UCC does not apply to liens upon additional collateral consisting of some types of personal property (including, for example, bank accounts and, to a certain extent, insurance policies and annuities). Realization upon such additional collateral will be governed by state laws other than the UCC, and the availability of deficiency awards under such state laws may be limited. Whether realization upon any additional collateral is governed by the UCC or by other state laws, the ability of secured parties to realize upon the additional collateral may be limited by statutory prohibitions that limit remedies in respect of the related mortgage loans. Such limitations may affect secured parties either independently or in conjunction with statutory requirements that secured parties proceed against the related mortgaged properties first or against both such mortgaged properties and the additional collateral concurrently.

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The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.  Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage.

Bankruptcy Laws

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the “Bankruptcy Code”), and state laws affording relief to debtors (together with the Bankruptcy Code, the “Bankruptcy Laws”) may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize upon collateral and/or enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and interest or principal payments may not be made during the course of the bankruptcy case.  Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay, an action the court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value.  The delay and the consequences of the delay caused by an automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor (a subordinate lender secured by a mortgage on the property) may stay a senior lender from taking action to foreclose.

A homeowner may file for relief under the Bankruptcy Code under any of four different chapters of the Bankruptcy Code.  Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may “credit bid” (i.e., bid up to the amount of the debt) at the sale of the asset.  See “—Foreclosure/Repossession.”  A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan.  Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan.  Certain individuals are eligible to file under Chapter 12.

The Bankruptcy Code permits a mortgage loan that is secured by property that does not consist solely of the debtor’s principal residence to be modified without the consent of the lender provided certain substantive and procedural safeguards are met.  In such cases, the lender’s security interest may be reduced to the then-current value of the property as determined by the court if the value is less than the amount due on the loan, thereby leaving the lender as a general unsecured creditor for the difference between the value  of the collateral and the outstanding balance of the mortgage loan.  A borrower’s unsecured indebtedness will typically be discharged in full upon payment of a substantially reduced amount.  Other modifications to a mortgage loan may include a reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest, an alteration of the repayment schedule, an extension of the final maturity date, and/or a reduction in the outstanding balance of the secured portion of the loan.  In certain circumstances, subject to the court’s approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage.

A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default relating to a mortgage loan on its residence by paying arrearages over a period of time and to deaccelerate and reinstate the original mortgage loan payment schedule, even though the lender accelerated the loan and a final judgment of foreclosure has been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition under the Bankruptcy Code.  Under a Chapter 13 plan, curing of defaults must be accomplished within the five-year maximum term permitted for repayment plans, the term commencing when repayment plan becomes effective, while defaults may be cured over a longer period of time under a Chapter 11 plan of reorganization.

Generally, a repayment plan in a case under Chapter 13 and a plan of reorganization under Chapter 11 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower’s principal residence and the property is the lender’s only collateral.  However, there have been recent proposals in Congress that would extend the ability of bankruptcy judges to modify the terms of mortgage loans in those situations where modification is not currently permitted.  Modifications are permissible when the mortgage loan is secured both by the debtor’s principal residence and by other collateral, such as appliances or furniture.

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The general protection for mortgages secured only by the debtor’s principal residence is not applicable in a case under Chapter 13 if the last payment on the original payment schedule is due before the final date for payment under the debtor’s Chapter 13 plan (which date could be up to five years after the debtor emerges from bankruptcy).

State statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.

In a bankruptcy or similar proceeding of a mortgagor, actions may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the mortgagor under the related mortgage loan prior to the bankruptcy or similar proceeding.  Payments may be protected from recovery as preferences in bankruptcy cases if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt at the time of payment.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of a payment to the lender.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

A “deficient valuation” with respect to any mortgage loan is, generally, the excess of (a)(1) the then outstanding principal balance of the mortgage loan, plus (2) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the “outstanding balance”), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance on such mortgage loan to an amount less than the outstanding balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code.  As used in this prospectus, “deficient valuation” means, with respect to any mortgage loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(2) thereof.  If the terms of a court order in respect of any retroactive deficient valuation provide for a reduction in the indebtedness of a mortgage loan, and the earlier maturity thereof, the term deficient valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such mortgage loan, for each month retroactively affected, based on the original payment terms and amortization schedule of such mortgage loan over (b) the amount of principal due on such mortgage loan, for each such retroactive month (assuming the effect of such retroactive application according to such mortgage loan’s revised amortization schedule).  A “debt service reduction” with respect to any mortgage loan, is, generally, a reduction in the scheduled monthly payment for such mortgage loan, by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a deficient valuation.

Due-on-Sale Clauses

Each conventional loan generally will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party.  Court decisions and legislative actions have placed substantial restrictions on the right of lenders to enforce these clauses in many states.  For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable.  However, the Garn-St. Germain Depository Institutions Act of 1982 (the “Garn-St. Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses.  As a result, due-on-sale clauses are generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of the clauses with respect to mortgage loans that were (a) originated or assumed during the “window period” under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (b) originated by lenders other than national banks, federal savings institutions and federal credit unions.  Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans.  Also, the Garn-St, Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

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As to loans secured by an owner-occupied residence, the Garn-St. Germain Act sets forth nine specific instances in which a mortgagee covered by the Garn-St. Germain Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred, The inability to enforce a due-on-sale clause may result in transfer of the related property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

Prepayment Charges and Prepayments

Applicable regulations prohibit the imposition of a prepayment charge or equivalent fee for or in connection with the acceleration of a mortgage loan by exercise of a due-on-sale clause.  A mortgagee to whom a prepayment in full has been tendered will be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage to a refinancing lender.

Some state laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges.  The Alternative Mortgage Transaction Parity Act of 1982 (the “Parity Act”) permits the collection of prepayment charges in connection with some types of mortgage loans subject to the Parity Act, or Parity Act loans, preempting any contrary state law prohibitions.  However, some states may not recognize the preemptive authority of the Parity Act or have opted out of the Parity Act.   Moreover, the OTS, the agency that administered the application of the Parity Act to some types of mortgage lenders that are not chartered under federal law, withdrew its favorable regulations and opinions that previously authorized those lenders, notwithstanding contrary state law, to charge prepayment charges and late fees with respect to Parity Act loans originated on or after July 1, 2003.  Accordingly, it is possible that prepayment charges may not be collected on some mortgage loans that provide for the payment of these charges.  Any prepayment charges collected on mortgage loans may be available for distribution only to a specific class of securities or may not be available for distribution to any class of securities.  If so specified in the accompanying prospectus supplement, prepayment charges may be retained by the servicer or by sub-servicers as additional servicing compensation.

Please refer to the discussion under the heading “Financial Regulatory Legislative Reform and Related Regulations” below regarding federal regulation of prepayment charges.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitution provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

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Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act formerly known as the Soldiers’ and Sailors’ Relief Act of 1940, (the “Relief Act”), a borrower who enters military service after the origination of his or her loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of his or her active duty status, unless a court orders otherwise upon application of the lender.  It is possible that this interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on certain of the loans.  Unless otherwise provided in the prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders.  The Relief Act also imposes limitations which would impair the ability of the servicer to foreclose on an affected loan during the borrower’s period of active duty status.  Moreover, the Relief Act permits the extension of a loan’s maturity and the re-adjustment of its payment schedule beyond the completion of military service.  Thus, in the event that a loan that is affected by the Relief Act goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.

Junior Mortgages; Rights of Senior Mortgagees

To the extent that the loans included in the assets of the issuing entity for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the issuing entity (and therefore the securityholders), as mortgagee under any such junior mortgage, are subordinate to those of any mortgagee under any senior mortgage.  The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage.  A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.  In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply those proceeds and awards to any indebtedness secured by the mortgage, in whatever order the mortgagee may determine.  Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under a senior mortgage will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage.  Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage.  Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor reimbursing the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor.  All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

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Consumer Protection Laws

The Reigle Community Development and Regulatory Improvement Act of 1994 (the “Reigle Act”) incorporates the Home Ownership and Equity Protection Act of 1994, which adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act (“TILA”).  These provisions impose additional disclosure and other requirements on creditors with respect to high cost loans.  In general, mortgage loans within the purview of the Reigle Act have annual percentage rates over 8% greater than the yield on United States Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $455.  The provisions of the Reigle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995.  These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans.  In addition, any assignee of a creditor, including the issuing entity and the trustee, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

Mortgage loans are also subject to various other federal laws, including (1) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (2) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and (3) the Fair Credit Reporting Act, which regulates the use and reporting of information related to borrowers’ credit experience.  Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the issuing entity to damages.

State laws applicable to mortgage loans generally regulate interest rates and other charges and require certain disclosures to borrowers.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.  Depending upon the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle borrowers to a refund of amounts previously paid and could subject the issuing entity to damages.

Financial Regulatory Legislative Reform and Related Regulations Could Have a Significant Impact

In response to the financial crisis, Congress passed the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which President Obama signed into law on July 21, 2010. The Dodd-Frank Act requires the creation of new federal regulatory agencies, and grants additional authorities and responsibilities to existing regulatory agencies to identify and address emerging systemic risks posed by the activities of financial services firms. The Dodd-Frank Act also provides for enhanced regulation of derivatives and mortgage-backed securities offerings, restrictions on executive compensation and enhanced oversight of credit rating agencies. Additionally, the Dodd-Frank Act establishes the Bureau of Consumer Financial Protection (the “BCFP”) within the Federal Reserve System, a new consumer protection regulator tasked with regulating consumer financial services and products. The Dodd-Frank Act also limits the ability of federal laws to preempt state and local consumer laws.

The impact of the Dodd-Frank Act will depend significantly upon the content and implementation of the rules and regulations issued on its mandate. It is not yet clear how the Dodd-Frank Act and its associated rules and regulations will impact the mortgage-backed securities market and residential mortgage lending generally, and the issuing entity, investors in the securities offered thereby, the sponsor, the depositor, the servicers and their respective businesses and assets specifically. No assurance can be given that the new regulations will not have an adverse impact on these entities or the value of the securities offered thereby.

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The BCFP is charged with issuing regulations to implement amendments to the TILA made by the Dodd-Frank Act. These regulations will expand the existing “ability to pay” requirements under TILA, establish new minimum underwriting standards and impose new limits on prepayment penalties. To the extent the regulations ultimately adopted may impact investors in series of securities offered hereby, they will be described in the related prospectus supplement.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute (“RICO”) may be seized by the government if the property was used in or purchased with the proceeds of these crimes.  Under procedures contained in the Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction.  The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that:  (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based or (2) the lender was at the time of execution of the mortgage “reasonably without cause to believe” that the property was used in or purchased with the proceeds of illegal drug or RICO activities.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the securities. The following discussion is based on the advice of Chapman and Cutler LLP as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered hereunder. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code and does not purport to discuss all federal income tax consequences that may be applicable to particular individual circumstances, including those of banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle, integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a securityholder.

For purposes of this tax discussion, references to a “securityholder” or a “holder” are to the beneficial owner of a security.

The following discussion is based in part upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations (including regulations promulgated under sections 860A through 860G of the Code, the “REMIC Regulations,” and those promulgated under sections 1271 through 1275 of the Code, the “OID Regulations”), rulings and decisions all as in effect as of the date of this prospectus. The OID Regulations, which are effective with respect to debt instruments issued on or after April 4, 1994, do not adequately address some issues relevant to, and in some instances provide that they are not applicable to, securities similar to the securities.

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In addition, the authorities on which this discussion, and the opinions referred to below, are based are subject to change or differing interpretations, which could apply retroactively. An opinion of counsel is not binding on the Internal Revenue Service (“IRS”) or the courts, and no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice

•	is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions; and

•	is directly relevant to the determination of an entry on a tax return.

This summary and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the securities. Accordingly, taxpayers are encouraged to consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations, even where the anticipated tax treatment has been discussed in this prospectus or in a prospectus supplement. See “State and Other Tax Consequences” in this prospectus.

Types of Securities

This discussion addresses the following types of securities:

•	REMIC securities (“REMIC Securities”); and

•	securities issued by issuing entities for which a REMIC election is not made and which are treated as indebtedness of the issuer for federal income tax purposes (“Non-REMIC Debt Securities”.)

The prospectus supplement for each series of securities will indicate the applicable tax characterization for each security issued pursuant to that supplement.  Set forth below is a general description of each type of security and the anticipated material federal income tax consequences of investing in such security.  The discussions under “—Special Tax Attributes,” “— Withholding With Respect to Certain Foreign Investors, “ —Backup Withholding” and “—Tax Return Disclosure Requirements” below relate to all types of securities discussed herein.

Taxation of Debt Securities Generally

When we refer to a “Debt Security” or “Debt Securities” in the discussion that follows, we mean (1) REMIC securities that are “regular interest securities,” as defined below and (2) Non-REMIC Debt Securities.  This discussion is based in part on the rules governing original issue discount as set forth in Code sections 1271 through 1273, 1275 and 1281 through 1283, the regulations issued thereunder (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.  To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the Internal Revenue Service (“IRS”) will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to Debt Securities.

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Original Issue Discount.  Some classes of Debt Securities offered in a series may be issued with OID.  Holders of any class of Debt Securities having OID must generally include OID in ordinary gross income for federal income tax purposes as it accrues, in accordance with the constant yield method, in advance of receipt of the cash attributable to such income.  When required by the Code and/or applicable regulations, the Issuer will indicate on the face of each Debt Security issued by it information concerning the application of the OID rules to such Debt Security and certain other information that may be required.  The Issuer will report annually to the IRS and to holders of record of such Debt Securities information with respect to the OID accruing on such Debt Securities during the reporting period.

In general, each Debt Security will be treated as a single installment obligation for purposes of determining the OID includible in a holder’s income. The amount of OID on such a Debt Security is the excess of the stated redemption price at maturity of the Debt Security over its issue price. The issue price of a Debt Security is the initial offering price to the public at which a substantial amount of the securities of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers), generally as set forth on the cover page of the prospectus supplement for a series of securities. If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the date of their initial issuance, the issue price for such class will likely be treated as equal to its fair market value on the closing date. The portion of the initial offering price which consists of payment for interest accrued on the Debt Securities prior to the closing date generally may, at the option of the initial holders, be subtracted from the issue price of the securities and treated as an offset to interest received on the first payment date.

The stated redemption price at maturity of a Debt Security is equal to the total of all payments to be made on the Debt Security other than “qualified stated interest payments.” “Qualified stated interest payments” are payments on the Debt Securities which are paid at least annually and are based on either a fixed rate or a “qualified variable rate.” Under the OID Regulations, interest is treated as payable at a “qualified variable rate” and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, the issue price of the Debt Security does not exceed the total noncontingent principal payments and (ii) interest is based on a “qualified floating rate,” an “objective rate,” or a combination of “qualified floating rates” that do not operate in a manner that significantly accelerates or defers interest payments on such security.  Generally, the stated redemption price at maturity of a Debt Security (other than an “accrual security,” as described below) is its stated principal amount; the stated redemption price at maturity of an accrual security is the sum of all payments (regardless of how denominated) scheduled to be received on such accrual security under the Tax Prepayment Assumption (as defined below).  Any payment denominated as interest that does not constitute a qualified stated interest payment is generally referred to as a “contingent interest payment.” The related prospectus supplement will discuss whether the payments on a Debt Security denominated as interest are qualified stated interest payments and the treatment for federal income tax purposes of any contingent interest payments.

Notwithstanding the general definition of OID above, any OID with respect to a Debt Security will be considered to be zero if such discount is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by its weighted average life (a “de minimis” amount). The weighted average life of a Debt Security for this purpose is the sum of the following amounts (computed for each payment included in the stated redemption price at maturity of the Debt Security): (i) the number of complete years (rounded down for partial years) from the closing date until the date on which each such payment is scheduled to be made under the Tax Prepayment Assumption, multiplied by (ii) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the Debt Security’s stated redemption price at maturity. Holders of Debt Securities generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all interest on a Debt Security, including de minimis OID and market discount and as adjusted by any premium, under a constant yield method.

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The Code requires that the amount and rate of accrual of OID be calculated based on a reasonable assumed prepayment rate for the mortgage loans, the mortgage loans underlying any mortgaged-backed securities and/or other mortgage collateral securing the Debt Securities (the “Tax Prepayment Assumption”) and prescribes a method for adjusting the amount and rate of accrual of such discount if actual prepayment rates exceed the Tax Prepayment Assumption. However, if such mortgage loans prepay at a rate slower than the Tax Prepayment Assumption, no deduction for OID previously accrued, based on the Tax Prepayment Assumption, is allowed. The Tax Prepayment Assumption is required to be determined in the manner prescribed by regulations that have not yet been issued. It is anticipated that the regulations will require that the Tax Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such securities. The related prospectus supplement for each series of securities will specify the Tax Prepayment Assumption determined by the Issuer for the purposes of determining the amount and rate of accrual of OID. No representation is made that the mortgage collateral will prepay at the Tax Prepayment Assumption or at any other rate.

Generally, a holder of a Debt Security must include in gross income the sum of the “daily portions,” as determined below, of the OID that accrues on a Debt Security for each day the holder owns the Debt Security, including the purchase date but excluding the disposition date.  In the case of an original holder of a Debt Security, a calculation will be made of the portion of the OID that accrues during each successive period (or shorter period from date of original issue) (an “accrual period”) that ends on the day in the calendar year corresponding to each of the payment dates on the Debt Securities (or the date prior to each such date).  This will be done, in the case of each full accrual period, by:

•	adding (A) the present value at the end of the accrual period of all remaining payments to be received on the Debt Securities, computed taking into account (i) the yield to maturity of the Debt Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Tax Prepayment Assumption, and (B) any payments received during such accrual period, other than payments of qualified stated interest: and

•	subtracting from that total the “adjusted issue price” of the Debt Securities at the beginning of such accrual period. The adjusted issue price of a Debt Security at the beginning of the initial accrual period is its issue price; the adjusted issue price of a Debt Security at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of OID allocable to such accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during such accrual period. The OID accrued during such accrual period will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of OID must be determined according to any reasonable method, provided that such method is consistent with the method used to determine yield on the Debt Securities.

With respect to any Debt Security that is a variable rate debt instrument, the sum of the daily portions of OID that is includible in the holder’s gross income is determined under the same principles described above, with the following modifications: the yield to maturity on the Debt Securities should be calculated as if the interest index remained at its value as of the issue date of such Debt Securities.  Because the proper method of adjusting accruals of OID on a variable rate debt instrument as a result of prepayments is uncertain, holders of such instruments should consult their own tax advisors regarding the appropriate treatment of such Debt Securities for federal income tax purposes.

A subsequent purchaser of a Debt Security issued with OID who purchases the Debt Security at a cost less than the remaining stated redemption price at maturity, will also be required to include in gross income for all days during his or her taxable year on which such Debt Security is held, the sum of the daily portions of OID on the Debt Security.  In computing the daily portions of OID with respect to a Debt Security for such a subsequent purchaser, however, the daily portion for any day shall be reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for the Debt Security exceeds its adjusted issue price (the “acquisition premium”), and the denominator of which is the amount by which the remaining stated redemption price at maturity exceeds the adjusted issue price.

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Amortizable Bond Premium. A holder who purchases a Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity generally will be considered to have purchased the Debt Security at a premium, which it may, under section 171 of the Code, elect to amortize as an offset to interest income on such Debt Security (and not as a separate deduction item) on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the Debt Securities have been issued, the relevant legislative history under section 171 of the Code indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Debt Securities of a series will be calculated using the prepayment assumption used in pricing such class. If a holder makes an election under section 171 of the Code to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the Debt Securities should consult their tax advisors regarding the election to amortize premium and the method to be employed.

Market Discount. The Debt Securities are subject to the market discount provisions of Code sections 1276 through 1278. These rules provide that if a subsequent holder of a Debt Security purchases it at a market discount, some or all of any principal payment or of any gain recognized upon the disposition of the Debt Security will be taxable as ordinary interest income. Market discount on a Debt Security means the excess, if any, of (1) the sum of its issue price and the aggregate amount of OID includible in the gross income of all holders of the Debt Security prior to the acquisition by the subsequent holder (presumably adjusted to reflect prior principal payments), over (2) the price paid by the holder for the Debt Security. Market discount on a Debt Security will be considered to be zero if such discount is less than .25% of the stated redemption price at maturity of such Debt Security multiplied by its weighted average life, which presumably would be calculated in a manner similar to weighted average life (described above), taking into account distributions (including prepayments) prior to the date of acquisition of such Debt Security by the subsequent purchaser. If market discount on a Debt Security is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such Debt Security and when each such distribution is made, gain equal to the discount allocated to such distribution will be recognized.

Any principal payment (whether a scheduled payment or a prepayment) or any gain on the disposition of a market discount Debt Security is to be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment or disposition.  The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the Debt Securities is to be reduced by the amount so treated as ordinary income.

The 1986 Act grants authority to the U.S. Treasury to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment.  Until such time as regulations are issued by the U.S. Treasury, certain rules described in the Conference Committee Report to the 1986 Act will apply.  Under those rules, the holder of a market discount Debt Security may elect to accrue market discount either on the basis of a constant interest rate or using one of the following methods.  For Debt Securities issued with OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period.  For Debt Securities issued without OID, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.  For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Debt Securities) that provide for payments that may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of OID shall apply.  Regulations are to provide similar rules for computing the accrual of amortizable bond premium on instruments payable in more than one principal installment.  As an alternative to the inclusion of market discount in income on the foregoing basis, the holder may elect to include such market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter.  In addition, accrual method holders may elect to accrue all interest on a Debt Security, including de minimis OID and market discount and as adjusted by any premium, under a constant yield method.

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A subsequent holder of a Debt Security who acquired the Debt Security at a market discount also may be required to defer, until the maturity date of the Debt Security or the earlier disposition of the Debt Security in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Debt Security in excess of the aggregate amount of interest (including OID) includible in his or her gross income for the taxable year with respect to such Debt Security.  The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Debt Security for the days during the taxable year on which the subsequent holder held the Debt Security, and the amount of such deferred deduction to be taken into account in the taxable year in which the Debt Security is disposed of in a transaction in which gain or loss is not recognized in whole or in part is limited to the amount of gain recognized on the disposition.  This deferral rule does not apply to a holder that elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter.

Because the regulations described above with respect to market discounts and bond premiums have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Debt Security purchased at a discount or premium in the secondary market.

Election to Treat All Interest as Original Issue Discount.  The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market discount or OID) and bond premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994.  If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Securities acquires during the year of the election or thereafter.  Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires.  The election to accrue interest or discount and the election to amortize bond premium on a constant yield method with respect to a security are each irrevocable without IRS consent.

Effects of Defaults and Delinquencies. Certain series of Debt Securities may contain one or more classes of subordinated Debt Securities, and in the event there are defaults or delinquencies on the mortgage assets, amounts that would otherwise be distributed on the subordinated Debt Securities may instead be distributed on the senior Debt Securities. Holders of subordinated Debt Securities nevertheless will be required to report income with respect to such subordinated Debt Securities under an accrual method without giving effect to delays and reductions in distributions on such subordinated Debt Securities attributable to defaults and delinquencies on the mortgage assets, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a subordinated holder of a Debt Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the subordinated Debt Security is reduced as a result of defaults and delinquencies on the mortgage assets.

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Treatment of Losses.  Holders of Debt Securities using the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the issuing entity’s assets, except possibly, in the case of income that under the Code constitutes “qualified stated interest,” to the extent that it can be established that such amounts are uncollectible.  In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the security is disposed of in a taxable transaction or becomes worthless in accordance with the rules under section 166 of the Code.  As a result, the amount of income required to be reported by a holder in any period could exceed the amount of cash distributed to such holder in that period.

Although not entirely clear, it appears that (i) holders of Debt Securities that are corporations should in general be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of any such Debt Securities becoming wholly or partially worthless and (ii) holders of Debt Securities that are not corporations generally should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of any such Debt Securities becoming wholly worthless.  Although the matter is not entirely clear, non-corporate holders of Debt Securities may be allowed a bad debt deduction at such time that the principal balance of any such Debt Security is reduced to reflect realized losses resulting from any liquidated mortgage assets.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage assets remaining in the related issuing entity have been liquidated or the Debt Securities of the related series have been otherwise retired.  Potential investors and holders of the Debt Securities are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Debt Securities, including any loss resulting from the failure to recover previously accrued interest or discount income.  Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.  Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Debt Securities.

REMIC Securities

With respect to each series of REMIC securities, Chapman and Cutler LLP will deliver an opinion generally to the effect that, under existing law, assuming timely filing of a REMIC election and ongoing compliance with all provisions of the related Agreements, all or a portion of the trust estate securing such series of securities will qualify as one or more “real estate mortgage investment conduits” (“REMIC”) within the meaning of section 860D of the Code.

The securities in such series will be designated either as one or more “regular interests” in a REMIC, which generally are treated as debt for federal income tax purposes, or the sole class of “residual interest” in a REMIC, which generally is not treated as debt for such purposes but rather as representing rights and responsibilities with respect to the taxable income or loss of the related REMIC.  The prospectus supplement for such series will indicate which classes of securities are being designated as regular interests (“regular interest securities”) and which class is being designated as the residual interest (“residual interest securities”).

For certain series of securities, multiple separate elections may be made to treat designated portions of the related trust estate as REMICs (referred to as the “Upper Tier REMIC” and the “Lower Tier REMIC(s),” respectively) for federal income tax purposes.  Upon the issuance of any such series of securities, Chapman and Cutler LLP will deliver its opinion generally to the effect that, under existing law, assuming timely filing of applicable REMIC elections and ongoing compliance with all provisions of the related Agreements, the Upper Tier REMIC and each Lower Tier REMIC will each qualify as a REMIC for federal income tax purposes.  In certain cases, a single residual interest security may represent the residual interest in both the Upper Tier REMIC and each Lower Tier REMIC.  In such case, the discussion of residual interest securities set forth below should be interpreted as applying to each residual interest separately.

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Taxation of Regular Interest Securities

Treatment of REMIC Regular Interests Generally.  Except as otherwise stated in this discussion, regular interest securities will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets.  Holders of regular interest securities that otherwise report income under a cash method of accounting will be required to report income with respect to regular interest securities under an accrual method.

To the extent provided in the applicable prospectus supplement, a regular interest security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract.  This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC.  In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the issuing entity but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an “outside reserve fund”).  The outside reserve fund typically would be funded from monthly excess cashflow.  If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund.  For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Interest Income.  Although unclear at present, the depositor intends to treat interest on a regular interest security that is a weighted average of the net interest rates on mortgage loans as qualified stated interest.  In such case, the weighted average rate used to compute the initial pass-through rate on the regular interest securities will be deemed to be the index in effect through the life of the regular interest securities.  It is possible, however, that the IRS may treat some or all of the interest on regular interest securities with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments.  Such treatment may affect the timing of income accruals on such regular interest securities.

Original Issue Discount.  Certain classes of regular interest securities may be issued with OID.  The rules governing OID with respect to a regular interest security are described above under “Taxation of Debt Securities Generally —Original Issue Discount.” In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on regular interest securities, each investor should consult his own tax advisor to determine the appropriate amount and method of inclusion in income of OID on such regular interest security for federal income tax purposes.

Amortizable Bond Premium. The rules governing “premium” apply equally to regular interest securities (see above “Taxation of Debt Securities Generally—Amortizable Bond Premium”).

Market Discount.  A subsequent purchaser of a regular interest security may also be subject to the market discount provisions of Code sections 1276 through 1278.  These rules are described above under “Taxation of Debt Securities Generally—Market Discount.”

Sale or Exchange.  If a regular interest security is sold, exchanged, redeemed or retired, the holder will recognize gain or loss equal to the difference, if any, between the amount realized on such disposition and the adjusted basis in the regular interest security.  Similarly, a holder who receives a payment denominated as principal with respect to a regular interest security will recognize gain equal to the excess, if any, of the amount of such payment over his adjusted basis in the regular interest security.  A holder that receives a final payment that is less than the holder’s adjusted basis in a regular interest security will generally recognize a loss.  The adjusted basis of a regular interest security generally will equal the cost of the regular interest security to the holder, increased by any OID or market discount previously included in the holder’s gross income with respect to the regular interest security, and reduced by payments (other than payments of qualified stated interest) previously received by the holder on the regular interest security and by any amortized premium.

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Except as noted above with respect to market discount and except as noted below, any such gain or loss on a regular interest security generally will be capital gain or loss.  Such gain or loss will be long-term gain or loss if the regular interest security is held as a capital asset for more than one year.  Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates.  The use of capital losses is subject to limitations.

If the holder of a regular interest security is a bank, a mutual savings bank, a thrift institution, or a similar institution described in section 582 of the Code, any gain or loss on the sale or exchange of the regular interest security will be treated as ordinary income or loss.

In the case of other types of holders, gain from the disposition of a regular interest security that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the regular interest security by the holder during his holding period is less than the amount that would have been includible in income if the yield on that regular interest security during the holding period had been 110% of a specified U.S. Treasury borrowing rate as of the date that the holder acquired the regular interest security.

Taxation of Holders of Residual Interest Securities

The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions.  See “—Prohibited Transactions and Contributions Tax” below.  Instead, the original holder of a security representing a residual interest (a “residual interest security”) will report on its federal income tax return, as ordinary income, the “daily portion” of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the residual interest security.  The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the residual interest securities in proportion to their respective holdings on such day.

The taxable income of the REMIC will be determined under an accrual method and will be taxable to the holders of residual interest securities without regard to the timing or amounts of cash distributions by the REMIC.  Ordinary income derived from residual interest securities will be “portfolio income” for purposes of the taxation of taxpayers subject to the limitations on the deductibility of “passive losses.” As residual interests, the residual interest securities will be subject to tax rules, described below, that differ from those that would apply if the residual interest securities were treated for federal income tax purposes as direct ownership interests in the mortgage assets or as debt instruments issued by the REMIC.

The holder of a residual interest security may be required to include taxable income from the residual interest security in excess of the cash distributed.  The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount (if this occurs, it is likely that cash distributions will exceed taxable income in later years).  Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

In any event, because the holder of a residual interest security is taxed on the net income of the REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate security or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the residual interest security may be less than that of such a security or instrument.

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A subsequent residual interest securityholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such residual interest securityholder owns such residual interest security.  Those daily amounts generally would equal the amounts that would have been reported for the same days by an original residual interest securityholder, as described above.  The legislative history to the Code provisions governing this matter indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a residual interest security that purchased such residual interest security at a price greater than (or less than) the adjusted basis such residual interest security would have in the hands of an original residual interest securityholder.  See “—Sale or Exchange” below.  It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made.  The REMIC Regulations do not provide for any such adjustments.

Limitation on Losses. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income.  The amount of the REMIC’s net loss that a holder may take into account currently is limited to the holder’s adjusted basis at the end of the calendar quarter in which such loss arises.  A holder’s basis in a residual interest security will initially equal such holder’s purchase price, and will subsequently be increased by the amount of the REMIC’s taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC’s net loss allocated to the holder.  Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC.  The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisors.

Distributions.  Distributions on a residual interest security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a residual interest security.  If the amount of such payment exceeds a holder’s adjusted basis in the residual interest security, however, the holder will recognize gain (treated as gain from the sale of the residual interest security) to the extent of such excess.

Excess Inclusions.  The excess inclusion portion of a REMIC’s income is generally equal to the excess, if any, of (a) REMIC taxable income for the quarterly period allocable to a residual interest security, over (b) the daily accruals for such quarterly period.  For this purpose, daily accruals are determined by allocating to each day in the calendar quarter its ratable portion of the “adjusted issue price” of the residual interest security at the beginning of such quarterly period and 120% of the long term applicable federal rate in effect on the date the residual interest security is issued.  The adjusted issue price of a residual interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a regular interest security), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter.  The long-term federal rate, which is announced monthly by the U.S. Treasury, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

The portion of the REMIC taxable income of a holder of a residual interest security consisting of “excess inclusion” income will be subject to federal income tax in all events and may not be (i) offset by unrelated deductions or losses, including net operating losses, on such holder’s federal income tax return or (ii) counted as income for purposes of measuring certain income based thresholds or limitations on the claiming of certain deductions (such as the charitable contributions deduction).  Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Code section 511, such holder’s excess inclusion income will be treated as unrelated business taxable income of such holder.  If a residual interest security is owned by a foreign person, excess inclusion income is subject to U.S. withholding tax which may not be reduced by treaty, is not eligible for treatment as “portfolio interest” and is subject to certain additional limitations.  The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) has eliminated the special rule permitting section 593 institutions (“thrift institutions”) to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual securities that have “significant value” within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual securities continuously held by a thrift institution since November 1, 1995.

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In the case of any residual interest securities held by a REIT, the Code provides that under regulations to be issued the aggregate excess inclusions with respect to such residual interest securities, reduced (but not below zero) by the REIT taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a residual interest security as if held directly by such shareholder.  Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.  No such regulations have been issued to date and it is unclear how this provision would be applied in practice.

In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder.  First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions.  Second, a residual holder’s alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year.  Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

Sale or Exchange. A holder of a residual interest security will recognize gain or loss on the sale or exchange of a residual interest security equal to the difference, if any, between the amount realized and such holder’s adjusted basis in the residual interest security at the time of such sale or exchange.  In general, any such gain or loss will be capital gain or loss provided the residual interest security is held as a capital asset.  However, residual interest securities will be “evidences of indebtedness” within the meaning of Code Section 582(c)(l), so that gain or loss recognized from sale of a residual interest security by a bank or thrift institution to which such section applies would be ordinary income or loss.  Any loss upon disposition of a residual interest security may be disallowed if, within six months before or after the disposition of the residual interest security, the selling holder acquires any residual interest in a REMIC or any interest in a “taxable mortgage pool” (as defined in Section 7701(i) of the Code) which is comparable to a residual interest in a REMIC.  In that event, any loss will increase such regular interest securityholder’s adjusted basis in the newly acquired interest.

Disqualified Organizations.  As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a residual interest security by any “disqualified organization.” Disqualified organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1 through 1399 of the Code, if such entity is not subject to tax on its unrelated business income.  Accordingly, the applicable pooling and servicing agreement will prohibit disqualified organizations from owning a residual interest security.  In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

If a residual interest security is transferred to a disqualified organization (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such residual interest security at the time of the transfer.  In addition, if a disqualified organization holds an interest in a pass-through entity (including, among others, a partnership, trust, REIT, regulated investment company, or any person holding as nominee), that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.  The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false.  Except as may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.  Under the Taxpayer Relief Act of 1997, large partnerships (generally with 250 or more partners) will be taxable on excess inclusion income as if all partners were disqualified organizations.

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Transfers of Noneconomic Residual Interests. Under the REMIC Regulations, if a residual interest security is a “noneconomic residual interest,” as described below, such transfer of a residual interest security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A residual interest security is a “noneconomic residual interest” unless at the time of the transfer (i) the present value of the expected future distributions on the residual interest security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under final regulations issued by the Treasury Department on July 19, 2002, a transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the financial condition of the transferee, (ii) the transferee acknowledges to the transferor that the residual interest security may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest security as they become due, (iii) the transferee represents that it will not cause income from the residual interest security to be attributable to a foreign permanent establishment or fixed base of the transferee or another U.S. taxpayer and (iv) the transfer satisfies either an “asset test” or “formula test.” The “asset test” requires that the transfer be to certain domestic taxable corporations with large amounts of gross and net assets where an agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the aforementioned “safe harbor.” The asset test is not satisfied if the facts and circumstances known to the transferor reasonably indicate that the taxes associated with the residual interest security will not be paid. Meanwhile, the “formula test” requires that the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of (i) the present value of any consideration given to the transferee to acquire the interest, (ii) the present value of the expected future distributions on the interest, and (iii) the present value of any anticipated tax savings associated with holding the interest as the REMIC generates losses. If a transfer of a “noneconomic residual security” is disregarded, the transferor would continue to be treated as the owner of the residual interest security and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

Foreign Investors. The REMIC Regulations provide that the transfer of a residual interest security that has a “tax avoidance potential” to a “foreign person” will be disregarded for federal income tax purposes.  This rule appears to apply to a transferee who is not a U.S. Person unless such transferee’s income in respect of the residual interest security is effectively connected with the conduct of a United Sates trade or business.  A residual interest security is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expect that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual.  If the non-U.S. Person transfers the residual interest security to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.  The Agreements will provide that no residual interest security may be transferred to a non-U.S. Person.  In addition, no transfer of a residual interest security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is not a Non-U.S. Person.

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The Agreements provide that any attempted transfer or pledge in violation of the transfer restrictions discussed above shall be absolutely null and void and shall vest no rights in any purported transferee.  Investors in residual interest securities are advised to consult their own tax advisors with respect to transfers of the residual interest securities and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

Inducement Fees.   The REMIC Regulations (i) require transferees of noneconomic residual interests that receive payments made to induce the acquisition of such interests (“inducement fees”) to recognize such fees as income over the expected remaining life of the acquired REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding the residual interests, and (ii) specify that inducement fees constitute income from sources within the United States.  These regulations will apply to any inducement fee received in connection with the acquisition of a residual interest security.

Mark-to-Market Rule.  Prospective purchasers of a residual interest security should be aware that such a security acquired after January 3, 1995 cannot be marked-to-market.

Taxation of the REMIC

Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax.  Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests.  As described above, regular interests issued by a REMIC are treated as debt of the REMIC.

Qualification as a REMIC.   The issuing entity’s trust estate or, alternatively, each of one or more designated pools of the assets of the trust estate, may elect to be treated under the Code as a REMIC.  The regular interest securities and residual interest securities will constitute the “regular interests” and “residual interests,” respectively, in a REMIC if an election is in effect and certain tests concerning (i) the composition of the REMIC’s assets and (ii) the nature of the holders’ interests in the REMIC are met on a continuing basis.  A loss of REMIC status could have a number of consequences for holders.  If, as the result of REMIC disqualification, the trust estate were treated as an association taxable as a corporation, distributions on the security could be recharacterized in part as dividends from a non-includible corporation and in part as returns of capital.  Alternatively, distributions on a regular interest security could continue to be treated as comprised of interest and principal notwithstanding REMIC disqualification, in which case a cash-basis holder might not be required to continue to recognize income with respect to the security on a accrual basis.  Under the first alternative, a loss of REMIC status would, and under the second alternative, a loss of REMIC status could cause the securities and the associated distributions not to be qualified assets and income for the various purposes of domestic building and loan associations and REITs described under “Special Tax Attributes—REMIC Securities” below.

Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC’s assets, including stated interest and any OID or market discount on loans and other assets, and (ii) deductions, including stated interest and OID accrued on regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a residual interest security that is an individual or a “pass-through interest holder” (including certain pass-through entities, but not including REITs) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder’s other miscellaneous itemized deductions for that year, do not exceed two percent of such holder’s adjusted gross income.

For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the “startup day” (generally, the day that the interests are issued).  That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

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The OID provisions of the Code and the OID regulations apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984.  Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which securityholders accrue OID (i.e., under the constant yield method taking into account the Prepayment Assumption).  The REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules.  See “Taxation of Debt Securities Generally” above.  However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

To the extent that the REMIC’s basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method.  Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

Prohibited Transactions and Contributions Tax.  The REMIC will be subject to a 100% tax on any net income derived from a “prohibited transaction.” For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss.  In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to limited exceptions, the sale or other disposition of a cash flow investment; (iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC.  It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income.  In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day.  The holders of residual interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC.  To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of such REMIC.

Modifications of mortgage loans entered into after they have been contributed to a REMIC and before the loan is classified as defaulted could cause a REMIC to incur prohibited transaction taxes or to violate certain requirements necessary to maintain its tax status as a REMIC.   Notwithstanding our stated intention to not have the REMIC enter into transactions that could give rise to prohibited transaction taxes, recent government initiated mortgage foreclosure prevention programs encourage mortgage servicers to modify certain categories of residential mortgage loans in advance of default in order to prevent widespread foreclosures.  These programs generally include safe harbors and exemptions from adverse tax consequences for investors in the modified residential mortgage loans, some of which exemptions expired in 2010 and others of which continue in effect.

Administrative Matters. The books of a REMIC must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return.  A REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

Non-REMIC Debt Securities

If a REMIC election is not made on behalf of the issuing entity’s trust estate, Chapman and Cutler LLP will deliver its opinion generally to the effect that (i) although no regulations, published rulings or judicial decisions exist that specifically discuss the characterization for federal income tax purposes of securities with terms substantially the same as the non-REMIC debt securities, in its opinion such securities will be treated for federal income tax purposes as indebtedness and not as an ownership interest in the collateral or an equity interest in the issuer, and (ii) either (A) the issuer will not be a taxable mortgage pool or (B) the issuer may be a taxable mortgage pool but will not subject to federal income tax as a corporation so long as all of the securities classified as equity interests in the issuer for federal income tax purposes are held by an entity that qualifies as a REIT, or are held directly or indirectly through one or more wholly owned “qualified REIT subsidiaries,” each as defined under section 856 of the Code.

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Interest on Non-REMIC Debt Securities.  Except as described with respect to OID, market discount or premium, interest paid or accrued on non-REMIC debt securities generally will be treated as ordinary income to the holder, and will be includible in income in accordance with such holder’s regular method of accounting.

Original Issue Discount.  Certain classes of non-REMIC debt securities may be issued with OID.  The rules governing OID with respect to a regular interest security are described above under “Taxation of Debt Securities Generally — Original Issue Discount” In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on non-REMIC debt securities, each investor should consult his own tax advisor to determine the appropriate amount and method of inclusion in income of OID on such non-REMIC debt securities for federal income tax purposes.

Amortizable Bond Premium.  The rules governing “premium” apply equally to non-REMIC debt securities (see above “Taxation of Debt Securities Generally — Amortizable Bond Premium”).

Market Discount. A subsequent purchaser of a non-REMIC debt security may also be subject to the market discount provisions of Code sections 1276 through 1278.  These rules are described above under “Taxation of Debt Securities Generally—Market Discount.”

Sale or Redemption.  If a security is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and the seller’s adjusted basis in the security.  Such adjusted basis generally will equal the cost of the security to the seller, increased by any OID and market discount included in the seller’s gross income with respect to the security and reduced by payments, other than payments of qualified stated interest, previously received by the seller and by any amortized premium.  If a securityholder is a bank, thrift or similar institution described in section 582(c) of the Code, gain or loss realized on the sale or exchange of a security will be taxable as ordinary income or loss.  Any such gain or loss recognized by any other seller generally will be capital gain or loss provided that the security is held by the seller as a “capital asset” (generally, property held for investment) within the meaning of Code section 1221.  Such gain or loss will be long-term gain or loss if the security is held as a capital asset for more than one year.  Long-term capital gains of non-corporate taxpayers are subject to reduced maximum rates while short-term capital gains are taxable at ordinary rates.  The use of capital losses is subject to limitations.

Special Tax Attributes

Certain securities carry additional special tax attributes under particular sections of the Code, as discussed below.

REMIC Securities.  Except to the extent otherwise provided in the related prospectus supplement:  (i) REMIC securities held by a “domestic building and loan association” will constitute assets described in Code section 7701(a)(19)(C)(xi); and (ii) REMIC securities held by a REIT will constitute “real estate assets” within the meaning of Code section 856(c)(5)(B) and interest on such securities will be considered “interest on obligations secured by mortgages on real property” within the meaning of Code section 856(c)(3)(B), subject to the limitation as set forth below.  REMIC securities held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of Code section 582(c)(1).

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In the case of items (i) and (ii) above, if less than 95% of the REMIC’s assets are assets qualifying under any of the foregoing Code sections, the REMIC securities will be qualifying assets only to the extent that the REMIC’s assets are qualifying assets.  Additionally, in the case of a REIT, the same limitation described in the preceding sentence shall apply for the purpose of treating income on such REMIC securities as “interest on obligations secured by mortgages on real property.” We note that in the case of item (ii) above, pursuant to recent IRS guidance an 80% threshold may be substituted for the 95% threshold but only if the REMIC securities are guaranteed by Fannie Mae or Freddie Mac (which would not typically be the case with respect to any of the Offered Securities). If a series of securities employs a multi-tier REMIC structure, both the Upper Tier REMIC and the Lower Tier REMIC will be treated as a single REMIC for purposes of determining the extent to which the related REMIC securities and the income thereon will be treated as such assets and income.

Regular interest securities held by other REMICs generally also qualify as “qualified mortgages” within the meaning of section 860G(a)(3) of the Code, provided such securities are transferred to the other REMIC within the periods required by the Code.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The SBJPA of 1996 repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of section 856(c)(5)(B) of the Code.  Furthermore, foreclosure property generally will qualify as real estate assets under section 856(c)(5)(B) of the Code.

Non-REMIC Debt Securities.  Non-REMIC debt securities will be treated as indebtedness of the issuer for federal income tax purposes and as such, (i) securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code section 7701(a)(19)(C)(v), (ii) interest on non-REMIC debt securities held by a REIT will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code section 856(c)(3)(B), and non-REMIC debt securities will not constitute “real estate assets“ or “government securities” within the meaning of Code section 856(c)(4)(A), and (iii) non-REMIC debt securities held by a regulated investment company will not constitute “government securities” within the meaning of Code section 851(b)(4)(A)(i).

Withholding With Respect to Certain Foreign Investors

Interest (including OID) paid to or accrued by a beneficial owner of a security who is a not a U.S. Person (a “foreign person”) generally will be considered “portfolio interest” and generally will not be subject to U.S. federal income and withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a 10 percent shareholder of the depositor or its affiliates or a controlled foreign corporation with respect to which the depositor or its affiliates is a related person (all within the meaning of the Code) and (ii) provides the indenture trustee or other person who is otherwise required to withhold U.S. tax with respect to the securities (the “withholding agent”) with an appropriate statement on Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding), or an applicable successor form.  If a security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the foreign person that owns the security.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed.  If interest on the securities is not portfolio interest, then interest (including OID) will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

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Under Treasury regulations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications.  Foreign persons that intend to hold a security through a partnership or other pass-through entity should consult their own tax advisors regarding the application of those Treasury regulations to an investment in a security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a security by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of a foreign person who is an individual, the foreign person is not present in the United States for 183 days or more in the taxable year.

For purposes of this discussion, the term “U.S. Person” means (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state including the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state including the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.  Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date and that elect to continue to be treated as U.S. Persons also will be U.S. Persons.

Backup Withholding

Under federal income tax law, a securityholder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner may be subject to “backup withholding” under certain circumstances. Backup withholding may apply to such person who is a United States person if such person, among other things, (i) fails to furnish his social security number or other taxpayer identification number, (ii) furnishes an incorrect taxpayer identification number, (iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide a certified statement, signed under penalties of perjury, that the taxpayer identification number provided is correct and that such person is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a securityholder who is a Non-U.S. Person if the securityholder fails to provide securities broker with a Foreign Person Certification. Backup withholding applies to “reportable payments,” which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of regular interest securities or residual interest securities. The backup withholding rate is generally the fourth lowest rate of income tax as in effect from time to time. Backup withholding, however, does not apply to payments on a security made to certain exempt recipients, such as tax-exempt organizations, and to certain Non-U.S. Persons. Securityholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a security.

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FATCA Tax Regime

The Foreign Account Tax Compliance Act (FATCA) tax regime was enacted in the United States in 2010 as part of the “Hiring Incentives to Restore Employment (HIRE) Act” as a way to encourage tax reporting and compliance with respect to ownership by U.S. persons of assets through foreign accounts. Under FATCA, foreign financial institutions (defined broadly to include hedge funds, private equity funds, mutual funds, securitization vehicles and other investment vehicles) must comply with new information gathering and reporting rules with respect to their U.S. account holders and investors and may be required to enter into agreements with the IRS pursuant to which such foreign financial institutions must gather and report certain information to the IRS and withhold U.S. tax from certain payments made by it. The FATCA provisions apply generally to debt instruments issued after March 18, 2012. Foreign financial institutions that fail to comply with the FATCA requirements will be subject to a new 30% withholding tax on U.S. source payments made to them after December 31, 2013, including interest, OID and (for payments after December 31, 2014) gross proceeds from the sale of any equity or debt instruments of U.S. issuers. Foreign non-financial entities may also be required to provide a certification as to their U.S. owners in order to avoid FATCA withholding. The new FATCA withholding tax will apply regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax (e.g., under the portfolio interest exemption or as capital gain) and regardless of whether the foreign financial institution is the beneficial owner of such payment. The FATCA provisions also impose new information reporting requirements and increase related penalties for U.S. persons. The IRS is authorized to promulgate regulations and issue guidance as appropriate to carry out the purposes of and prevent avoidance of the FATCA provisions. Although the IRS has issued several notices regarding implementation of FATCA, numerous issues regarding demonstration of compliance with the record keeping and reporting rules of FATCA necessary to avoid application of the FATCA withholding tax remain unresolved.

Tax Return Disclosure Requirements

Tax legislation and Treasury Department pronouncements directed at abusive tax shelter activity may apply to transactions not conventionally regarded as tax shelters.  Taxpayers are required to report certain information on IRS Form 8886 if they participate in a “reportable transaction” (as defined under Treasury regulations promulgated under Section 6011 of the Code).  A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction.” The rules defining “reportable transactions” are complex and include, among other categories of transactions, transactions that result in certain losses that exceed threshold amounts.  Holders of certificates are encouraged to consult their own tax advisors regarding any possible disclosure obligations in light of their particular circumstances.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

STATE TAX CONSIDERATIONS

In addition to the federal income tax consequences described above, potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the securities.  State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state.  Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the securities.

ERISA CONSIDERATIONS

The following describes certain considerations under ERISA and Section 4975 of the Code which apply only to securities of a series that are not divided into subclasses.  If securities are divided into subclasses, the prospectus supplement will contain information concerning considerations relating to ERISA and the Section 4975 of the Code that are applicable to such securities.

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ERISA and Section 4975 of the Code impose requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and certain Keogh plans, and on collective investment funds and separate accounts in which such plans, accounts or arrangements are invested) (collectively “Plans”) subject to ERISA or to Section 4975 of the Code and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any discretionary authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in securities without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons (“Parties in Interest”) having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan.  Certain Parties in Interest that participate in a prohibited transaction may be subject to excise taxes imposed pursuant to Section 4975 of the Code, or a penalty imposed pursuant to Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available.

On November 13, 1986, the United States Department of Labor (the “DOL”) issued final regulations concerning the definition of what constitutes the assets of a Plan.  Under this regulation, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan acquires an “equity” interest could be deemed for purposes of ERISA and Section 4975 of the Code to be assets of the investing Plan in certain circumstances unless certain exceptions apply.

Under the Plan Asset Regulation, the term “equity” interest is defined as any interest in an entity other than an instrument which (i) is treated as indebtedness under “applicable local law“ and (ii) has no “substantial equity features.” If the securities of a series consist of bonds that are not treated as equity interests in the issuing entity for purposes of the Plan Asset Regulation, a Plan’s investment in such bonds would not cause the issuing entity assets to be deemed Plan assets. However, the depositor, the servicer, the trustee and the underwriter may be the sponsor or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of the bonds, the purchase of bonds using Plan assets over which any such parties (or any affiliates thereof) has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and Section 4975 of the Code for which no exemption may be available. Accordingly, bonds may not be purchased using the assets of any Plan if the depositor, the servicer, the trustee, the underwriter or any of their affiliates (a) has investment or administrative discretion with respect to such Plan assets; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to such Plan assets for a fee and pursuant to an agreement of understanding that such advice (i) will serve as a primary basis for investment decisions with respect to such Plan assets and (ii) will be based on the particular investment needs for such Plan; or (c) is an employer maintaining or contributing to such Plan.

In addition, the issuing entity or an affiliate might be considered or might become a Party in Interest with respect to a Plan.  Also, any holder of certificates issued by the issuing entity, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder.  In either case, the acquisition or holding of bonds by or on behalf of such a Plan could be considered to give rise to a prohibited transaction within the meaning of ERISA and Section 4975 of the Code, unless it is subject to one or more exemptions such as:

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•	Prohibited Transaction Class Exemption (“PTCE”) 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager”;

•	PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, which exempts certain transactions involving bank collective investment funds;

•	PTCE 95-60, which exempts certain transactions involving insurance company general accounts; or

•	PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house asset managers.”

The prospectus supplement for a series of securities may require that Plans or Plan asset investors investing in bonds represent that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

The Plan Asset Regulation provides that, generally, the assets of an entity in which a Plan invests will not be deemed to be assets of such Plan for purposes of ERISA if the equity interest acquired by the investing Plan is a publicly-offered security, or if equity participation by benefit plan investors is not significant.  In general, a publicly-offered security, as defined in the Plan Asset Regulation, is a security that is widely held, freely transferable and registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Equity participation in an entity by benefit plan investors is not significant if, after the most recent acquisition of an equity interest in the entity, less than 25% of the value of each class of equity interest in the entity is held by “benefit plan investors,” which include benefit plans described in ERISA or under Section 4975 of the Code, whether or not they are subject to ERISA, as well as entities whose underlying assets include assets of a Plan by reason of a Plan’s investment in the entity.

If no exception under the Plan Asset Regulation applies and if a Plan (or a person investing Plan assets, such as an insurance company general account) acquires an equity interest in an issuing entity established for a series of securities, then the issuing entity assets would be considered to be assets of the Plan.  Because the loans held by the issuing entity may be deemed Plan assets of each Plan that purchases equity securities, an investment in the securities by a Plan might be a prohibited transaction under Sections 406 and 407 of ERISA and subject to an excise tax under Section 4975 of the Code and may cause transactions undertaken in the course of operating the issuing entity to constitute prohibited transactions, unless a statutory or administrative exemption applies.

The DOL has issued PTCE 83-1, which exempts from ERISA’s prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of “mortgage pool pass-through certificates” in the initial issuance of such certificates.  If the general conditions (discussed below) of PTEC 83-1 are satisfied, investments by a Plan in certificates that provide for pass-through payments of principal and interest and represent beneficial undivided fractional interests in a fixed investment pool consisting solely of interest-bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash (“single-family securities”) will be exempt from the prohibitions of Sections 406(a) and 407 of ERISA (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the single-family securities at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool depositor, the Plan does not purchase more than 25% of all single-family securities, and at least 50% of all single-family securities are purchased by persons independent of the pool depositor or pool trustee.  PTCE 83-1 does not provide an exemption for transactions involving subordinate securities.

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The discussion in this and the next succeeding paragraph applies only to single-family securities.  PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

•	the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

•	the existence of a pool trustee who is not an affiliate of the pool depositor; and

•	a limitation on the amount of the payment retained by the pool depositor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool depositor to the pool.

The depositor believes that the first general condition referred to above will be satisfied with respect to the certificates issued without a subordination feature, or the senior certificates only in a series issued with a subordination feature, provided that the subordination and reserve account, subordination by shifting of interests, the pool insurance or other form of credit enhancement described under “Credit Enhancement” in this prospectus (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a series of certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan.  See “Description of the Securities” in this prospectus.  In the absence of a ruling that the system of insurance or other protection with respect to a series of certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL.  As to the second general condition, the trustee will not be affiliated with the depositor.

Each Plan fiduciary who is responsible for making the investment decisions as to whether to purchase or commit to purchase and to hold single family securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTCE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.  Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The DOL has issued to various underwriters individual prohibited transaction exemptions which generally exempt from the application of certain prohibited transaction provisions of ERISA and Section 4975 of the Code transactions with respect to the initial purchase, the holding and the subsequent resale by Plans of securities issued by the investment pools whose assets consist of:

•	certain types of secured receivables, secured loans and other secured obligations, including obligations secured by shares issued by a cooperative housing association, and obligations that bear interest or are purchased at a discount and which are secured by single-family residential real property and/or multifamily residential real property (including obligations secured by leasehold interests on residential real property);

•	property securing a permitted obligation;

•	undistributed cash, cash credited to a “pre-funding account” or a “capitalized interest account,” and certain temporary investments made therewith; and

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•	certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in exemptions.

The securities covered by the underwriter exemptions include certificates representing a beneficial ownership interest in the assets of an issuing entity (including a grantor trust, owner trust or REMIC) and which entitle the holder to payments of principal, interest and/or other payments made with respect to the assets of such issuing entity.

Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

•	The Plan must acquire the securities on terms, including the security price, that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	the securities must not be subordinated to any other class of securities issued by the same issuer, unless the securities are issued in a “designated transaction”;

•	at the time of acquisition, the securities acquired by the Plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating categories from Standard and Poor’s Rating Services, Moody’s Investors Service, Inc., Fitch Ratings, DBRS Limited or DBRS, Inc., each referred to herein as a “rating agency”;

•	the trustee must not be an affiliate of any other member of the “restricted group”;

•	the sum of all payments made to and retained by the underwriter must not total more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the issuer’s depositor for assigning the obligations to the issuer must not total more than the fair market value of the obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

•	the Plan must be an “accredited investor” as defined in Rule 501(a)(l) of Regulation D of the commission under the Securities Act of 1933; and

•	in the event that all of the obligations used to fund the issuer have not been transferred to the issuer on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the issuer under a pre-funding feature within 90 days or three months following the closing date.

The issuer must also meet the following requirements:

•	the assets of the issuer must consist solely of assets of the type that have been included in other investment pools;

•	securities evidencing interests in other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest rating categories by a rating agency for at least one year prior to the Plan’s acquisition of securities; and

•	investors other than Plans must have purchased securities evidencing interests in the other investment pools for at least one year prior to the Plan’s acquisition of securities.

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For purposes of the underwriter exemptions, the term “designated transaction” includes any securitization transaction in which the assets of the issuer consist solely of obligations secured by shares issued by a cooperative housing association and/or obligations that bear interest or are purchased at a discount and which are secured by single-family residential real property and/or multifamily residential real property (including obligations secured by leasehold interests on residential real property).  Such residential mortgage loans may be less than fully secured, provided that:

•	the securities acquired by a Plan in the designated transaction are not subordinated to any other class of securities issued by the same issuer;

•	at the time of acquisition, the securities acquired by the Plan must have received a rating in one of the two highest generic rating categories from a rating agency; and

•	the obligations must be secured by collateral whose fair market value on the closing date of the designated transaction is at least equal to 80% of the sum of (i) the outstanding principal balance due under the obligation and (ii) the outstanding principal balance of any other obligations of higher priority (whether or not held by the issuer) which are secured by the same collateral.

The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a Plan fiduciary causes a Plan to acquire securities of an issuer and the fiduciary, or its affiliate, is an obligor with respect to obligations or receivables contained in the issuer; provided that, among other requirements:

•	in the case of an acquisition in connection with the initial issuance of the securities, at least 50% of each class of securities in which Plans have invested is acquired by persons independent of the restricted group and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the restricted group;

•	the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the issuer;

•	the Plan’s investment in each class of securities does not exceed 25% of all of the securities of that class outstanding at the time of acquisition; and

•	immediately after the Plan acquires the securities, no more than 25% of the Plan’s assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

The underwriter exemptions do not apply to Plans sponsored by a member of the restricted group, which includes the depositor, the servicer (and any subservicer), the trustee, the underwriter, any obligor with respect to obligations or receivables included in the issuer constituting more than five percent of the aggregate unamortized principal balance of the issuer’s assets, any insurer, the counterparty to any interest-rate swap entered into by the issuer and any affiliate of these parties.

Prohibited Transaction Exemption 2000-58 amended the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, holding and subsequent resale by Plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust.  The same conditions described above relating to certificates must also be met with respect to bonds.  In addition, prior to the issuance of the bonds, the issuer must have received a legal opinion to the effect that the bondholders will have a perfected security interest in the issuer’s assets.  As with certificates, exemptive relief would not be available for Plans sponsored by a member of the restricted group.

115

The prospectus supplement will provide further information that Plans should consider before purchasing the securities.  Any Plan fiduciary that proposes to cause a Plan or an entity holding Plan assets to purchase securities is encouraged to consult with its counsel concerning the impact of ERISA and the Code, the applicability of PTCE 83-1, the availability and applicability of any underwriter exemption or any other exemptions from the prohibited transaction provisions of ERISA and Section 4975 of the Code and the potential consequences in their specific circumstances, before making the investment.  Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and composition of the Plan’s investment portfolio.

LEGAL INVESTMENT

The prospectus supplement for each series of securities will specify which, if any, of the classes of securities offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”).  Classes of securities that qualify as mortgage related securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities.  Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of these entities with respect to mortgage related securities, securities will constitute legal investments for entities subject to such legislation only to the extent provided therein.  Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline.  SMMEA provides, however, that in no event will the enactment of this type of legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as such contractually commitment was made or such securities were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe.  In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by NCUA Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth certain restrictions on investments by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a mortgage related security).

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any securities, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

116

Except as to the status of certain classes of securities as “mortgage related securities,” no representation is made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions.  The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

Investors should consult their own legal advisors in determining whether and to what extent securities offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

METHOD OF DISTRIBUTION

Each series of securities offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through an underwriter or underwriting syndicates represented by one or more lead underwriters.  The prospectus supplement with respect to each series of securities will set forth the terms of the offering of that series of securities and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or re-allowed to certain dealers, or the method by which the price at which the underwriters will sell the securities will be determined.

The underwriters will be obligated to purchase only those offered securities of a series as described in the prospectus supplement with respect to that series.  The offered securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor’s agents to solicit offers by certain institutions to purchase the offered securities from the depositor pursuant to contracts providing for payment and delivery on a future date.  Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor.  The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject.  The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

The depositor may also sell the securities offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale.  The depositor may effect those transactions by selling securities to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of securities for whom they may act as agents.

The place and time of delivery for each series of securities offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the underwriter acts as principal.  Sales will be made at negotiated prices determined at the time of those sales.

One or more of the underwriters with respect to a series of securities, or affiliates of the underwriters, may engage in financing transactions with the depositor or affiliates of the depositor, including loans or repurchase agreements to provide financing of loans or other assets pending the transfer of those assets to an issuing entity.

117

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which such underwriters or agents may be required to make in respect thereof.

Redwood Trust, Inc. or other affiliates of the depositor may purchase securities offered hereby and pledge them to secure indebtedness or, together with its pledgees, donees, transferees or other successors in interest, sell the securities, from time to time, either directly or indirectly through one or more underwriters, underwriting syndicates or designated agents.  This prospectus may be used in connection with any such pledge or sale.

If a series is offered other than through underwriters, the prospectus supplement relating to that series will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

LEGAL MATTERS

The validity of the securities will be passed upon for the issuing entity by Weintraub Genshlea Chediak Tobin & Tobin Law Corporation, San Francisco, California. Certain federal income tax consequences with respect to the securities will be passed upon for the issuing entity by Chapman and Cutler LLP, San Francisco, California. Certain matters may be passed on by counsel specified in the applicable prospectus supplement.

FINANCIAL INFORMATION

Each depositor has determined that its financial statements are not material to investors in the securities offered by this prospectus.  The securities will not represent an interest in or an obligation of either depositor.

A new issuing entity will be formed for each series of securities, and no issuing entity will engage in any business activities or have any material assets or obligations before the issuance of the securities of the related series.  Accordingly, no financial statements for any issuing entity will be included in this prospectus or in the applicable prospectus supplement.

STATIC POOL INFORMATION

Static pool information with respect to the sponsor’s prior securitized pools , presented by pool, or the portfolio of mortgage loans originated or purchased by the sponsor or its affiliates, presented by vintage year, will, to the extent material, be available online at an internet website address specified in the applicable prospectus supplement.  In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement.  The static pool data related to an issuing entity will include information, to the extent material, relating to:

•	payment delinquencies of the mortgage loans;

•	cumulative losses with respect to the mortgage loans; and

•	prepayments of the mortgage loans,

in each case presented in periodic increments.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided.  This information may include, among other things (in each case by pool or vintage year), the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans by interest rate; and information regarding the geographic distribution of the mortgage loans.

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Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any issuing entity that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans in any issuing entity established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

Static pool information made available via an internet web site in connection with an offering of securities of any series will remain available on that web site for at least five years following commencement of the offering.

AVAILABLE INFORMATION

The depositors have filed the registration statement with the Securities and Exchange Commission (Registration Nos. 333-179292 and 333-179292-01).  The depositors are also subject to some of the information requirements of the Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission.  The registration statement and the exhibits thereto, and reports and other information filed by the depositors under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, or by calling the SEC at 1-800-SEC-0330, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission’s web site (http://www.sec.gov).

The depositors’ annual reports on Form 10-K, the distribution reports on Form 10-D, current reports on Form 8-K and any amendments to those reports will be filed with the Securities and Exchange Commission (333-179292 and 333-179292-01).  These reports will be made available at www.ctslink.com as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows each depositor to “incorporate by reference” the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the issuing entity for the securities.  This means that the depositor can disclose important information to any investor by referring the investor to these documents.  The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the issuing entity for any series of securities will automatically update and supersede this information.  Documents that may be incorporated by reference for a particular series of securities include an insurer’s financial statements, a surety policy, mortgage pool policy, computational materials, collateral term sheets, the related agreement and amendments thereto, and other documents filed on Form 8-K and pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as may be required in connection with the related issuing entity.

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Each depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to the Sponsor at One Belvedere Place, Suite 310, Mill Valley, California 94941.

RATING

It is a condition to the issuance of the securities of each series offered by this prospectus that at the time of issuance they will have been rated in one of the four highest rating categories by at least one nationally recognized statistical rating agency hired to rate them (the “hired NRSRO”).

Ratings on securities address the likelihood of the receipt by securityholders of their allocable share of principal and interest on the underlying mortgage loans.  These ratings address such factors as:

•	structural and legal aspects associated with the securities;

•	the extent to which the payment stream on the underlying assets is adequate to make payments required by the securities; and

•	the credit quality of the credit enhancer or guarantor, if any.

Ratings on the securities do not, however, constitute a statement regarding:

•	the likelihood of principal prepayments by borrowers;

•	the degree by which the rate of prepayments made by borrowers might differ from that originally anticipated; or

•	whether the yields originally anticipated by investors of any series of securities may be adversely affected as a result of those prepayments.

As a result, investors in securities of any series might suffer a lower than anticipated yield.

A rating on any or all of the securities of any series by a rating agency other than a hired NRSRO, if assigned at all, may be lower than the rating or ratings assigned to the securities by the hired NRSRO.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the hired NRSRO.  Each security rating should be evaluated independently of any other security rating.

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INDEX OF DEFINED TERMS

Page No.

1986 Act	94
Bankruptcy Code	88
Bankruptcy Laws	88
CERCLA	85
CMT	25
Code	35, 94
COFI	26
Debt Security(s)	94
DOL	111
DTC	18
EPA	85
ERISA	35
Exchange Act	112
Garn-St. Germain Act	90
GPM fund	25
GPM loans	25
IRS	94, 95
LIBOR	25
LIBORSWAP	25
Lower Tier REMIC(s)	99
MTA	26
NCUA	116
Non-REMIC Debt Securities	94
OID	95
OID Regulations	94
OTS	90
Parity Act	90
Parties in Interest	111
Plans	111
Prime Rate	25
PTCE	112
RCRA	86
RRAC	20
Reigle Act	92
Relief Act	91
REMIC	33, 99
REMIC Regulations	94
REMIC Securities	94
RICO	93
RWT Holdings	19
SBJPA of 1996	103
SEC	119
SMMEA	116
Sponsor	19
Tax Prepayment Assumption	96
T-Bill	25
TILA	92
Title V	91
Trust Indenture Act	75
Upper Tier REMIC	99
U.S. Person	109

I-1

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.         OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the issuance and distribution of the Offered Securities.

SEC Filing Fee		$343,800
Trustee’s Fees and Expenses*
Legal Fees and Expenses*
Accounting Fees and Expenses*
Printing and Engraving Expenses*
Blue Sky Qualification and Legal Investment Fees and Expenses*
Rating Agency Fees*
Miscellaneous

TOTAL	$

       *   Estimated in accordance with Item 511 of Regulation S-K.

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Indemnification. Under the laws which govern the organization of the registrant, each co-registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances. Each co-registrant’s Amended and Restated Certificate of Incorporation and Bylaws provide for indemnification of directors and officers of the co-registrant to the fullest extent permitted by the laws which govern its organization. In addition, we have entered into indemnification agreements with our directors and certain of our officers and the directors of certain of our subsidiaries and affiliates which obligate us to indemnify them against certain losses relating to their service to us and the related costs of defense.

The form of the Underwriting Agreement, filed as Exhibit 1.1 to this Registration Statement, provides that the co-registrant will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreement provides that the underwriter(s) will similarly indemnify and reimburse the co-registrant and its controlling persons with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

The form of the Agreements, filed as Exhibits 4.1 and 4.4 to this Registration Statement, provide that the co-registrant and its controlling persons will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the securities for the related series, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of the indemnified party’s duties thereunder or by reason of reckless disregard by the indemnified party of obligations and duties thereunder.

The directors and officers of each co-registrant have entered into indemnification agreements with Redwood Trust, Inc. and are covered by a directors’ and officers’ liability insurance policy maintained by Redwood Trust, Inc. for the benefit of all of its subsidiaries.

ITEM 16.	EXHIBITS.

1.1	Form of Underwriting Agreement.***
3.1a	Restated Certificate of Incorporation of Sequoia Mortgage Funding Corporation.*
3.1b	Restated Certificate of Incorporation of Sequoia Residential Funding, Inc.*
4.1	Form of Indenture (Debt Bond form) in substantially the form to be entered into between the Issuer and the Indenture Trustee.*****
4.2	Form of Deposit Trust Agreement.**
4.3	Form of Master Servicing Agreement.***
4.4	Form of Pooling and Servicing Agreement.*****
4.5	Form of Mortgage Loan Purchase and Sale Agreement among Seller, Depositor and Issuer.*****
4.6	Form of Mortgage Loan Purchase and Sale Agreement between Seller and Depositor.*****
4.7	Form of Loan Servicing Agreement. ****
5.1	Opinion of Weintraub Genshlea Chediak Tobin & Tobin Law Corporation with respect to validity.
8.1	Opinion of Chapman and Cutler LLP with respect to tax matters.
23.1	Consent of Weintraub Genshlea Chediak Tobin & Tobin Law Corporation (to be included in Exhibit 5.1).
23.2	Consent of Chapman and Cutler LLP (to be included in Exhibit 8.1).
24.1	Powers of Attorney (included on pages II-6 and II-7). *****
25.1	Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939 (to be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939).

*	Incorporation by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-3 (333-90772) filed by the Co-registrants.
**	Incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-3 (333-22681) filed by Co-registrant Sequoia Mortgage Funding Corporation.
***	Incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-3 (333-132123) filed by the Co-registrants.
****	Incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-3 (333-159791) filed by the Co-registrants.
*****	Previously filed.

ITEM 17.         UNDERTAKINGS.

A.          Undertaking pursuant to Rule 415.

Each co-registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A)         Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement; and

(B)         Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

If the co-registrant is relying on Rule 430B (§230.430B of this chapter):

(A)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)          That, for the purpose of determining liability of the co-registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

Each of the undersigned co-registrants undertakes that in a primary offering of securities of the undersigned co-registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned co-registrant will be a seller to the purchaser and will be considered to offer or sell such securities to the purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned co-registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned co-registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned co-registrant or its securities provided by or on behalf of the undersigned co-registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned co-registrant to the purchaser.

B.           Undertaking in respect of filings incorporating subsequent Exchange Act documents by reference.

Each of the undersigned co-registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of each co-registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E.           Undertaking in respect of qualification of trust indentures under the Trust Indenture Act of 1939 for delayed offerings.

Each co-registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

H.           Undertaking in respect of indemnification.

Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of each co-registrant pursuant to the foregoing provisions, or otherwise, each co-registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a co-registrant of expenses incurred or paid by a director, officer or controlling person of such co-registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the co-registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

I.            Undertaking pursuant to Rule 430A under the Securities Act of 1933:

Each of the undersigned co-registrants hereby undertakes that:

(1)         For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)         For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

J.            Undertaking with respect to filings regarding asset-backed securities incorporating by reference subsequent Exchange Act documents by third parties.

Each of the co-registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

K.          Undertaking with respect to filings regarding asset-backed securities that provide certain information through an internet web site.

Each of the co-registrants hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, each of the undersigned co-registrants hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mill Valley, State of California, on the 3rd day of April, 2012.

SEQUOIA RESIDENTIAL FUNDING, INC.		SEQUOIA MORTGAGE FUNDING CORPORATION

By:	/s/ John H. Isbrandtsen	By:	/s/ John H. Isbrandtsen
	John H. Isbrandtsen Chief Executive Officer		John H. Isbrandtsen Chief Executive Officer

Each co-registrant reasonably believes that the security ratings to be assigned to the securities registered hereunder will make the securities “investment grade securities” pursuant to Transaction Requirement I.B.2 of Form S-3, prior to the sale of such securities.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John H. Isbrandtsen	Chairman of the Board, Chief Executive	April 3, 2012
John H. Isbrandtsen	Officer and Director
(Principal Executive Officer)

/s/ Christopher J. Abate *	Controller and Vice President	April 3, 2012
Christopher J. Abate	(Principal Accounting Officer)

/s/ Harold F. Zagunis *	Vice President and Director	April 3, 2012
Harold F. Zagunis

/s/ Joseph G. Daher *	Director	April 3, 2012
Joseph G. Daher

/s/ Brett D. Nicholas *	Director	April 3, 2012
Brett D. Nicholas

/s/ Henry B. Pilger *	Director	April 3, 2012
Henry B. Pilger

*By:	/s/ John H. Isbrandtsen
John H. Isbrandtsen
Chairman of the Board, Chief Executive Officer
and Director
Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John H. Isbrandtsen	Chairman of the Board, Chief Executive	April 3, 2012
John H. Isbrandtsen	Officer and Director
(Principal Executive Officer)

/s/ Christopher J. Abate *	Controller and Vice President	April 3, 2012
Christopher J. Abate	(Principal Accounting Officer)

/s/ Harold F. Zagunis *	Vice President and Director	April 3, 2012
Harold F. Zagunis

/s/ John Connolly IV *	Director	April 3, 2012
John Connolly IV

/s/ Brett D. Nicholas *	Director	April 3, 2012
Brett D. Nicholas

/s/ Craig A. Severance *	Director	April 3, 2012
Craig A. Severance

*By:	/s/ John H. Isbrandtsen
John H. Isbrandtsen
Chairman of the Board, Chief Executive Officer
and Director
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.
1.1	Form of Underwriting Agreement.***
3.1a	Restated Certificate of Incorporation of Sequoia Mortgage Funding Corporation.*
3.1b	Restated Certificate of Incorporation of Sequoia Residential Funding, Inc. *
4.1	Form of Indenture (Debt Bond form) in substantially the form to be entered into between the Issuer and the Indenture Trustee.*****
4.2	Form of Deposit Trust Agreement.**
4.3	Form of Master Servicing Agreement. ***
4.4	Form of Pooling and Servicing Agreement.*****
4.5	Form of Mortgage Loan Purchase and Sale Agreement among Seller, Depositor and Issuer.*****
4.6	Form of Mortgage Loan Purchase and Sale Agreement between Seller and Depositor.*****
4.7	Form of Loan Servicing Agreement.****
5.1	Opinion of Weintraub Genshlea Chediak Tobin & Tobin Law Corporation with respect to validity.
8.1	Opinion of Chapman and Cutler LLP with respect to tax matters.
23.1	Consent of Weintraub Genshlea Chediak Tobin & Tobin Law Corporation (to be included in Exhibit 5.1).
23.2	Consent of Chapman and Cutler LLP (to be included in Exhibit 8.1).
24.1	Powers of Attorney (included on pages II-6 and II-7). *****
25.1	Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939 (to be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939).

*	Incorporation by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-3 (333-90772) filed by the Co-registrants.
**	Incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-3 (333-22681) filed by Co-registrant Sequoia Mortgage Funding Corporation.
***	Incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-3 (333-132123) filed by the Co-registrants.
****	Incorporated by reference to the correspondingly numbered exhibit to the Registration Statement on Form S-3 (333-159791) filed by the Co-registrants.
*****	Previously filed.